As filed with the Securities and Exchange Commission on April 22, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
Registration Statement Under The Securities Act Of 1933
Empower Annuity Insurance Company of America
(Exact Name of Registrant as Specified in its Charter)

Colorado	6311	84-0467907
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)
(8515 East Orchard Road, Greenwood Village, CO 80111 (800) 701-8255)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jonathan Kreider Executive Vice President Empower Annuity Insurance Company of America 8515 East Orchard Road Greenwood Village, CO 80111 (800) 701-8255	Copy to: Stephen E. Roth, Esq Eversheds Sutherland (US) LLP 700 Sixth Street, NW Washington, DC 20001-3980
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   x
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	Accelerated Filer
Non-Accelerated Filer x	Smaller Reporting Company
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities

Act.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Registration No. 333-

Empower SecureFoundation® Group Fixed Deferred Annuity Contract Issued by: Empower Annuity Insurance Company of America May 1, 2026
This prospectus describes the Empower SecureFoundation ® Group Fixed Deferred Annuity Contract (the “Contract”) issued by Empower Annuity Insurance Company of America. The Contract will be offered to sponsors (“Plan Sponsor”) of retirement plans established under Section 403(b) of the Internal Revenue Code (“Retirement Plan”). The Contract describes the Guaranteed Lifetime Withdrawal Benefit (“GLWB”). A certificate (“Certificate”) will be issued to participants in each Retirement Plan who purchase shares of the Empower SecureFoundation ® Balanced Fund (the “Covered Fund”). A Retirement Plan participant who elects the GLWB is referred to as a “GLWB Participant.” The Contract provides for guaranteed income for the life of a designated person based on the GLWB Participant’s investment in the Covered Fund, provided all conditions specified in the Contract are met, regardless of how long the designated person lives and the actual performance or value of the Covered Fund. As described in further detail throughout this prospectus, the GLWB payments are made from your own Covered Fund value (i.e., withdrawals are made from your own money) until these GLWB payments reduce the Covered Fund value to $0, at which point we start using our own funds to continue making the GLWB payments to you. As a result, we may never make GLWB payments using our own funds.
The Contract and the Certificate have no cash value and no surrender value. The interests of the Retirement Plan and the GLWB Participant in the Contract and the Certificate, as applicable, may not be transferred, sold, assigned, pledged, charged, encumbered, or alienated in any way. However, if the Retirement Plan is consolidated or merged with another plan or if the assets and liabilities of the Retirement Plan are transferred to another plan, the Contract may be assigned to the new Plan Sponsor and/or trustee.
Plan Sponsors may apply to purchase a Contract through Empower Financial Services, Inc. (“Empower Financial Services”), the principal underwriter for the Contract or other broker-dealers that have entered into a selling agreement with Empower Financial Services. Empower Financial Services will use its best efforts to sell the Contracts, but is not required to sell any specific number or dollar amount of Contracts.
This prospectus provides important information that a prospective purchaser of a Contract or a GLWB Participant should know before investing. Please retain this prospectus for future reference.
Important Note: Currently, there is only one available Covered Fund – The SecureFoundation® Balanced Fund. Accordingly, any references to Covered Funds and Variable Accounts are applicable to The SecureFoundation® Balanced Fund only. Transfers can be made only to other investment options under your Account. A Request for a withdrawal or Transfer of your total Covered Fund Value in the SecureFoundation® Balanced Fund will result in termination of your participation in the GLWB and the Certificate, and your Benefit Base will be reduced to zero.
It is generally not beneficial for you to annuitize your Certificate. The Certificate was designed specifically to provide the Guaranteed Lifetime Withdrawal Benefit, and you will have paid a non-refundable fee for such benefit. In addition, the annuity payment amount might be less than the GLWB payout would provide.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
The Contract/ the Certificate:
•Is NOT a bank deposit
•Is NOT FDIC insured
•Is NOT insured or endorsed by a bank or any government agency
•Is NOT available in every state
The purchase of the Contract is subject to certain risks. See “Risk Factors,” below. The Contract is novel and innovative. While we understand that the Internal Revenue Service may be considering tax issues associated with products similar to the Contract, to date the tax consequences of the Contract have not been addressed in published legal authorities. Under the circumstances, the Plan Sponsor and prospective GLWB Participants should therefore consult a tax advisor before purchasing the Contract or the GLWB. You should not purchase the GLWB for the purpose of additional tax deferral.
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Appendix A – Company Financial Statements And Other Financial Information	A-1
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Summary
Preliminary Note Regarding Terms Used in This Prospectus
Certain terms used in this prospectus have specific and important meanings. Some important terms are explained below, and in most cases the meaning of other important terms is explained the first time they are used in the prospectus. You will also find in the back of this prospectus a listing of all of the terms, with the meaning of each term explained.
• The “Contract” is the Empower SecureFoundation ® Group Fixed Deferred Contract issued by Empower Annuity Insurance Company of America.
•“We,” “us,” “our,” “Empower,” or the “Company” means Empower Annuity Insurance Company of America.
•“Covered Person” or “Covered Persons” means the person or persons, respectively, named in the Contract whose age is used for certain important purposes under the Contract, including determining the amount of the guaranteed income that may be provided by the Contract. The GLWB Participant must be a Covered Person.
•“Covered Fund” refers to the Empower SecureFoundation® Balanced Fund. The Covered Fund is not issued by Empower. Empower Funds, Inc. is the issuer of the Covered Fund and is an affiliate of Empower.
We believe that in most cases the GLWB Participant will be the only Covered Person. Therefore, for ease of reference, most of the discussion in this prospectus assumes that the GLWB Participant is the only Covered Person. In some places in the prospectus, however, we explain how certain features of the GLWB differ if there are joint Covered Persons.
The following is a summary of the GLWB. You should read the entire prospectus in addition to this summary.
What is the GLWB?
The GLWB is the payment of guaranteed minimum lifetime income that the GLWB Participant will receive, regardless of how long the Covered Person lives or how the Covered Fund performs. The GLWB does not have a cash value. Provided all conditions of the Contract are met, (you are a Retirement Plan participant; you elect to invest in the Covered Fund(s) and are issued a Certificate; and you pay the GLWB fee when due), if the value of the shares in the GLWB Participant’s Covered Fund (“Covered Fund Value”) equals zero as a result of Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Contract (e.g., custodian fees or advisory fees), and/or Guaranteed Annual Withdrawal(s) (“GAW”), we will make annual payments to the GLWB Participant for the rest of his/her life. (See “Retirement Plan, Advisory, Custodian and Covered Fund Fees and Charges” later in this prospectus.)
The amount of the GAW that you may take may increase from time to time based on the Covered Fund Value. It may also decrease if the GLWB Participant takes Excess Withdrawals (discussed below).
The guaranteed income that may be provided by the GLWB is based on the age and life of the Covered Person (or if there are joint Covered Persons, on the age of the younger joint Covered Person and the lives of both Covered Persons) as of the date we calculate the first Installment. A joint Covered Person must be the spouse of the GLWB Participant and the spouse must be the GLWB Participant’s sole beneficiary under the Retirement Plan.
How much will the GLWB cost?
While the Contract is in force, a Guarantee Benefit Fee will be calculated and deducted from the Covered Fund Value on a monthly basis. It will be paid by redeeming the number of fund shares of the Covered Fund equal to the Guarantee Benefit Fee. The Guarantee Benefit Fee is calculated as a specified percentage of the Covered Fund Value at the time the Guarantee Benefit Fee is calculated. If we do not receive the Guarantee Benefit Fee (except during the Settlement Phase), including as a result of the failure of the Retirement Plan’s custodian to submit it to us, the GLWB will terminate as of the date that the fee is due. We will not provide notice prior to termination of the Contract or GLWB and we will not refund the Guarantee Benefit Fee paid upon termination of the Contract or GLWB.
The Guarantee Benefit Fee pays for the insurance protections provided by the Contract.
The guaranteed maximum or minimum Guarantee Benefit Fee we can ever charge is shown below. The amount we currently charge is also shown below.
•The maximum Guarantee Benefit Fee, as a percentage of a GLWB Participant’s Covered Fund Value, on an annual basis, is 1.5%.
•The minimum Guarantee Benefit Fee, as a percentage of a GLWB Participant’s Covered Fund Value, on an annual basis, is 0.70%.
•The current Guarantee Benefit Fee, as a percentage of a GLWB Participant’s Covered Fund Value, on an annual basis, is 1.20%.
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We may change the current Guarantee Benefit Fee at any time within the minimum and maximum range described above upon thirty (30) days prior written notice to the GLWB Participant and the Plan Sponsor. We determine the Guarantee Benefit Fee based on observations of a number of experience factors, including, but not limited to, interest rates, volatility, investment returns, expenses, mortality, and lapse rates. As an example, if mortality experience improves faster than we have anticipated, and the population in general is expected to live longer than initially projected, we might increase the Guarantee Benefit Fee to reflect our increased probability of paying longevity benefits. However, improvements in mortality experience is provided as an example only, we reserve the right to change the Guarantee Benefit Fee at our discretion and for any reason, whether or not these experience factors change (although we will never increase the fee above the maximum or decrease the fee below the minimum). We do not need any particular event to occur before we may change the Guarantee Benefit Fee. Because the Covered Fund is offered by an affiliated company, we may benefit indirectly from the charges imposed by the Covered Fund.
The Guarantee Benefit Fee is in addition to any charges that are imposed in connection with advisory, custodian and other services, and charges imposed by the Covered Fund. Because the Covered Fund is offered by an affiliated company, we may benefit indirectly from the charges imposed by the Covered Fund.
Premium taxes may be applicable in certain states. Premium tax applicability and rates vary by state and may change. We reserve the right to deduct any such tax from premium when received.
Can the GLWB Participant cancel the GLWB?
The GLWB Participant may cancel the GLWB by causing the Covered Fund Value or the Benefit Base of the Covered Fund to be reduced to zero prior to the Settlement Phase due to one or more Excess Withdrawals or by failing to pay the Guarantee Benefit Fee. However, if the Excess Withdrawal(s) occurs as a result of a same day Transfer between Covered Funds (i.e., shares of the available Covered Fund being eliminated are sold and shares of another Covered Fund offered to replace the eliminated Covered Fund are purchased on the same day), then your Certificate will not be canceled even if the Benefit Base of the Covered Fund is reduced to zero. There is no free-look period if you purchase a Certificate.
What happens if the Contract Owner/Plan Sponsor eliminates the Covered Fund from my Plan?
If your Plan Sponsor eliminates the Covered Fund from your Plan, the GLWB Participant will lose the guaranteed benefit unless there is another Covered Fund offered in the Plan to which the GLWB can transfer the Covered Fund Value. In such case, Empower will restore the GLWB Benefit Base and GAW, if applicable, to the same amounts as held by the GLWB Participant prior to the transfer of the Covered Fund assets. If no other Covered Fund is available, the GLWB Participant will lose the guaranteed benefit (unless already in the Settlement Phase) and must transfer their Covered Fund Value to another available investment option available under the Retirement Plan.
Can the Contract Owner/Plan Sponsor cancel the Contract?
As Contract Owner, the Plan Sponsor has the right to cancel the Contract upon 75 days written notice to us without additional charges. If the Plan Sponsor cancels the Contract, then the GLWB Participants in the Retirement Plan will lose their GLWB and all associated benefits. We will not return any portion of the Guarantee Benefit Fee that has been collected. However, for GLWB Participants that have reached the Settlement Phase on or before the date that the Plan Sponsor cancels the Contract, Installments will continue for as long as the GLWB Participant lives.
What protection does the GLWB provide?
The GLWB provides two basic protections to GLWB Participants who purchase the GLWB as a source or potential source of lifetime retirement income or for other long-term purposes. Provided that certain conditions are met (you are a Retirement Plan participant; you elect to invest in the Covered Fund(s) and are issued a Certificate; and you pay the GLWB fee when due), the GLWB protects the GLWB Participant from:
•longevity risk, which is the risk that a GLWB Participant will outlive the assets invested in the Covered Fund; and
•income volatility risk, which is the risk of downward fluctuations in a GLWB Participant’s retirement income due to changes in market performance.
Both of these risks increase as a result of poor market performance early in retirement. Point-in-time risk (which is the risk of retiring on the eve of a down market) significantly contributes to both longevity and income volatility risk.
The GLWB does not provide a guarantee that the Covered Fund or the GLWB Participant’s Account will retain a certain value or that the value of the Covered Fund or the GLWB Participant’s Account will remain steady or grow over time. Instead, it provides for a guarantee, under certain specified conditions, that regardless of the performance of the Covered Fund in the Account and regardless of how long the GLWB Participant lives, the GLWB Participant will be able to receive a guaranteed level of annual income for life. Therefore, it is important to understand that while the preservation of capital may be one of the GLWB Participant’s goals, the achievement of that goal is not guaranteed by the GLWB.
How does the GLWB work?
The GLWB has three phases: an “Accumulation Phase,” a “GAW Phase,” and a “Settlement Phase.”
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•The Accumulation Phase: During the Accumulation Phase, the GLWB Participant may make additional Contract Contributions to the Covered Fund, which establishes the Benefit Base (this is the sum of all Contract Contributions minus any withdrawals and any adjustments made on the “Ratchet Date” as described later in this prospectus), and take Distributions from the Account just as the GLWB Participant otherwise would be permitted to (although Excess Withdrawals will reduce the amount of the Benefit Base under the Contract). The GLWB Participant is responsible for managing withdrawals during the Accumulation Phase.
•The GAW Phase: After the GLWB Participant (or if there are joint Covered Persons, the younger joint Covered Person) has turned age 55, then the GLWB Participant can enter the GAW Phase and begin to take GAWs (which are annual withdrawals that do not exceed a specified amount) without reducing the Benefit Base. GAWs before age 59 1∕2 may result in certain tax penalties, and may not be permissible in certain circumstances.
•Settlement Phase: If the Covered Fund Value falls to zero as a result of Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the GLWB or Contract (e.g., custodian fees or advisory fees), and/or GAWs, the Settlement Phase will begin. During the Settlement Phase, we make Installments to the GLWB Participant for life. However, the Settlement Phase may never occur, depending on how long the GLWB Participant lives and how well the Covered Fund performs.
The Installments that a GLWB Participant may receive when in the GAW Phase or Settlement Phase are determined by multiplying the vested Benefit Base by the GAW Percentage (GAW%), which is determined by the age of the Covered Person(s) as of the date we calculate the first Installment. As described in more detail below, the amount of the Installments may increase on an annual basis during the GAW Phase due to positive Covered Fund performance, and will decrease as a result of any Excess Withdrawals.
If the GLWB Participant withdraws any of his Covered Fund Value during the Accumulation Phase to satisfy any contribution limitation imposed under federal law, we will consider that to be an Excess Withdrawal. Any withdrawals to satisfy a GLWB Participant’s required distribution obligations under the Code will be considered an Excess Withdrawal if taken during the Accumulation Phase. As a result, those who will be subject to required minimum distributions should consider the appropriateness of this product. Each GLWB Participant should consult a qualified tax advisor regarding contribution limits and other tax implications. We will deem withdrawals taken during the GAW Phase to meet required minimum distribution requirements, in the proportion of the GLWB Participant’s Covered Fund Value to his overall Account balance (and not taking into account any other retirement balances of the GLWB Participant), to be within the contract limits for the Contract and will not treat such withdrawals as Excess Withdrawals.
How does the Contract Owner/Plan Sponsor apply for the Contract?
The Contract Owner/Plan Sponsor may apply for the Contract by completing an application or other form authorized by us and executing the Contract. The Contract Owner/Plan Sponsor is also required to add the Covered Fund to the eligible investment options for the Retirement Plan. If the application or form is accepted by us at our Administrative Office, we will issue a Contract to the Contract Owner/Plan Sponsor describing the rights and obligations under the Contract. There is a free-look period during which the Contract Owner/Plan Sponsor may return the Contract (see “Return Privilege” later in this prospectus).
How does a Retirement Plan participant elect the GLWB?
A Retirement Plan participant must elect the GLWB in connection with his purchase of shares of the Covered Fund in his Account under the Retirement Plan. There is no minimum initial investment. Subject to federal tax law and Retirement Plan limitations on Section 403(b) contributions, a GLWB Participant may invest any amount in the Covered Fund. However, the Benefit Base is limited to $5,000,000. Any amount over $5,000,000 will not increase the GLWB Participant’s Benefit Base.
The GLWB may only be elected by participants in Retirement Plans that offer the Covered Fund. There is no free-look period if you purchase a Certificate.
What is the Designated Investment Option?
The following is the currently available Covered Fund:

Empower SecureFoundation® Balanced Fund
If the GLWB Participant purchases shares of the Covered Fund, the GLWB Participant is required to purchase the GLWB.
A GLWB Participant may also later decide not to maintain the GLWB. If so, the GLWB Participant will need to redeem all shares in the Covered Fund in order to cancel the GLWB. A GLWB Participant cannot remain invested in the Covered Fund without owning the GLWB.
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Is the GLWB right for Retirement Plan participants?
The GLWB may be right for a Retirement Plan participant if he believes that he may outlive his retirement investments or is concerned about market risk. If a Retirement Plan participant believes that his retirement investments will be sufficient to provide for retirement expenses regardless of market performance or lifespan, then the GLWB may not be right for the Retirement Plan participant. In addition, it is generally not in your best interest to annuitize the Certificate rather than using the GLWB, which is provided as a standard feature, as the annuity payout could be less than the GLWB payment and you would forfeit the Guarantee Benefit Fees paid. Once annuity payments begin, the GLWB Participant can no longer take withdrawals from the GLWB.
The GLWB does not protect the actual value of a Retirement Plan participant’s investments in the Account or guarantee the Covered Fund Value. For example, if a Retirement Plan participant invests $500,000 in the Covered Fund, and the Covered Fund Value has dropped to $400,000 on the Initial Installment Date, we are not required to add $100,000 to the Covered Fund Value. Instead, the GLWB guarantees that when a GLWB Participant reaches the Initial Installment Date, he may begin GAWs based upon a Benefit Base of $500,000, rather than $400,000 (so long as specified conditions are met).
The GAWs are made from the GLWB Participant’s own investment (i.e., GAWs are made from withdrawals of your own money). We start using our money to make Installments to a GLWB Participant only if the Covered Fund Value is reduced to zero due to Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the GLWB (e.g., custodian fees or advisory fees), and/or GAWs. We limit our risk under the GLWB in this regard by limiting the amount a GLWB Participant may withdraw each year to GAWs. If a GLWB Participant needs to take Excess Withdrawals, the GLWB Participant may not receive the full benefit of the GLWB, or the GLWB could be cancelled altogether along with the Certificate. For further information, see “The Accumulation Phase – Excess Withdrawal During the Accumulation Phase” and “The GAW Phase – Excess Withdrawals During the Accumulation Phase,” below.
If the return on the Covered Fund Value over time is sufficient to generate gains that can sustain constant GAWs, we may never pay you GAWs from our own money, which means the GLWB would not have provided any financial gain to you. Conversely, if the return on the Covered Fund Value over time is not sufficient to generate gains that can sustain constant GAWs, then the GLWB would be beneficial.
Each Retirement Plan participant should discuss his investment strategy and risk tolerance with his financial advisor before electing to invest in Covered Fund and the GLWB. You should consider the payment of the Guarantee Benefit Fee (which is in addition to any fee paid for the Covered Fund) relative to the benefits and features of the GLWB, your risk tolerance, and proximity to retirement.
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Risk Factors Regarding The Contract
There are a number of risks associated with the Contract and GLWB as described below.
The guarantee that may be provided is contingent on several conditions being met. In certain circumstances a GLWB Participant may not realize a benefit from the GLWB.
•If the Plan Sponsor selects a new record keeper, the GLWB Participant may lose the entire benefit. Currently, the Contracts are only offered to Plan Sponsors of Retirement Plans that select Empower as their record keeper. If the Plan Sponsor elects a new record keeper, it is likely that this will result in the termination of the Contract and the GLWB Participant will lose the entire benefit unless the GLWB Participant has already reached Settlement Phase. The Guarantee Benefit Fee will not be refunded.
•The Plan Sponsor may cancel the Contract or remove the Covered Fund. The GLWB is an investment option offered by the Retirement Plan and is contingent on the Retirement Plan offering the Covered Fund. The Plan Sponsor may elect to cancel the Contract at any time or remove the Covered Fund from the Retirement Plan’s investment options. If the Plan Sponsor takes either of these actions, the GLWB Participant will lose the entire benefit unless the GLWB Participant has already reached Settlement Phase. The Guarantee Benefit Fee will not be refunded.
•The GLWB Participant may die before receiving payments from us or may not live long enough to receive enough income to exceed the amount of the Guarantee Benefit Fees paid. If the GLWB Participant (assuming he is the sole Covered Person) dies before the Covered Fund Value is reduced to zero, the GLWB Participant will never receive any payments under the Contract. Neither the Contract nor the GLWB has any cash value or provides a death benefit. Furthermore, even if the GLWB Participant begins to receive Installments in the Settlement Phase, the GLWB Participant may die before receiving an amount equal to or greater than the amount paid in Guarantee Benefit Fees.
•The Covered Fund may perform well enough so that the GLWB Participant may not need the guarantee that may otherwise be provided by the Contract. The Covered Fund is managed by a registered investment adviser, Empower Capital Management, LLC (“ECM”), a wholly owned subsidiary of Empower. ECM has the flexibility to manage the Empower SecureFoundation® Balanced Fund more conservatively to minimize the likelihood that a GLWB Participant will experience a significant loss of capital. Therefore, there is a good chance that the Covered Fund will perform well enough that GAWs will not reduce Covered Fund Value to zero. As a result, the likelihood that we will make payments to the GLWB Participant is minimal. In this case, the GLWB Participant will have paid us the Guarantee Benefit Fee for the life of the GLWB and received no payments in the Settlement Phase in return.
•The GLWB Participant may need to make Excess Withdrawals, which have the potential to substantially reduce or even terminate the benefits available under the Contract as well as terminate the Certificate. Because personal financial needs can arise unpredictably (e.g., unexpected medical bills), the GLWB Participant may need to make a withdrawal from the Covered Fund before the start of the GAW Phase or following the start of the GAW Phase in an amount larger than the GAW. These types of withdrawals are Excess Withdrawals that will reduce or eliminate the guarantee that may otherwise be provided by the Contract. There is no provision under the Contract to cure any decrease in the benefits due to Excess Withdrawals. To avoid making Excess Withdrawals, the GLWB Participant will need to carefully manage any withdrawals. The Contract does not require us to warn the GLWB Participant of Excess Withdrawals or other actions with adverse consequences.
•The GLWB Participant may choose to cancel the GLWB prior to a severe market downturn. The GLWB Certificate is not a short-term investment. The GLWB is designed as a long-term investment for retirement savings and to provide lifetime withdrawal benefits to protect the GLWB Participant from outliving the assets in the Covered Fund. If the GLWB Participant terminates the GLWB before reaching the GAW Phase or Settlement Phase, we will not make payments to the GLWB Participant, even if subsequent Covered Fund performance would have reduced the Covered Fund Value to zero.
•Excess withdrawals during a time when the Covered Fund is performing poorly. Excess withdrawals during a downturn in market performance could result in termination of your guaranteed payments and termination of the Certificate.
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•The GLWB Participant might not begin making GAWs at the most financially beneficial time. Because of decreasing life expectancy as one ages, in certain circumstances, the longer the GLWB Participant waits to start taking GAWs, the less likely it is that the GLWB Participant will benefit from the GLWB. On the other hand, the earlier the GLWB Participant begins taking GAWs, the lower the GAW Percentage the GLWB Participant will receive and therefore the lower the GAWs (if any) will be. Because of the uncertainty of how long the GLWB Participant will live and how the GLWB Participant’s investments will perform over time, it will be difficult to determine the most financially beneficial time to begin making GAWs.
•If the GLWB Participant moves his assets out of the Retirement Plan, the GLWB Participant may never receive a benefit from the GLWB. The GLWB is currently available to participants in certain Section 403(b) Plans. The Contract is entered into by the Plan Sponsor. If the GLWB Participant moves his assets out of the Retirement Plan, such as by a full distribution of all of the assets in the Plan, or moves to an IRA provider that does not offer the GLWB, the GLWB Participant will cause the GLWB to terminate. In that case, the GLWB Participant may never receive a benefit from the GLWB, and the Guarantee Benefit Fee will not be refunded. See “IRA Rollovers,” below for further information on how to maintain the Benefit Base after an IRA rollover.
•We reserve the right to increase the Guarantee Benefit Fee at any time. If we increase the Guarantee Benefit Fee, then depending upon how long the GLWB Participant lives, the GLWB Participant may not receive enough income to exceed the amount of total fees paid.
•The deduction of the Guarantee Benefit Fee each month will negatively affect the growth of the Covered Fund Value. The growth of the Plan account value is likely important to the GLWB Participant because the GLWB Participant may never receive Installments during Settlement Phase. Therefore, depending on how long the GLWB Participant lives and how other investment options available to the GLWB Participant under the Retirement Plan perform, the GLWB Participant may be financially better off without electing the Covered Fund and GLWB.
•The Contract limits the GLWB Participant’s investment choices. Only one fund is available under the Contract. The Covered Fund may be managed in a more conservative fashion than other mutual funds available to the GLWB Participant. If the GLWB Participant does not elect the GLWB, it is possible that the GLWB Participant may invest under the Retirement Plan in other mutual funds (or other types of investments) that experience higher growth or lower losses, depending on the market, than the Covered Fund experiences. It is impossible to know how various investments will fare on a comparative basis.
•The Covered Fund may become ineligible. If the Covered Fund that the GLWB Participant invests in becomes ineligible for the Contract, the GLWB Participant must Transfer the Covered Fund Value to the new Covered Fund in order to keep the Contract in force. There will always be at least one Covered Fund available under the Contract. We reserve the right to designate Covered Funds that were previously eligible for use with the Contract as ineligible for use with the Contract, for any reason including due to changes to their investment objectives. In the event that the Covered Fund becomes ineligible or is liquidated, we will designate a new fund as a Covered Fund. The new Covered Fund may have higher fees and charges and different investment objectives/strategies than the ineligible Covered Fund. In addition, designating a new fund as a Covered Fund may result in an increase in the current Guarantee Benefit Fee, which will not exceed the maximum Guarantee Benefit Fee of 1.5%. The Guarantee Benefit Fee will not be refunded if the Covered Fund becomes ineligible or is liquidated.
•We may terminate the Contract upon 75 days written notice to the Contract Owner. If we terminate the Contract, such termination will not adversely affect the GLWB Participant’s rights under the Contract, except that we will not permit additional Contributions to the Covered Fund. However, we will accept reinvested dividends and capital gains. The GLWB Participant will still be obligated to pay the Guarantee Benefit Fee.
•The Contract will terminate if the Guaranteed Benefit Fee is not paid. If we do not receive the Guarantee Benefit Fee (except during the Settlement Phase), including as a result of the failure of the Retirement Plan custodian to submit it to us, the Contract will terminate as of the date that the fee is due.
Business Continuity Risk
• We are also exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, earthquakes, epidemics and terrorist acts, which could adversely affect our ability to administer the Certificate. Natural and man-made disasters, such as COVID-19, may require a significant contingent of our employees to work from remote locations. Like many businesses, insurance companies are facing challenges due to COVID-19 and its impact on economic conditions and the financial markets. During these periods, we could experience decreased productivity, and a significant number of our workforce or certain key personnel may be unable to fulfill their duties. In addition, system outages could impair our ability to operate effectively by preventing the workforce from working remotely and impair our ability to process Certificate-related transactions or to calculate Certificate values.
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The GLWB Participant’s receipt of payments from us is subject to our claims paying ability.
Any payments we are required to make to the GLWB Participant under the Contract will depend on our long-term ability to make such payments.
We will make all payments under the Contract in the Settlement Phase from our general account, which is not insulated from the claims of our third party creditors. Therefore, the GLWB Participant’s receipt of payments from us is subject to our claims paying ability. The Covered Fund does not make payments under the GLWB.
COVID-19 and the resulting impacts on economic conditions and the financial markets may have a material adverse effect on the Company’s business and financial condition. The extent to which the Company’s business may be impacted depends on future developments, which cannot be predicted at this time.
Currently, our financial strength is rated by three nationally recognized statistical rating organizations (“NRSRO”), ranging from superior to excellent to very strong. Our ratings reflect the NRSROs’ opinions that we have a superior, excellent, or a very strong ability to meet our ongoing obligations. An excellent and very strong rating means that we may have somewhat larger long-term risks than higher rated companies that may impair our ability to pay benefits payable on outstanding insurance policies on time. The financial strength ratings are the NRSROs’ current opinions of our financial strength with respect to our ability to pay under our outstanding insurance policies according to their terms and the timeliness of payments. The NRSRO ratings are not specific to the Contract or Certificate.
Additional information regarding our Company and its financial condition may be found in this prospectus under “Financial Information of the Company” as well as Appendix A, which shows the audited financial statements of the Company.
There may be tax consequences associated with the Contract:
•The Contract is novel and innovative and, to date, the tax consequences of the GLWB have not been addressed in published legal authorities. A prospective GLWB Participant should consult a tax advisor before electing the Covered Fund and GLWB. See “Taxation of the Contract and GLWB,” below for further discussion of tax issues relating to the GLWB.
Other Information
•You should be aware of various regulatory protections that do and do not apply to the Contract. The Contract is registered in accordance with the Securities Act of 1933. The issuance and sale of the Contract must be conducted in accordance with the requirements of the Securities Act of 1933.
•We have elected to rely on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 (“1934 Act”) from the requirements to file reports pursuant to Section 15(d) of that Act. In reliance on that exemption, Empower Annuity Insurance Company of America will not file the periodic reports that would otherwise be required under the 1934 Act. Annual Audited Financial Statements and other information regarding the Company required by the Securities Act of 1933 will be provided annually in this prospectus.
•We are neither an investment company nor an investment adviser and do not provide investment advice in connection with the Contract. Therefore, we are not governed by the Investment Advisers Act of 1940 (the “Advisers Act”) or the Investment Company Act of 1940 (the “1940 Act”). Accordingly, the protections provided by the Advisers Act and the 1940 Act are not applicable with respect to our sale of the Contract.
The Contract
The Contract is a group fixed deferred annuity contract. The GLWB is offered only to Retirement Plan participants whose assets are invested in the Covered Fund. The Contract is designed for Retirement Plan participants who intend to use the investments in the Covered Fund in their Account as the basis for periodic withdrawals (such as systematic withdrawal programs involving regular annual withdrawals of a certain percentage of the Covered Fund Value) to provide income payments for retirement or for other purposes. For more information about the Covered Fund, each Retirement Plan participant should talk to his advisor and review the accompanying prospectuses for the Covered Fund.
Provided that specified conditions are met (the Retirement Plan participant elects to invest in the Covered Fund(s); was issued a Certificate (a GLWB Participant); and pays the GLWB Fee when due), the Contract provides for a guaranteed income over the remaining life of the GLWB Participant (or, if these are joint Covered Persons, the remaining lives of both joint Covered Persons), should the Covered Fund Value equal zero as a result of GAWs, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Certificate or Contract (e.g., custodian fees or advisory fees), and/or Covered Fund performance. (See “Retirement Plan, Advisory, Custodian and Covered Fund Fees and Charges” later in this prospectus”).
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Investment Options —The Covered Fund
The Contract provides protection relating to Covered Fund by ensuring that, regardless of how the Covered Fund actually performs or the actual Covered Fund Value when the GLWB Participant begins GAWs for retirement or other purposes, the GLWB Participant will receive predictable income payments for as long as the GLWB Participant lives so long as specified conditions noted above are met.
In general, if the GLWB Participant purchases shares of the Covered Fund in his Account, the GLWB Participant is required to purchase the GLWB. The actual date of purchase of the GLWB will depend on which Covered Fund shares are purchased. The Election Date for the Empower SecureFoundation ® Balanced Fund is the date that the GLWB Participant purchases shares.
If the GLWB Participant later decides that he does not want to maintain the GLWB, he will need to redeem all of his shares in the Covered Fund in order to cancel the GLWB. The GLWB Participant cannot remain invested in the Covered Fund without owning the GLWB.
The Covered Fund will be held in an Account maintained pursuant to the Retirement Plan. The Company issues the Contracts, but the Company is not the GLWB Participant’s investment adviser and does not provide investment advice to the GLWB Participant in connection with the GLWB.
As described in more detail in the Covered Fund prospectus, in addition to the Guarantee Benefit Fee, there are certain fees and charges associated with the Covered Fund, which may reduce the Covered Fund Value. These fees may include management fees, distribution fees, acquired fund fees and expenses, redemption fees, exchange fees, advisory fees, and/or administrative fees.
The following information about the Covered Fund is only a summary of important information that the GLWB Participant should know. More detailed information about the Covered Fund's investment strategies and risks are included in the Covered Fund’s prospectus. Please read that separate prospectus carefully before investing in the Covered Fund.
The Covered Fund is managed by an investment adviser affiliated with us, which may have an incentive to manage the fund in a way to reduce volatility of the fund's returns in order to lower the amounts that we have to pay under the Contract. Offering the Contract in connection with your investment in the Covered Fund, therefore, may subject us to a potential conflict of interest. Reducing volatility may have the effect of lowering the return of the Covered Fund relative to other funds. This may suppress the value of the benefits provided by the Contract because your Benefit Base will reset only when your Covered Fund Value is higher than your Benefit Base. We took into account the Covered Fund's use of strategies to lower volatility when we selected them for use with this Contract. In addition, the Covered Funds is a fund of funds, for which you will pay fees at both fund levels, which will reduce your investment return.
Empower SecureFoundation® Balanced Fund
The fund is designed for investors seeking a professionally designed asset allocation program to simplify the accumulation of assets prior to retirement together with the potential benefit of the guarantee that may be provided by the Contract. The fund strives to provide shareholders with a high level of diversification primarily through both a professionally designed asset allocation model and professionally selected investments in underlying portfolios (the “Underlying Portfolios”). The intended benefit of asset allocation is diversification, which is expected to reduce volatility over the long-term.
The fund is a “fund of funds” that pursues its investment objective by investing in other mutual funds, including Underlying Portfolios that may or may not be affiliated with the Empower SecureFoundation® Balanced Fund, cash and cash equivalents.
The fund has two classes of shares, Investor Class and Service Class shares. Each class is identical except that Service Class shares have a distribution or “Rule 12b-1” plan. The distribution plan provides for a distribution fee. Because the distribution fee is paid out of Service Class assets on an ongoing basis, over time these fees will increase the cost of the investment and may cost more than paying other types of sales charges.
Investment Objective
The fund seeks long-term capital appreciation and income.
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Adding And Removing Covered Funds
We may, without the consent of the GLWB Participant or the Contract Owner, offer new Covered Fund(s) or cease offering the currently available Covered Fund. We will notify the Contract Owner whenever the Covered Fund(s) are changed. If we cease offering the currently available Covered Fund in which the GLWB Participant is invested, then the GLWB Participant must transfer the Covered Fund Value to the new Covered Fund in order to keep the Contract in force. There will always be at least one Covered Fund available. This Transfer must be a same day Transfer between Covered Funds (i.e., shares of a Covered Fund are sold and shares of another Covered Fund are purchased on the same day). If it is not a same day Transfer between Covered Funds, then this is considered an Excess Withdrawal. Excess Withdrawals could cause the Benefit Base of the Covered Fund(s) to be reduced to zero, which would generally cause your Certificate to be canceled. The new Covered Fund may have higher fees and charges and different investment objectives/strategies than the ineligible Covered Fund. In addition, designating a new fund as a Covered Fund, may result in an increase in the current Guarantee Benefit Fee, which will not exceed the maximum Guarantee Benefit Fee of 1.5%.
IRA Rollovers
If the SecureFoundation® Group Fixed Deferred Annuity Certificate (or individual contract in certain states) that we issue in connection with IRAs (the “IRA Certificate”) has been approved in the GLWB Participant’s state of residence and he or she is eligible and permitted by the terms of his or her Retirement Plan documents, the GLWB Participant may rollover the proceeds of his or her tax deferred Retirement Plan, including the GLWB, to his or her IRA. To preserve the GLWB in the rollover, the IRA provider must offer the Covered Fund and the IRA Certificate. If the rollover is from a tax-deferred Retirement Plan and the GLWB Participant has previously elected the GLWB as part of his or her investments in the tax-deferred Retirement Plan, the new Benefit Base may be equal to the Benefit Base as it existed under the GLWB Participant’s prior tax-deferred Retirement Plan immediately prior to the rollover. The new Benefit Base after the IRA rollover will only equal the Benefit Base the GLWB Participant had under the tax-deferred Retirement Plan, if the GLWB Participant: (a) invests the rollover or transfer proceeds covered by the Contract immediately prior to distribution from the tax-deferred Retirement Plan in the Covered Fund(s); (b) invest in a corresponding Covered Fund approved by Empower, as described in the prospectus for the IRA Certificate, except if the GLWB Participant is in the Settlement Phase; and (c) the GLWB Participant requests the restoration of the Benefit Base as it existed under the Retirement Plan. To maintain the same Benefit Base, the GLWB Participant must be in the same Phase that the GLWB Participant was in at the time of the rollover or transfer after the rollover or transfer is complete. If the GLWB Participant does not meet these requirements, a new benefit base will be established that is equal to the Covered Fund Value as of the date of the rollover and the Guarantee Benefit Fee will be calculated as a percentage of the Covered Fund Value.
The GLWB Participant’s new Covered Fund Value after the IRA rollover will initially equal the Covered Fund Value as of the date of the rollover. We will calculate the GLWB Participant’s Guarantee Benefit Fee as a specified percentage of the Covered Fund Value.
The Accumulation Phase
As stated previously in this prospectus, the Contract has three phases: an “Accumulation Phase,” “GAW Phase,” and “Settlement Phase.” The Accumulation Phase is described in the following section of this prospectus.
The Accumulation Phase is the period of time between the Election Date, which is the date the GLWB Participant purchases the GLWB, and the first day of the GAW Phase. During this Phase, the GLWB Participant will establish the GLWB Participant’s Benefit Base which will be used later to determine the amount of GAWs.
Covered Fund Value
The GLWB Participant’s Covered Fund Value is the aggregate value of the shares in the Covered Fund held in the GLWB Participant’s Account. If the GLWB Participant’s Covered Fund Value is reduced to zero as a result of Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Contract ( e.g., custodian fees or advisory fees), and/or GAWs, we will make annual payments to the GLWB Participant for the rest of his life. See “The Settlement Phase,” below. The GLWB Participant’s Covered Fund Value also determines the amount of the Guarantee Benefit Fee we deduct. See “Guarantee Benefit Fee,” below.
The GLWB Participant’s Covered Fund Value is an actual cash value separate from the Benefit Base (which is only used to calculate Installment Payments during the GAW Phase and the Settlement Phase). The GLWB Participant’s Covered Fund Value and Benefit Base may not be equal to one another.
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We do not increase or decrease the GLWB Participant’s Covered Fund Value. Rather, the GLWB Participant’s Covered Fund Value is increased or decreased in the same manner that all mutual fund values increase or decrease. For example, reinvested dividends, settlements, and positive Covered Fund performance (including capital gains) will increase the GLWB Participant’s Covered Fund Value, and fees and expenses associated with the Covered Fund and negative Covered Fund performance (including capital losses) will decrease the GLWB Participant’s Covered Fund Value.
The GLWB Participant’s Covered Fund Value will also increase each time the GLWB Participant purchases additional fund shares, such as by making a Contract Contribution, and will decrease each time the GLWB Participant redeems shares, such as through payment of the Guarantee Benefit Fee or as a result of Distributions, Excess Withdrawals, Installments, and Transfers from the Covered Fund to another investment option offered under the Retirement Plan (other than another Covered Fund). The GLWB Participant’s Covered Fund Value is not affected by any Ratchet or Reset of the Benefit Base (described below).
Benefit Base
The GLWB Participant’s Benefit Base is separate from the Covered Fund Value. It is not a cash value. Rather, the GLWB Participant’s Benefit Base is used to calculate Installment Payments during the GAW Phase and the Settlement Phase. The GLWB Participant’s Benefit Base and Covered Fund Value may not be equal to one another.
On the GLWB Participant’s Election Date, the initial Benefit Base is equal to the GLWB Participant’s Covered Fund Value on that date. The Covered Fund will have its own Benefit Base. The Covered Fund Benefit Base cannot be transferred to another Covered Fund unless the Covered Fund in which you are invested is eliminated or liquidated by us.
•We increase the GLWB Participant’s Benefit Base on a dollar-for-dollar basis each time the GLWB Participant makes a Contribution.
• We decrease the GLWB Participant’s Benefit Base on a proportionate basis each time the GLWB Participant makes an Excess Withdrawal. (See “Example of Effects of an Excess Withdrawal taken during the Accumulation Phase,” later in this prospectus.)
•On each Ratchet Date (described below), we will increase the GLWB Participant’s Benefit Base to equal the GLWB Participant’s current Covered Fund Value if the GLWB Participant ‘s Covered Fund Value is greater than the GLWB Participant’s Benefit Base. (If so, the GLWB Participant’s Benefit Base will then reflect positive Covered Fund performance.)
A few things to keep in mind regarding the Benefit Base:
•The Benefit Base is used only for purposes of calculating the GLWB Participant’s Installment Payments during the GAW Phase and the Settlement Phase. It has no other purpose. The Benefit Base does not provide and is not available as a cash value or settlement value.
•It is important that the GLWB Participant does not confuse the Benefit Base with the Covered Fund Value.
•During the Accumulation Phase and the GAW Phase, the Benefit Base will be re-calculated each time the GLWB Participant makes a Contract Contribution or Excess Withdrawal, as well as on an annual basis as described below, which is known as the Ratchet Date.
•The maximum Benefit Base is $5,000,000.
Subsequent Contract Contributions to Your Account
During the Accumulation Phase, the GLWB Participant may make additional Contract Contributions to the Covered Fund in addition to the initial Contract Contribution. Subject to the requirements of federal tax law and the terms of the Retirement Plan, subsequent Contract Contributions can be made by cash deposit, Transfers, or rollovers from certain other retirement accounts. Additional Contract Contributions may not be made after the Accumulation Phase ends.
All additional Contract Contributions made after the Election Date will increase the Benefit Base dollar-for-dollar on the date the Contract Contribution is made. We will not consider the additional purchase of shares of the Covered Fund through reinvested dividends, capital gains, and/or settlements to be a Contract Contribution. However, they will increase the Covered Fund Value.
Empower reserves the right to refuse additional Contract Contributions at any time and for any reason. Exercising this right may limit your ability to increase your Benefit Base by making additional Contract Contributions. If Empower refuses additional Contract Contributions, the GLWB Participant will retain all other rights under the GLWB.
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Ratchet Date Adjustments to the Benefit Base
During the Accumulation Phase, the Benefit Base will be evaluated and, if necessary, adjusted on an annual basis. This is known as the Ratchet Date and it occurs on the anniversary of the Election Date. It is important to be aware that even though the GLWB Participant's Covered Fund Value may increase throughout the year due to dividends, capital gains, or settlements from the underlying Covered Fund, the Benefit Base will not similarly increase until the next Ratchet Date. Unlike Covered Fund Value, the GLWB Participant's Benefit Base will never decrease solely due to negative Covered Fund performance.
On each Ratchet Date during the Accumulation Phase, the Benefit Base is automatically adjusted (“ratcheted”) to the greater of:
(a)the current Benefit Base; or
(b)the current Covered Fund Value.
Example of Ratchet Date Adjustments during the Accumulation Period
Assume the following:
Benefit Base on Election Date (of January 2) = $100,000
Covered Fund Value on Election Date = $100,000
Increase in Covered Fund Value due to Dividends and Capital Gains paid July 1 = $5,000
Covered Fund Value on July 1 = $105,000
Benefit Base on July 1 = $100,000
No other Contract Contributions, Dividends, or Capital Gains are paid for the rest of the year.
Covered Fund Value on January 2 of the following year = $105,000
So, because the Covered Fund Value is greater than the Benefit Base on the Ratchet Date (January 2 of the following year), the Benefit Base is adjusted to $105,000 effective January 2.
Excess Withdrawals During the Accumulation Phase
Because the GLWB is held in the Account, the GLWB Participant may make withdrawals or change the GLWB Participant’s Account investments at any time and in any amount that the GLWB Participant wishes, subject to any federal tax limitations or Retirement Plan limitations. During the Accumulation Phase, however, any withdrawals or Transfers from the GLWB Participant’s Covered Fund Value will be categorized as Excess Withdrawals. Any withdrawals to satisfy the GLWB Participant’s required distribution obligations under the Code will be considered an Excess Withdrawal if taken during the Accumulation Phase.
The GLWB Participant should carefully consider the effect of an Excess Withdrawal on both the Benefit Base and the Covered Fund Value during the Accumulation Phase, as this may negatively affect the GLWB Participant’s future benefits under the Contract, or result in termination of the GAWs and the Contract. In the event the GLWB Participant decides to take an Excess Withdrawal, as discussed below, the GLWB Participant’s Covered Fund Value will be reduced dollar-for-dollar in the amount of the Excess Withdrawal. The Benefit Base will be reduced at the time the Excess Withdrawal is made by the ratio of the Covered Fund Value after the Excess Withdrawal reduction is applied.
Accordingly, the GLWB Participant’s Benefit Base will be reduced by more than the amount of the withdrawal when the Benefit Base is greater than the Covered Fund Value, which is likely to occur after periods of negative market performance. This could also result in termination of the Contract and the GAWs.
Example of Effects of an Excess Withdrawal taken during the Accumulation Period
Assume the following:
Covered Fund Value before the Excess Withdrawal adjustment = $50,000
Benefit Base = $100,000
Excess Withdrawal amount: $10,000
So,
Covered Fund Value after adjustment = $50,000 - $10,000 = $40,000
Covered Fund Value adjustment = $40,000/$50,000 = 0.80
Adjusted Benefit Base = $100,000 x 0.80 = $80,000
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Types of Excess Withdrawals
All Distributions and Transfers during the Accumulation Phase, including Transfers from the Covered Fund to other investment options, are treated as Excess Withdrawals. An Excess Withdrawal will reduce the GLWB Participant’s Benefit Base and Covered Fund Value. A Distribution occurs when money is paid to the GLWB Participant from the Covered Fund Value. A Transfer occurs when the GLWB Participant transfers money from the Covered Fund to another investment. If the GLWB Participant Transfers any amount out of the Empower SecureFoundation® Balanced Fund after the Guarantee Trigger Date, then the GLWB Participant will be prohibited from making any Transfers into the same Covered Fund for at least ninety (90) calendar days.
Note: The Contract does not require us to warn the GLWB Participant or provide the GLWB Participant with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving the GLWB Participant’s Covered Fund. The GLWB Participant should carefully monitor his Covered Fund, any withdrawals from his Covered Fund, and any changes to the GLWB Participant’s Benefit Base. The GLWB Participant may contact us at (866) 317-6586 for information about the GLWB Participant’s Benefit Base.
Treatment of a Distribution During the Accumulation Phase
At the time of any partial or periodic Distribution, if the Covered Person is 55 years of age or older, the GLWB Participant may elect to begin the GAW Phase (as described below) and begin receiving GAWs at that time. If the GLWB Participant chooses not to begin the GAW Phase, the Distribution will be treated as an Excess Withdrawal and will reduce the GLWB Participant's Covered Fund Value and your Benefit Base (as described above).
If the Covered Person is not yet 55 years old, then any partial or periodic Distribution will be treated as an Excess Withdrawal as described above.
Any Distribution made during the Accumulation Phase to satisfy any contribution limitation imposed under federal law will be considered an Excess Withdrawal at all times. The GLWB Participant should consult a qualified tax advisor regarding contribution limits and other tax implications. Excess Withdrawals could result in federal and/or state taxes.
Loans
During the Accumulation Phase, the GLWB Participant may take a loan on his or her Account, if allowed by the Retirement Plan and the Code.
Any amount withdrawn from the Covered Fund Value to fund the loan will be treated as an Excess Withdrawal. Loan repayments to the Covered Fund will increase the Benefit Base dollar-for-dollar and are invested in the Covered Fund dollar-for-dollar. If the loan reduces the Covered Fund Value to zero, Transfer(s) will not be permitted into the same Covered Fund for at least ninety (90) calendar days after the loan, but the GLWB Participant may continue to direct other Contract Contributions into the Covered Fund and establish a new Election Date.
If a Retirement Plan loan is outstanding that affects the Covered Fund Value, the GLWB Participant must repay the Plan loan before the GAW Phase can begin and Installments are paid. Retirement Plan loans cannot be made from Covered Fund Value during GAW Phase or Settlement Phase. No interest is charged on loans.
Death During the Accumulation Phase
If a GLWB Participant dies during the Accumulation Phase, then the GLWB will terminate and the Covered Fund Value will be paid to the Beneficiary in accordance with the terms of the Retirement Plan and the Code (unless an election is permitted and made by a Beneficiary that is the spouse of the GLWB Participant). A Beneficiary that is the spouse of the GLWB Participant may choose either to:
•become a new GLWB Participant and maintain the deceased GLWB Participant’s current Benefit Base (or proportionate share if multiple Beneficiaries) as of the date of death; or
•establish a new Account with a new Benefit Base based on the current Covered Fund Value on the date of the deceased GLWB Participant’s death.
In either situation, the spouse Beneficiary shall become a GLWB Participant and the Ratchet Date will be the date when his or her Account is established.
If permitted by the Retirement Plan and the Code, a Beneficiary who is not the spouse of the GLWB Participant cannot elect to maintain the current Benefit Base, but may elect to establish a new GLWB. The Benefit Base and Election Date will be based on the current Covered Fund Value on the date his or her Account is established.
To the extent that the Beneficiary becomes a GLWB Participant, he or she will be subject to all terms and conditions of the Contract, the Retirement Plan, and the Code. Any election made by Beneficiary pursuant to this section is irrevocable.
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The GAW Phase
The GAW Phase begins when the GLWB Participant elects to receive GAWs under the Contract. The GAW Phase continues until the Covered Fund Value reaches zero and the Settlement Phase begins.
The GAW Phase cannot begin until all Covered Persons attain age 55 and are eligible to begin distributions under the Retirement Plan and the Code. If the GLWB Participant is still in the employment of the Plan Sponsor, the Code generally does not permit distributions to commence prior to age 59 ½. The Retirement Plan and the Code may impose other limitations on distributions.
Distributions prior to age 59 ½ may be subject to a penalty tax. Installments will not begin until Empower receives appropriate and satisfactory information about the age of the Covered Person(s) in good order and in manner reasonably satisfactory to Empower.
In order to initiate the GAW Phase, the GLWB Participant must submit a written Request to Empower. At that time, the GLWB Participant must provide sufficient documentation for Empower to determine the age of each Covered Person.
Because the GAW Phase cannot begin until all Covered Persons under the GLWB attain age 55, any Distributions taken before then will be considered Excess Withdrawals and will be deducted from the Covered Fund Value dollar for dollar and Benefit Base on a proportionate basis. See “Accumulation Phase,” above for more information. No Contract Contributions may be made to the Covered Fund(s) on and after the Initial Installment Date, which is the date that GAWs begin.
Because of decreasing life expectancy as the GLWB Participant ages, in certain circumstances, the longer the GLWB Participant waits to start taking GAWs, the less likely it is that the GLWB Participant will benefit from the GLWB. On the other hand, the earlier the GLWB Participant begins taking GAWs, the lower the GAW Percentage the GLWB Participant will receive and therefore the lower the GLWB Participant’s GAWs (if any) will be. The GLWB Participant should talk to his advisor before initiating the GAW Phase to determine the most financially beneficial time for the GLWB Participant to begin taking GAWs.
Installments
It is important that you understand how the GAW is calculated because it will affect the benefits the GLWB Participant receives under the Contract. Once the GAW Phase has been initiated and the age of the Covered Person(s) is verified, we will determine the amount of the GAW.
To determine the amount of the GAW, we will compare the vested portion of the current Benefit Base to the current Covered Fund Value on the Initial Installment Date. To determine the vested portion of (“Vested %”) of the Benefit Base, the vested portion of the Covered Fund is divided by the total Covered Fund Value. If the GLWB Participant is less than fully vested, the GAW will be based upon the Vested % of the Covered Fund Value and Benefit Base. If the vested Covered Fund Value is greater than the Vested % of the Benefit Base, we will increase the Benefit Base to equal the vested Covered Fund Value, and the GAW will be based on the increased Benefit Base amount. See “The GAW Phase – Vesting,” below.
During the GAW Phase, the GLWB Participant’s Benefit Base will receive an annual adjustment or “ratchet” just as it did during the Accumulation Phase. The GLWB Participant’s Ratchet Date will become the anniversary of Initial Installment Date and will no longer be the anniversary of the Election Date.
Just like the Accumulation Phase, the Benefit Base will be automatically adjusted on an annual basis, on the Ratchet Date, to the greater of:
(a)the current Benefit Base; or
(b)the current Covered Fund Value.
The GLWB Participant’s Benefit Base is used to calculate the GAW he receives. However, even though the Benefit Base is adjusted annually, the GAW% will not change unless the GLWB Participant requests a Reset of the GAW%. See “The GAW Phase—Optional Resets of the GAW% During the GAW Phase,” below.
It is important to note that Installments during the GAW Phase will reduce the GLWB Participant’s Covered Fund Value on a dollar-for-dollar basis, but they will not reduce the GLWB Participant’s Benefit Base.
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Calculation of Installment Amount
The GAW% is based on the age of the Covered Person(s) as of the date we calculate the first Installment. If there are two Covered Persons the percentage is based on the age of the younger Covered Person.
The GAW is based on a percentage of the Benefit Base pursuant to the following schedule:

Sole Covered Person	Joint Covered Person
4.0% for life at ages 55-64	3.5% for youngest joint life at ages 55-64
5.0% for life at ages 65-69	4.5% for youngest joint life at ages 65-69
6.0% for life at ages 70-79	5.5% for youngest joint life at ages 70-79
7.0% for life at ages 80+	6.5% for youngest joint life at ages 80+
The GAW will then be calculated by multiplying the Benefit Base by the GAW%. The amount of the Installment equals the GAW divided by the number of payments per year under the elected Installment Frequency Option, as described below.
Numerical Example of GAW Calculation
Assume the following:
Sole Covered Person - 100% Vested
Age of Covered Person at Initial Installment Date: 60
Covered Fund Value = $120,000
Current Benefit Base = $115,000
Adjusted Benefit Base at Initial Installment Date = $120,000*
GAW% based on Age = 4.0%
GAW% x Vested % x = 4.0% x $120,000 = $4,800
Installment Frequency = Monthly (12 payments per year)
So GAW/Installment Frequency = $4,800/12 = $400
The monthly Installment will be $400
Numerical Example of GAW Calculation, Joint Covered Persons
Assume the following:
Joint Covered Persons - 100% Vested
Age of primary Covered Person at Initial Installment Date: 65
Age of joint Covered Person at Initial Installment Date: 58
Youngest Age for Determination of GAW: 58
Covered Fund Value = $120,000
Current Benefit Base = $115,000
Adjusted Benefit Base at Initial Installment Date = $120,000*
GAW% based on Age = 3.5%
GAW% x Vested % x (Adjusted Benefit Base) = 3.5% x $120,000 = $4,200
Installment Frequency = Monthly (12 payments per year)
So GAW/Installment Frequency = $4,200/12 = $350
The monthly Installment will be $350
*On the Initial Installment Date, we compare the current Benefit Base to the current Covered Fund Value. If the Covered Fund Value is greater than the Benefit Base, we will increase the Benefit Base to equal the Covered Fund Value, and the GAW will be based on the increased Benefit Base amount.
See “Installments,” above.
Any election which affects the calculation of the GAW is irrevocable. Please consider all relevant factors when making an election to begin the GAW Phase. For example, an election to begin receiving Installments based on a sole Covered Person cannot subsequently be changed to joint Covered Persons once the GAW Phase has begun. Similarly, an election to receive Installments based on joint Covered Persons cannot subsequently be changed to a sole Covered Person, nor may the beneficiary designation of a joint election be changed.
Installment Frequency Options
The GLWB Participant's Installment Frequency Options are as follows:
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(a)Annual – the GAW will be paid on the Initial Installment Date and each anniversary annually, or next business day, thereafter.
(b)Semi-Annual – half of the GAW will be paid on the Initial Installment Date and in Installments every 6 month anniversary, or next business day, thereafter.
(c)Quarterly – one quarter of the GAW will be paid on the Initial Installment Date and in Installments every 3 month anniversary, or next business day, thereafter.
(d)Monthly – one-twelfth of the GAW will be paid on the Initial Installment Date and in Installments every monthly anniversary, or next business day, thereafter.
The GLWB Participant may Request to change the Installment Frequency Option starting on each Ratchet Date during the GAW Phase.
Vesting
The GAW for a GLWB Participant who is employed, but not fully vested under the Retirement Plan, is based on the GLWB Participant’s Vested % of the Benefit Base, as determined by dividing the vested portion of the Covered Fund by the total Covered Fund Value. As the GLWB Participant continues to vest, the GAW is proportionately adjusted to reflect additional vested amounts of Covered Fund Value on each Ratchet Date.
Should the GLWB Participant who has elected to begin the GAW Phase not become fully vested because of severance from service or any other reason, any unvested Covered Fund Value shall be returned to the Plan’s forfeiture account and the Benefit Base will adjust proportionately.
Numerical Example of Calculation of GAW where GLWB Participant is not fully vested:
•GLWB Participant information:
▪$100,000 Benefit Base
▪GAWs start at age 62: GAW% at 5%
▪Vested % at age 62: 50%
▪Vested % at age 63: 60%
▪Vested % at age 64: 70%
•Guaranteed Annual Withdrawal = Benefit Base x Vested % x GAW %
▪ Age 62 (when GAWs start): $100,000 x 50% x 5% = $2,500
▪Age 63 (on next Ratchet Date): $100,000 x 60% x 5% = $3,000
▪Age 64 (on next Ratchet Date): $100,000 x 70% x 5% = $3,500
A GLWB Participant who has severed service, but is not fully vested in the Plan may elect GAWs, if eligible pursuant to the terms of the Contract and the Plan. The Benefit Base shall be reduced proportionately based on the vested Covered Fund Value with unvested Covered Fund Value returned to the Plan’s forfeiture account.
Numerical Example of Calculation of GAW where non-fully vested GLWB Participant is not eligible for adjustment:
•GLWB Participant information:
▪$100,000 Benefit Base
▪$60,000 Covered Fund Value
▪GAWs start at age 62: 5%
▪Vested % at age 62: 50%
•When GAWs start:
▪Unvested Covered Fund Value is returned to Plan’s forfeiture account
▪Unvested Covered Fund Value: 0.50% x $60,000 = $30,000
▪Note: Covered Fund Value is reduced by 50%
▪Benefit Base is adjusted proportionately to Covered Fund Value reduction:
▪Benefit Base Adjustment: 0.50% x $100,000 = $50,000
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▪Note: New Benefit Base is $50,000
▪GAWs start based on new Benefit Base:
▪GAW = 5% x $50,000 = $2,500
Lump Sum Distribution Option
At any time during the GAW Phase, if the GLWB Participant is receiving Installments more frequently than annually, the GLWB Participant may elect to take a lump sum Distribution up to the remaining scheduled amount of the GAW for that year.
Numerical Example of Lump Sum Distribution
Assume the following:
GAW = $4,800 with a monthly distribution of $400
Three monthly Installments have been made (3 x $400 = $1,200)
Remaining GAW = GAW – paid Installments to date = $4,800 - $1,200 = $3,600
So, a Lump Sum Distribution of $3,600 may be taken.
Suspending and Re-Commencing Installments After a Lump Sum Distribution
It is the GLWB Participant's responsibility to Request the suspension of the remaining Installments that are scheduled to be paid during the year until the next Ratchet Date and to re-establish Installments upon the next Ratchet Date, if applicable. If the GLWB Participant chooses not to suspend the remaining Installments for the year, an Excess Withdrawal may occur. See “Effect of Excess Withdrawals During the GAW Phase,” described below.
After receiving a Lump Sum Distribution and suspending Installments, the GLWB Participant must notify Empower that the GLWB Participant wishes to recommence Installment payments for the next year. Empower must receive notice 30 calendar days before the next Ratchet Date that the GLWB Participant wishes to recommence payments; otherwise, Empower will not make any Installments. The Ratchet Date will not change if Installments are suspended.
Optional Resets of the GAW% During the GAW Phase
The GLWB Participant may Request, on an annual basis, a Reset of the GAW% during the GAW Phase at least thirty (30) calendar days prior to the Ratchet Date.
If requested, Empower will multiply the Covered Fund Value as of the Ratchet Date by the GAW% (based on the GLWB Participant's, or the younger joint Covered Person’s, Attained Age on the Ratchet Date) and determine if it is higher than the current Benefit Base multiplied by the current applicable GAW%. If so, the current GAW% will change to the Attained Age GAW% and the Benefit Base will change to the current Covered Fund Value as of the Ratchet Date. If it does not, the Reset shall be void but a Ratchet may still occur. If the Reset takes effect, it will be effective on the Ratchet Date as the Ratchet Date does not change due to Reset.
If (Attained Age GAW%) x (Covered Fund Value as of Ratchet Date) is greater than
(Current GAW%) x (Current Benefit Base)
Then (Attained Age GAW%) x (Covered Fund Value as of Ratchet Date) becomes new GAW and
(Covered Fund Value) = (New Benefit Base)
Numerical Example When Reset is Beneficial
Assume the following:
Age at Initial Installment Date: 60
Attained Age: 70
Covered Fund Value = $120,000
Current Benefit Base = $125,000
Current GAW% before Ratchet Date: 4%
Attained Age GAW% after Ratchet Date: 6%
(Current GAW%) x (Current Benefit Base) = 4% x $125,000 = $5,000
(Attained Age GAW%) x (Covered Fund Value) = 6% x $120,000 = $7,200
So, New GAW Amount is $7,200
New Benefit Base is $120,000
New GAW% is 6%
Numerical Example When Reset is NOT Beneficial
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Assume the following:
Age at Initial Installment Date: 60
Attained Age: 70
Covered Fund Value = $75,000
Current Benefit Base = $125,000
Current GAW% before Ratchet: 4%
Attained Age GAW% after Ratchet Date: 6%
(Current GAW %) x (Current Benefit Base) = 4% x $125,000 = $5,000
(Attained age withdrawal %) x (Covered Fund Value) = 6% x $75,000 = $4,500
So, because $4,500 is less than current GAW of $5,000, no Reset occurs.
Effect of Excess Withdrawals During the GAW Phase
After the Initial Installment Date, a Distribution or Transfer that is greater than the GAW will be considered an Excess Withdrawal. The Benefit Base will be adjusted by the ratio of the new Covered Fund Value (after the Excess Withdrawal) to the previous Covered Fund Value (after the GAW).
If an Excess Withdrawal occurs, the GAW and current Benefit Base will be adjusted on the next Ratchet Date. When the Benefit Base is greater than the Covered Fund Value, an Excess Withdrawal may reduce your future benefits by more than the dollar amount of the Excess Withdrawal.
Numerical Example Effect of Excess Withdrawals During the GAW Phase
Assume the following:
Covered Fund Value before GAW = $55,000
Benefit Base = $100,000
GAW%: 5%
GAW Amount = $100,000 x 5% = $5,000
Total annual withdrawal: $10,000
So,
Excess Withdrawal = $10,000 – $5,000 = $5,000
Covered Fund Value after GAW = $55,000 – $5,000 = $50,000
Covered Fund Value after Excess Withdrawal = $50,000 – $5,000 = $45,000
Covered Fund Value Adjustment due to Excess Withdrawal = $45,000/$50,000 = 0.90
Adjusted Benefit Base = $100,000 x 0.90 = $90,000
Adjusted GAW Amount (assuming no Benefit Base increase on succeeding Ratchet Date) = $90,000 x 5% = $4,500
Withdrawals taken during the GAW Phase to meet required minimum distribution requirements, in the proportion of the GLWB Participant’s Covered Fund Value to the GLWB Participant’s overall Account balance (and not taking into account any other retirement balances of the GLWB Participant), will be deemed to be within the contract limits for the GLWB Participant and will not be treated as Excess Withdrawals. The required minimum distribution shall not exceed the required minimum distribution amount calculated under the Code and regulations issued thereunder as in effect on the Election Date. In the event of a dispute about the required minimum distribution amount, our determination will govern.
Note: The Contract does not require us to warn the GLWB Participant or provide the GLWB Participant with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving the GLWB
Participant’s Covered Fund. The GLWB Participant should carefully monitor the GLWB Participant’s Covered Fund, any withdrawals from the GLWB Participant’s Covered Fund, and any changes to the GLWB Participant’s Benefit Base. The GLWB Participant may contact us at 1-866-317-6586 for information about the GLWB Participant’s Benefit Base.
Death During the GAW Phase
If the GLWB Participant Dies After the Initial Installment Date as a Sole Covered Person.
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If the GLWB Participant dies after the Initial Installment date without a joint Covered Person, the GLWB will terminate and no further Installments will be paid. The remaining Covered Fund Value shall be distributed in accordance with the Code and the terms of the Retirement Plan and the Account in which the Covered Fund is held. If permitted by the Retirement Plan and the Code, the GLWB Participant’s Beneficiary may elect to become the GLWB Participant in which event an initial Benefit Base shall be established and he or she will be subject to all terms and conditions of the Contract and the Code. This will be a new Election Date. Any election made by the Beneficiary is irrevocable.
If the GLWB Participant Dies After the Initial Installment Date while Joint Covered Person is Living.
Upon the GLWB Participant’s death after the Initial Installment Date, and while the joint Covered Person is still living, the joint Covered Person/Beneficiary will continue to receive GAW Installments based on the GLWB Participant’s original election until his or her death, if permitted by the Retirement Plan and the Code. Installments may continue to be paid to the surviving Covered Person based on the GAW% for joint Covered Persons as described above.
After the joint Covered Person’s death, the GLWB will terminate, no further Installments will be paid, and any remaining Covered Fund Value will be distributed in accordance with the Code and the terms of the Retirement Plan and the Contract. Alternatively, he or she may elect to receive his or her portion of the Covered Fund Value on the date of death as a lump sum Distribution or can separately elect to become an Owner and will be subject to all terms and conditions of the Certificate, the Contract, the Retirement Plan, and the Code. If the surviving Covered Person elects to separately become an Owner, the date of the election will be the new Ratchet Date.
Any election made by the Beneficiary is irrevocable.
The Settlement Phase
The Settlement Phase begins when the Covered Fund Value has reduced to zero as a result of negative Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Contract (e.g., custodian fees or advisory fees), and/or GAWs, but the Benefit Base is still positive. It is also important to understand that the Settlement Phase is the first time that we use our own money to make Installments to the GLWB Participant. During the GAW Phase, the GAWs are made first from the GLWB Participant’s own investment.
Installments continue for the GLWB Participant’s life under the terms of the Contract, but all other rights and benefits (including any death benefit to a Beneficiary) under the Contract will terminate. Installments will continue in the same frequency as previously elected, and cannot be changed during the Settlement Phase. Distributions and Transfers are not permitted during the Settlement Phase.
During the Settlement Phase, the Guarantee Benefit Fee will not be deducted from the Installments.
When the last Covered Person dies during the Settlement Phase, the GLWB will terminate and no Installments or death benefit will be paid to the Beneficiary.
Examples Of How The GLWB Works
A note about the examples:
•All Contract Contributions are assumed to be at the end of the year and occur immediately before the next Ratchet Date.
•All withdrawals are assumed to be at the beginning of the year and occur on the Ratchet Date.
•All GLWB Participants are assumed to be fully vested.
•All positive investment performance of the Covered Fund is assumed to be net of investment management fees.
•In all of the examples, the GLWB Participant has access to his Covered Fund Value until it is depleted:
•If the GLWB Participant dies before the Covered Fund Value is depleted, the remaining Covered Fund Value would be available to beneficiaries.
•If the GLWB Participant needs to take a withdrawal in excess of the GLWB Participant’s GAW, the GLWB Participant may take up to the Covered Fund Value, which will be considered an Excess Withdrawal.
Example 1 – Basic: Assume the GLWB Participant buys the GLWB at age 65 and starts taking GAWs in annual Installments immediately. Also, assume that the Covered Fund Value (net of investment management fees) decreases by 10% in the first two years and increases by 5% every year thereafter.
Details:
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•Sole Covered Person
•Initial Covered Fund Value: $500,000
•GAW Percent: 5%
•GAW Amount: $500,000 x 5% = $25,000
•Guarantee Benefit Fee: 1.20%
•Changes in Covered Fund Value (net of investment management fees):
•Year 1: -10%, Year 2: -10%, Years 3+: 5%
Result:
•The GLWB Participant annually withdraws $25,000 from the GLWB Participant’s Covered Fund until about age 87 when the Covered Fund is depleted:
•At age 87 the GLWB Participant’s Covered Fund Value is $11,514.
•The GLWB Participant withdraws the $11,514, which depletes the Covered Fund and the GLWB Participant is now in Settlement Phase.
•We provide the remaining $13,486 necessary to make the Installment of $25,000.
•We continue to pay Installments of $25,000 each year for the GLWB Participant’s life.
Illustration:
Example 2 – Ratchet: Assume the GLWB Participant buys the GLWB at age 55 and starts taking GAWs in annual Installments at age 65. Also, assume that the Covered Fund Value (net of investment management fees) increases by 5% in years 1 through 7, decreases by 10% in years 8 through 11, and increases by 5% thereafter.
Details:
•Sole Covered Person
•Initial Covered Fund Value: $500,000
•GAW Percent: 5%
•Guarantee Benefit Fee: 1.20%
•Changes in Covered Fund Value (net of investment management fees):
•Years 1 through 7: 5%, Years 8 through 11: -10%, Years 12+: 5%
Result:
•Positive Covered Fund performance through year 7 results in the Covered Fund Value of $649,160 on the Ratchet Date.
•The GLWB Participant’s Benefit Base Ratchets to $649,160.
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•Covered Fund Value at the beginning of year 10 is $454,559, but GAWs are based on the Benefit Base, which is $649,160.
•GAWs are $649,160 x 5% = $32,458.
•The GLWB Participant annually withdraws $32,458 from the GLWB Participant’s Covered Fund until about age 80 when the Covered Fund is depleted:
•At age 80, the GLWB Participant’s Covered Fund Value is $23,926.
•The GLWB Participant withdraws the $23,926 which depletes the Covered Fund and the GLWB Participant is now in Settlement Phase. We provide the remaining $8,532 necessary to make the Installment $32,458.
•We continue to pay Installments of $32,458 each year for the GLWB Participant’s life.
Illustration:
Example 3 – Additional Contract Contributions: Assume the GLWB Participant buys the GLWB at age 55 and the GLWB Participant makes annual Contributions of $2,500 until the GLWB Participant starts taking GAWs in annual Installments at age 65. Also, assume that the Covered Fund Value (net of investment management fees) decreases by 5% in years 1 through 10 and increases by 5% thereafter.
Details:
•Sole Covered Person
•Initial Covered Fund Value: $500,000
•Additional Annual Contract Contributions until GAWs Begin: $2,500
•GAW Percent: 5%
•Guarantee Benefit Fee: 1.20%
•Changes in Covered Fund Value (net of investment management fees):
•Years 1 through 10: -5%, Years 11+: 5%
Result:
•Poor Covered Fund performance in years 1 through 10 results in the Covered Fund Value of $282,593 at the end of year 10.
•The GLWB Participant’s Benefit Base at the end of year 10 is $525,000 as a result of the additional Contract Contributions in years 1 through 10.
•GAWs are $525,000 x 5% = $26,250.
•The GLWB Participant annually withdraws $26,250 from the GLWB Participant’s Covered Fund until about age 78 when the Covered Fund is depleted:
•At age 78, the GLWB Participant’s Covered Fund Value is $11,531.
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•The GLWB Participant withdraws the $11,531, which depletes the Covered Fund and the GLWB Participant is now in Settlement Phase. We provide the remaining $14,719 necessary to make the Installment $26,250.
•We continue to pay Installments of $26,250 each year for the GLWB Participant’s life.
Illustration:
Guarantee Benefit Fee
After the GLWB Participant purchases the GLWB, the GLWB Participant is required to pay the Guarantee Benefit Fee. The Guarantee Benefit Fee is set forth in the Contract, and is based on the dollar amount of the GLWB Participant’s Covered Fund Value (which may be the same as, higher than, or lower than, the Benefit Base due to factors that affect the Covered Fund Value between Ratchet Dates, such as Covered Fund performance). The Guarantee Benefit Fee will be deducted monthly as a separate charge from the GLWB Participant’s Covered Fund and will be paid by redeeming the number of fund shares of the GLWB Participant’s Covered Fund equal to the Guarantee Benefit Fee.
Pursuant to the terms of the GLWB, we will collect the fee from the custodian on a monthly basis in arrears. We reserve the right to change the frequency of the deduction, but will notify the Plan Sponsor and the GLWB Participant in writing at least thirty (30) days prior to the change. Because the Benefit Base may not exceed $5,000,000, we will not charge the Guarantee Benefit Fee on an amount of the GLWB Participant’s Covered Fund Value that exceeds $5,000,000.
Currently the Guarantee Benefit Fee is 1.20% and is subject to a minimum of 0.70% and a maximum of 1.50%. This is the guaranteed maximum or minimum Guarantee Benefit Fee we can ever charge for the GLWB. We may change the current fee within this minimum and maximum range at any time upon thirty (30) days written notice to the Plan Sponsor and the GLWB Participant. We determine the Guarantee Benefit Fee based on observations of a number of experience factors, including, but not limited to, interest rates, volatility, investment returns, expenses, mortality, and lapse rates. We reserve the right to change the Guarantee Benefit Fee at our discretion and for any reason, whether or not these experience factors change (although we will never increase the fee above the maximum or decrease the fee below the minimum). We do not need any particular event to occur before we may change the Guarantee Benefit Fee.
The Guarantee Benefit Fee is in addition to any charges that are imposed in connection with advisory, custodial, and other services, and charges imposed by the mutual funds in which the GLWB Participant invests.
At the time we calculate the Guarantee Benefit Fee, the Covered Fund Value may be less than the Benefit Base:
Example of how the Guarantee Benefit Fee is Computed (Covered Fund Value is Less Than Benefit Base)
Date: 1/31
Covered Fund Value = $100,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $100,000 / 12 = $100.00
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At the time we calculate the Guarantee Benefit Fee, the Covered Fund Value may be greater than the Benefit Base:
Example of how the Guarantee Benefit Fee is Computed (Covered Fund Value is Greater Than Benefit Base)
Date: 1/31
Covered Fund Value = $130,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $130,000 / 12 = $130.00
The Guarantee Benefit Fee compensates us for the costs and risks we assume for providing the GLWB (including marketing, administration, and profit).
If we do not receive the Guarantee Benefit Fee (except during Settlement Phase), including as a result of the failure of the Retirement Plan custodian to submit it to us, the Contract will terminate as of the date that the fee is due.
Will a GLWB Participant pay the same amount (in dollars) for the Withdrawal Guarantee every month?
Example 1: Declining Covered Fund Value results in declining Guarantee Benefit Fee
Date: 1/31
Covered Fund Value = $100,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $100,000 / 12 = $100.00
Date: 2/28
Covered Fund Value = $90,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $90,000 / 12 = $90.00
Note: in this example, the Guarantee Benefit Fee declined because the Covered Fund Value declined. This could be the result of negative Covered Fund performance.
Example 2: Increasing Covered Fund Value results in increasing Guarantee Benefit Fee
Date: 1/31
Covered Fund Value = $100,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $100,000 / 12 = $100.00
Date: 2/28
Covered Fund Value = $120,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $120,000 / 12 = $120.00
Note: in this example, the Guarantee Benefit Fee increased because the Covered Fund Value increased. This could be the result of several factors including positive Covered Fund performance, Transfers, or Contract Contributions.
Retirement Plan, Advisory, Custodian And Covered Fund Fees And Charges
In addition to the Guarantee Benefit Fee, we will deduct other fees not associated with the Contract or the GLWB (such as Retirement Plan, advisory, custodian and Covered Fund fees and charges) from the GLWB Participant Covered Fund Value and other investment options (as well as from the GLWB Participant Covered Fund Value and other investment options) on a pro-rata basis by redeeming shares of such funds. These fees will be deducted daily, monthly, or quarterly, and may vary by GLWB Participants and Retirement Plan. Deduction of these fees will reduce the Covered Fund Value dollar-for- dollar but will not affect the Benefit Base.
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Divorce Provisions Under The Contract
In the event of a divorce whose decree affects the GLWB, we will require written notice of the divorce in a manner acceptable to us and a copy of the applicable Qualified Domestic Relations Order (“QDRO”). A QDRO is a domestic relations order that creates or recognizes the existence of an Alternate Payee’s right to receive all or a portion of the benefits payable with respect to a GLWB Participant. A QDRO may also assign an Alternate Payee the right to receive these benefits.
Depending on which phase the GLWB is in when we receive the QDRO, the benefits of the GLWB will be altered to comply with the QDRO. The Alternate Payee under the QDRO may make certain elections during the Accumulation or GAW Phases. Any elections made by the Alternate Payee are irrevocable to the extent that an Alternate Payee becomes a GLWB Participant, he or she will be subject to all terms and conditions of the Certificate, the Contract, the Retirement Plan and the Code.
During the Accumulation Phase
Empower will make payments to the Alternate Payee and/or establish an Account on behalf of the Alternate Payee named in a QDRO approved during the Accumulation Phase. The Alternate Payee is responsible for submitting a Request to begin Distributions in accordance with the Code.
If the Alternate Payee is the GLWB Participant’s spouse during the Accumulation Phase, he or she may elect to become a GLWB Participant, either by:
(i)maintaining the current proportionate Benefit Base of the previous GLWB Participant; or
(ii)establishing a new Benefit Base based on the current Covered Fund Value on the date his or her Account is established and he or she will continue as a GLWB Participant.
If the Alternate Payee elects to maintain the current Benefit Base, the Benefit Base and the Covered Fund Value will be divided between the GLWB Participant and the Alternate Payee. The Covered Fund Value will be divided pursuant to the terms of the QDRO. The Benefit Base will be divided in the same proportion as the Covered Fund Value.
In either situation, the Alternate Payee’s Election Date shall be the date the Account is established.
A non-spouse Alternate Payee cannot elect to maintain the current Benefit Base, or proportionate share, but may elect to establish a new GLWB. The Benefit Base and Election Date will be based on the current Covered Fund Value on the date his or her Account is established. Any election made by an Alternate Payee described in this section is irrevocable.
During the GAW Phase
Empower will make payment to the Alternate Payee and/or establish an Account on behalf of the Alternate Payee named in a QDRO approved during the GAW Phase. The Alternate Payee is responsible for submitting a Request to begin Distributions in accordance with the Code.
If there is a Sole Covered Person
Pursuant to the instructions in the QDRO, the Benefit Base and GAW will be divided in the same proportion as their respective Covered Fund Values as of the effective date of the QDRO. The GLWB Participant may continue to receive the proportional GAWs after the accounts are split. If the Alternate Payee is the GLWB Participant’s spouse, he or she may elect to receive his or her portion of the Covered Fund Value as a lump sum Distribution or can separately elect to become a GLWB Participant.
If there are two Covered Persons
Pursuant to the instructions in the QDRO, the Benefit Base and GAW will be divided in the same proportion as their respective Covered Fund Values as of the effective date of the QDRO. The GLWB Participant may continue to receive the proportional GAWs after the accounts are split, based on the amounts calculated pursuant to the joint Covered Person GAW%.
If the Alternate Payee is the GLWB Participant’s spouse, he or she may elect to receive his or her portion of the Covered Fund Value as a lump sum Distribution or can separately elect to continue proportionate GAWs in the GAW Phase based on the amounts calculated pursuant to the joint Covered Persons GAW%, described in the “GAW Phase – Calculation of Installment,” after the accounts are split. A new Ratchet Date will be established for the Alternate Payee on the date the Accounts are split. Within thirty (30) days of each person’s Ratchet Date, the GLWB Participant and Alternate Payee can each elect a Reset based on the person’s own Attained Age GAW% for joint Covered Persons.
In the alternative, the Alternate Payee may establish a new GLWB in the Accumulation Phase with the Benefit Base based on the current Covered Fund Value on the date his or her Account is established.
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During the Settlement Phase
If a Request in connection with a QDRO is approved during the Settlement Phase, Empower will divide the Installment pursuant to the terms of the QDRO. Installments will continue pursuant to the lives of each payee.
Effect Of Annuitization
If the Code and the Retirement Plan permit and the GLWB Participant elects to annuitize, prior to the Initial Installment Date, the GLWB will terminate for those Covered Fund assets and the Guarantee Benefit Fee will not be refunded. If, based upon information provided by the Contract Owner, the GLWB Participant is entitled to a Distribution under the applicable terms and provisions of the Retirement Plan and the Code, all or a portion of the Account may be applied to an annuity payment option selected by the GLWB Participant, so long as the requirements of the Code and the Retirement Plan are met. Thereafter, the GLWB shall no longer be applicable with respect to amounts in the annuity payment option.
The amount to be applied to an annuity payment option is: (i) the portion of the vested Account Value elected by GLWB Participant, less (ii) Applicable Tax, if any, less (iii) any fees and charges described in the Contract. The minimum amount that may be applied under the elected annuity option is $5,000. If any payments to be made under the elected annuity payment option will be less than $50, Empower may make the payments in the most frequent interval that produces a payment of at least $50. There is no maximum age limitation at which time annuitization may be elected under the Certificate, and annuitization is not required.
Empower will issue a certificate or other statement setting forth in substance the benefits, rights, and privileges to which such person is entitled under the Contract, to each Annuitant describing the benefits payable under the elected annuity payment option.
Election of Annuity Options
An Annuitant is required to elect an annuity payment option and select the frequency of payments. The Annuitant must Request an annuity payment option or change an annuity payment option no later than 30 days prior to the Annuity Commencement Date elected by the GLWB Participant.
To the extent available under the Code and the Retirement Plan, the annuity payment options are:
•Income for Single Life Only
•Income for Single Life with Guaranteed Period
•Income for Joint Life Only
•Income for Joint Life with Guaranteed Period
•Income for a Specific Period
•Any other form of annuity payment permitted under the Retirement Plan, if acceptable to Empower.
The annuity option that will always be available is the Income for Single Life Only Annuity. If this annuity option is elected, Empower will make payments to the Annuitant at a frequency specified in the annuity certificate or other statement for the duration of the Annuitant’s lifetime. Payments will cease pursuant to the terms of the certificate or other statement.
Annuity payment frequency must be selected from the following:
•Monthly
•Quarterly
•Semi-annually
•Annually.
Annuity purchase rates will be the same rates that are available for a Single Premium Immediate Annuity currently offered by Empower at the time of annuitization.
It is generally not beneficial to annuitize this Certificate. The Certificate was designed specifically to provide the GLWB, and the GLWB Participant will have paid a non-refundable fee for such benefit. In addition, the annuity payment amount might be less than the GLWB payout would provide.
Termination Of The Contract
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Either Empower or the Plan Sponsor may terminate the Contract with advance written notice to the other party. The Contract termination date shall be the seventy-fifth (75th) or next Business Day after the date written notice is received in the Administrative Offices in good order. Prior to the Contract termination date, Empower and the Plan Sponsor may agree to an alternate Contract termination date.
If the Plan Sponsor Terminates the Contract
Under the terms of the Contract, the Plan Sponsor may terminate the Contract. In this event, all benefits, rights, and privileges provided by the Contract shall terminate. We will not refund the Guarantee Benefit Fee upon termination of the Contract. If the Plan Sponsor terminates the Contract, the Plan Sponsor may not apply for a new contract until ninety (90) calendar days after the date of the most recent Contract termination. In the event of termination, the GLWB Participant may choose to utilize the Covered Fund Value in the following ways:
If the GLWB Participant is eligible to receive Distributions under the Retirement Plan:
(a)the GLWB Participant may elect a direct rollover of the Covered Fund Value to an IRA that offers an Empower approved GLWB feature, if available. In this situation, the Benefit Base and GAW, if applicable, will be retained as of the date of Distribution from the Covered Fund(s) and will apply to the new GLWB feature.
(b)the GLWB Participant may choose to transfer the Covered Fund Value to any investment vehicle that does not offer a GLWB feature or to an investment vehicle that offers a GLWB feature, but does not permit the GLWB Participant to apply the Benefit Base and GAW to such feature. In this situation, the Benefit Base and GAW, if applicable, will be reduced to zero as of the date of the Distribution from the Covered Fund(s).
If the GLWB Participant does not elect or is not eligible to receive a Distribution:
The Covered Fund Value will be liquidated and invested pursuant to the terms of the Retirement Plan. This liquidation will cause the Benefit Base and the Covered Fund Value to be reduced to zero and any and all other benefits provided under the Contract and GLWB shall terminate on the Contract termination date.
Generally, effective January 1, 2020, if the Plan Sponsor eliminates a lifetime income investment from the Retirement Plan, GLWB Participants may be eligible to receive a Distribution 90 days prior to the date such lifetime income investment is no longer available. Please consult with your Plan Sponsor and/or qualified tax advisor.
For GLWB Participants that have reached the Settlement Phase on or before the date of the termination of the Contract, Installments will continue for as long as the GLWB Participant shall live.
If Empower Terminates the Contract
If Empower terminates the Contract, such termination will not adversely affect the GLWB Participant’s rights under the Contract, except that additional Contributions may not be invested in the Covered Fund(s) other than reinvested dividends and capital gains. The GLWB Participant will still be obligated to pay the Guarantee Benefit Fee.
Other Termination
In addition, if the Plan Sponsor terminates the Retirement Plan or moves the Retirement Plan to a provider that does not offer the Contract, the Contract will terminate. We will not refund the Guarantee Benefit Fee upon termination of the Contract.
Miscellaneous Provisions
Periodic Communications to GLWB Participants
Account statements will be provided to GLWB Participants periodically by the Plan Sponsor, or its designated third party.
Amendments to the Contract
The Contract and Certificate may be amended to conform to changes in applicable law or interpretations of applicable law, or to accommodate design changes. Amendments (if any) to accommodate design changes will be applicable only with respect to purchasers of new Contracts, unless the Company reasonably determines the change would be favorable for all existing Contract Owners, in which case the Company will notify the Contract Owner and the GLWB Participants. Changes in the Contract may need to be approved by the state insurance departments. The consent of the Contract Owner to an amendment will be obtained to the extent required by law.
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Assignment
The interests of the Plan Sponsor in the Contract may not be transferred, sold, assigned, pledged, charged, encumbered, or, in any way, alienated. The interests of the GLWB Participant in the GLWB may not be transferred, sold, assigned, pledged, charged, encumbered, or, in any way, alienated.
Cancellation
The GLWB Participant can cancel GLWB by causing the Covered Fund Value or the Benefit Base to be reduced to zero prior to the Settlement Phase due to one or more Excess Withdrawals or by failing to pay the Guarantee Benefit Fee. However, if the Excess Withdrawal occurs as a result of a same day Transfer between Covered Funds (i.e., shares of a Covered Fund are sold and shares of a new replacement Covered Fund are purchased on the same day,) then the GLWB will not be cancelled even if the Benefit Base of the Covered Fund is reduced to zero.
There is no free look provision if a Retirement Plan participant purchases the GLWB. (See “Return Privilege,” later in this prospectus.)
Misstatements
We may require adequate proof of the age and death of the Annuitant, GLWB Participant or Covered Person(s) before processing a Request for GAWs and annuity payments. If the age of the Annuitant, GLWB Participant or Covered Person(s) has been misstated, the Installment or annuity payment established for him or her will be made on the basis or his or her correct age.
Any correction required due to misstatements may be corrected by Empower, including increasing or decreasing future payments, in accordance with applicable law.
Financial Condition Of The Company
Like many businesses, insurance companies are facing challenges due to COVID-19. We know it is important for you to understand how these or similar events may affect our ability to meet guarantees that may be provided under the Contract. The Contract is not a separate account product, which means that no assets are set aside in a segregated or “separate” account to satisfy all obligations under the Contracts. Installments during Settlement Phase (if any) will be paid from our general account and, therefore, are subject to our claims paying ability. We issue other types of insurance policies and financial products as well, such as group variable annuities offered through retirement plans, term and universal life insurance, funding agreements, funding agreements backing notes and guaranteed investment contracts (“GICs”), and we also pay our obligations under these products from our assets in the general account. In the event of an insolvency or receivership, payments we make from our general account to satisfy claims under the Contract would generally receive the same priority as our other policyholder obligations.
As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet all the contractual obligations of our general account to our contract owners. In order to meet our claims-paying obligations, we regularly monitor our reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments. In addition, we actively hedge our investments in our general account. However, it is important to note that there is no guarantee that we will always be able to meet our claims paying obligations, and that there are risks to purchasing any insurance product.
State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our general account assets, which include bonds, mortgages, general real estate investments, and stocks, as well as the loss in value of these investments resulting from a loss in their market value.
Additional information regarding the Company, its business, senior management, and financial condition, is presented below in “Additional Information Regarding the Company.” We encourage both existing and prospective Contract Owners and GLWB Participants to read and understand our audited financial statements, which are included in this prospectus in “Appendix A – Company Financial Statements and Other Financial Information.” We prepare our audited financial statements on a statutory basis pursuant to laws and regulations promulgated by the Colorado Division of Insurance (this method of accounting is referred to herein as “Statutory” accounting). You may obtain a free copy of our financial statements for the most recent fiscal year by calling (800) 701-8255 or writing to the Administrative Office. In addition, our financial statements filed with this prospectus are available on the SEC’s website at www.sec.gov and on our website at www.empower.com.
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There is also information available on our website on ratings assigned to us by one or more independent rating organizations. These ratings are opinions of an operating insurance company’s financial capacity to meet the obligations of its insurance and annuity contracts based on its financial strength and/or claims-paying ability.
Taxation Of The Contract And GLWB
The following is a general discussion based on our interpretation of current United States federal income tax laws. This discussion does not address all possible circumstances that may be relevant to the tax treatment of a particular GLWB Participant. In general, this discussion does not address the tax treatment of transactions involving investment assets held in your Account except insofar as they may be affected by the holding of a GLWB. Further, it does not address the consequences, if any, of holding a GLWB under applicable federal estate tax laws or state and local income and inheritance tax laws. You should also be aware that the tax laws may change, possibly with retroactive effect. Prospective Contract Owners and GLWB Participants should consult their own tax advisors regarding the potential tax implications of purchasing a Contract or GLWB in light of their particular circumstances. The GLWB should not be purchased for the purpose of additional tax deferral.
In General
The Contract is a novel and innovative instrument and, to date, its proper characterization and consequences for federal income tax purposes have not been directly addressed in any cases, administrative rulings or other published authorities. We can give no assurances that the Internal Revenue Service (“IRS”) will agree with our interpretations regarding the proper tax treatment of a Contract or GLWB or the effect (if any) of the purchase of a Contract or GLWB on the tax treatment of any transactions in your Account, or that a court will agree with our interpretations if the IRS challenges them. You should consult a tax advisor before purchasing a Contract or GLWB.
The following discussion generally applies to Contracts and GLWBs treated as annuity contracts maintained as part of a plan qualified under Section 403(b) of the Code.
Section 403(b) Contracts
Section 403(b) of the Code allow employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a contract that will provide an annuity for the employee’s retirement. These premium payments may be subject to FICA (social security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 ½, severance from employment, death or disability. Other exceptions may be applicable under certain circumstances. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.
A GLWB is available only with respect to the Account for which the Contract and Certificate are purchased.
•A GLWB is intended for purchase only by an employee participating in a Section 403(b) Retirement Plan.
•We are not responsible for determining whether a GLWB complies with the terms and conditions of, or applicable law governing, the Retirement Plan. You are responsible for making that determination. Similarly, unless otherwise agreed, we are not responsible for administering any applicable tax or other legal requirements applicable to the Retirement Plan. The Plan Sponsor, the GLWB Participant or a service provider for the Retirement Plan is responsible for determining that distributions, beneficiary designations, investment restrictions, charges and other transactions under a GLWB are consistent with the terms and conditions of the Retirement Plan and applicable law.
•Among other things, if the Retirement Plan is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), you should consider how the GLWB will be treated under the ERISA qualified joint and survivor annuity and qualified pre-retirement survivor annuity rules and, if applicable, make provision for complying with those rules in the governing documents and procedures of the Retirement Plan. Guidance published by the Internal Revenue Service on February 21, 2012, may suggest that the GLWB will be treated as an annuity for purposes of those rules.
•If the GLWB Participant’s spouse is a joint Covered Person, that spouse must be the GLWB Participant’s sole beneficiary under the Retirement Plan.
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•The GLWB Participant’s Account is subject to required minimum distribution rules. Withdrawals during the GAW Phase from the Covered Fund Value taken to meet required minimum distribution requirements, in the proportion of the GLWB Participant’s Covered Fund Value to the overall Account balance (and not taking into account any other retirement balances of the GLWB Participant), will be deemed to be within the contract limits for the GLWB and will not be treated as Excess Withdrawals. The required minimum distribution shall not exceed the required minimum distribution amount calculated under the Code and regulations issued thereunder as in effect on the Election Date. In the event of a dispute about the required minimum distribution amount, our determination will govern. In some circumstances, compliance with the minimum distribution rules may affect the amount and timing of Installments pursuant to the GLWB.
•We generally are required to confirm, with the Plan Sponsor or otherwise, that surrenders or transfers requested by GLWB Participants comply with applicable tax requirements and to decline requests that are not in compliance. We will defer such payments requested by GLWB Participants until all information required under the tax law has been received. By requesting a surrender or transfer, a GLWB Participant consents to the sharing of confidential information about the GLWB Participant, the Contract and Certificate, and transactions under the Contract, the GLWB and any other 403(b) contracts or accounts the GLWB Participant has under the Retirement Plan among us, the employer or Plan Sponsor, any Plan administrator or recordkeeper, and other product providers.
•The Retirement Plan can be terminated, or the availability of the GLWB under the Retirement Plan otherwise discontinued by persons other than the GLWB Participant.
Numerous changes have been made to the income tax rules governing Section 403(b) contracts as a result of legislation enacted during the past several years, including rules with respect to: maximum contributions, required distributions, penalty taxes on early or insufficient distributions, and income tax withholding on distributions.
In the case of distributions from a Section 403(b) contract, including payments to a GLWB Participant from a GLWB, a ratable portion of the amount received is taxable, generally based on the ratio of the GLWB Participant’s cost basis (if any) to the GLWB Participant’s total accrued benefit under the Retirement Plan. Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distribution from Section 403(b) contract. To the extent amounts are not includable in gross income because they have been properly rolled over to an IRA or to another eligible qualified plan, no tax penalty will be imposed. The tax penalty also will not apply to: (a) distributions made on or after the date on which the GLWB Participant reaches age 59 ½; (b) distributions following the GLWB Participant’s death or disability (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) distributions that are part of substantially equal periodic payments made not less frequently than annually for the GLWB Participant’s life (or life expectancy) or the joint lives (or joint life expectancies) of the GLWB Participant and an eligible designated beneficiary; and (d) certain other distributions specified in the Code.
Generally, distributions from a Section 403(b) contract must commence no later than April 1 of the calendar year following the year in which the individual attains their applicable age or, if later, retires from employment with the Section 403(b) plan sponsor. If the individual attains (1) age 70 ½ before 2020, the applicable age is 70 ½; (2) age 72 during or after 2020 but before 2023, the applicable age is 72; (3) age 72 during or after 2023 and age 73 before 2033, the applicable age is 73; or (4) age 74 after 2032, the applicable age is 75. Required distributions must be over a period not exceeding the life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated beneficiary. Distribution requirements also apply to Section 403(b) contracts upon the death of the individual. If the required minimum distributions are not made, a 25% penalty tax is imposed as to the amount not distributed but is reduced to 10% if a distribution of the shortfall is made within two years and to the date the excise tax is assessed or imposed by the IRS.
SECURE Act and SECURE 2.0 Act were passed as part of the comprehensive government appropriations bills in 2019 and 2022, respectively (referred to collectively as the “SECURE Act”). The SECURE Act made significant changes to laws governing individual retirement accounts, individual retirement annuities and defined contribution retirement plans, such as 401(k), 403(b) and 457 (b) plans. Certain of these changes are reflected in this prospectus.
Changes to Timing of Death Benefit Distributions. Prior to the SECURE Act, beneficiaries of an annuity that was part of a defined contribution plan could elect to have the annuity’s death benefit distributed over the beneficiary’s life expectancy. Under the new rule, except for eligible designated beneficiaries (“EDBs”), the beneficiary generally must receive the entire death benefit within 10 years of the annuity owner’s death. EDBs may still elect to take distributions over their life expectancy or over a period not extending beyond their life expectancy, but the 10-year requirement applies when they die. EDBs include: (1) the owner‘s surviving spouse, (2) the owner’s minor children (until they reach the age of majority), (3) a disabled person, (4) a chronically ill person, or (5) an individual who is not more than 10 years younger than the owner. A beneficiary’s status as an EDB is determined on the date of the owner’s death
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New Distributable Event. Prior to the SECURE Act, if a plan sponsor eliminated a lifetime income investment from the retirement plan, participants could potentially lose their lifetime income benefits because a participant may not have been eligible to take a distribution from their retirement plan and rollover their assets to an IRA with an Empower approved guaranteed lifetime withdrawal benefit. Under the new rule, generally, if the plan sponsor eliminates a lifetime income investment from the retirement plan, participants may be eligible to receive a distribution 90 days prior to the date such lifetime income investment option is no longer available.
Distributions from Section 403(b) contracts generally are subject to withholding for the individual’s federal income tax liability, subject to the individual’s election not to have tax withheld. The withholding rate varies according to the type of distribution and the individual’s tax status.
“Eligible rollover distributions” from Section 403(b) contracts and certain other retirement plans are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is any distribution to an employee (or employee’ spouse or former spouse as beneficiary or alternate payee) from such a plan, except certain distributions such as distributions required by the Code, distributions in a specified annuity form, or hardship distributions. The 20% withholding does not apply, however, to nontaxable distributions or if (i) the employee (or employee’s spouse or former spouse as beneficiary or alternate payee) chooses a “direct rollover” from the plan to a tax qualified plan, IRA, Roth IRA or Section 403(b) contract or to a governmental 457 plan that agrees to separately account for rollover contributions; or (ii) non-spouse beneficiary chooses a “direct rollover” from the plan to an IRA established by the direct rollover.
Annuity purchases by nonresident aliens. The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.
Seek Tax Advice. The above description of federal income tax consequences of the Section 403(b) contracts is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences.
The following provisions, where applicable, are effective for taxable years beginning after December 31, 2025:
• All catch-up contributions for participants with FICA wages over $150,000 must be made as Roth contributions.
• Plans are required to provide a paper benefit statement at least once annually unless the participant elects otherwise.
Sales Of The Contracts
We have entered into an underwriting agreement with Empower Financial Services for the distribution and sale of the Contracts. Pursuant to this agreement, Empower Financial Services serves as principal underwriter for the Contracts, offering them on a continuous basis.
Empower Financial Services is located at 8515 East Orchard Road, Greenwood Village, CO 80111. Empower Financial Services will use its best efforts to sell the Contracts, but is not required to sell any specific number or dollar amount of Contracts.
Empower Financial Services was organized as a corporation under the laws of the State of Delaware in 1984 and is an affiliate of ours. Empower Financial Services is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities administrators in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (“FINRA”).
Empower Financial Services offers the Contracts through its registered representatives who are registered with FINRA and with the states in which they do business. More information about Empower Financial Services and its registered representatives is available at www.finra.org or by calling 800-289-9999. You can also obtain an investor brochure from FINRA describing its Public Disclosure Program. Registered representatives with Empower Financial Services are also licensed as insurance agents in the states in which they do business and are appointed with us.
Empower Financial Services may also enter into selling agreements with unaffiliated broker-dealers to sell the Contracts. The registered representatives of these selling firms are registered with FINRA and with the states in which they do business, are licensed as insurance agents in the states in which they do business, and are appointed with us.
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We do not pay commissions to Empower Financial Services or to the unaffiliated broker-dealers in connection with the sale or solicitation of the Contracts. However, we may provide non-cash compensation in the form of training and education programs to registered representatives of Empower Financial Services who sell the Contracts as well as registered representatives of unaffiliated broker-dealers. Registered representatives of Empower Financial Services also sell other insurance products that we offer and may receive certain non-cash items, such as conferences, trips, prizes and awards under non-cash incentive compensation programs pertaining to those products. None of the items are directly attributable to the sale or solicitation of the Contracts. Such compensation will not be conditioned upon achievement of a sales target. Finally, we and Empower Financial Services may provide small gifts and occasional entertainment to registered representatives with Empower Financial Services or other selling firms in circumstances in which such items are not preconditioned on achievement of sales targets.
At times, Empower Financial Services may make other cash and non-cash payments to selling firms for expenses relating to the recruitment and training of personnel, periodic sales meetings, the production of promotional sales literature and similar expenses. These expenses may also relate to the synchronization of technology between the Company, Empower Financial Services, and the selling firm in order to coordinate data for the sale and maintenance of the Contracts. The amount of other cash and non-cash compensation paid by Empower Financial Services or its affiliated companies ranges significantly among the selling firms. Empower Financial Services and its affiliates may receive payments from affiliates of the selling firms that are unrelated to the sale of the Contracts. Any amounts paid by Empower Financial Services to a selling firm or by Empower to a selling firm are derived from the general account assets of Empower and are not deducted from the Guarantee Benefit Fee. The Guarantee Benefit Fee does not vary because of such payments to such selling firms.
Although the Company and Empower Financial Services do not anticipate discontinuing offering the Contracts, we do reserve the right to discontinue offering the Contracts at any time.
Additional Information Regarding The Contract
Owner Questions
The obligations to Contract Owners and Covered Persons under the Contracts are ours. Please direct your questions and concerns to us at our Administrative Office.
Return Privilege
Within the free-look period, if applicable, (up to 30 days under applicable state law) after receiving the Contract, the Contract Owner may cancel it for any reason by delivering or mailing it postage prepaid to:
Empower Annuity Insurance Company of America
Annuity Administration
8515 East Orchard Road
Greenwood Village, CO 80111
If the Contract Owner cancels the Contract, the Contract will be void.
State Regulation
As a life insurance company organized and operated under the laws of the State of Colorado, we are subject to provisions governing life insurers and to regulation by the Colorado Commissioner of Insurance. Our books and accounts are subject to review and examination by the Colorado Division of Insurance.
Evidence of Death, Age, Gender, or Survival
We may require proof of the age, gender, death, or survival of any person or persons before acting on any applicable Contract provision.
Legal Matters Regarding The Contract
Certain matters regarding the offering of the securities herein have been passed upon by Counsel, Employee Benefits, Insurance and Trust for the Company. Eversheds Sutherland (US) LLP has provided advice on certain matters relating to the application of federal securities laws to the Certificates.
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Cyber Security Risks
Our variable annuity contract business is highly dependent upon the effective operation of our computer systems and those of our business partners, so that our business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption, and destruction of data maintained online or digitally, denial of service on our website and other operational disruption, and unauthorized release of confidential owner information. Cyber-attacks affecting us, the Portfolios, intermediaries and other affiliated or third-party service providers may adversely affect us and your Annuity Account Value. For instance, cyber-attacks may interfere with our processing of Contract transactions, including the processing of Transfer Requests from our website or with the Portfolios, impact our ability to calculate accumulation unit values, cause the release and possible destruction of confidential owner or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the Portfolios invest, which may cause the Portfolios underlying your Contract to lose value. There can be no assurance that we or the Portfolios or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
We are also exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, earthquakes, epidemics and terrorist acts, which could adversely affect our ability to administer the Contracts. Natural and man-made disasters, such as the recent spread of COVID-19, may require a significant contingent of our employees to work from remote locations. During these periods, we could experience decreased productivity, and a significant number of our workforce or certain key personnel may be unable to fulfill their duties. In addition, system outages could impair our ability to operate effectively by preventing the workforce from working remotely and impair our ability to process Contract-related transactions or to calculate Contract values.
The Company outsources certain critical business functions to third parties and, in the event of a natural or man-made disaster, relies upon the successful implementation and execution of the business continuity planning of such entities. While the Company closely monitors the business continuity activities of these third parties, successful implementation and execution of their business continuity strategies are largely beyond the Company’s control. If one or more of the third parties to whom the Company outsources such critical business functions experience operational failures, the Company’s ability to administer the Contract could be impaired.
Abandoned Property Requirements
Every state has unclaimed property laws that generally provide for escheatment to the state of unclaimed property (including proceeds of annuity contracts) under various circumstances. This “escheatment” is revocable, however, and the state is obligated to pay the applicable proceeds if the property owner steps forward to claim it with the proper documentation. To help prevent such escheatment, it is important that you keep your contact and other information on file with us up to date, including the names, contact information, and identifying information for owners, annuitants, beneficiaries, and other payees.
Additional Information Regarding The Company
Corporate Organization and Overview
Empower Annuity Insurance Company of America is a stock life insurance company that was originally organized under the laws of the State of Kansas as the National Interment Association. Our name was changed to Ranger National Life Insurance Company in 1963, then to Insuramerica Corporation, and then to Great-West Life & Annuity Insurance Company in 1982, prior to changing to our current name in 2022. In September of 1990, we re-domesticated under the laws of the State of Colorado. Our executive office is located at 8515 East Orchard Road, Greenwood Village, Colorado 80111.

The Company is a direct wholly-owned subsidiary of Empower Holdings, LLC (“Empower Holdings”), a Delaware limited liability company. Empower Holdings is a direct wholly-owned subsidiary of Great-West Lifeco U.S. LLC (“Lifeco U.S.”), a Delaware limited liability company and an indirect wholly-owned subsidiary of Great-West Lifeco Inc. (“Lifeco”), a Canadian holding company. Lifeco operates in the United States primarily through the Company, and in Canada and Europe through The Canada Life Assurance Company (“CLAC”), a Canadian insurance company, and Irish Life Group Limited and their respective subsidiaries. Lifeco is a subsidiary of Power Financial Corporation (“Power Financial”), a Canadian holding company with substantial interests in the financial services industry. Power Corporation of Canada (“Power Corporation”), a Canadian holding and management company, has voting control of Power Financial. The Desmarais Family Residuary Trust, through a group of private holding companies that it controls, has voting control of Power Corporation.
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The shares of Lifeco and Power Corporation are traded publicly in Canada on the Toronto Stock Exchange.
Business of the Company
Operating primarily as “Empower,” the Company and its subsidiaries are a leading provider of employer-sponsored retirement savings plans in the public/non-profit and corporate sectors throughout the United States, with the mission of empowering financial freedom for all. The Company is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in all states in the United States, except New York, and in the District of Columbia, Puerto Rico, Guam and the U.S. Virgin Islands.

As presented in the Company’s 2025 audited financial statements filed with this Prospectus, which are prepared in accordance with statutory reporting standards, effective January 1, 2025, the Company executed a comprehensive realignment of its operating segments into two segments: (1) the Empower segment, comprised of Empower Workplace Solutions, Empower Personal Wealth and Earnings on Surplus, and (2) the Corporate segment. This realignment aligns segment reporting to better reflect the way management evaluates performance, allocates capital and assesses strategic opportunities.

Through its Empower segment, comprised of Empower Workplace Solutions, Empower Personal Wealth and Earnings on Surplus, the Company and its subsidiaries provide a range of investment and retirement products and solutions, including a comprehensive suite of saving, investment, advisory, administrative and record keeping services for financial institutions and employers. Empower Workplace Solutions offers saving, investment and advisory services through employer-sponsored plans, and Empower Personal Wealth offers individual product solutions and provides retail wealth management products and services to individuals, including individual retirement accounts and after-tax investment accounts. The Corporate segment includes non-core operating activities, financing costs and other corporate items unrelated to Empower’s principal businesses.

In 2024, the Company acquired Plan Management Corporation, the creator of OptionTrax (“OptionTrax”), a digital equity plan administration and service provider, expanding the Company’s workplace retirement services under the Workplace Solutions segment to employers who offer equity compensation programs as well as enhancing financial planning services offered through the Personal Wealth segment.

During the first quarter of 2025, the Company announced a new consumer-directed healthcare (CDH) offering to help individuals manage their healthcare finances. The Company will offer benefits such as health savings accounts (HSAs), flexible spending accounts (FSAs), health reimbursement arrangements (HRAs), voluntary employees’ beneficiary association plans (VEBAs), wellness incentives, lifestyle benefits, and more. In partnership with Alegeus Technologies, LLC, the integrated set of CDH benefits will be incorporated into Empower's digital platform under the Empower brand.

During the second quarter of 2025, the Company announced a new investment option for retirement plan participants incorporating private market opportunities in equity, credit, and real estate into advised defined contribution retirement plans. The initiative was launched in collaboration with asset managers including Apollo, Franklin Templeton, Goldman Sachs, Neuberger Berman, PIMCO, Partners Group, and Sagard. The investments are included as part of Collective Investment Trust (CIT) offerings and are intended to provide plan participants with diversified investment options which were previously limited to institutional and high-net-worth investors.

The President and Chief Executive Officer (the “CEO”) of the Company is also the Chief Operating Decision Maker of the Company. The CEO primarily reviews financial information prepared in accordance with International Financial Reporting Standards for the purposes of assessing the overall financial performance of the enterprise, including the Company, its subsidiaries and other U.S. affiliates. The CEO also reviews the Company’s financial information prepared in accordance with statutory reporting standards that is included in registration statements filed with the Securities and Exchange Commission (the “SEC”), such as this Prospectus.

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No customer accounted for 10% or more of the Company’s consolidated revenues during the years 2025, 2024, or 2023. In addition, no segment of the Company’s business is dependent upon a single customer or a few customers, the loss of which would have a significant effect on it or its business segments’ operations. The loss of business from any one, or a few, customers, independent brokers or agents would not have a material adverse effect on the Company or its business segments.
Empower Segment
The Empower segment is comprised of Empower Workplace Solutions, Empower Personal Wealth and Earnings on Surplus.
Empower Workplace Solutions provides employer-sponsored retirement plan solutions across the corporate, government, institutional and non-profit markets, including a comprehensive suite of saving, investment, advisory, administrative and recordkeeping services for defined contribution and associated defined benefit plans. Empower Workplace Solutions includes the heritage Empower workplace retirement products and services businesses, as well as the retirement plan administration and services businesses acquired from Massachusetts Mutual Life Insurance Company (“MassMutual”) in 2020, and Prudential Financial, Inc. (“Prudential”) in 2022. Through these acquisitions and organic growth, Empower has further strengthened its position as a leader in the workplace retirement products and services market.
Empower Workplace Solutions is focused on providing investment products, administrative services, and recordkeeping services to retirement plans organized under Internal Revenue Code Sections 401(a), 401(k), 403(b), 408, and 457 by private corporations, state and local governments, hospitals, non-profit organizations, public school districts, and “Taft Hartley” plans provided to organized labor groups, as well as their participants. Empower had assets under administration (“AUA”) in excess of $2.0 trillion at December 31, 2025, up from approximately $1.7 trillion at December 31, 2024. Empower participant accounts have grown to approximately 19 million at December 31, 2025, up from approximately 18.5 million at December 31, 2024.
Within Empower Workplace Solutions, the Company offers insurance-based investment products, such as variable annuity products and guaranteed interest rate investment products, that are designed to meet the specific needs of the customer. In addition, the Company offers both customized annuity and non-annuity products.
Variable annuity products – The Company’s variable annuity product offerings serve as funding vehicles for retirement plans and individual retirement accounts and provide the option for clients to annuitize assets. Additionally, some variable annuity offerings provide GLWBs, which guarantees that the client is able to take contractually specified withdrawals from their assets that will continue for life regardless of market performance or longevity. Depending on the product, the Company may earn fees from the separate account for GLWB risks, mortality and expense risks pertaining to the variable annuity contract, and/or for providing administrative services. For variable annuity assets invested in mutual funds, the Company may be reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements.
Guaranteed interest rate investment products – The Company offers guaranteed interest rate investment products, including the Certificate described in this Prospectus, that provide guaranteed minimum lifetime income to the covered individual under certain specified conditions. On these guaranteed interest rate investment products, the Company earns investment margins on the difference between the income earned on investments in its general account and the interest credited to the participant’s account balance. The Company’s general account assets support the guaranteed investment products. The Company also manages fixed interest rate products known as stable value funds that may be structured as separate accounts, pooled collective trusts, and custom collective trusts for which it is paid a management fee that is earned by the Company either directly or through its indirect wholly-owned subsidiaries Empower Capital Management, LLC (“Empower Capital Management”) or Empower Trust Company, LLC (“Empower Trust Company”).
Retirement Plan Services – Through the Company’s indirect wholly-owned subsidiary Empower Retirement, LLC (“Empower Retirement”), Empower Workplace Solutions provides defined contribution retirement plans to public, private and non-profit employers and associated administrative services and partners with other large financial institutions to provide third-party recordkeeping and administration services Empower Retirement receives asset-based and/or participant-based fees for providing third-party administrative and recordkeeping services to financial institutions and employer-sponsored retirement plans.

Empower Personal Wealth launched in 2023 by combining Empower’s legacy rollover and brokerage offerings with the capabilities and customers from past acquisitions. Empower Personal Wealth offers a broad suite of financial solutions including personalized advisory services, investment management, a diverse array of investment options, individual retirement accounts (“IRAs”), taxable accounts and high-net-worth wealth management.
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Within Empower Personal Wealth, the Company’s subsidiaries provide the following products and services:

Asset Management Services – Through the Company’s indirect wholly-owned, registered investment advisor subsidiaries, Empower Capital Management, and Empower Advisory Group, LLC, the Company provides investment management and advisory services to institutions, plan sponsors and individuals.

 Consumer Accounts and Advisory Services – Empower offers investment management services, investments products and IRA accounts to consumers and as a roll-over option for employees rolling out of employer-sponsored defined contribution retirement plans. Empower earns asset-based fees from managed accounts and products, as well as and per account fees for providing administrative and recordkeeping services. For those accounts invested in mutual funds, Empower can be reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements.

 Mutual funds and collective trusts – Empower earns administration fees under various revenue sharing agreements from mutual funds and collective trusts for marketing, sales, and service costs incurred while providing services to individuals and institutional clients on behalf of the funds. On proprietary collective trusts, Empower earns an asset-based management fee through Empower Trust Company.

Corporate Segment
The Company’s Corporate segment primarily includes non-participating and certain participating insurance and risk solutions products such as group annuity contracts, individual annuity contracts, and individual insurance products. This segment also includes financing charges, certain investment related dividend and earnings, and business operations of one of the Company’s subsidiaries. The Corporate segment combines earnings and expenses not attributable to the Empower segment, and isolates non-core and corporate impacts from within the Company’s financial results.
Future Policy Benefit Liabilities and Life Insurance In-Force
The amount of fixed annuity products in-force is measured by future policy benefits. The following table shows group and individual annuity policy benefits supported by the Company’s general account net of ceded reinsurance, as well as the annuity balances in Workplace Solutions and legacy individual markets separate accounts for the years indicated:

	(In millions)
Year Ended December 31,	General Account Annuity Benefits Liabilities	Workplace Solutions Annuity Separate Accounts	Individual Markets Annuity Separate Accounts
2025	$24,111	$11,136	$3,186
2024	$24,991	$10,870	$3,245
2023	$27,625	$11,464	$3,353
2022	$32,942	$11,845	$3,321
2021	$27,242	$14,634	$4,331
For Variable Annuities, the future policy benefit liabilities are computed on the basis of prescribed Statutory valuation interest rates and other assumptions as required by Statutory Valuation Law. For all other annuities policy benefit liabilities are established at the contract holder’s account value, which is equal to cumulative deposits and credited interest, less withdrawals, mortality and certain other charges.
The general account also has immediate annuities. The policy benefit liabilities for the immediate annuities are computed on the basis of prescribed Statutory valuation interest rates and mortality (where payouts are contingent on survivorship). These assumptions generally vary by plan, year of issue, and policy duration. Policy benefit liabilities for immediate annuities without life contingent payouts are computed on the basis prescribed Statutory valuation interest rates.
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The following table summarizes legacy individual markets life insurance future policy benefits liabilities net of ceded reinsurance, life insurance separate account balances, and life insurance in-force net of ceded reinsurance for the years indicated:

	(In millions)
Year Ended December 31,	Individual Markets Life Insurance Future Policy Benefits Liabilities	Individual Markets Life Insurance Separate Accounts	Individual Markets Life Insurance In-force
2025	$3,190	$8,056	$4,972
2024	$3,268	$7,590	$5,254
2023	$3,345	$7,283	$5,421
2022	$3,450	$6,827	$5,628
2021	$6,541	$7,884	$3,224
For both the individual markets life insurance future policy benefits liabilities and life insurance separate accounts, the future policy benefits are computed on the basis of prescribed Statutory valuation interest rates and mortality. These future policy benefits liabilities are calculated as the present value of future benefits (including dividends) less the present value of future net premiums, subject to a cash surrender value floor. The assumptions used in calculating the future policy benefits liabilities generally vary by plan, year of issue, and policy duration.
Additionally, for both the individual markets life insurance future policy benefits liabilities and life insurance separate accounts, policy and contract claim liabilities are established for claims that have been incurred but not reported based on factors derived from past experience.
The aforementioned policy benefit liabilities are computed amounts that, with additions from premiums and deposits to be received and with interest on such liabilities, are expected to be sufficient to meet the Company’s policy obligations (such as paying expected death or retirement benefits or surrender requests) and to generate profits.
Method of Distribution of Products Within Empower Workplace Solutions and Empower Personal Wealth
Empower Workplace Solutions distributes products to plan sponsors through the Company’s subsidiary, Empower Financial Services, Inc., as well as through brokers, consultants, advisors, third-party administrators and banks. Retirement plan sponsors are supported by Empower’s dedicated sales, account management and client service professionals. Empower Workplace Solutions also offers private label recordkeeping and administrative services distributed through institutional clients. Empower Personal Wealth utilizes a multi-channel distribution approach through in-plan offerings of Empower Personal Wealth services through the Empower Workplace Solutions platforms, direct-to-consumer engagement through our digital platform and customized advisory services provided by the Company’s advisors.

Competition Within Empower Workplace Solutions and Empower Personal Wealth
Empower Workplace Solutions
The defined contribution industry continues to evolve with meaningful transformation shaped by sustained fee pressure, increasing regulatory complexity, and heightened expectations from plan sponsors and participants for more personalized and digitally sophisticated services. These evolving competitive dynamics include advances in AI, automation, and data-driven technology platforms; increasing importance of scale and operational efficiency; and rising expectations for participant engagement, integrated solutions, and enhanced service delivery. Competitors include other financial institutions that offer financial institutions that offer retirement plan recordkeeping, other retirement planning and employee benefit solutions. Within this environment, Empower Workplace Solutions continues to be well positioned with strong brand recognition; operational synergies achieved from business acquisitions that enhance workflow automation and scalability; and use of technology and AI capabilities to drive efficiency and deepen customer engagement. These operational strengths enable the Company to compete effectively in a marketplace where innovation, service flexibility, and participant experience are critical drivers of success.
Empower Personal Wealth
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The wealth management market continues to be intensely competitive due to shifting client expectations; ongoing fee pressure; and growing demand for more comprehensive and personalized financial solutions. Competitors span a broad spectrum, including traditional financial institutions, hybrid and fully digital registered investment advisors, independent advisory firms, broker-dealers, mutual fund companies, insurance companies, and banks. While no single competitor dominates the industry, large established firms benefit from scale, brand recognition, and diversified service models, while newer and more specialized entrants emphasize streamlined digital experiences and tailored customer engagement. Within this competitive environment, Empower Personal Wealth leverages access to an existing client base through Empower Workplace Solutions; ongoing technological enhancements to its wealth management offerings; and cross-segment business synergies that broaden services capabilities.
Consolidation across the industry is reshaping the competitive landscape, as larger players acquire smaller firms to broaden capabilities and enhance market share, alongside fintech providers introducing lower-cost and technology alternatives. Competition increasingly centers on the quality of advisory services, customer experience, financial planning sophistication, cost efficiency, differentiated digital tools, reputation management, and social media presence.

2026 Outlook
In 2026, the Company is continuing to focus on its core strategies: delivering financial security and wellness through the workplace, providing advice-centered wealth management, delivering strong investment and asset management and leveraging risk and capital management expertise. The Company intends to invest strategically to drive growth and productivity, while maintaining strong risk and expense discipline, to deliver sustainable long-term value to its customers and shareholders.
Empower Workplace Solutions
Empower Workplace Solutions is well positioned to capture meaningful growth opportunities as demand continues to expand across various plan types, company sizes, and market segments. In 2026, the Company anticipates increased capital investment to support this increase in demand across the broader industry and to support continued adoption of AI and other advanced technologies that are expected to continually reshape the financial services competitive landscape. These initiatives, including enhanced automation, optimized global workforce distribution, and streamlined processes, are expected to strengthen operational performance and support continued growth capacity. As the second-largest provider in the U.S. defined contribution market, Empower anticipates ongoing organic growth and remains attentive to consolidation trends that may create additional opportunities. The Company’s ongoing commitment to technological and financial innovation, customer-focused service delivery, and operational excellence reinforces its competitive position and supports improved retirement outcomes for a diverse range of plan sponsors and participants.
Empower Personal Wealth
In 2026, Empower Personal Wealth expects to continue to drive growth through a hybrid approach that integrates the expertise of financial advisors with sophisticated digital platforms. Active marketing efforts and an established advisor distribution network to promote the Empower brand will complement these initiatives. It will continue to focus on developing and expanding a broad range of product solutions, leveraging the Empower Personal Dashboard and Empower Advisors. Amid rising demand for personalized wealth management services, Empower Personal Wealth is well positioned to capture market share arising from the ongoing inter-generational transfer of wealth. Significant demographic shifts, including the transition of assets from older to younger generations, are expected to drive sustained growth in advisory and digital engagement opportunities. Empower’s combination of scalable technology, financial planning, and personalized advisory solutions enables it to address evolving client expectations for integrated, goal focused wealth management.
Reinsurance
Effective June 1, 2019, the Company completed the sale, via indemnity reinsurance (the “Protective Transaction”), of substantially all of its individual life insurance and annuity business to Protective Life Insurance Company (“Protective”). As a result, the Company does not actively pursue reinsurance transactions in connection with its Individual Markets business. The Company retains a small block of in-force assumed reinsurance transactions with highly rated, well capitalized counterparties.
In connection with the MassMutual Transaction, the Company entered into an indemnity reinsurance transaction with MassMutual through which the Company assumed 100% of the risk associated with certain blocks of group insurance contracts issued by MassMutual. The acquired contracts are similar to contracts issued by the Company in the Empower segment.
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In connection with the Prudential Transaction, the Company entered into an indemnity reinsurance transaction with The Prudential Insurance Company of America (“PICA”) through which the Company assumed 100% of the risk associated with certain blocks of group insurance contracts issued by PICA. The acquired contracts are similar to contracts issued by the Company in the Empower segment.
On December 31, 2022, the Company and Hannover Life Reassurance Company of America (Bermuda) LTD (“Hannover”) entered into a coinsurance with funds withheld transaction in which the Company ceded a portion of its closed in-force block of participating whole life insurance policies and established a funds withheld payable to Hannover. The Company received a ceding commission and is eligible for experience refunds. The Company will receive expense allowances and will pay risk charges over time. The reinsurance agreement has an automatic experience refund termination date of January 1, 2035. The Company may recapture the ceded reinsurance policies at any time prior to the experience refund termination date, subject to certain fees payable to Hannover.
Investment Operations
The Company’s investment division manages and administers the investments of its general and separate accounts in support of the cash and liquidity requirements of its insurance and investment products.
The Company’s principal general account investments are in bonds and mortgage loans, all of which are exposed to three primary sources of investment risk: credit, interest rate, and market valuation. Total investments at December 31, 2025, of approximately $64 billion were comprised of general account investment assets of $42 billion and separate account assets of $22 billion. Total cash and investments at December 31, 2024, of approximately $63 billion were comprised of general account investment assets of $40 billion and separate account assets of $23 billion.
The Company’s general account investments are in a broad range of asset classes, with a majority being domestic bonds. Bonds include public and privately placed corporate bonds, government bonds, and mortgage-backed and asset-backed securities. The Company’s mortgage loans are comprised primarily of domestic commercial collateralized loans diversified with regard to geographical markets and commercial mortgage property types.
The Company manages the characteristics of its investment assets, such as liquidity, currency, yield, and duration, to reflect the underlying characteristics of related insurance and policyholder liabilities that vary among its principal product lines. The Company observes strict asset and liability matching guidelines designed to ensure that the investment portfolio will appropriately meet the cash flow requirements of its liabilities. The Company uses derivative financial instruments for risk management purposes associated with certain invested assets and policy liabilities, not for speculative purposes.
The Company routinely monitors and evaluates the status of its investments in light of current economic conditions, trends in capital markets, and other factors. These other factors include investment size, quality, concentration by issuer and industry, and other diversification considerations relevant to the Company’s bonds.
The Company reduces credit risk for the portfolio as a whole by investing primarily in investment grade bonds. At December 31, 2025 and 2024, 97% and 97%, respectively, of the Company’s bond portfolio were designated as investment grade.
Human Capital
Empower Retirement, the Company’s indirect wholly-owned subsidiary, is the employer of all of the Company’s officers and associates. These employees provide services to the Company to manage and operate its business and the Company reimburses Empower Retirement for such services pursuant to an intercompany services agreement. As a result, at December 31, 2025, Empower Retirement had approximately 9,748 employees. At December 31, 2024, Empower Retirement had approximately 10,118 employees.
Diversity/Equity/Inclusion
Empower strives to be an organization where every associate feels valued, supported, and empowered to grow. We believe doing the right thing means understanding, supporting and leveraging the unique differences and collective similarities that make each of us valuable. We seek to attract and retain the best talent with a wide variety of perspectives and backgrounds. Our diversity and inclusion programs are designed to develop a culture that embraces everyone.
Talent Attraction/Development/Retention
We have a solid track record of supporting career growth and internal mobility. Associates are encouraged to own their career and take advantage of a variety of growth opportunities, including training and skill development, leadership development programs, mentorship programs, business resource group member and leader opportunities, as well as job advancement opportunities. Investing in our talent throughout all career stages is critical to attracting and retaining talent, and to our success.
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Company Properties
The Company owns an 882,000 square foot complex located in Greenwood Village, Colorado, which is occupied by all of the Company’s segments. The Company also leases or licenses approximately 558,619 square feet of sales and administrative offices throughout the United States. Management believes that the Company’s properties are suitable and adequate for its current and anticipated business operations.

Legal Proceedings Involving the Company
From time to time, the Company may be threatened with, or named as a defendant in, lawsuits, arbitrations, and administrative claims. Any such claims that are decided against the Company could harm the Company’s business. The Company is also subject to periodic regulatory audits and inspections which could result in fines or other disciplinary actions. Unfavorable outcomes in such matters may result in a material impact on the Company’s financial position, results of operations, or cash flows.
The Company and certain of its subsidiaries are defendants in legal actions, including class actions, relating to the costs and features of their retirement and fund products and the conduct of their businesses. Management believes the claims are without merit and will be vigorously defending these actions. Based on the information presently known, these actions will not have a material adverse effect on the consolidated financial position of the Company.
The Company is involved in other various legal proceedings that arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the likelihood of loss from the resolution of these proceedings is remote and/or the estimated loss is not expected to have a material effect on the Company’s consolidated financial position, results of its operations, or cash flows.
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Directors and Executive Officers of the Company
Identification of Directors

Director	Age	From	Principal Occupation(s) for Last Five Years
Robin Bienfait(2)(5)	66	2018	Chief Executive Officer of Emnovate
Marcel Coutu(1)(4)	72	2014	Corporate Director
André Desmarais(4)(5)(6)	69	1997	Deputy Chairman, Power Corporation and Power Financial Corporation
Paul Desmarais III(5)(6)	43	2023	Senior Vice President, Power Corporation and Chairman and Chief Executive Officer of Sagard Holdings, Inc.
Philippe Desmarais(6)	40	2025	Chief Executive Officer, Kelvin Zero, Inc.
Gary A. Doer(5)	78	2016	Corporate Director; previously Senior Business Advisor, Dentons Canada LLP until February 2025
Gregory J. Fleming(1)	62	2016	Chief Executive Officer, Rockefeller Capital Management
Claude Généreux(1)	64	2015	Executive Vice President, Power Corporation
David Harney	57	2025	President and Chief Executive Officer, Lifeco, since July 2025; previously President and Chief Operating Officer, Europe until June 2025
Jake P. Lawrence(2)(5)	49	2024	Executive Vice President and Chief Financial Officer of Power Corporation; since March 2024; previously Chief Executive Officer and Group Head, Global Banking and Markets and Co-Group Head, The Bank of Nova Scotia
Alain Louvel(2)(3)(5)	80	2006	Corporate Director
Paula B. Madoff(1)(2)	58	2018	Corporate Director; Advisory Director, The Goldman Sachs Group
Edmund F. Murphy III(1)	64	2019	President and Chief Executive Officer of the Company
R. Jeffrey Orr(1)(4)	67	2005	Chairman of the Board of the Company; Chairman of the Board of Lifeco and CLAC; President and Chief Executive Officer, Power Corporation ; and President and Chief Executive Officer, Power Financial Corporation
James P. O’Sullivan(1)	63	2024	President and Chief Executive Officer of IGM Financial Inc.
Robert L. Reynolds	74	2014	Corporate Director; Chairman of Great-West Lifeco U.S. LLC; previously President and Chief Executive Officer of Putnam Investments, LLC until December 2023
T. Timothy Ryan, Jr.(4)(5)	80	2009	Corporate Director
Jerome J. Selitto(1) (3)	84	2012	Senior Advisor and Director, Better Mortgage Corporation; previously President
Dhvani D. Shah(1)	52	2023	President and Chief Investment Officer, Third Lake Capital, LLC since May 2025; previously Group Vice President and Chief Investment Officer, JM Family Enterprises, Inc. until May 2025
Brian E. Walsh(1)(4)	72	1995	Principal and Senior Advisor, Titan Advisors, LLC; previously Principal and Chief Strategist until March 2023
(1) Member of the Investment Committee.
(2) Member of the Audit Committee.
(3) Member of the Conduct Review Committee.
(4) Member of the Nominating Committee.
(5) Member of the Risk Committee.
(6) Mr. André Desmarais is the father of Mr. Philippe Desmarais and is the uncle of Mr. Paul Desmarais III. Philippe Desmarais and Paul Desmarais III are cousins.
Unless otherwise indicated, all of the directors have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.
The appointments of directors are confirmed annually.
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The following is a list of directorships currently held or formerly held within the five previous years by the directors of the Company, on companies whose securities are traded publicly in the United States or that are investment companies registered under the Investment Company Act of 1940.

Director	Current Directorships	Former Directorships and Dates
Robin Bienfait		Mitsubishi UFJ Financial Group July 2018 – December 2022
Marcel Coutu	Brookfield Asset Management Inc.	Enbridge Inc. August 2014 – November 2021
Gregory Fleming	BlackRock, Inc.
Alain Louvel		Future Fuel September 2018 - March 2024
Paula Madoff	KKR Real Estate Finance Trust Tradeweb Markets	Motive Capital Corp II through June 2023
R. Jeffrey Orr	PanAgora Asset Management, Inc.
Jerome Selitto	Better Mortgage Corporation
T. Timothy Ryan, Jr.	Santander Holdings USA, Inc.
The Company’s Nominating Committee (the “Nominating Committee”) is charged with recommending to the Board of Directors the qualifications for Directors, including among other things, the competencies, skills, experience and level of commitment required to fulfill Board responsibilities and the personal qualities that should be sought in candidates for Board membership. The Nominating Committee’s duties include identifying and recommending Director candidates to the Board based on a consideration of the competencies and skills that the Board considers appropriate for the Board as a whole to possess, the competencies and skills that the Board considers each existing Director to possess and that each new nominee will bring to the Board, and the appropriate level of representation on the Board by Directors who are independent of management and who are neither officers nor employees of any of the Company’s affiliates.
The Board of Directors has reviewed the qualifications and backgrounds of the members of the Audit Committee and determined that, although no one member of the Audit Committee is an “audit committee financial expert” within the meaning of the Rules under the Securities Exchange Act of 1934, the combined qualifications and experience of the members of the Audit Committee give the Committee collectively the financial expertise necessary to discharge its responsibilities.
The Company’s Directors are elected on an annual basis by the Company’s sole shareholder, Empower Holdings, LLC.
The Company’s Directors are identified below along with an indication of their experience, qualifications, attributes and skills, which leads the Company to believe that they are qualified to serve on the Board of Directors.

Robin Bienfait
Ms. Bienfait is Chief Executive Officer of Emnovate, an executive advisory firm delivering enterprise-class services to emerging businesses, a position she has held since 2017, and is the founder of Atlanta Tech Park, a global technology accelerator. She previously served as Executive Vice-President and Chief Enterprise Innovation Officer at Samsung Electronics from 2014 to 2017 and, prior to that, she was Chief Information Officer at BlackBerry from 2007 to 2014. Ms. Bienfait is a director of Lifeco and CLAC, and a former director of Putnam Investments, LLC (“Putnam”) through December, 2023. She is also a director and Chair of the board of Global Aviation, a trustee of the Georgia Institute of Technology Industry Applied Research Corporation, a director of Quantum Valley Ideas Lab and a director of the Atlanta Chapter of the National Association of Corporate Directors. She previously served as an independent director and Chair of the Nominating and Governance Committee for Mitsubishi UFJ Financial Group, Inc. from July 2018 to December 2022, and as a member of the Cisco Strategic Advisory Board and the Hewlett-Packard Advisory Board. Ms. Bienfait holds a Masters in Technology Management from the Georgia Institute of Technology and a bachelor’s degree in engineering from Central Missouri State University.
Marcel Coutu
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Mr. Coutu, Corporate Director, is the former Chairman of Syncrude Canada Ltd., a Canadian oil sands project and is past President and Chief Executive Officer of Canadian Oil Sands Limited an oil and gas company. He was previously Senior Vice-President and Chief Financial Officer of Gulf Canada Resources Limited, and prior to that held various positions in the areas of corporate finance, investment banking, and mining and oil and gas exploration and development. Mr. Coutu is a director of Lifeco and CLAC, and a former director of Putnam through December, 2023. He is also a director of Power Corporation, IGM Financial Inc. (“IGM”), IG Wealth Management, Mackenzie Inc. (“Mackenzie”), Brookfield Asset Management Ltd. and the Calgary Stampede Foundation. He has also held board positions with Enbridge, Inc., Brookfield Corporation (formerly Brookfield Asset Management Inc.), Gulf Indonesia Resources Limited, the Calgary Exhibition and Stampede and the board of governors of the Canadian Association of Petroleum Producers. Mr. Coutu is a former member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta.
André Desmarais
Mr. Desmarais is Deputy Chairman of Power Corporation and of Power Financial. He previously served as President and Co-Chief Executive Officer of Power Corporation from 1996 until his retirement in February, 2020. He also served as Executive Co-Chairman of Power Financial until 2020. Prior to joining Power Corporation in 1983, he was Special Assistant to the Minister of Justice of Canada and an institutional investment counselor at Richardson Greenshields of Canada. Mr. Desmarais has held a number of senior positions with Power group companies and is a director of many Power group companies in North America, including Power Corporation, Power Financial, Lifeco, CLAC, IGM, IG Wealth Management and Mackenzie. He has also been a director of Rockefeller Capital Management General Partner L.L.C. since 2023. He was a former director of Putnam through December, 2023. Mr. Desmarais is Honorary Chairman of the Canada China Business Council and is a member of several China-based organizations. Mr. Desmarais is active in cultural, health and other not-for-profit organizations. He is an Officer of the Order national du Canada and an Officer of the Ordre of Québec. He has received honorary doctorates from Concordia University, Université de Montréal and McGill University. In May 2022, Mr. Desmarais was inducted into the Order of the Canadian Business Hall of Fame. Mr. Desmarais is a trustee of the Desmarais Family Residuary Trust.
Paul Desmarais III
Mr. Desmarais is Senior Vice President of Power Corporation. He also serves as Chairman and CEO of Sagard Holdings, Inc. (‘Sagard”), an alternative asset management firm active in venture capital, private equity, private credit, real estate, healthcare royalties and private wealth. Within the Sagard ecosystem, Mr. Desmarais is the Executive Chairman and Co-Founder of Portage Ventures and the Chairman and Co-Founder of Diagram. Within the investment portfolios, he is the Chairman of Wealthsimple, Novisto and Sagard Wealth, and a director of Nesto and Midas. Mr. Desmarais is dedicated to helping build a better business world. He is Co-Founder of the Afrodescendant Leadership Alliance, formerly known as the Black Wealth Club and the Indigenous Leadership Circle, where emerging Black and Indigenous leaders go to learn about creating wealth and networks giving them tools and resources that can be reinvested in their communities. Under Mr. Desmarais’ leadership, Sagard has committed to a more sustainable financial system by becoming a signatory of the United Nations Principles for Responsible Investment, enlisting as a CREO participant, and embarking on its journey to carbon neutrality. Mr. Desmarais was also co-chair of the Centraide (United Way) campaign in 2022 and will chair the large donors campaign for the same organization in 2024-2027. Prior to his current role, Mr. Desmarais worked at Goldman Sachs in the Investment Banking Division, Investment Strategy Group and Special Situations Group, Imerys S.A. in supply management and strategy and at Lifeco in risk management. He has earned a B.A. in Economics from Harvard College and holds an MBA from INSEAD. In 2017, he was recognized as one of the Top 40 Under 40 in Canada.
Philippe Desmarais
Mr. Desmarais co-founded Kelvin Zero Inc. (“Kelvin Zero”) in 2018. In his role as Chief Executive Officer, he is responsible for Kelvin Zero’s strategic direction. Beyond building a world class team, he is the driving force behind Kelvin Zero’s vision and unique culture. Mr. Desmarais started his career in Shanghai as a buy-side analyst at Power Pacific before moving to Hong Kong for a position in the business development and treasury department at CITIC Pacific. For nearly a decade prior to Kelvin Zero, he was involved in several start-ups focused on data, cyber security and blockchain. He is also a director of CLAC.
Gary A. Doer
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Mr. Doer is a Corporate Director and was formerly a Senior Business Advisor at Dentons Canada LLP, a global law firm, from August, 2016 to February 2025. He previously served as Canada’s Ambassador to the United States from October, 2009 to January, 2016. Mr. Doer was the Premier of Manitoba from 1999 to 2009, and served in a number of positions as a member of the Legislative Assembly of Manitoba from 1986 to 2009. In 2005, as Premier, he was named by Business Week magazine as one of the top 20 international leaders on climate change. Mr. Doer is a director of Lifeco and CLAC, and a former director of Putnam through December, 2023. He is also a director of Power Corporation, Power Financial, IGM, IG Wealth Management, Mackenzie. He previously served as a director of Air Canada. Mr. Doer is a member of the Canadian American Business Council Advisory Board and a director of The Climate Group Inc. In 2017, Mr. Doer joined the Trilateral Commission as a member of the North American Group. He is a volunteer Co-Chair of the Wilson Centre’s Canada Institute, a non-partisan public policy forum focused on Canada-U.S. relations. Mr. Doer received a Distinguished Diplomatic Service Award from the World Affairs Council in 2011 and was inducted into the Order of Manitoba in 2010. In 2010, Mr. Doer received an Honorary Doctorate from the University of Winnipeg and, in 2011, he received an Honorary Doctor of Laws from the University of Manitoba. Mr. Doer is a trustee of the Desmarais Family Residuary Trust.
Gregory J. Fleming
Gregory J. Fleming is the Chief Executive Officer of Rockefeller Capital Management, a role he has held since the firm, formerly known as Rockefeller & Co., launched in March 2018. He is also a member of the Board of Directors. Prior to leading Rockefeller Capital Management, Mr. Fleming was the President of Morgan Stanley Wealth Management and Morgan Stanley Investment Management. Before joining Morgan Stanley in 2010, Mr. Fleming served as President and Chief Operating Officer of Merrill Lynch from 2007 to 2009, and previously ran Merrill Lynch’s Global Investment Banking business. Mr. Fleming joined Merrill Lynch as an investment banker in 1992. Mr. Fleming had also been a principal at Booz Allen Hamilton. Mr. Fleming is a member of the Board of Directors of BlackRock, Inc., is a member of the Trustee Advisory Board at Millenium Management, LLC and a Director on the board of Putnam. He is also a member of Board of Advisors for the Yale Law School Center for the Study of Corporate Law, a member of the Council on Foreign Relations, a member of the Economic Club of New York; a member of the Board of Trustees at Deerfield Academy, and an advisory member of the Turn2 Foundation. He frequently serves as a Visiting Lecturer in Law at Yale Law School. He is a Phi Beta Kappa, summa cum laude graduate in economics from Colgate University and received his J.D. from Yale Law School. Mr. Fleming was also a director of Putnam through December, 2023. Mr. Fleming is a trustee of the Desmarais Family Residuary Trust.
Claude Généreux
Mr. Généreux is Executive Vice-President of Power Corporation, a position he has held since 2015. He was Executive Vice-President of Power Financial from 2015 until 2020. He is Senior Partner Emeritus of McKinsey & Company (“McKinsey”), a global management consulting firm. During his 28 years at McKinsey, Mr. Généreux focused on serving leading global companies in financial services, resources and energy. He held various leadership positions including Global Sector Leadership in energy, Office Leadership in Montreal, Global Personal Committees for partner election and evaluation, and Global Recruiting for Advanced University Degrees candidates. He has been posted in Montreal, Paris, Toronto and Stockholm. Mr. Généreux is a director of Lifeco and CLAC, and a former director of Putnam through December, 2023. He is also a director of IGM, IG Wealth Management, Mackenzie and Group Bruxelles Lambert. Mr. Généreux is Governor Emeritus of the Board of Governors at McGill University, on which he served between 2010 and 2023. He is a Board member of Alto (VIA HFR-VIA TGF Inc.), the Sauvé Foundation and the Rhodes Scholarships in Canada. Mr. Généreux has received the Queen Elizabeth II Golden Jubilee Medal for outstanding and exemplary contributions to his community. He graduated from McGill University and Oxford University, where he studied as a Rhodes Scholar.
David Harney
Mr. Harney is President and Chief Executive Officer of Lifeco and CLAC, positions he has held since July 2025. Prior to this, he served as President and Chief Executive Officer, Europe from February 2020 to June 2025, with additional oversight for Capital and Risk Solutions from February 2024. He also acted as Interim Global Chief Investment Officer from December 2024 to June 2025. Previously, he held the role of Chief Executive Officer of Irish Life Group. He joined Irish Life in 1986 and held a number of senior roles over that time including Director of Finance, Director of Marketing, Director of Sales and Managing Director of Irish Life’s Corporate Business. Mr. Harney holds an MSc. in Financial Mathematics from Dublin City University and is a Fellow of the Society of Actuaries in Ireland.
Jake P. Lawrence
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Mr. Lawrence is Executive Vice-President and Chief Financial Officer of Power and Power Financial, positions he has held since March, 2024. He has over 20 years of global experience spanning finance, treasury, capital markets and risk management. During his 22-year career at The Bank of Nova Scotia, he held progressively senior leadership roles in Canada and the United States, including Chief Executive Officer and Group Head, Global Banking and Markets from 2021 to March 2024, where he led the bank’s global corporate and investment banking business, Co-Group Head, Global Banking and Markets from 2018 to 2020 and Executive Vice-President and Head, Global Banking and Markets U.S. from 2016 to 2018. He is also a director of Lifeco, CLAC, IGM, IG Wealth Management, Mackenzie, Wealthsimple Financial Corp. and Sagard Holdings Management Inc. He also serves as a director of St. Michael’s Hospital Foundation and previously served as Chair of the Canadian Advisory Board for Right to Play. He was a member of the Advisory Council for Women in Capital Markets and served as Chair of the Ontario Housing Affordability Task Force. He holds an Honours Bachelor of Arts degree from Lakehead University and a Master of Business Administration degree from Wilfrid Laurier University.
Alain Louvel
After receiving an MBA from Columbia University, and a masters in Economics and Political Sciences from the Paris University, Mr. Louvel began his professional career in 1970 as an advisor to the Department of Industry and Trade of the Quebec Government. In 1972, he joined Bank Paribas (“Paribas”) and for the next 33 years held various executive positions with Paribas in France, Canada and the United States. He completed his banking career as the Head of Risk Management for the Americas of BNP Paribas, with overall responsibilities over credit, market, counterparty and operational risk. Mr. Louvel serves as a Director of Mountain Asset Management and was a former director of Putnam through December 2023. He is also an Honorary Trustee of the French Institute Alliance Francaise and a French Foreign Trade Counselor. Mr. Louvel is a permanent resident of the United States with dual French and United States citizenship.
Paula B. Madoff
Ms. Madoff, Corporate Director, is an Advisor to The Goldman Sachs Group, a global investment banking, securities and investment management firm. Over her 30-year tenure at Goldman Sachs she was a Partner in the Global Markets Division and held additional leadership positions including Co-Chair of the Retirement Committee overseeing 401k and pension plan assets, Chief Executive Officer of Goldman Sachs Mitsui Marine Derivatives Products, L.P., and was a member of its Securities Division Operating Committee, Firmwide New Activity Committee, GS Bank USA Client and Business Standards Committee, and Counterparty Risk Committee. She brings experience in global markets, risk management and capital markets activities. Ms. Madoff is a director of Power Corporation, Lifeco and CLAC, and a former director of Putnam through December, 2023. She also serves as a director of Tradeweb Markets Inc., KKR Real Estate Finance Trust Inc., Beacon Platform Inc., Santander Holdings USA, Inc. and Santander Bank, N.A. Ms. Madoff previously served as a director of Motive Capital Corp I and II, and ICE Benchmark Administration, where she was also Chair of the ICE LIBOR Oversight Committee. Ms. Madoff is the President of the Harvard Business School Alumni Board, a member of the Harvard Kennedy School of Women and Public Policy Women’s Leadership Board and a David Rockefeller Fellow. She received a Master’s degree in Business Administration from Harvard Business School and a Bachelor of Arts degree in Economics from Lafayette College.
Edmund F. Murphy III
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Mr. Murphy is President and Chief Executive Officer of the Company, a leading provider of financial services for consumers including retirement services, wealth management, advice and asset management. He is a strategic advisor to Diagram Ventures. Mr. Murphy brings 30 years of broad leadership experience to his role. He was appointed as the inaugural President of Empower upon its formation in 2014 and has led the organization through a period of strong and sustained growth, positioning the firm as the go-to provider of financial services for more than 17 million investors. Under his leadership, Empower has grown into a national leader serving working Americans across all sectors of the U.S. Economy and across the spectrum of wealth segments. Empower has completed several strategic acquisitions, including the retirement businesses of J.P. Morgan, Prudential, MassMutual, Truist Bank and Fifth Third Bank. In 2020, Empower acquired Personal Capital Corporation, a registered investment adviser and wealth manager. Empower has assets under administration of more than $2 trillion and serves some 89,000 corporate, government and not-for-profit plans. A much sought-after thought leader as an advocate for investors and the defined contribution system, Mr. Murphy is regarded as a driving force for industry innovation and public policy reform. Mr. Murphy meets regularly with policymakers in Washington, D.C. and has testified before Congress, the Department of Labor, the Treasury Department and the Internal Revenue Service. He speaks and writes on financial topics ranging from retirement issues and public policy to investment advice and lifetime income strategies. He has been interviewed by CNBC, Bloomberg News, Market Watch, The Wall Street Journal, Barron’s, The Financial Times and many other media outlets. Before his appointment as Chief Executive Officer of Empower, Mr. Murphy served as Managing Director at Putnam and was a member of the firm’s operating committee. Prior to Putnam, Mr. Murphy held executive leadership roles at Fidelity Investments in its institutional, private equity and retail businesses. During his time at Fidelity Investments he also served as CEO of Veritude, LLC and as a board member of several Fidelity-owned businesses. He spent the early portion of his career at Merrill Lynch. Mr. Murphy is a board member of the Employee Benefit Research Institute, Boston College Wall Street Council, Colorado Inclusive Economy, and the American Enterprise Institute National Council and a member of the Wall Street Journal CEO Council. He is active in supporting numerous not-for-profit and charitable causes, including service to Boston College through the Board of Regents, the board of Cristo Rey High School in Boston, and as a board member of The Ireland Funds and the Dana-Farber Cancer Institute. Mr. Murphy is a former board member of the New England Council and past Trustee of Emmanuel College in Boston. and Cristo Rey High School in Boston, where he serves on the board. Mr. Murphy holds a bachelor’s degree from Boston College and is a graduate of the General Manager Program at Harvard Business School.
R. Jeffrey Orr
Mr. Orr has been Chair of the Boards of Lifeco and CLAC since May, 2013, of the Company since July, 2013. He is also President and Chief Executive Officer of Power Corporation and Power Financial, positions he has held since February, 2020 and May, 2005 respectively. Effective July 1, 2026, Mr. Orr has been appointed Vice-Chair of Power Corporation and will retire as President and Chief Executive Officer. From May, 2001 until May, 2005, Mr. Orr was President and Chief Executive Officer of IGM. Prior to joining IGM, he was Chairman and Chief Executive Officer of BMO Nesbitt Burns Inc. and Vice-Chairman, Investment Banking Group, Bank of Montreal. Mr. Orr is a director of CLAC and PanAgora Asset Management, Inc. He is also a director and Chair of IGM, IG Wealth Management and Mackenzie, and a director of Power Corporation and Power Financial. He previously served as a director of Putnam through December, 2023. Mr. Orr is active in a number of community and business organizations.
James P. O’Sullivan
Mr. O’Sullivan is President and Chief Executive Officer of IGM, a position he has held since September, 2020. Effective July 1, 2026, Mr. O’Sullivan will be appointed as President and Chief Executive Officer of Power Corporation and will cease to be President and Chief Executive Officer of IGM. Previously, he held various positions with The Bank of Nova Scotia, including Strategic Advisor from June, 2019 to December, 2019, and Group Head, Canadian Banking from June, 2015 to June, 2019. Over his 29-year career at The Bank of Nova Scotia, Mr. O’Sullivan also held leadership roles in the Investment Banking, Mergers & Acquisitions, Personal & Commercial Banking, and Insurance areas of the company. He is currently a director of Lifeco, CLAC, IGM, IG Wealth Management, Mackenzie, Wealthsimple Financial Corp., Northleaf Capital Group Ltd. and Rockefeller Capital Management General Partner L.L.C. Mr. O’Sullivan is currently a member of the Regimental Senate, 48th Highlanders of Canada. He holds joint Juris Doctor and Master of Business Administration degrees from Osgoode Hall Law School and Schulich School of Business at York University, as well as a Specialized Honours Bachelor of Arts degree in Mathematics from York University.
Robert L. Reynolds
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Mr. Reynolds served as President and Chief Executive Officer of the Company from May 2014 through January 2019. He served as President and Chief Executive Officer of Putnam from 2008 through December 2023. Mr. Reynolds is Chair of Great-West Lifeco U.S. LLC and has been an institutional and retail financial services leader for over 30 years. In addition, he serves as President of the Putnam Funds and Chairman of the Board of PanAgora Asset Management, Inc. Previously, Mr. Reynolds was President and Chief Executive Officer of Putnam, where he revitalized the company through strong, sustained investment performance, new products designed for current market challenges, and thought leadership on the future of retirement and workplace savings. He wrote the best-selling book, “From Here to Security”, on the U.S. retirement system while at Putnam.
Prior to joining Putnam in 2008, he was Vice Chairman and Chief Operating Officer of Fidelity Investments.
Mr. Reynolds' accomplishments have earned multiple industry honors over time. He was named Fund Leader of the Year at the Mutual Fund Industry Awards in 2010 for the strategic improvements he initiated at Putnam. The following year Putnam was honored as Retirement Leader of the Year for initiatives and innovative solutions in the workplace savings arena spearheaded by Mr. Reynolds. He has also received a Lifetime Achievement Award from PLANSPONSOR magazine for popularizing employer-sponsored 401(k) plans and a Lifetime Achievement Award from With Intelligence for his contributions to the Mutual Fund Industry.
Mr. Reynolds serves as a director on several not-for-profit boards, including the Dana-Farber Cancer Institute, the Massachusetts General Brigham President’s Board of Advisors, and the U.S. Ski & Snowboard Foundation. Additionally, he serves on the Board of the Ireland Fund and is the National Council Co-Chair of the American Enterprise Institute. Mr. Reynolds is a member of the U.S. Chamber of Commerce, Center for Capital Markets Competitiveness; ex-Chair and member of the Board of the Massachusetts High Technology Council; ex-Chairman and member of the Massachusetts Competitive Partnership; member of the Board of Governors of West Virginia University; and Board Emeritus of the Greater Boston Chamber of Commerce.
Mr. Reynolds earned a B.S. in Business Administration, Finance, from West Virginia University, where he also received an Honorary Doctorate in Business Administration and a Distinguished Alumni Award. In addition, Mr. Reynolds is a recipient of the Boston College President’s Medal of Excellence, an honorary Doctor of Commercial Science degree from Bentley University, and the Manhattan College De La Salle Medal.
T. Timothy Ryan, Jr.
Mr. Ryan, Corporate Director, served as Head of NA Institutions s at JPMorgan Chase & Co. (“JPMorgan”), a global financial services firm, from 1993 to 2008 and Vice Chairman of Global Regulatory Policy at JPMorgan from January to October 2014. Prior to joining JPMorgan, Mr. Ryan was President and Chief Executive Officer of the Securities Industry and Financial Markets Association from 2008 to 2013. He is a director of Lifeco, CLAC, Power Corporation and Power Financial, and a former director of Putnam through December, 2023. Mr. Ryan is also non-executive Chairman of the Board of Directors of Santander Holdings USA, Inc., Santander Bank, N.A. and Banco Santander International. He previously served as a Director of Markit Ltd. and Lloyds Banking Group plc and Koram Bank in Seoul, South Korea. He was a private sector member of the Global Markets Advisory Committee for the National Intelligence Council from 2007 to 2011. Mr. Ryan is a graduate of Villanova University and the American University Law School and was an officer in the US Army from 1967 to 1970.
Jerome J. Selitto
Mr. Selitto is a leader in the financial services industry. He co-founded and served as the President, and now Senior Advisor and Director, of Better Mortgage Corporation (Better), a technology focused mortgage lender in New York. Prior to joining Better in 2015, he served as President and CEO of PHH Corporation, the nation’s 4th largest mortgage lender. Mr. Selitto was a co-founder of Amerin Guaranty, an innovative mortgage insurer, now part of Radian Guaranty. He then founded DeepGreen Financial, which developed the first fully automated home equity origination and servicing platform. Mr. Selitto spent the earlier part of his career heading structured finance on Wall Street, both at major investment and commercial banks. Mr. Selitto is a former director of Lifeco, and CLAC through May, 2020, and a former director of Putnam through December, 2023.
Dhvani D. Shah
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Ms. Shah is President and Chief Investment Officer at Third Lake Capital, LLC, a single-family office that provides investment advisory and administrative services, a position she has held since May 2025. She previously served as Group Vice President and Chief Investment Officer of JM Family Enterprises, Inc. from December 2020 to May 2025. Between December 2011 and December 2020, she served as Chief Investment Officer of the Illinois Municipal Retirement Fund, and, prior to that, she worked at the New York State Teachers’ Retirement System, Bank of America and the Northwestern University Investment Office. Ms. Shah is a director of CLAC and Lifeco. She is a member of The Robert Toigo Foundation Board, the Pension Real Estate Association Foundation Board and the Investment Advisory Comittee for the NYSTRS. She previously served as a member of the Pension Real Estate Association Board. Ms. Shah received a Bachelor’s Degree in Business Administration, Magna Cum Laude, from Loyola University and a Master’s Degree in Business Administration from The University of Chicago Booth School of Business. She is a member of the CFA Institute and the CFA Society Chicago.
Brian E. Walsh
Mr. Walsh is a Principal and Senior Advisor at Titan Advisors LLC (“Titan”), an asset management firm. From July, 2015 to March, 2023, he was Principal and Chief Strategist at Titan. Prior to that, Mr. Walsh was Chairman and Chief Investment Officer of Saguenay Strathmore Capital, LLC, a money management and investment advisory company, a position that he held from September, 2011 to June, 2015. He was previously Managing Partner of Saguenay Capital, LLC from January, 2001 to September, 2011. Mr. Walsh has over 30 years of investment banking, international capital markets and investment management experience. He had a long career at Bankers Trust culminating in his appointment as Co-head of Global Investment Banking and as a member of the Management Committee. Mr. Walsh is a Director of Lifeco, CLAC and Sagard Holdings Management Inc., and a former director of Putnam through December, 2023. He also serves on the International Advisory Board of École des Hautes Études Commerciales of Montréal. Mr. Walsh holds a Master’s in Business Administration and Bachelor of Arts degree from Queen’s University.

Compensation of Company Directors for 2025
1. Table
The Company compensates Directors who are not also Directors of Lifeco or Canada Life (“Company Directors”). The following sets out compensation earned in 2025 by the Company Directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
P. Desmarais, III(4)	102,382	—	118	102,500
G.J. Fleming	102,382	87,500	118	190,000
A. Louvel	164,882	87,500	118	252,500
E.F. Murphy III	102,382	87,500	118	190,000
R.L. Reynolds	87,382	87,500	118	175,000
J.J. Selitto	109,882	—	118	110,000
(1) .Messrs. Fleming, Louvel, Murphy, Reynolds and Selitto elected to receive this portion of their compensation for serving as directors in cash.
(2) For Messrs. Fleming, Louvel, Murphy, Reynolds and Selitto, these amounts represent the value of Deferred Share Units granted under the mandatory component of the DSUP. See the Narrative Description of Company Director Compensation below for additional information regarding the DSUP. The value of these Deferred Share Units is the aggregate grant date fair value. As of December 31, 2025, Mr. Fleming held 36,199 Deferred Share Units, Mr. Louvel held 74,026 Deferred Share Units, Mr. Murphy held 25,034 Deferred Share Units, Mr. Reynolds held 43,055 Deferred Share Units and Mr. Selitto held 60,016 Deferred Share Units.
(3) These amounts are life insurance premiums paid under the Great-West Life Director’s Group Life Insurance Plan. Payments are made in Canadian dollars and have been translated to U.S. dollars at 1.00USD/1.39CAD for 2025 (the “Conversion Rate”).
(4) Mr. Desmarais receives director’s fees paid in cash from the Company, however, Lifeco retains the liability for his DSUP compensation.

2.Narrative Description of Company Director Compensation
The Company pays Company Directors who are not also directors of Great-West Lifeco Inc. an annual retainer fee of $175,000. In addition, Company Directors receive annual retainer fees for serving as a member or the chairperson of certain committees of the Board. The following tables show the additional annual retainer fees paid for service on committees:
The following sums are paid per annum to the Chairperson of each of the following committees:
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Audit	$20,000
Human Resources(1)	$20,000
Investment	$20,000
Risk	$20,000
Conduct Review	$7,500
Nominating	$7,500
The following sums are paid per annum to members of each of the following committees:

Audit	$20,000
Conduct Review	$7,500
Nominating	$7,500
Human Resources(1)	$15,000
Investment	$15,000
Risk	$15,000
Equity Investment Sub	$7,500
(1)The Human Resources Committee is a committee of the Company’s indirect wholly-owned subsidiary, Empower Retirement. As described below in “Executive Officer Compensation”, the Human Resources Committee remains responsible for determining the compensation of the executive officers of the Company. All compensation paid to the members of the Human Resources Committee both prior to and after the transition is reported herein.
In order to promote greater alignment of interests between the Company Directors and shareholders, the Company has implemented a Director Deferred Share Unit Plan, or DSUP, pursuant to which Company Directors are required to receive $87,500 of their annual retainer fee in Deferred Share Units. Under the voluntary portion of the DSUP, each Company Director may elect to receive the balance of his or her annual retainer, as well as committee retainer fees, entirely in form the of Deferred Share Units, entirely in cash, or equally in cash and Deferred Share Units.
Under both the mandatory and voluntary components of the DSUP, the number of Deferred Share Units granted is determined by dividing the amount of remuneration payable to the Company Director by the volume-weighted average Canadian dollar trading price per Lifeco common share on the Toronto Stock Exchange for the last five trading days of the fiscal quarter (such volume-weighted average trading price being the “value of a Deferred Share Unit”) prior to the award grant date. Directors receive additional Deferred Share Units in respect of dividends payable on the Lifeco common shares based on the value of a Deferred Share Unit at that time. Deferred Share Units are redeemable at the time that an individual ceases to be a Director by a lump sum cash payment, based on the value of the Deferred Share Units on the date of redemption.
Identification of Executive Officers

Executive	Age	Officer from	Principal Occupation(s) for Last Five Years
Edmund F. Murphy III President and Chief Executive Officer	64	2014	President and Chief Executive Officer of the Company
Christine M. Moritz Executive Vice President and Chief Financial Officer	50	2016	Executive Vice President and Chief Financial Officer of the Company as of June of 2023; previously Senior Vice President and Chief Financial Officer, Empower
Richard H. Linton Jr. President and Chief Operating Officer	58	2016	President and Chief Operating Officer
Carol E. Waddell President, Empower Personal Wealth	59	2014	President, Empower Personal Wealth as of January 2023; previously Executive Vice President, Retirement Solutions
Carol J. Kline Executive Vice President and Chief Information Officer	52	2019	Executive Vice President and Chief Information Officer as of February 2022, Chief Information Officer since October 2019
Unless otherwise indicated, all of the executive officers have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.
The appointments of executive officers are confirmed annually.
Code of Ethics
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The Company has adopted a Code of Conduct (the “Code”) that is applicable to its senior financial officers, as well as to other officers and employees. All of the items identified as elements of a “code of ethics” as defined in SEC regulations adopted pursuant to the Sarbanes-Oxley Act of 2002 are substantively covered by the Code. A copy of the Code is available without charge upon written request to Empower Annuity Insurance Company of America, ATTN: Chief Compliance Officer, 8525 East Orchard Road, Greenwood Village, Colorado 80111.
Executive Officer Compensation
Compensation Discussion and Analysis
1. Overview and Objectives of the Company’s Executive Compensation Program
This section provides an overview and describes the objectives of the Company’s compensation program for executives, including the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers of the Company during 2025 (the “Named Executive Officers”).
The executive compensation program adopted by the Company and applied to the Named Executive Officers has been designed to:
• support the Company’s objective of generating value for shareholders and policyholders over the long term;
• attract, retain and reward qualified and experienced executives who will contribute to the success of the Company;
• motivate executive officers to meet annual corporate, divisional, and individual performance goals;
• promote the achievement of goals in a manner consistent with the Company’s Code of Conduct; and
• align with regulatory requirements.
More specifically, the executive compensation program rewards:
• excellence in developing and executing strategies that will produce significant value for shareholders and policyholders over the long term;
• management vision and an entrepreneurial approach;
• quality of decision-making;
• strength of leadership;
• record of performance over the long term; and
• initiating and implementing transactions and activities that create shareholder and policyholder value.
All of the Named Executive Officers are employees of Empower Retirement and receive their compensation from Empower Retirement. The Human Resources Committee of the Board of Directors of Empower Retirement (the “Human Resources Committee”) operates under a charter and is responsible for overseeing the executive compensation program. The Human Resources Committee recognizes the importance of executive compensation decisions and is committed to awarding compensation that reflects leadership’s ability to deliver on the Company’s strategic goals and to drive strong performance and sustainable value for shareholders and policyholders.
In designing and administering the individual elements of the executive compensation program, the Human Resources Committee strives to balance short-term and long-term incentive objectives and to apply prudent judgment in establishing performance criteria, evaluating performance, and determining actual incentive awards. The total compensation of each Named Executive Officer is reviewed by the Human Resources Committee from time to time for market competitiveness, and reflects each Named Executive Officer’s job responsibilities, experience and performance.
The executive compensation programs consist of four primary components:
• base salary;
• annual incentive bonus;
• share units; and
• retirement benefits.
The primary role of each of these components is presented in the table below:
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Base Salary	Reflect skills, competencies, experience and performance of the Named Executive Officers
Annual Incentive Bonus	Reflect performance for the year
Share Units	More closely align the longer-term interests of the Named Executive Officers with the interests of the Company ownership
Retirement Benefits	Provide for appropriate replacement income upon retirement based on years of service with the Company
Base salary, annual incentive bonus, share units and retirement benefits for the Named Executive Officers are determined by the Human Resources Committee.
The President and Chief Executive Officer, while not a member of the Human Resources Committee, participates in the compensation setting process for our other executive officers, including some of the other Named Executive Officers, by evaluating individual performance, establishing individual performance targets and objectives, and recommending salary levels for such other executive officers.
2. Base Salary
Base salaries for the Named Executive Officers are set annually, taking into account the individual’s job responsibilities, skills, competencies, experience and performance, as well as market conditions. In addition, salaries may also take into consideration market data gathered by Empower Retirement or by external compensation consultants. Empower Retirement gathers market data in relation to the U.S. financial services industry, including data from the public disclosures of Empower Retirement’s peer companies, which is used to benchmark target compensation for the Named Executive Officers.
3. Bonuses
(a) Annual Incentive Bonus Plan
To relate the compensation of the Named Executive Officers to the performance of Empower, an annual incentive bonus plan (the “Annual Incentive Bonus Plan”) is provided. Target objectives are set annually and may include earnings, expense or sales targets of Empower and/or a business unit of Empower or specific individual objectives related to strategic initiatives.
See the tables presented below for information on the participation of the Named Executive Officers in the Annual Incentive Bonus Plan and a further description of the terms of the Annual Incentive Bonus Plan.
(b) Special Bonuses
From time to time, special bonuses may be provided related to significant projects such as acquisitions or dispositions or for sign-on or retention purposes.
4. Share Units
To provide a longer-term component to the executive compensation program, the Named Executive Officers participate in the Unit Plan for Senior Executives of Empower Retirement (the “Executive Share Unit Plan”).
The Human Resources Committee is responsible for the granting of share units to participants under the Executive Share Unit Plan. Share Units are not granted based on the timing of the disclosure of non-public material information with respect to Lifeco or the Company.
The Human Resources Committee typically considers and approves grants under the Executive Share Unit Plan on an annual basis. Officers’ base salaries and career levels are taken into account when new share unit grants are considered, as well as past performance and expectations regarding future contributions to the organization. The granting of share units is subject to the terms and conditions contained in the Executive Share Unit Plan and any additional terms and conditions fixed by the Human Resources Committee at the time of the grant.
See the tables presented below for information on the participation of the Named Executive Officers in the Executive Share Unit Plan and a further description of the terms of the Executive Share Unit Plan.
5. Retirement Benefits
4 01(k) Plan
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All employees, including the Named Executive Officers, may participate in Empower’s qualified defined contribution 401(k) Plan (the “401(k) Plan”). In 2024, employees who participate in the 401(k) Plan may make contributions of between 1% and 90% of base salary and annual bonus (collectively “Eligible Pay”), subject to applicable IRS limits. All new employees are automatically enrolled in the 401(k) Plan at a 3% contribution rate, increased 1% each year up to a maximum 12% contribution rate, unless the employee elects out or elects a different contribution rate. Empower’s matching contribution is 100% of the first 6% of Eligible Pay for all employees. Annually and at the discretion of the Human Resources Committee, Empower may also make a non-elective contribution to the 401(k) accounts of all employees as a uniform percentage of each employee’s eligible base pay.
Participants’ contributions to the 401(k) Plan are always fully vested. Company matching contributions vest immediately for employees hired prior to April 1, 2023. For all others, matching contributions vest upon one-year of service and non-elective contributions vest upon three-years of service.
The 401(k) Plan offers a variety of investment options, including variable funds, collective funds, a stable value fund, Lifeco common shares (company matching contributions only) and a self-directed investment option. Vesting of all 401(k) Plan contributions is immediate.
6. Nonqualified Deferred Compensation
To provide market competitive compensation to certain key executives, the Company also has a nonqualified deferred compensation plan (“NQDCP”). See the table presented below for information on the participation of the Named Executive Officers in this plan and a description of the terms of the plan.
Human Resources Committee Interlocks and Insider Participation
During 2025, no officer or employee served as a member of the Human Resources Committee and none of the members of the Human Resources Committee had any relationship required to be disclosed by Section 407(e)(4) of Regulation S-K.
Compensation Policies and Risk Management
The Company has evaluated its compensation policies and practices applicable to all employees and believes that they do not create risks that are reasonably likely to have a material adverse effect on the Company.
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Summary Compensation Table
The following table sets out compensation earned by the Named Executive Officers during the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Edmund F. Murphy III President and Chief Executive Officer	2025	1,284,615	—	12,200,022(3)	4,125,000	280,553	17,890,190
	2024	1,200,000	1,500,000	4,199,979	3,750,000	270,915	10,920,894
	2023	1,200,000	54,496	3,599,987	2,880,000	225,753	7,960,236
Christine M. Moritz Executive Vice President and Chief Financial Officer	2025	455,385	—	430,025	786,836	52,500	1,724,746
	2024	425,385	320,000	430,009	734,822	43,733	1,953,949
	2023	390,385	16,349	224,988	544,932	31,350	1,208,003
Richard H. Linton Jr. President and Chief Operating Officer	2025	871,577	—	2,550,019	2,093,319	35,000	5,549,915
	2024	850,000	1,000,000	2,549,992	2,040,000	29,325	6,469,317
	2023	850,000	—	2,550,008	2,210,000	31,350	5,641,358
Carol J. Kline Executive Vice President and Chief Information Officer	2025	563,962	—	824,976	811,290	52,500	2,252,728
	2024	550,000	400,000	825,015	605,000	38,075	2,418,090
	2023	540,385	27,248	525,008	650,000	31,350	1,773,991
Carol E. Waddell President, Empower Personal Wealth	2025	621,154	—	1,200,000	1,196,928	52,500	3,070,582
	2024	593,846	—	1,200,006	981,164	44,212	2,819,228
	2023	560,000	38,147	1,119,985	1,092,000	31,350	2,841,482
(1) This column sets forth special bonuses paid (a) in 2024 (i) to Mr. Murphy, Ms. Moritz, Mr. Linton and Ms. Kline in relation to the integration of the Prudential business and (ii) to Ms. Moritz in relation to the successful acquisition of OptionTrax; and (b) in 2023 to Mr. Murphy, Ms. Moritz, Ms. Kline and Ms. Waddell in relation to the completion of the integration of the Personal Capital business.
(2) Unless otherwise indicated, this column sets forth the value of share units granted to each Named Executive Officer under the Executive Share Unit Plan. The amounts shown represent the aggregate grant date fair value of the awards, and do not represent cash payments made to individuals or amounts realized, or amounts that may be realized, upon vesting and payout. As described below under “Grants of Plan-Based Awards for 2025 – 3. Narrative Description of the Executive Share Unit Plan”, the final payment upon vesting is dependent on the value of Lifeco’s common stock at the time of vesting and the Company’s performance during the vesting period. For example, see “Option Exercises and Stock Vested for 2025”, which discloses the final value upon vesting of the executive share units that were granted with respect to 2022 and vested effective December 31, 2025.
(3) This amount includes a one-time special award granted to Mr. Murphy in 2025, vesting over the next five years, in recognition of his leadership impact for the continued growth of Empower.
(4) These amounts represent cash bonuses earned under the Company’s Annual Incentive Bonus Plan and paid in February of 2026.

(5) The components of 2025 other compensation reported for each of the Named Executive Officers are as follows:
(a) Mr. Murphy received (i) a 401(k) Plan employer contribution of $35,000, (ii) $190,040 in respect of directors’ fees, (iii) travel benefits of $38,013, and (iv) financial planning services of $17,500
(b) Ms. Moritz received (i) a 401(k) Plan employer contribution of $35,000 and (ii) financial planning services of $17,500.
(c) Mr. Linton received a 401(k) Plan employer contribution of $35,000.
(d) Ms. Kline received (i) a 401(k) Plan employer contribution of $35,000 and (ii) financial planning services of $17,500.
(e) Ms. Waddell received (i) a 401(k) Plan employer contribution of $35,000 and (ii) financial planning services of $17,500.
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Grants of Plan-Based Awards for 2025
1. Table
The following table sets out information with respect to grants to the Named Executive Officers under the Annual Incentive Bonus Plan and the Executive Share Unit Plan.

Name	Thresholds ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)
E.F. Murphy	—	3,300,000	—	229,574
C.M. Moritz	—	684,205	—	8,092
R.H. Linton	—	1,744,433	—	47,985
C.J. Kline	—	705,469	—	15,524
C.E. Waddell	—	1,088,116	—	22,581
(1) These are Executive Share Units granted under the Executive Share Unit Plan. The grant date was March 1, 2025 for all awards. The Human Resources Committee approved the grants on January 29, 2025.
2. Narrative Description of the Annual Incentive Bonus Plan
Under the Annual Incentive Bonus Plan, a bonus pool is established if the Company meets certain earnings targets. The target bonus opportunity for individuals varies by office and is expressed as a percentage of base salary or as a flat amount. Bonus amounts are determined based on each Named Executive Officer’s performance against established objectives. Bonus amounts of greater or lesser than the established target may be awarded. For the Named Executive Officers, there is no minimum or maximum bonus amount. Annual Incentive Bonuses are paid only to Named Executive Officers who are employed with the Company at the end of the year being reported.
For 2025:
(i) Mr. Murphy had an opportunity to earn a target amount of $3,300,000 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance;
(ii) Ms. Moritz had an opportunity to earn up to 150% of base salary earned in 2025 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance;
(iii) Mr. Linton had an opportunity to earn up to 200% of base salary earned in 2025 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance;
(iv) Ms. Kline had an opportunity to earn up to 125% of base salary earned in 2025 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance; and
(v) Ms. Waddell had an opportunity to earn up to 175% of base salary earned in 2025 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance.
3. Narrative Description of the Executive Share Unit Plan
Under the Executive Share Unit Plan, notional share units (the “Executive Share Units”) may be granted to the Named Executive Officers by the Human Resources Committee. The value of an Executive Share Unit on a grant date is based on the volume-weighted average closing price of Lifeco’s common shares on the Toronto Stock Exchange for the preceding five trading days (the “Market Value”).
The number of Executive Share Units granted is based on each Named Executive Officer’s long-term incentive target, which is derived from the Named Executive Officer’s base salary. Individual grants also take into account the Named Executive Officer’s past performance and expected future impact on the organization’s performance. Each grant of Executive Share Units has a vesting period determined by the Human Resources Committee (typically three calendar years, but in some cases five calendar years) during which certain conditions (including continued employment) must be satisfied. The number of Executive Share Units held by a Named Executive Officer increases during the vesting period based on any dividends declared on Lifeco’s common shares.
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Subject to satisfaction of the vesting conditions, the Executive Share Units generally vest and become payable in cash at the end of the vesting period. Executive Share Units may vest earlier, in full or in part, upon death, disability or following normal retirement age, as specified in the plan document and individual award agreements. Upon vesting, the final number of vested Executive Share Units is adjusted up or down based on a performance factor that is designed to measure the performance of Empower Retirement during the vesting period. The value of each vested Executive Share Unit is determined from the Market Value of Lifeco’s common shares as of the end of the vesting period, except in the case of an earlier payout upon death. Unless otherwise specified by the Human Resources Committee in the award agreement, Named Executive Officers may elect to defer the payment of all or a portion of Executive Share Units granted in 2025 if certain requirements are met. Such an election must defer payment by either five or ten years from the original payment date.
4. Narrative Description of the Lifeco Stock Option Plan
The Company’s participation in the Lifeco Stock Option Plan was discontinued following the 2019 fiscal year and no options were granted to any Named Executive Officer of the Company in 2025. However, several of the Named Executive Officers hold vested and unvested options granted under the Lifeco Stock Option Plan, as described in the Outstanding Equity Awards at 2025 Fiscal Year End table below.
Options are generally granted in multi-year allotments. Options granted prior to 2019 become exercisable at the rate of twenty percent (20%) per year commencing one year after the date of the grant. For options granted in 2019 and thereafter, fifty percent (50%) of the options become exercisable three years from the date of grant, and the remaining fifty percent (50%) become exercisable four years from the date of grant.
Options generally expire ten years after the date of the grant, except that if options would otherwise expire during a blackout period or within ten business days of the end of a blackout period, the expiry date for the options is extended to the tenth business day after the expiry date of the blackout period.
In the event of the death of a participant or the termination of a participant’s employment, then the period within which the options may be exercised is generally reduced depending on the circumstances surrounding the death or termination of employment. Options are not assignable by participants otherwise than by will or pursuant to the laws of succession. Lifeco does not provide any financial assistance to participants to facilitate the purchase of common shares under the Lifeco Stock Option Plan. Subject to any regulatory or shareholder approval required by law, the Lifeco Board of Directors may amend the Lifeco Stock Option Plan or the terms of a grant.
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Outstanding Equity Awards at 2025 Fiscal Year End
The following table sets out Lifeco options held by the Named Executive Officers under the Lifeco Stock Option Plan, and Executive Share Units held by the Named Executive Officers under the Executive Share Unit Plan, as of December 31, 2025.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
E.F. Murphy	75,400	—	26.38	February 28, 2027	107,825(2)	7,298,682
	83,900	—	24.48	February 28, 2028	82,508(4)	5,584,997
					157,158(4)	10,638,022
C.M. Moritz	8,805	—	24.81	February 28, 2026	11,040(2)	747,266
	7,900	—	26.38	February 28, 2027	8,448(3)	571,827
	9,100	—	24.48	February 28, 2028
	10,800	—	21.67	February 28, 2029
R.H. Linton	—	—	—	—	65,465(2)	4,431,351
	—	—	—	—	50,094(3)	3,390,896
C.J. Kline	—	—	—	—	21,180(2)	1,433,702
	—	—	—	—	16,206(3)	1,097,015
C.E. Waddell	9,400	—	26.38	February 28, 2027	30,807(2)	2,085,359
	10,500	—	24.48	February 28, 2028	23,574(3)	1,595,703
	13,300	—	21.67	February 28, 2029
(1) Lifeco options are issued with an exercise price in Canadian dollars, which have been translated to U.S. dollars at the Conversion Rate.
(2) These Executive Share Unit grants vest on February 28, 2027.
(3) These Executive Share Unit grants vest on February 28, 2028.
(4) These Executive Share Unit grants vest on February 28, 2030.
(5) The market value of Executive Share Units held as of December 31, 2025 is based on the year-end closing price of Lifeco common shares on the Toronto Stock Exchange.
Option Exercises and Stock Vested for 2025
The following table sets out Lifeco options exercised by and Executive Share Units vested for the Named Executive Officers in 2025.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
E.F. Murphy	185,800	2,813,285	275,031	18,569,468
C.M. Moritz	9,395	145,120	17,189	1,160,533
R.H. Linton	—	—	194,815	13,153,460
C.J. Kline	—	—	40,109	2,708,099
C.E. Waddell	19,700	380,936	85,564	5,777,113
Nonqualified Deferred Compensation for 2025
1. Table
The following table sets out information with respect to the participation of the Named Executive Officers in the NQDCP.

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Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
C.J. Kline	NQDCP	—	220,749	—	1,445,817
C.E. Waddell	NQDCP	160,232	71,433	—	557,734
(1)Amounts contributed are included in the Salary column of the Summary Compensation Table.
2. Narrative Description of the NQDCP
All officers and certain senior employees of the Company, and others at the discretion of the Company, are eligible to participate in the NQDCP. A participant in the NQDCP may defer between 1% and 90% of their base salary (including sales related compensation) and bonus.
Under the NQDCP, participants specify one or more investment preferences in which deferrals are deemed to be invested. Participant accounts are adjusted for interest, earnings or losses equal to the actual results of the deemed investment(s). Amounts deferred under the NQDCP and the earnings from the plan are distributed to a participant upon termination of employment, if not distributed earlier. Amounts distributed under the plans are generally paid in either a lump sum or installments over three, five, 10 or 15 years at the election of the participant.
Following a change in control of the Company, the Board of Directors may terminate the plan in its discretion and pay all amounts due under the plan to participants. Certain payments following termination of employment or after a change in control may be delayed to comply with requirements under the Internal Revenue Code.
CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee.
For 2025, the annual total compensation of our CEO, as reported in the Summary Compensation Table, was $17,890,190 and the annual total compensation of our median employee was $113,673. Based on this information, we reasonably estimate that, for 2025, our CEO’s annual total compensation was approximately 157 times that of our median employee’s annual total compensation.
We determined our median employee by using target total compensation, which includes base salary, target annual cash incentive, target sales incentive and target long-term incentive, where applicable, as our consistently applied compensation measure. We applied this measure to the employee population of the Company and its controlled subsidiaries as of December 31, 2025, the last day of our fiscal 2025. We excluded all of our non-U.S. employees in Canada, Guam, Puerto Rico and Philippines (who represent less than 5% of our entire work force) as permitted under the applicable SEC de minimis rule. We also excluded 15 employees that receive compensation from one of the Company’s subsidiaries on behalf of a foreign affiliate but do not provide services to the Company or its subsidiaries. We calculated the median employee’s 2025 annual total compensation using the same methodology that is used to calculate our CEO’s annual total compensation in the Summary Compensation Table.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies, which may have employed other permitted methodologies or assumptions.
Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners
Set forth below is certain information, as of January 1, 2026, concerning beneficial ownership of the voting securities of the Company by entities and persons who beneficially own more than 5% of the voting securities of the Company. The determinations of “beneficial ownership” of voting securities are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This rule provides that securities will be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, (1) the power to vote or to direct the voting of securities and/or the power to dispose or to direct the disposition of the securities or (2) the right to acquire any such power within 60 days after the date such “beneficial ownership” is determined.
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1. 100% of the Company’s 22,648,560 outstanding common shares are owned by Empower Holdings, LLC, 8515 East Orchard Road, Greenwood Village, Colorado 80111.
2. 100% of the outstanding common shares of Empower Holdings, LLC are owned by Great-West Lifeco U.S. LLC, 8515 East Orchard Road, Greenwood Village, Colorado 80111.
3. 100% of the outstanding common shares of Great-West Lifeco U.S. LLC are owned by Great-West Financial (Nova Scotia) Co., 600-1741 Lower Water Street, Halifax, Nova Scotia, Canada B3J 0J2.
4. 100% of the outstanding common shares of Great-West Financial (Nova Scotia) Co. are owned by Great-West Lifeco Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 1V3.
5. 71.14% of the outstanding common shares of Great-West Lifeco Inc. are controlled, directly or indirectly, by Power Financial Corporation, 751 Victoria Square, Montréal, Québec, Canada H2Y 2J3, representing approximately 65% of the voting rights attached to all outstanding voting shares of Great-West Lifeco Inc.
6. 100% of the outstanding common shares of Power Financial Corporation are owned by Power Corporation of Canada, 751 Victoria Square, Montréal, Québec, Canada H2Y 2J3.
7. The Desmarais Family Residuary Trust, c/o San Palo Investments Corporation, 759 Square Victoria, Suite 520, Montréal, Québec, Canada H2Y 2J7, directly and through a group of private holding companies which it controls, has voting control of Power Corporation of Canada.
As a result of the chain of ownership described in paragraphs (1) through (7) above, each of the entities and persons listed in paragraphs (1) through (7) would be considered under Rule 13d-3 of the Exchange Act to be a “beneficial owner” of 100% of the outstanding voting securities of the Company. As described above, the Company’s ultimate controlling person is the Desmarais Family Residuary Trust (the “Trust”), which controls the Company’s ultimate parent company, Power Corporation. As of December 31, 2025, the outstanding capital stock of Power Corporation consists of 580,872,092 Subordinate Voting Shares (“SVS”) carrying one vote per share and 54,860,866 Participating Preferred Shares (“PPS”) carrying 10 votes per share; hence the total voting rights are 1,129,480,752. The Trust exercises control over Pansolo Holding Inc. (“Pansolo”), which directly and indirectly owns 45,944,592 SVS and 54,715,456 PPS, entitling Pansolo to an aggregate percentage of voting rights of 593,099,152 or 52.51% of the total voting rights attached to the shares of Power Corporation.
As of December 31, 2025, under customary credit facilities of Pansolo, Pansolo has pledged 9,597,962 Participating Preferred Shares and 12,243,589 Subordinate Voting Shares of Power Corporation to certain Canadian bank lenders as security for its obligations thereunder. Immediately before and after such pledge, Pansolo directly and indirectly owned 54,715,456 Participating Preferred Shares and 45,944,592 Subordinate Voting Shares in the aggregate.
Security Ownership of Management
The following tables set out the number of equity securities and exercisable options for equity securities of the Company or any of its parents or subsidiaries, beneficially owned, as of January 1, 2026, by (i) the directors of the Company (ii) the Named Executive Officers and (iii) the directors and executive officers of the Company as a group.
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Directors	Great-West Lifeco Inc.(1)	Power Corporation of Canada(2)
R. Bienfait	—	47,865
M.R. Coutu	10,000	—
A. Desmarais	350,000	15,991,444 2,579,602 options
P. Desmarais III	30,035	29,710 193,397 options
P. Desmarais	—	240
G.A. Doer	—	—
G.J. Fleming	—	—
C. Généreux	1,200	30,341 353,919 options
J.P. Lawrence	—	1,173
A. Louvel	—	—
P.B. Madoff	—	—
E.F. Murphy III	159,300 options	0
R.J. Orr	20,000	1,250,210 2,356,101 options
J.P. O’Sullivan	—	—
R.L. Reynolds	—	—
T. Timothy Ryan, Jr.	—	47,250
J.J. Selitto	—	0
D.D. Shah	—	—
B.E. Walsh	—	—

Named Executive Officers	Great-West Lifeco Inc.(1)	Power Corporation of Canada(2)
E.F. Murphy III	159,300 options	—
R.H. Linton	—	—
C.M. Moritz	5,899 36,605 options
C.J. Kline	—	—
C.E. Waddell	52,900 options	—

Directors and Executive Officers as a Group	Great-West Lifeco Inc.(1)	Power Corporation of Canada(2)
	418,920 229,105 options	17,398,233 5,483,019 options
(1) All holdings are common shares, or where indicated, exercisable options for common shares of Great-West Lifeco Inc.
(2) All holdings are subordinate voting shares, or where indicated, exercisable options for subordinate voting shares of Power Corporation of Canada.
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The subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada held by the directors and executive officers as a group represent 3.8% of the total number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada outstanding.
None of the remaining holdings set out above exceeds 1% of the total number of shares and exercisable options for shares of the class outstanding.
Transactions with Related Persons, Promoters and Certain Control Persons
(a) There are no transactions to report.
(b) The Company’s Board of Directors has a Conduct Review Committee which acts pursuant to a written Charter and procedures (together, the “procedures”). Mr. Louvel and Mr. Selitto serve on the Conduct Review Committee.
The Conduct Review Committee, in accordance with the procedures, considers and approves transactions between the Company or its subsidiaries and (i) the directors and senior officers of the Company or its affiliates, including their spouses and minor children; (ii) its affiliates; and (iii) companies controlled by a director or senior officer of the Company or its affiliates, or their spouses or minor children. Control and affiliation is defined as a 10% voting interest or 25% ownership interest, but does not include subsidiaries of the Company.
Among other criteria, the Conduct Review Committee considers whether such transactions were on market terms and conditions, including interest rates and fees, as those prevailing at the time for comparable transactions with third parties. Such review also considers the Company’s established conflict of interest guidelines with respect to the transaction, as set forth in the Company’s Code.
There were no reportable related party transactions during the Registrant’s most recently completed fiscal year where the aforementioned procedures did not require review, approval or ratification or where the procedures were not followed.

Risks Associated with the Company
The following provides a description of certain material risks that could affect the Company’s business, reputation, financial condition or results of operations. These risks are not exclusive, and additional risks to which we are subject include, but are not limited to, the risks related to our businesses and products described elsewhere in this Prospectus. Many of these risks are interrelated and occur under similar business and economic conditions, and the occurrence of certain of them may in turn cause the emergence, or exacerbate the effect, of others. Such a combination could materially increase the severity of the impact on our business, liquidity, financial condition and results of operations.
The Company’s risk management policies and procedures may not be fully effective, which may leave us exposed to risks that could negatively affect the Company’s business, results, financial condition or reputation.
The Company’s risk management policies and procedures may not be fully effective and may leave us exposed to unidentified and unanticipated risks. New, emerging, or rapidly changing risks may not be detected or addressed in a timely manner. These gaps could expose the Company to unexpected adverse events that negatively impact our financial condition, results, operations or reputation.
Inadequate operational resilience in the face of adverse conditions could result in financial losses, regulatory sanctions or reputational damage.
The Company may be subject to disruptions of its operating systems or its ability to conduct business from events that are wholly or partially beyond its control such as a natural catastrophe, act of terrorism, pandemic, cyber security incidents or electrical/telecommunications outage. Operational resilience refers to the ability to embed capabilities, processes, and systems to successfully deliver its critical operations, through disruption. Operational resilience emphasizes preparation, response, recovery, learning, and adaptation by assuming disruptions, including simultaneous disruptions, will occur. Poor operational resilience in the face of adverse events could prevent the Company from carrying out important business services, with potential for lost revenue, regulatory sanctions and damage to reputation.
Macroenvironmental risks may negatively affect the Company’s results of operations and financial condition.
Global financial markets continue to experience elevated volatility, in part due to geopolitical tensions and conflicts, which the Company actively monitors. Economic and trade policies may have significant implications for the U.S., Canadian and European economies and may negatively affect the Company’s business and financial condition.

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The U.S. has enacted sweeping tariff increases in 2025, affecting imports from Canada, Europe and China. These measures have led to disruptions in global trade flows, increased input costs, and reduced GDP growth forecasts across affected regions. While some temporary truces have been reached, the broader trend toward economic decoupling continues. These developments may result in higher inflation, currency volatility, and slower economic growth, which could adversely impact the Company’s financial results and capital markets exposure.
The outlook for financial markets and real estate markets over the short and medium-term remains highly uncertain and the Company actively monitors events and information globally.
Throughout 2025, commercial real estate markets in North America and Europe remained challenged, particularly the office sector. While some urban markets show signs of stabilization, vacancy rates remain elevated and fundamentals remain weak. Demand continues to be impacted by hybrid work models and cautious corporate leasing strategies, driven as well as by challenging economic and capital market conditions. Multifamily and industrial sectors have shown relative resilience, though construction cost pressures and regional oversupply are emerging concerns. Along with higher interest rates, this has resulted in valuation reductions for certain investment properties and indirectly for certain commercial mortgages reflecting the current outlook for office properties. As market conditions evolve, the Company may be required to apply further valuation reductions.
Market and Liquidity Risk
Market volatility and general economic conditions may adversely affect the Company’s results of operations and financial condition.
The risk of fluctuations in market value of the separate account assets, proprietary mutual funds, proprietary collective trusts, and external mutual funds is borne by the Company’s policyholders. Fee income for administering and/or managing these assets, however, is generally set as a percentage of those assets. Accordingly, fluctuations in the market value of these assets may result in fluctuations in revenue. On certain products, the Company offers guarantees to policyholders to protect them against the risk of adverse market performance, including guaranteed minimum death benefits and guaranteed lifetime withdrawal benefits. When equity markets decline, the Company is at a greater risk of having to pay guaranteed benefits that exceed available policyholder account balances, and will therefore have to increase its reserves for these benefits, resulting in a financial loss. While the Company does have hedging programs in place to reduce the market risk associated with these guarantees, no assurance can be provided that these programs will generate the returns that will be needed to meet policyholder obligations relating to these guarantees.
The Company manages or administers its general and separate accounts in support of cash and liquidity requirements of its insurance and investment products. The Company’s general account investment portfolio is diversified over a broad range of asset classes but consists primarily of domestic fixed income investments. The fair value of these and other general account invested assets fluctuates depending upon, among other factors, general economic and market conditions. In general, the market value of the Company’s general account fixed maturity securities portfolio is expected to increase or decrease in inverse relationship with fluctuations in interest rates.
Additionally, the Company may, from time to time, for business, regulatory, or other reasons, elect or be required to sell certain of its general account invested assets at a time when their fair values are less than their original cost, resulting in realized capital losses, which would have an adverse effect on the results of operations and financial condition.
Interest rate and credit spread fluctuations may materially adversely affect the Company’s business, results and financial position.
Interest rate and credit spread risk refers to the potential loss due to changes in future interest rates or credit spreads that affect cash flows of assets relative to liabilities as well as assets backing surplus. This risk also includes changes in the amount and timing of cash flows related to asset and liability optionality, including interest rate guarantees and book value surrender benefits in the liabilities.
A prolonged low-interest rate environment may adversely impact the Company’s earnings and capital and could impacts its business strategy. In such environments, new fixed income investments typically yield less, reducing investment income. Hedging costs may also increase, and early repayment on investments such as mortgage-backed securities, asset-backed securities, and callable bonds, could force reinvestment at lower yields, which could further reduce investment margins. Additionally, lower interest rates would increase capital requirements for guaranteed products with sensitivity to market movements (sensitivity increases as interest rates decrease). While the Company uses hedging strategies to partially offset this risk, there is no guarantee that hedging strategies will be fully effective.
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On the other hand, a rapid rise in interest rates may adversely affect the Company if it needs to dispose of fixed income securities to meet contractual surrender benefits. Additionally, the value of most liquid assets and marketable securities, which are mainly fixed-income securities, would decrease when interest rates rise. This risk is most material for the Company’s general account products. A large volume of discretionary withdrawals by plan sponsors or plan participants may adversely affect the Company’s liquidity and financial position. In addition, asset and liability matching strategies may not be sufficient to fund potential exits or reinvest at prevailing rates.
External financing may be required if available internal sources of liquidity or capital are insufficient.
Liquidity risk is the potential inability of the Company to generate sufficient funds to meet its obligations as they come due. While the Company monitors its liquidity and capital position on a regular basis, it may need to seek external financing if available internal levels of liquidity or capital are insufficient. Liquidity demands include but are not limited to the payment of policyholder benefits, collateral posting as required under agreements with counterparties, the payment of operating expenses and taxes, reinsurance obligations, and the servicing of debt. Capital demands could result from the growth of new business, a change in investment strategy, an investment in systems or other infrastructure, a deterioration of capital arising from financial losses or a severe stress. The Company’s access to capital and cost of capital will depend on a variety of factors such as market conditions, the general availability of credit in financial markets, the overall availability of credit to the financial services industry, the volume of trading activities in financial markets, the Company’s credit ratings and credit capacity, and the perception of customers or lenders of the Company’s long-term or short-term financial strength. If the Company is unable to secure external financing to meet a liquidity shortfall, it may be required to sell assets or reinsure liabilities, make changes to its investment strategy, or discontinue the use of certain derivatives, which could have an adverse effect on the Company’s financial condition.
Credit Risk
A downgrade or potential downgrade in the Company’s financial strength or claims paying ratings could result in a loss of business and negatively affect results of operations and financial condition.
The Company is rated by a number of nationally recognized rating agencies. The ratings represent the opinion of the rating agencies regarding the Company’s financial strength and its ability to meet ongoing obligations to policyholders. Claims paying ability and financial strength ratings are factors in establishing the competitive position of insurers. A rating downgrade, or the potential for such a downgrade, may negatively impact new sales and adversely affect the Company’s ability to compete and thereby have a material effect on its business, results of operations, and financial condition. Such a downgrade of the Company or any of its rated insurance subsidiaries could, among other things, materially increase the number of policy surrenders and withdrawals by policyholders of cash values from their policies, adversely affecting relationships with broker-dealers, banks, agents, wholesalers, and other distributors of its products and services. This may result in cash payments requiring the Company to sell invested assets, including illiquid assets such as privately placed bonds and mortgage loans, at a price that may result in realized investment losses. These cash payments to policyholders result in a decrease in total invested assets and a decrease in net income. In addition, negative changes in the Company’s credit ratings may increase the Company’s cost of borrowing or result in borrowing being unavailable to the Company on terms that are acceptable to it.
Defaults, impairments, or downgrades in the Company’s investment portfolio may lead to realized or unrealized losses and higher asset default provisions, negatively affecting the Company’s earnings and capital position.
Adverse economic conditions or sector/company specific challenges may result in spread widening, downgrades, impairments or defaults that adversely affect the securities in our investment portfolio. Credit events could result in unrealized or realized losses in our fixed income portfolio, could increase our provision for credit losses, and may adversely impact our earnings and capital position.
Insurance Risk
Deviations from assumptions regarding future persistency, mortality, morbidity, longevity, credit experience, equity market and interest rates used in calculating liabilities for future policyholder benefits and claims could adversely affect the Company’s results of operations and financial condition.
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The Company establishes and carries, as a liability, reserves based on estimates of how much it will need to pay for future benefits and claims. Future policy benefits do not represent an exact calculation of liability. Rather, future policy benefits represent an estimate of what management expects the ultimate settlement and administration of benefits will cost. These estimates, which generally involve actuarial projections, are based upon management’s assessment of facts and circumstances then known, as well as estimates of future trends in persistency (how long a contract stays with the Company), mortality, judicial theories of liability, interest rates, and other factors. These variables are affected by both internal and external events, such as changes in market and interest rate conditions, catastrophic events, inflation, judicial trends, and legislative changes. Many of these items are not directly quantifiable in advance. For example, the increased occurrence of near-zero or negative interest rates can make it difficult to model future interest rates as interest rate models have been generally calibrated in an environment of positive interest rates. As a result, these methods may be less effective in forecasting future exposures than they were historically.
The inherent uncertainties of estimating policy and contract claim liabilities are greater for certain types of liabilities, particularly those in which the various considerations affecting the type of claim are subject to change and in which long periods of time may elapse before a definitive determination of liability is made. Liability estimates including estimated premiums the Company will receive over the assumed life of the policy are continually refined in a regular and ongoing process as experience develops and further claims are reported and settled. Adjustments to policy benefit liabilities are reflected in the Company’s consolidated statement of income in the period in which adjustments are determined. Because setting policy benefit liabilities is inherently uncertain, there can be no assurance that current liabilities will prove to be adequate in light of subsequent events.
Operational Risk
The insurance and financial services industries are heavily regulated and changes in regulation may reduce profitability.
The Company and certain of its subsidiaries are subject to extensive Federal and state legal and regulatory requirements in the jurisdictions in which they operate. These requirements cover most aspects of the Company’s operations including capital adequacy, privacy, cyber security, liquidity and solvency, investments, the sale and marketing of insurance and retirement plans and financial products and securities, as well as the business conduct of insurers, broker/dealers asset managers and investment advisors. Material changes in the legal or regulatory framework or the failure to comply with legal and regulatory requirements could have an adverse effect on the Company that could be material.
Federal and State regulators regularly re-examine existing laws and regulations applicable to financial and retirement services providers, insurance companies, investment advisors, broker-dealers and their products and distribution methods. Compliance with applicable laws and regulations can be time and resource intensive, and changes in these laws and regulations or in the interpretation or enforcement thereof, may materially increase direct and indirect compliance costs and other expenses of doing business, thus having an adverse effect on the Company’s results of operations and financial condition. It is not possible to predict whether future legislation or regulation adversely affecting the Company’s business will be enacted and, if enacted, the extent to which such legislation will have an effect on the Company or its competitors. Furthermore, there can be no assurance as to which of the Company’s specific products would be impacted by any such legislative or regulatory reform.
The business, operations and accounts of the Company and its key operating subsidiaries are subject to examination by the Colorado Department of Insurance and other regulators. These regulators may from time to time raise issues during examinations or audits of the Company and its subsidiaries that could have a negative impact on the Company. In addition, the National Association of Insurance Commissioners, a national regulatory coordination organization among state insurance regulators, has also prescribed Risk-Based Capital (“RBC”) rules and other financial ratios for life insurance companies. The calculations set forth in these rules are used by regulators to assess the sufficiency of an insurer’s capital and measure the risk characteristics of an insurer’s assets, liabilities, and certain off-balance sheet items. RBC is calculated by applying factors to various asset, premium, face amount, and liability items. Although the Company’s RBC levels are currently well in excess of those required by its regulators, there can be no assurances made that the Company would continue to maintain these levels.
A failure in cyber or information security systems could result in a loss or disclosure of confidential information, damage the Company’s reputation, and could impair its ability to conduct business effectively.
The Company depends heavily upon computer systems to provide reliable service, as a significant portion of the Company’s operations relies on the secure processing, storage, and transmission of confidential or proprietary information and complex transactions. Despite the implementation of a variety of security measures, the Company’s computer systems could be subject to physical and electronic break-ins, cyber attacks, and similar disruptions from unauthorized tampering, including threats that may come from external factors, such as governments, organized crime, hackers and other third parties, or may originate internally from within the Company.
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If one or more of these events occurs, it could potentially jeopardize the confidential or proprietary information, including personally identifiable non-public information, processed and stored in, and transmitted through, the computer systems and networks. It could also potentially cause interruptions or malfunctions in the operations of the Company, its customers, or other third parties. This could result in damage to the Company’s reputation, financial losses, litigation, increased costs, regulatory penalties, and/or customer dissatisfaction or loss. Although steps have been taken to prevent and detect such attacks, it is possible that the Company may not become aware of a cyber incident for some time after it occurs, which could increase its exposure to these consequences.

In addition, the Company is subject to a variety of laws and regulations in the United States and abroad regarding privacy, data protection and data security, and may become subject to further such laws and regulations in the future. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to the Company are often uncertain and may be conflicting, particularly with respect to foreign laws. For example, in April 2016 the European Commission adopted the General Data Protection Regulation (“GDPR”), which greatly increases the jurisdictional reach of its laws and adds a broad array of requirements for handling personal data, such as the public disclosure of significant data breaches, privacy impact assessments, data portability and the appointment of data protection officers. Even though the Company has a very small number of clients within the European Union, it is required to comply with certain requirements of the GDPR.
In the U.S., many states have recently enacted new laws and regulations regarding privacy and cybersecurity. The California Consumer Privacy Act, which was effective as of January 1, 2020, as further amended by the California Privacy Rights Act in 2020, contains similar consumer protections to those in the E.U. GDPR and applies to companies doing business in California. The New York State Department of Financial Services (“NYDFS”) issued cybersecurity regulations, which became effective in March 2017, and further amended the regulations in 2023 with phased effective dates through 2025, imposes an array of detailed security measures on covered entities. Both of these laws impact the Company’s and its subsidiaries’ businesses and they have taken steps designed to comply with them. In October 2017, the NAIC adopted a new Insurance Data Security Model Law, which is intended to establish the standards for data security and standards for the investigation and notification of data breaches applicable to insurance licensees in states adopting such law, with provisions that are generally consistent with the NYDFS cybersecurity regulation. Several states have adopted the NAIC model since 2017. All of these evolving compliance and operational requirements impose costs that are likely to increase over time and may restrict the way services involving data are offered, all of which may adversely affect our results of operations.
Changes in U.S. federal income tax law could make some of the Company’s products less attractive to consumers and increase its tax costs.
Congress, as well as state and local governments, considers from time-to-time legislation that could change the Company’s tax costs and increase or decrease its ability to use existing tax credits. Future changes in U.S. federal income tax law could lessen or eliminate some of the tax advantages currently benefitting the Company, its policyholders or its other clients or could make some of the Company’s products less attractive to consumers. For example, the following events could adversely affect the Company’s business:
• Changes in tax laws that would reduce or eliminate tax-deferred accumulation of earnings on the premiums paid by the holders of annuities products;
• Reductions in the federal income tax that investors are required to pay on long-term capital gains and on some dividends paid on stock that may provide an incentive for some of the Company’s customers and potential customers to shift assets into mutual funds and away from products, including life insurance and annuities, designed to defer taxes payable on investment returns;
• Changes in the availability of, or rules concerning the establishment, operation, and taxation of, Section 401, 403(b), 408, and 457 plans; and
• Changes to the federal estate tax or changes in the tax treatment of life insurance death benefits.
Further, future changes in tax rates could impact the Company’s tax costs, which could affect the consolidated financial statements in several ways. For example, an increase in the federal corporate income tax rate could affect the consolidated financial statements as follows, and a decrease in the rate could have the opposite impacts:
• A higher effective tax rate could have an unfavorable impact on net income over the period that the higher rate remains in effect;
• An increase in certain deferred tax liabilities, which would have an immediate unfavorable impact on net income in the period during which the higher rate came into effect;
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• An increase in certain deferred tax assets, which would have an immediate favorable impact on net income in the period during which the lower tax rate came into effect; and
• An increase in tax rates could affect the timing of recognizing tax benefits.
The Company cannot predict whether any legislation will be enacted, what the specific terms of any such legislation will be, or how, if at all, such legislation could have an adverse effect. However, should this risk materialize, it could have an adverse effect on the Company’s future results of operations and financial position, potentially through lower product sales, changes in investor preferences and behavior, and increased lapses of policies.
On July 4, 2025, the H.R. 1 budget reconciliation bill, the One Big Beautiful Bill Act (the “Act”) was signed into law. The Act included numerous tax-related provisions. Based on the Company’s analysis of the Act at this time, the tax related provisions do not materially impact the Company’s overall corporate tax position.
The Company may be subject to litigation resulting in substantial awards or settlements and this may adversely affect its reputation and results of operations.
In recent years, life and accident insurance and financial service companies have been named as defendants in lawsuits, including class actions. A number of these lawsuits have resulted in substantial awards and settlements. There can be no assurance that any future litigation relating to matters such as the provision of insurance coverage or pricing and sales practices will not have a material adverse effect on the Company’s results of operations or financial position.
If we cannot attract and retain key people, our ability to meet our business objectives will be adversely affected.
People risk is the risk of loss due to inadequate management of human capital or misalignment between human resources policies, programs and practices and employment related legislation, regulatory expectations or the Company’s strategic objectives, risk appetite and values. The Company’s success depends, in large part, on its ability to attract and retain key people. Due to the intense competition for key employees with demonstrated ability, the Company and its subsidiaries may be unable to hire or retain such employees. In addition, the Company may experience higher than expected employee turnover and difficulty attracting new employees. Inability to retain the Company’s key people could have an adverse effect on operations that could be material, given their skills, knowledge of the Company’s business, years of industry experience and the potential difficulty of promptly finding qualified replacement employees. The Company’s results of operations and financial condition could be adversely affected if it is unsuccessful in attracting and retaining key employees.
Third parties that fail to meet our performance standards may adversely affect the Company’s financial results and reputation.
Third party risk is the risk of loss due to a third-party failing to provide goods, services, business activities, protect data or systems or otherwise exposing the Company to negative outcomes. This risk applies to both external and internal third parties. The Company and its subsidiaries strategically engage third parties to maintain cost of efficiency, optimize internal resources and capital and access skills, expertise and resources not otherwise available. The failure to establish adequate standards for performance, to adequately manage and monitor performance against those standards, or by third parties to meet the Company’s standards, can have a negative impact on the Company’s financial results and reputation
Conduct Risk
Inappropriate conduct by employees or intermediaries may cause unfair outcomes for customers and adversely affect the Company’s business, results, financial condition and reputation.
Conduct risk is the risk that customers may experience unfair outcomes due to inadequate or failed processes or inappropriate actions or offerings by the Company or its representatives. Conduct risk can arise and must be managed at all stages of our processes from product development to sales and post-sale service. If conduct risk is not identified and managed, it can harm the Company’s customers and lead to financial, reputational, and regulatory risk for the Company, including potential for remediation costs and regulatory fines.
Strategic Risk

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Competitive factors may adversely affect the Company’s market share and profitability.
The industry in which the Company operates is highly competitive. The Company’s competitors include retirement service providers, insurance companies, mutual fund companies, banks, investment advisors, and certain other service and professional organizations. In addition, new Fintech and Insurtech companies continue to make gains in the industry. Although there has been consolidation in some sectors, no one competitor is dominant. Customer retention is a key factor for continued profitability. Our customers could shift their funds to competitors’ products or services for any number of reasons, including investment performance, changes in prevailing interest rates, changes in customer investment preferences, changes in our reputation in the marketplace, loss of key investment management personnel and financial market performance. As with all financial services companies, our ability to conduct business depends on consumer confidence in the industry and our financial strength. Actions of competitors, and financial difficulties of other companies in the industry, and related adverse publicity, could undermine consumer confidence and harm our reputation.

Mergers and acquisitions could create new risks for the Company’s business and affect the Company’s financial condition.
The Company and its subsidiaries periodically evaluates existing companies, businesses, assets, products and services. These reviews may result in the Company or its subsidiaries acquiring or disposing of businesses or assets. In the ordinary course of business, the Company considers the purchase or sale of companies, business segments or assets. If transactions occur, they (1) could be material to the Company in size or scope; (2) could result in risks and contingencies, including integration risks, relating to companies, businesses or assets that the Company acquires or expose it to the risk of claims relating to those it has disposed of; and (3) could result in the Company holding additional capital for contingencies that arise after the transaction is completed. Strategic and integration risks can also emerge due to external risks that are difficult to anticipate, resulting in reduced synergies and negative impact on value capture.
Other Risks
Sustainability risks may negatively affect the Company’s operations and financial condition or give rise to liability.
Sustainability risk refers to the potential for loss or other negative impacts resulting from environmental, social or governance factors. This includes the risk of loss or negative impacts from the inability or failure to adequately prepare for the transition to a lower-carbon economy or for the physical impacts of a changing environment, or from the failure to develop and maintain strategies to manage the business in response to changes in social factors.
Sustainability risk underlies all risk types, both financial (market, credit and insurance) and non-financial (operational, conduct and strategic).
The Company recognizes that attitudes towards environmental and social issues are dynamic and continue to evolve and have been further amplified in recent years. This has led to legislative and regulatory developments, as well as responses from government agencies and other stakeholders focused on sustainability matters. The Company may experience direct or indirect financial, operational or reputational impact stemming from shifting stakeholder sentiments and societal pressures, regulatory expectations and enforcement.
Climate-related risks may adversely affect the Company’s invested assets, tenants, customers, reinsurance counterparties and suppliers, which in turn may negatively impact the Company’s operations and financial condition.
Challenges relating to the Company’s distribution channels may impede our ability to generate sales.
Product distribution risk is the risk of loss if the Company cannot effectively market its products through its network of distribution channels and intermediaries. These intermediaries often offer competing products and are not obligated to continue working with the Company. The Company introduces from time to time changes to its relationships with its distributors and other intermediaries that could result in disruption of those relationships. Losing access to a distribution channel, failing to maintain effective relationships with intermediaries or not adapting to changes in distribution channels could significantly impact the Company’s sales.
Geopolitical and country risk may negatively impact the Company’s business and financial condition.
Geopolitical risk is the risk of loss and uncertainty arising from political, economic and social factors on the Company’s operations, investments and financial performance across geographic regions. These risks may include changes in government policies, regulatory environments, trade relations, tariffs, civil unrest, terrorism and other geopolitical events that can affect the stability and predictability of markets in which the Company operates.
Country risk is the risk that economic and political influences in a country could result in financial loss and/or loss of reputation for the Company. Sources of country risk can arise from on-balance sheet or off-balance sheet exposures including, but not limited to, invested assets, insurance liabilities, and operations such as mergers & acquisitions, outsourcing, offshoring and data transfer.
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Technological advancements are evolving rapidly and may create new risks and amplify existing risks to the Company.
The adoption of emerging technologies and innovation such as artificial intelligence (“AI”) may expose the Company to new risks inherent in these technologies, as well as amplify or accelerate existing risks. The Company leverages AI technologies in some aspects of its business, including to support productivity, optimize business processes and to enhance customer experience. Third parties engaged by the Company may also make use of AI systems or tools in providing products or services to the Company. This use of AI introduces new risks, including but not limited to the potential for AI to inherit, amplify or perpetuate discriminatory bias and misinformation, potential inaccuracy of outputs, potential intellectual property infringement, and concerns about fairness or ethical use, all of which could negatively affect our reputation and the trust of our customers and other stakeholders. AI use may also amplify or add complexity to existing risks faced by the Company, including cyber and information security risk, privacy risk, legal and regulatory risk, model risk, market risk and fraud risk. In addition, the availability and ease of use of AI more generally may create or worsen competitive pressures faced by the Company, as new competitors who are able to leverage low-cost AI technologies may emerge in the financial services markets in which the Company operates. Any of these risks, individually or in the aggregate, could adversely affect the Company’s business, financial condition or reputation.
Experts
The statutory-basis financial statements of Empower Annuity Insurance Company of America as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, included in this Prospectus, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report which expresses an unmodified opinion on the statutory-basis financial statements and an adverse opinion on the accounting principles generally accepted in the United States. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.
Where You Can Find More Information
This Prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement.
The registration statement, including exhibits, contains additional relevant information about us. The complete registration statement and our other filings are available to the public from commercial document retrieval services and over the internet at www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this Prospectus.)
Definitions
The following is a listing of defined terms:
Account – A separate record maintained by the Plan Sponsor or its designee in the name of each Retirement Plan participant which reflects his or her interests in the assets in both Covered Fund(s) and other investment options in the Retirement Plan.
Accumulation Phase – The period of time between the Election Date and the Initial Installment Date.
Administrative Offices – 8515 East Orchard Road, Greenwood Village, CO 80111.
Alternate Payee – Any spouse, former spouse, child or other dependent of a Retirement Plan participant, or other person allowed by law, who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefit payable under a Retirement Plan with respect to such Retirement Plan participant.
Annuitant – The person upon whose life the payment of an annuity is based.
Annuity Commencement Date – The date that annuity payments begin to an Annuitant.
Attained Age – The GLWB Participant’s age on the Ratchet Date.
Beneficiary – A person or entity named by the Retirement Plan participant or the terms of the Retirement Plan to receive all or a portion of the Account upon the death of the Retirement Plan participant.
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Benefit Base – The amount that is multiplied by the GAW Percentage to calculate the GAW. The Benefit Base increases dollar-for-dollar upon any Contract Contribution and is reduced proportionately for an Excess Withdrawal. The Benefit Base can also increase with positive Covered Fund performance on the Ratchet Date. The Covered Fund Benefit Base cannot be transferred to another Covered Fund unless we require a Transfer as a result of the existing Covered Fund being eliminated or liquidated.
Business Day – Any day, and during the hours, on which the New York Stock Exchange is open for trading. Except as otherwise provided, in the event that a date falls on a non-Business Day, the date of the following Business Day will be used.
Contract Contributions – GLWB Participant directed amounts received and allocated to the GLWB Participant’s Covered Fund(s) including rollovers as defined under Section 402 of the Code and Transfers. Reinvested dividends, capital gains, and settlements arising from the Covered Fund(s) will not be considered Contract Contributions for the purpose of calculating the Benefit Base but will affect the Covered Fund Value.
Code – The Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of the Contract and Certificate.
Company – Empower Annuity Insurance Company of America, the issuer of the Contract (also referred to as “we,” “us,” “our,” or Empower).
Contract Owner – The owner of the Contract that is identified on the Contract Data Page, which generally is the Plan Sponsor.
Covered Fund – Interests in the investment options held in the Account designed for the GLWB, as follows:
•Empower SecureFoundation® Balanced Fund
•Any other fund as approved by Empower for the Contract and Certificate.
Covered Fund Value – The value of the Covered Fund held in the Account.
Covered Person(s) – For purposes of this Contract, the person(s) whose age determines the GAW Percentage and on whose life the GAW Amount will be based. If there are two Covered Persons, the GAW Percentage will be based on the age of the younger life and the Installments can continue until the death of the second life. A joint Covered Person must be the GLWB Participant’s spouse and the 100% primary beneficiary under the Retirement Plan.
Distributions – Amounts paid to a GLWB Participant from the Covered Fund pursuant to the terms of the Retirement Plan and the Code.
Election Date – The date on which the Retirement Plan participant, Alternate Payee or Beneficiary elects the GLWB option in the Contract and pursuant to the terms of the Covered Fund(s) prospectus or disclosure document. The Election Date shall be the date upon which the initial Benefit Base is calculated.
Excess Withdrawal – An amount either distributed or transferred from the Covered Fund(s) during the Accumulation Phase or any amount combined with all other amounts that exceeds the annual GAW during the Withdrawal Phase. The Excess Withdrawal reduces the Benefit Base, as described in the “Accumulation Phase” section. Neither the Guarantee Benefit Fee nor any other fees or charges assessed to the Covered Fund Value as directed by the Plan Sponsor and as agreed to by Empower shall be treated as a Distribution or Excess Withdrawal for this purpose.
GLWB – A guaranteed lifetime withdrawal benefit.
GLWB Participant – A Retirement Plan participant, Alternate Payee or Beneficiary who is: (i) eligible to elect the GLWB; (ii) invested in the Covered Fund; and (iii) a Covered Person.
Guaranteed Annual Withdrawal (GAW) – The annualized withdrawal amount that is guaranteed for the lifetime of the Covered Person(s), subject to the terms of this Contract.
Guaranteed Annual Withdrawal Phase (GAW Phase) – The period of time between the Initial Installment Date and the first day of the Settlement Phase.
Guaranteed Annual Withdrawal Percentage (GAW%) – The percentage of the Benefit Base that determines the amount of the GAW. This percentage is based on the age of the Covered Person(s) as of the date we calculate the first Installment. If there are two Covered Persons the percentage is based on the age of the younger Covered Person, pursuant to Section 5.01.
Guarantee Benefit Fee – The asset charge periodically calculated and deducted from the GLWB Participant’s Covered Fund Value or assessed through another means of payment pursuant to the terms of the Contract and while the Contract is in force.
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Guaranteed Lifetime Withdrawal Benefit (GLWB) – A payment option offered by the Retirement Plan that pays Installments during the life of the Covered Person(s). The Covered Person(s) will receive periodic payments in either monthly, quarterly, semiannual, or annual Installments that in total over a twelve month period equal the GAW.
Guarantee Trigger Date – For the Empower SecureFoundation® Balanced Fund, it is the date that the Covered Fund is purchased.
Initial Installment Date – The date of the first Installment under the GLWB, which must be a Business Day.
Installments – Periodic payments of the GAW during the GAW Phase and Settlement Phase. If the Covered Fund Value is less than the amount of the final Installment in the GAW Phase, Empower will pay the Installment within 7 days from the Installment Date.
Installment Frequency Options – The options listed in the GAW section.
Plan Sponsor – An entity maintaining the Retirement Plan on behalf of Retirement Plan participants, Alternate Payees and Beneficiaries.
Qualified Domestic Relations Order (QDRO) – A domestic relations order that creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a GLWB Participant and that complies with the requirements of the Code, if applicable, that and is accepted and approved by the Contract Owner for the Retirement Plan, except as otherwise agreed.
Ratchet – An increase in the Benefit Base if the Covered Fund Value exceeds the current Benefit Base on the Ratchet Date.
Ratchet Date – During the Accumulation Phase, the Ratchet Date is the anniversary of the GLWB Participant’s Election Date and each anniversary thereafter. During the GAW Phase, the Ratchet Date is the Initial Installment Date and each anniversary thereafter. If any anniversary in the Accumulation and GAW Phase is a non-Business Day, the Ratchet Date shall be the preceding Business Day for that year.
Request – An inquiry or instruction in a form satisfactory to Empower. A valid Request must be: (i) received by Empower at the Administrative Office in good order; and (ii) submitted in accordance with the provisions of the Contract, or as required by Empower. The Request is subject to any action taken by Empower before the Request was processed.
Reset – An optional GLWB Participant election during the GAW Phase in which the current GAW Percentage and Benefit Base may be changed to the GLWB Participant’s Attained Age GAW Percentage and Covered Fund Value on the Ratchet Date.
Retirement Plan – The name of the plan as noted on the first page of the Contract.
Settlement Phase – The period when the Covered Fund Value has reduced to zero, but the Benefit Base is still positive. Installments continue under the terms of the Contract.
Spouse – A person recognized as a spouse under federal law. The term does not include a party to a registered domestic partnership, civil union, or similar formal relationship recognized under state law that is not denominated a marriage under that state’s law.
Transfer – The reinvestment or exchange of all or a portion of the Covered Fund Value to or from the Covered Fund to: (i) another Covered Fund; or (ii) another investment option offered under the Retirement Plan.
Vested % – The vested portion of the Covered Fund divided by the total Covered Fund Value.

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EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

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EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA Index
Management's discussion and analysis of financial condition and results of operations

APPENDIX A - COMPANY FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION

Item 7. Management's discussion and analysis of financial condition and results of operations for the 12 month period ending December 31, 2025

Management’s discussion and analysis of financial condition and results of operations of the Company for the three years ended December 31, 2025, 2024 and 2023 are as follows. This management discussion and analysis should be read in conjunction with the financial data contained below in “Financial Statements and Supplementary Data” and the audited financial statements and notes to those statements included in this Appendix. The discussion and analysis in this Appendix includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors Regarding the Company” and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2025 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements.

Item 7.1 Executive summary

The Company and its subsidiaries are providers of retirement services, insurance, and other financial service products to corporate, institutional, government and individual customers. Management considers the ability to continue to expand its presence in the United States' defined contribution market to be its primary point of focus. The retirement services, savings, and investments marketplace is highly competitive. Competitors include insurance companies, financial institutions, banks, investment advisors, mutual fund companies, and certain service and professional organizations. Empower's products and services are marketed nationwide through its sales force, brokers, consultants, advisors, third-party administrators and financial institutions.

Effective January 1, 2025, the Company executed a comprehensive realignment of its operating segments to better reflect the way management evaluates performance, allocates capital, and assesses strategic opportunities. This realignment is intended to enhance transparency into the underlying economics of the Company's businesses and provide greater visibility into key drivers of earnings growth. The Company created the Empower business segment which is comprised of Workplace Solutions, Personal Wealth, and Earnings on Surplus segments. As part of this change, the Company re-segmented certain business activities previously reported within the overall Company results into a new Corporate segment, limiting the Empower segment to core operating businesses and centralizing non-core operating activities, financing costs, and other corporate level items within the Corporate segment. This approach aligns segment reporting with how business performance is evaluated by management internally and improves comparability across reporting periods.

The Workplace Solutions segment primarily provides employer sponsored retirement plan solutions across the corporate, government, institutional, and nonprofit markets. This segment offers a comprehensive suite of saving, investment, advisory, administrative, and recordkeeping services for defined contribution and associated defined benefit plans. Services include participant education, enrollment support, communication tools, and fiduciary related advisory capabilities. Workplace Solutions further supports plan participants through individualized financial advice and innovative product solutions designed to maximize retirement outcomes. Defined contribution plans provide for benefits based on the value of contributions made to an individual participant’s account and the investment returns on those contributions.

The Personal Wealth segment delivers extensive retail wealth management products and investments services tailored to individuals. Offerings include individual retirement accounts, after-tax investment accounts, high-net-worth wealth management, and integrated financial planning and advisory services. Empower Advisors serve as a cornerstone of these offerings, delivering customized financial strategies that include online investment advice and managed account services to support clients in achieving their unique financial goals. This segment focuses on simplified personal financial management utilizing digital platforms supported by financial professionals, and a comprehensive consolidation of client's overall net worth.

The Earnings on Surplus segment reflects the financial results attributable to the Company’s investment portfolios that are not designated to support insurance or other contractual liabilities. Investment income within this segment is primarily generated from assets acquired using retained earnings from the Company’s other operating segments, as well as funds obtained through the issuance of commercial paper.
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EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA Index
Management's discussion and analysis of financial condition and results of operations

The Corporate segment primarily includes non-participating and certain participating insurance and risk solutions products such as group annuity contracts, individual annuity contracts, and individual insurance products. This segment also includes financing charges, certain investment related dividend and earnings, and business operations of one of the Company’s subsidiaries. The Corporate segment therefore reflects earnings not attributable to the Company's primary retirement and wealth businesses, and supports comparability across periods by isolating non-core and corporate level impacts within the Company's segment reporting framework.

Recent events

In February 2026, the Company executed novation and assumption reinsurance transactions as part of a corporate restructuring of related affiliates reinsurance arrangements. Under the transaction, Prudential Insurance Company of America (“PICA”), the original direct writer, entered into assumption reinsurance agreements with the Company. Pursuant to these agreements, the Company retroceded previously reinsured blocks of business to Empower Annuity Insurance Company ("EAIC"), followed immediately by the assumption of those contracts by EAIC directly from PICA. The novation of contracts relieved the Company of certain insurance product obligations, and provided an organized framework across affiliated companies. Refer to Note 15 to the accompanying statutory financial statements for additional information regarding these assumption reinsurance agreements.

In December 2025, the Company drew down $520 million under a revolving credit facility agreement with Great-West Lifeco U.S. LLC (“Lifeco U.S.”). This commitment was drawn at the short-term Applicable Federal Rate ("AFR") for monthly compounding then in effect of 3.60% with an interest period maturity date of January 16, 2026. The proceeds of the advance were used for general corporate purposes. The carrying amount of the loan advance approximates fair value. As of December 31, 2024, the commitment amount was $50 million with no amounts borrowed. See Note 3 to the accompanying statutory financial statements for additional details.

In August 2025, the Company made a principal repayment of $527.5 million of a surplus note to Empower Holdings, LLC ("EHL"). This payment satisfied all remaining principal and accrued interest obligations under the surplus note. Following this repayment, the note was fully extinguished, and there are no remaining borrowings outstanding under this facility. See Note 12 to the accompanying statutory financial statements for additional details.

On September 2024, the Company completed the acquisition of all the company units in Plan Management, LLC, and subsequently renamed the entity to Empower Stock Plan Services, LLC (“ESPS”). This transaction was accounted for as a statutory acquisition. Non-admitted goodwill of $63.3 million was recorded which will be amortized over ten years.

On January 2024, Empower Services Holdings, LLC, a direct wholly-owned subsidiary of the Company, merged with Putnam Acquisition Financing Inc. ("PAFI"), a direct wholly-owned subsidiary of EHL, with PAFI surviving. All of the outstanding common shares and additional capital of PAFI, valued at $1.8 billion, were then contributed to the Company in exchange for 3,049,317 common shares.

The Company issued 100 and 3,049,317 additional common shares to EHL in December 2025 and 2024, respectively. In December 2023, the Company issued 145,780 additional common shares and received $45 million from EHL.

Market conditions

The market conditions during 2025 continued to strengthen in U.S. equity markets, as the S&P 500 index ended the year higher by 16% as compared to 2024. This follows a robust increase of 23% in 2024, relative to 2023, which highlights sustained investor confidence and favorable economic momentum.

On an annual average basis, the S&P 500 index for the year ended December 31, 2025, was higher by 14% when compared to the average for the year ended December 31, 2024; and the average was up by 27% for the year ended December 31, 2024, when compared to the average for the year ended December 31, 2023. These consecutive gains underscore a multi-year period of strong overall market performance driven by resilient corporate earnings, moderating inflation, and supportive monetary and fiscal conditions.

	Year Ended December 31,
S&P 500 Index	2025	2024	2023
Index Close	6,846	5,882	4,770
Index Average	6,211	5,428	4,285

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Management's discussion and analysis of financial condition and results of operations

Fee income earned by the Company fluctuates with changes in participant account balances. Account balances change due to participant driven cash flows, as well as market gains and losses, which are primarily associated with changes in the United States investment markets. Fee income increased $80.3 million, or 25.83%, to $310.9 million for the year ended December 31, 2025, when compared to 2024.

The 10-year U.S. Treasury rate ended 2025 down by 40 basis point change as compared to 2024, while 2024 was higher by 70 basis points when compared to 2023. The average of the 10-year U.S. Treasury rate during the year ended December 31, 2025 ended up by 8 basis points when compared to the average for the year ended December 31, 2024, and the average was higher by 25 basis points for the year ended December 31, 2024, when compared to the average for the year ended December 31, 2023.

	Year Ended December 31,
10-Year Treasury Rate	2025	2024	2023
Close	4.2%	4.6%	3.9%
Average	4.3%	4.2%	4.0%

Item 7.2 Summary of critical accounting estimates

The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the Colorado Division of Insurance ("The Division"). The Division requires that insurance companies domiciled in the State of Colorado prepare their statutory financial statements in accordance with the National Association of Insurance Commissioners Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviations prescribed or permitted by the State of Colorado Insurance Commissioner.

The only prescribed deviation allowed to the Company by the Division is the accounting for certain separate account products at book value instead of fair value. The Division has not permitted the Company to adopt any other accounting practices that have an impact on the Company’s statutory financial statements as compared to NAIC SAP or the Division’s prescribed accounting practices. There is no impact to either capital and surplus or net income as a result of the prescribed accounting practice.

The Company has identified the following accounting policies, judgments, and estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability:

•Valuation of investments
•Impairment of investments
•Valuation of derivatives and related hedge accounting
•Impairment of goodwill
•Valuation of policy benefits
•Valuation of deferred taxes

Valuation of investments

The Company’s investments are in bonds, preferred and common stock, mortgage loans, contract loans, cash, cash equivalents and short-term investments, and other investments. The Company’s investments are exposed to three primary sources of risk: credit, interest rate, and market valuation. The financial statement risks, stemming from such investment risks, are those associated with the determination of fair values.

The fair values for bonds are generally based upon evaluated prices from independent pricing services. In cases where these prices are not readily available, fair values are estimated by the Company. To determine estimated fair value for these instruments, the Company generally utilizes discounted cash flow models with market observable pricing inputs such as spreads, average life and credit quality. Fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts of the Company’s financial instruments.

Impairment of investments

The Company evaluates its general account investments on a quarterly basis to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis. Assumptions and estimates about the issuer’s operations and
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Management's discussion and analysis of financial condition and results of operations ability to generate future cash flows are inherent in management’s evaluation of investments for other-than-temporary impairments (“OTTI”). The assessment of whether an OTTI has occurred is based upon management’s case-by-case evaluation of the underlying reasons for the decline in fair value of each individual security. An OTTI is recorded (a) if it is probable that the Company will be unable to collect all amounts due according to the contractual terms in effect at the date of acquisition, (b) if the Company has the intent to sell the investment or (c) for non-interest related declines in value and where the Company does not have the intent and ability at the reporting date, to hold the bond until its recovery. Management considers a wide range of factors regarding the security issuer and uses its best judgment in evaluating the cause of the decline in its estimated fair value and in assessing the prospects for near-term recovery. While all available information is taken into account, it is difficult to predict the ultimate recoverable amount from a distressed or impaired security. The evaluation of impairments is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include changes in general economic conditions, the issuer’s financial condition or near term recovery prospects, the effects of changes in interest rates or credit spreads, and the recovery period.

If an OTTI has occurred on asset-backed securities, the impairment amount is bifurcated into two components: the amount related to the non-interest loss and the amount attributed to other factors. The calculation of expected cash flows utilized during the impairment evaluation and bifurcation process is determined using judgment and the best information available to the Company including default rates, credit ratings, collateral characteristics, and current levels of subordination.

The determination of the calculation and the adequacy of the mortgage allowance for credit loss and mortgage impairments (when management deems it probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement) involve judgments that incorporate qualitative and quantitative Company and industry mortgage performance data. Management’s periodic evaluation and assessment of the adequacy of the mortgage provision allowance and the need for mortgage impairments is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the fair value of the underlying collateral, composition of the loan portfolio, current economic conditions, loss experience, and other relevant factors.

Valuation of derivatives and related hedge accounting

Derivatives that qualify for hedge accounting treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. Derivatives where hedge accounting is either not elected or that are not eligible for hedge accounting are stated at fair value; changes in fair values are recognized in unassigned surplus in the period of change.

The fair value of derivatives is determined by quoted market prices or through the use of pricing models. The determination of fair value, when quoted market values are not available, is based on valuation methodologies and assumptions deemed appropriate under the circumstances. Values can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, market volatility, and liquidity. Judgment is applied in determining the availability and application of hedge accounting designations and the appropriate accounting treatment under accounting guidance. If it were determined that hedge accounting designations were not appropriately applied, reported capital and surplus could be materially affected. Differences in judgment as to the availability and application of hedge accounting designations and the appropriate accounting treatment may result in a differing impact on the financial statements of the Company from that previously reported. Assessments of hedge effectiveness and measurements of ineffectiveness of hedging relationships are also subject to interpretations and estimations and different interpretations or estimates may have a material effect on the amount reported in capital and surplus.

Impairment of goodwill

Goodwill is from acquisitions of subsidiaries that are reported in common stock and other invested assets and is the excess of the purchase price over the book value of the entity acquired. Statutory goodwill is amortized to unrealized capital gains/(losses) over the period in which the Company benefits economically, not to exceed ten years. Admissible goodwill is limited in the aggregate to 10% of the Company’s adjusted capital and surplus. The Company tests goodwill for impairment annually or more frequently if events or circumstances indicate that there may be justification for conducting an interim test. If the carrying value of goodwill exceeds its fair value, the excess is recognized as impairment and recorded as a realized loss in the period in which the impairment is identified.

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Management's discussion and analysis of financial condition and results of operations

Policy reserves

Life insurance and annuity policy reserves with life contingencies are computed on the basis of statutory mortality and interest requirements and without consideration for withdrawals. Annuity contract reserves without life contingencies are computed on the basis of statutory interest requirements.

Policy reserves for life insurance are valued in accordance with the provision of applicable statutory regulations. Life insurance reserves are determined principally using the Commissioner’s Reserve Valuation Method ("CRVM"), using the statutory mortality and interest requirements, without consideration for withdrawals. Some policies contain a surrender value in excess of the reserve as legally computed. This excess is calculated and recorded on a policy-by-policy basis.

Premium stabilization reserves are calculated for certain policies to reflect the Company’s estimate of experience refunds and interest accumulations on these policies. The reserves are invested by the Company. The income earned on these investments is accumulated in this reserve and is used to mitigate future premium rate increases for such policies.

Policy reserves ceded to other insurance companies are recorded as a reduction of the reserve liabilities. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

Policy and contract claims include provisions for reported life and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred but not reported based primarily on prior experience of the Company. As such, amounts are estimates, and the ultimate liability may differ from the amount recorded. Any changes in estimates will be reflected in the results of operations when additional information becomes known.

The liabilities for health claim reserves are determined using historical run-out rates, expected loss ratios and statistical analysis. The Company provides for significant claim volatility in areas where experience has fluctuated. The liabilities represent estimates of the ultimate net cost of all reported and unreported claims which are unpaid at year-end. Those estimates are subject to considerable variability in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

Liability reserves for variable annuities with guarantees and universal life without secondary guarantees are valued in accordance with Principle-Based Reserving ("PBR") methods, outlined in NAIC Valuation Manual Sections 20 and 21. PBR utilizes stochastic models to calculate levels of reserves to cover future benefits that would occur under potentially adverse conditions.

Valuation of deferred taxes

A net deferred tax asset is included in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus which is recorded using the asset and liability method in which deferred tax assets and liabilities are recorded for expected future tax consequences of events that have been recognized in either the Company’s statutory financial statements or tax returns. Deferred income tax assets are subject to admissibility limitations prescribed by statutory accounting principles which include estimates of future tax events. The change in deferred income taxes is treated as a component of the change in unassigned deficit.

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Management's discussion and analysis of financial condition and results of operations

Item 7.3 Company results of operations

Overview of segment realignment and restatement of prior-period results

As mentioned previously in the Executive summary, effective January 1, 2025, the Company executed a comprehensive realignment of its operating segments to better reflect the way management evaluates performance, allocates capital, and assesses strategic opportunities. To ensure comparability across reporting periods, the Company has restated segment results in the following tables for 2024 and 2023, to conform with the new 2025 segment structure.

Year ended December 31, 2025, compared with the year ended December 31, 2024

The following is a summary of certain financial data of the overall results of the Company:

	Year Ended December 31,
	2025	2024	Increase (decrease)
Statement of operations data (in millions)		(restated)
Premium income and annuity consideration	$5,380	$4,475	$905
Net investment income	1,637	1,471	166
Reserve adjustment on reinsurance ceded	(304)	(923)	619
Other	708	644	64
Total income	7,421	5,667	1,754

Policyholder benefits	12,437	13,657	(1,220)
(Decrease) increase in aggregate reserves for life and accident health policies and contracts	(958)	(2,711)	1,753
Other insurance benefits, expenses and commissions	610	562	48
Net transfers from separate accounts	(5,401)	(6,394)	993
Total benefits and expenses	6,688	5,114	1,574

Net gain from operations before dividends to policyholders, federal income taxes, and net realized capital losses	733	553	180
Dividends to policyholders	4	3	1
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital losses	729	550	179
Federal income tax (benefit) expense	(51)	1	(52)
Net gain from operations before net realized capital losses	780	549	231
Net realized capital losses less capital gains tax and transfers to interest maintenance reserve	(53)	(24)	(29)
Net income	$727	$525	$202

The Company’s net income increased by $202 million, to $727 million. The increase was primarily driven by net investment income when compared to the prior year.

Premium income and annuity consideration increased by $905 million due to higher inflows of client assets during 2025. Net investment income increased by $166 million, to $1.6 billion primarily due to the dividends from investments in subsidiaries. The reserve adjustment on reinsurance ceded improved by $619 million primarily due to participant activity within coinsurance agreements.

The change in aggregate reserves for life and accident health policies and contracts decreased by $1.8 billion primarily due to participant activity.

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Management's discussion and analysis of financial condition and results of operations

Year ended December 31, 2024, compared with the year ended December 31, 2023

The following is a summary of certain financial data of the overall results of the Company:

	Year Ended December 31,
	2024	2023	Increase (decrease)
Statement of operations data (in millions)	(restated)	(restated)
Premium income and annuity consideration	$4,475	$5,568	$(1,093)
Net investment income	1,471	1,969	(498)
Reserve adjustment on reinsurance ceded	(923)	(1,673)	750
Other	644	740	(96)
Total income	5,667	6,604	(937)

Policyholder benefits	13,657	16,510	(2,853)
(Decrease) increase in aggregate reserves for life and accident health policies and contracts	(2,711)	(5,442)	2,731
Other insurance benefits, expenses and commissions	562	614	(52)
Net transfers from separate accounts	(6,394)	(6,166)	(228)
Total benefits and expenses	5,114	5,516	(402)

Net gain from operations before dividends to policyholders, federal income taxes, and net realized capital losses	553	1,088	(535)
Dividends to policyholders	3	4	(1)
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital losses	550	1,084	(534)
Federal income tax expense	1	35	(34)
Net gain from operations before net realized capital losses	549	1,049	(500)
Net realized capital losses gains less capital gains tax and transfers to interest maintenance reserve	(24)	(23)	(1)
Net income	$525	$1,026	$(501)

The Company’s net income decreased by $501 million, to $525 million. The decrease was primarily driven by net investment income when compared to the prior year.

Premium income and annuity consideration, reserve adjustment on reinsurance ceded, and change in aggregate reserves for life and accident health policies and contracts all decreased primarily due to participant activity.

Net investment income decreased by $498 million, to $1.5 billion primarily due to the dividends from investments in subsidiaries.

Policyholder benefits decreased by $2.9 billion, to $13.7 billion primarily due to less surrender benefit claims incurred from participants.
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Management's discussion and analysis of financial condition and results of operations

Item 7.4 Workplace Solutions segment results of operations

Year ended December 31, 2025, compared with the year ended December 31, 2024

The following is a summary of certain financial data of the Workplace Solutions segment:

	Year Ended December 31,
	2025	2024	Increase (decrease)
Statement of Operations data (in millions)		(restated)
Premium income and annuity consideration	$6,815	$5,494	$1,321
Net investment income	1,159	1,035	124
Other	479	429	50
Total income	8,453	6,958	1,495

Policyholder benefits	13,769	15,186	(1,417)
(Decrease) increase in aggregate reserves for life and accident health policies and contracts	(1,147)	(2,611)	1,464
Other insurance benefits, expenses and commissions	444	409	35
Net transfers from separate accounts	(5,396)	(6,391)	995
Total benefits and expenses	7,670	6,593	1,077

Net gain from operations before federal income taxes and net realized capital (losses) gains	783	365	418
Federal income tax benefit	(141)	(46)	(95)
Net gain from operations before net realized capital losses	924	411	513
Net realized capital losses less capital gains tax and transfers to interest maintenance reserve	(2)	(19)	17
Net income	$922	$392	$530
Net income for the Workplace Solutions segment increased by $530 million to $922 million primarily due to reduced participant related expenses, increased net investment income, and increased tax benefits due to credit utilization.

Net investment income increased by $124 million, to $1.2 billion primarily due to the dividends from investments in subsidiaries.

Policyholder benefits decreased by $1.4 billion, to $13.8 billion primarily due to less surrender benefit claims incurred from participants.

Federal income benefits increased by $95 million, to $141 million primarily due to the utilization of low income tax credits.
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Management's discussion and analysis of financial condition and results of operations

Year ended December 31, 2024, compared with the year ended December 31, 2023

The following is a summary of certain financial data of the Workplace Solutions segment:

	Year Ended December 31,
	2024	2023	Increase (decrease)
Statement of Operations data (in millions)	(restated)	(restated)
Premium income and annuity consideration	$5,494	$6,072	$(578)
Net investment income	1,035	1,483	(448)
Other	429	461	(32)
Total income	6,958	8,016	(1,058)

Policyholder benefits	15,186	16,201	(1,015)
(Decrease) increase in aggregate reserves for life and accident health policies and contracts	(2,611)	(3,205)	594
Other insurance benefits, expenses and commissions	409	386	23
Net transfers from separate accounts	(6,391)	(6,164)	(227)
Total benefits and expenses	6,593	7,218	(625)

Net gain from operations before federal income taxes and net realized capital (losses) gains	365	798	(433)
Federal income tax benefit	(46)	—	(46)
Net gain from operations before net realized capital (losses) gains	411	798	(387)
Net realized capital (losses) gains less capital gains tax and transfers to interest maintenance reserve	(19)	26	(45)
Net income	$392	$824	$(432)

Net income for the Workplace Solutions segment decreased by $432 million, to $392 million. The decrease was primarily driven by net investment income when compared to the prior year.

Net investment income decreased by $448 million, to $1.0 billion primarily due to the dividends from investments in subsidiaries.

Policyholder benefits decreased by $1.0 million, to $15.2 billion primarily due to less surrender benefit claims incurred from participants.

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Management's discussion and analysis of financial condition and results of operations

Item 7.5 Personal Wealth segment results of operations

Year ended December 31, 2025, compared with the year ended December 31, 2024

The following is a summary of certain financial data of the Personal Wealth segment:

	Year Ended December 31,
	2025	2024	Increase (decrease)
Statement of Operations data (in millions)		(restated)
Premium income and annuity consideration	$26	$—	$26
Net investment income	186	169	17
Other	2	2	—
Total income	214	171	43

Policyholder benefits	43	42	1
(Decrease) increase in aggregate reserves for life and accident health policies and contracts	25	(4)	29
Other insurance benefits, expenses and commissions	2	3	(1)
Total benefits and expenses	70	41	29

Net gain from operations before federal income taxes and net realized capital (losses) gains	144	130	14
Federal income tax expense	59	51	8
Net gain from operations before net realized capital losses	85	79	6
Net realized capital losses less capital gains tax and transfers to interest maintenance reserve	(21)	—	(21)
Net income	$64	$79	$(15)

Net income for the Personal Wealth segment decreased by $15 million, to $64 million. The decrease is primarily driven by net realized capital losses resulting from accounting guidance adoption in 2025 on certain investment income, partially offset by higher net investment income.

Net investment income increased by $17 million, to $186 million primarily driven by favorable investment experience in the general account products during the year.

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Management's discussion and analysis of financial condition and results of operations

Year ended December 31, 2024, compared with the year ended December 31, 2023

The following is a summary of certain financial data of the Personal Wealth segment:

	Year Ended December 31,
	2024	2023	Increase (decrease)
Statement of Operations data (in millions)	(restated)	(restated)
Premium income and annuity consideration	$—	$39	$(39)
Net investment income	169	191	(22)
Other	2	2	—
Total income	171	232	(61)

Policyholder benefits	42	2,161	(2,119)
(Decrease) increase in aggregate reserves for life and accident health policies and contracts	(4)	(2,120)	2,116
Other insurance benefits, expenses and commissions	3	1	2
Total benefits and expenses	41	42	(1)

Net gain from operations before federal income taxes and net realized capital (losses) gains	130	190	(60)
Federal income tax expense	51	39	12
Net gain from operations before net realized capital losses	79	151	(72)
Net realized capital losses less capital gains tax and transfers to interest maintenance reserve	—	(18)	18
Net income	$79	$133	$(54)

Net income for the Personal Wealth segment decreased by $54 million, to $79 million. The decrease was primarily due to decreased investment income and lower operating expenses.

Policyholder benefits decreased by $2.1 billion, to $42 million primarily due to the non-recurrence of the transfer of retail plans and policies into this segment and the related claims from policyholders. This was offset by the change in aggregate reserves for life and accident health policies and contracts, which improved by $2.1 billion to $(4) million primarily due to the prior year initial reserves transferred as part of the acquired Prudential business.

Item 7.6 Earnings on surplus segment results of operations

The Earnings on Surplus segment represents the financial results achieved from the Company's investment portfolios. Net (loss) income for the Earnings on Surplus segment was $(50) million, $35 million, and $58 million, respectively, for the years ended December 31, 2025, 2024 and 2023. The net loss in 2025 was primarily driven by realized capital losses on invested assets.

Corporate segment results of operations

The Corporate segment includes activities and results that are not allocated to the Company’s core operating business units. Net (loss) income for the Corporate segment was $(209) million, $19 million, and $11 million, respectively, for the years ended December 31, 2025, 2024 and 2023. The loss in 2025 was primarily due to the segment realignment of non-core operating activities, financing costs, and other corporate level items into the Corporate segment.

Item 7.7 Investment operations

The Company’s primary investment objective is to acquire assets with duration and cash flow characteristics reflective of its liabilities, while meeting industry, size, issuer and geographic diversification standards. Formal liquidity and credit quality parameters have also been established.

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Management's discussion and analysis of financial condition and results of operations

The Company follows rigorous procedures to control interest rate risk and observes strict asset and liability matching guidelines. These guidelines ensure that even under changing market conditions, the Company’s assets should meet the cash flow and income requirements of its liabilities. Using dynamic modeling to analyze the effects of a range of possible market changes upon investments and policyholder benefits, the Company works to ensure that its investment portfolio is appropriately structured to fulfill financial obligations to its policyholders.

The following table presents the percentage distribution of the admitted values of the Company’s general account investment portfolio:

	December 31,
(In millions)	2025		2024
Bonds	$25,556	61.4%	$24,974	62.5%
Preferred and common stock	1,985	4.8%	1,936	4.8%
Mortgage loans	4,613	11.1%	5,387	13.5%
Real estate	36	0.1%	52	0.1%
Contract loans	3,512	8.4%	3,536	8.8%
Cash, cash equivalents and short-term investments	2,436	5.9%	1,151	2.9%
Securities lending collateral assets	420	1.0%	135	0.3%
Other invested assets	3,050	7.3%	2,802	7.1%
Total cash and invested assets	$41,608	100.0%	$39,973	100.0%

Bonds

Bonds include public and privately placed corporate bonds, government bonds, and mortgage-backed and asset-backed securities. Included in bonds are perpetual debt investments which primarily consist of junior subordinated debt instruments that have no stated maturity date but pay fixed or floating interest in perpetuity. The Company’s strategy related to mortgage-backed and asset-backed securities is to focus on those investments with low prepayment risk and minimal credit risk.

Private placement investments are generally less marketable than publicly traded assets, yet they typically offer enhanced covenant protection that allows the Company, if necessary, to take appropriate action to protect its investment. The Company believes that the cost of the additional monitoring and analysis required by private placement investments is more than offset by their enhanced yield.

One of the Company’s primary objectives is to ensure that its bond portfolio is maintained at a high average credit quality to limit credit risk. All securities are internally rated by the Company on a basis intended to be similar to that of independent external rating agencies.

The percentage distribution of the book adjusted carrying value of the Company’s long-term bond portfolio by NAIC designation is summarized as follows:

	December 31,
NAIC Designations	2025	2024
NAIC 1	54.2%	51.8%
NAIC 2	42.9%	45.6%
NAIC 3 through 6	2.9%	2.6%
Total	100.0%	100.0%

Effective January 1, 2025, the NAIC revised bond reporting categories and eliminated the “Industrial & Miscellaneous” classification. Securities previously reported within that category are now included within multiple bond sectors under the revised guidance. Accordingly, bond sector classifications for 2025 are not directly comparable to 2024. Total bond holdings and overall investment strategy were not impacted by this change in classification.
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The percentage distribution of the book adjusted carrying value of the corporate bond category of the long-term bond portfolio, calculated as a percentage of total bonds, is summarized as follows:

December 31,
Sector	2025
Finance	15.5%
Utility	14.6%
Consumer	13.4%
Other	11.5%
Natural resources	7.4%
Transportation	3.7%

The percentage distribution of the book adjusted carrying value of the industrial and miscellaneous category of the long-term bond portfolio, calculated as a percentage of total bonds, is summarized as follows:

December 31,
Sector	2024
Finance	23.0%
Utility	16.4%
Consumer	12.6%
Other	11.4%
Natural resources	7.8%
Transportation	3.9%

Common stocks

The Company’s common stocks are comprised primarily of investments in subsidiaries. Investments in domestic life subsidiaries and certain other subsidiaries are carried at their statutory equity value whereas investments in majority owned subsidiaries are generally carried at their Statutory or US GAAP equity value.

Mortgage loans

The Company’s mortgage loans are comprised primarily of domestic commercial collateralized loans. The mortgage loan portfolio is diversified with regard to geographical markets and commercial mortgage property types. The Company originates, directly or through correspondents, or acquires mortgages in the secondary market with the intent to hold to maturity. The Company’s portfolio includes loans which are fully amortizing, amortizing with a balloon balance at maturity, interest only to maturity, and interest only for a number of years followed by an amortizing period.

Derivatives

The Company uses certain derivatives, such as futures, swaps, forwards, and options, for purposes of managing the interest rate, foreign currency exchange rate, and equity market risks impacting the Company’s business. These derivatives, when taken alone, may subject the Company to varying degrees of market and credit risk; however, since used for hedging purposes, these instruments are intended to reduce risk. Derivatives that qualify for hedge accounting treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. At inception of a derivative transaction, the hedge relationship and risk management objective is documented and the designation of the derivative is determined based on specific criteria of the transaction. Derivatives where hedge accounting is either not elected or that are not eligible for hedge accounting are stated at fair value with changes in fair value recognized in unassigned surplus in the period of change. Investment gains and losses generally result from the termination of derivative contracts prior to expiration and are generally recognized in net income and may be subject to IMR. For derivative instruments where hedge accounting is either not elected or the transactions are not eligible for hedge accounting, changes in interest rates, foreign currencies, or equity markets may generate derivative gains or losses which may cause the Company to experience volatility in capital and surplus. The Company controls the credit risk of its over-the-counter derivative contracts through credit approvals, limits, monitoring
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Management's discussion and analysis of financial condition and results of operations procedures, and in most cases, requiring collateral. Risk of loss is generally limited to the portion of the fair value of derivative instruments that exceeds the value of the collateral held and not to the notional or contractual amounts of the derivatives.

Investment yield

Net investment income includes interest income, dividends, the amortization of premiums, discounts and origination fees.

To analyze investment performance, the Company excludes net investment income related to derivative instruments in order to assess underlying profitability and results from ongoing operations. Net investment income performance is summarized as follows:

	Year Ended December 31,
(In millions)	2025	2024	2023
Net investment income	$1,637	$1,471	$1,969
Less:
Net investment income from derivative instruments	35	36	41
Net investment income excluding derivative investments	$1,602	$1,435	$1,928

Average invested assets, at amortized cost	40,350	40,248	41,614

Yield on average invested assets	3.97%	3.57%	4.63%

Item 7.8 Liquidity and capital resources

Liquidity refers to a company’s ability to generate sufficient cash flows to meet the short-term needs of its operations. The Company manages its operations to create stable, reliable, and cost-effective sources of cash flows to meet all of its obligations. The liquidity of the Company’s investment portfolio is regularly monitored to ensure that a sufficient amount of liquid assets are held to meet its obligations under a variety of market stress scenarios.

The principal sources of the Company’s liquidity are premiums and contract deposits, fees, investment income, and investment maturities and sales. Funds provided from these sources are reasonably predictable and normally exceed liquidity requirements for payment of policy benefits, payments to policy and contract holders in connection with surrenders and withdrawals, and general expenses. However, since the timing of available funds cannot always be matched precisely to commitments, imbalances may arise when demands for funds exceed those on hand. A primary liquidity concern regarding cash flows from operations is the risk of early policyholder and contract holder withdrawals. To mitigate that risk the Company’s group annuity contracts include provisions to protect the Company against a sudden redemption by group customers through either market value adjustments applicable to the redemption value or the ability to defer payments over a period time. A primary liquidity concern regarding investment activity is the risk of defaults and market volatility. In addition, a demand for funds may arise as a result of the Company taking advantage of current investment opportunities. The sources of the funds that may be required in such situations include the issuance of commercial paper or other debt instruments.

Management believes that the liquidity profile of its assets is sufficient to satisfy the short-term liquidity requirements of reasonably foreseeable scenarios.

Generally, the Company has met its operating requirements by utilizing cash flows from operations and maintaining appropriate levels of liquidity in its investment portfolio. Liquidity for the Company is evidenced by the amounts of short-term investments and cash and cash equivalents that totaled $2.4 billion and $1.2 billion as of December 31, 2025 and 2024, respectively. In addition, 97% and 97% of the bond portfolio carried an investment grade rating at December 31, 2025 and 2024, respectively, which provides liquidity to the Company’s overall investment portfolio.

The Company continues to be well capitalized with sufficient borrowing capacity. Additionally, the Company anticipates that liquid investments and the borrowing capacity, as well as the net cash generated by operating activities will be sufficient to meet the forecasted needs of the business. The Company’s financial strength provides the capacity and flexibility to enable it to raise funds in the capital markets through the issuance of commercial paper. The Company had $200.0 million and $100.0 million of commercial paper outstanding as of December 31, 2025 and 2024, respectively. The commercial paper has been given a rating of A-1+ by Standard & Poor’s Ratings Services and a rating of P-1 by Moody’s Investors Service, each being the highest rating available. The Company’s issuance of commercial paper is not used to fund daily operations and does not have a significant impact on the Company’s liquidity.

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EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA Index
Management's discussion and analysis of financial condition and results of operations

The Company also has available a revolving credit facility agreement with U.S. Bank, which expires on November 1, 2028, in the amount of $50.0 million for general corporate purposes. The Company had no borrowings under this credit facility as of or during the year ended December 31, 2025. The Company does not anticipate the need for borrowings under this facility and the loss of its availability would not significantly impact its liquidity.

In October 2020, the Company became a member of the FHLB of Topeka. FHLB provides access to billions of low-cost funding dollars to banks, credit unions, insurance companies and community development financial institutions in the United States. At December 31, 2025, the Company has determined the estimated maximum borrowing capacity as approximately $1.0 billion. The Company calculated this amount based on the total collateral available to be pledged as of the period-end date, subject to certain restrictions on the maximum amount of indebtedness per our external debt agreements and limitations imposed by Lifeco, collectively across the Company and its subsidiaries. The Company had total collateral pledged of $1.0 billion and $897.8 million as of December 31, 2025 and December 31, 2024, respectively. There were no amounts borrowed at December 31, 2025 and December 31, 2024.

The Company maintains an internal revolving credit facility with its indirect parent, Lifeco U.S. In December 2025, the Company drew down $520 million under the credit facility agreement. Borrowings bear interest at a short-term AFR of 3.60%, with an interest period ending January 16, 2026, and a commitment fee of 11 basis points per annum is paid quarterly. Proceeds were used for general corporate purposes. The Company had no borrowings outstanding as of December 31, 2024 and was in compliance with all covenants as of December 31, 2025 and 2024.

The Company's indirect parent, Lifeco U.S., maintains an external line of credit which can be drawn on as an alternate source of liquidity.

Capital resources provide protection for policyholders and financial strength to support the underwriting of insurance risks and allow for continued business growth. The amount of capital resources that may be needed is determined by the Company’s senior management and Board of Directors, as well as by regulatory requirements. The allocation of resources to new long-term business commitments is designed to achieve an attractive return, tempered by considerations of risk and the need to support the Company’s existing business.

Risk-based capital ("RBC") is a regulatory tool for measuring the minimum amount of capital appropriate for a life, accident and health organization to support its overall business operations in consideration of its size and risk profile. The Division requires the Company to maintain minimum capital and surplus equal to the company action level as calculated in the RBC model. The Company exceeds the required amount.

Item 7.9 Off-balance sheet arrangements

The Company makes commitments to fund partnership interests, mortgage loans, and other investments in the normal course of its business. The amounts of these unfunded commitments at December 31, 2025 and 2024 were $572.2 million and $605.0 million, respectively. The precise timing of the fulfillment of the commitment cannot be predicted; however, these amounts may be required to be paid within one year of the dates indicated. There are no other obligations or liabilities arising from such arrangements that are reasonably likely to become material.

The Company enters into derivative transactions to manage various risks, including interest rate and foreign currency exchange risk associated with its invested assets and liabilities. Derivatives in a net asset position may have cash or securities pledged as collateral to the Company in accordance with the collateral support agreements with the counterparty. Securities pledged to the Company were $73.8 million and $0.7 million at December 31, 2025 and 2024, respectively, are held in a custodial account for the benefit of the Company, and generally consist of U.S. government or U.S. government agency securities. These securities have not been recorded on the statutory statements of admitted assets, liabilities, capital and surplus.

The Company, as lessee, has entered into various lease and sublease agreements primarily for the rental of office space.

Item 7.10 Contractual obligations

Rent expense for the years ended December 31, 2025, 2024 and 2023 were $19.7 million, $30.5 million and $29.8 million respectively.

From time to time, the Company enters into agreements or contracts, including capital leases, to purchase goods or services in the normal course of its business.
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Management's discussion and analysis of financial condition and results of operations

Item 7.11  Application of recent accounting pronouncements

See Note 2 to the accompanying financial statements for a further discussion of the application of recent accounting pronouncements.

Item 7A. Quantitative and qualitative disclosures about market risk

The Company has established processes and procedures to effectively identify, monitor, measure, and manage the risks associated with its invested assets and its interest rate sensitive insurance and annuity products. Management has identified investment portfolio management, including the use of derivative instruments, insurance and annuity product design, and asset/liability management as three critical means to accomplish a successful risk management program.

The major risks to which the Company is exposed include the following:

•Market risk - the potential of loss arising from adverse fluctuations in interest rates and equity market prices and the levels of their volatility.
•Insurance risk - the potential of loss resulting from claims, persistency, and expense experience exceeding that assumed in the liabilities held.
•Credit risk - the potential of loss arising from an obligor’s failure to meet its obligations to the Company.
•Operational and corporate risk - the potential of direct or indirect loss resulting from inadequate or failed internal processes, people and systems, or from other external events.

Market risk

The Company’s exposure to interest rate changes results from its significant holdings of floating rate debt, bonds, mortgage loans, and interest rate sensitive liabilities. The bonds primarily consist of direct obligations of the U.S. government and its agencies, direct obligations of U.S. states and their subdivisions, corporate debt securities, and asset-backed and mortgage-backed securities. All of these investments are exposed to changes in interest rates. Interest rate sensitive product liabilities, primarily those liabilities associated with annuity contracts and universal life insurance contracts, have the same type of interest rate risk exposure as bonds and mortgage loans.

To reduce interest rate risk, the Company performs periodic projections of asset and liability cash flows in order to evaluate the interest rate sensitivity of its bonds and its product liabilities to interest rate movements. For determinate liabilities, i.e. liabilities with stable, predictable cash flows on products that can’t be repriced (for example, certificate annuities and payout annuities), asset/liability cash flow mismatches are monitored and the asset portfolios are rebalanced as necessary to keep the mismatches within tolerance limits. For these determinate liabilities, the investment policy predominantly requires assets with stable, predictable cash flows so that changes in interest rates will not cause changes in the timing of asset cash flows resulting in mismatches. For indeterminate liabilities, i.e. liabilities that have less predictable cash flows but that can be repriced (for example, portfolio annuities), the potential mismatch of assets and liabilities is tested under a wide variety of interest rate scenarios. The potential cost of this mismatch is calculated. If the potential cost is considered to be too high, actions considered would include rebalancing the asset portfolio and/or purchasing derivatives that reduce the risk as part of the hedging strategy program discussed below. For each major block of indeterminate liabilities, the asset and liability positions are reviewed in senior management meetings to proactively recommend changes in the current investment strategy and/or a rebalance of the asset portfolio.

The Company has strict operating policies which prohibit the use of derivative instruments for speculative purposes, permit derivative transactions only with approved counterparties, specify limits on concentration of risk, and provide requirements of reporting and monitoring systems. The Company supports a hedging strategy program that consists of the use of various derivative instruments including futures, interest rate swaps, and options. Derivative strategies include the following:

•Futures are commitments to either purchase or sell designated financial instruments at a future date for a specified price.
•Interest rate swaps involve the periodic exchange of cash flows with third parties at specified intervals calculated using agreed upon rates or other financial variables.
•Option contracts grant the purchaser, in consideration for the payment of a premium, the right to either purchase from or sell to the issuer a financial instrument at a specified price within a specified time period or on a stated date.

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Management's discussion and analysis of financial condition and results of operations

As part of its broader exposure to market risk, the Company also maintains allocations to certain alternative asset classes intended to enhance long-term returns and support portfolio diversification. Although these investments contribute meaningful return potential, they generally exhibit greater volatility than the Company’s core bond and mortgage loan holdings. As such, they are monitored within the same risk-management framework applied to interest-rate-sensitive assets and liabilities, and are managed within investment limits. These alternative asset exposures represent a relatively small portion of the overall investment portfolio. However, their distinct risk profiles warrant clear disclosure. The following provides a summary of the primary risks associated with private equity funds, collateralized loan obligation ("CLO") equity tranches, and separately managed accounts.

•Private equity funds: Private equity funds face risks such as illiquidity, high leverage, long investment horizons, and significant exposure to company-specific execution and market conditions.
•CLO equity tranches: CLO equity tranches carry substantial risks due to their subordinated position, sensitivity to loan defaults, reliance on excess spread, and exposure to structural leverage within the CLO.
•Separately Managed Accounts ("SMA"): SMAs entail risks including portfolio concentration, manager-specific strategy and execution risk, and potential liquidity constraints depending on the underlying assets.

The Company has estimated the possible effects of interest rate changes at December 31, 2025. If interest rates increased by 100 basis points (1.00%), the December 31, 2025 fair value of the fixed income assets in the general account would decrease by approximately $1.6 billion. If interest rates decreased by 100 basis points (1.00%), the December 31, 2025 fair value of the fixed income assets in the general account would increase by approximately $1.7 billion. These calculations use projected asset cash flows, discounted back to December 31, 2025. The cash flow projections are shown in the table below. The table below shows cash flows rather than expected maturity dates because many of the Company’s assets have substantial expected principal payments prior to the final maturity date. The fair value shown in the table below was calculated using spot discount interest rates that varied by the year in which the cash flows are expected to be received. The spot rates in the benchmark calculation range from 3.48% to 6.20%.

Projected cash flows by calendar years (in millions)	Benchmark	Interest rate increase one percent	Interest rate decrease one percent
2026	$6,964	$6,962	$6,968
2027	6,339	6,313	6,475
2028	5,298	5,282	5,325
2029	4,544	4,542	4,518
2030	4,664	4,659	4,647
Thereafter	18,974	19,075	18,793
Undiscounted total	$46,783	$46,833	$46,726

Fair value	$36,113	$34,555	$37,837

The Company administers separate account variable annuities and provides other investment and retirement services where fee income is earned based upon a percentage of account balances. Fluctuations in fund asset levels occur as a result of both changes in cash flow and general market conditions. There is a market risk of lower fee income if equity markets decline. If equity markets were to decline by 10% from benchmark levels at December 31, 2025, the Company’s associated net fee income after payment of subadvisor fees in 2025 would decline by approximately $10.3 million.

The Company’s surplus assets include equity investments, primarily partnership interests. There is a market risk of lower asset values if equity markets decline. If equity markets were to decline by 10%, the Company would have an additional unrealized loss of approximately $18.3 million on equity investments. This unrealized loss would not impact statutory net income but would reduce capital and surplus.

Insurance risk

The Company manages the risks associated with its insurance and other contractual liabilities through the use of actuarial modeling techniques. These techniques utilize significant assumptions including morbidity, mortality, persistency, expenses, and the cash flow stream of benefit payments. Through these techniques, the Company attempts to match the anticipated cash flow streams of its invested assets with the anticipated cash flow streams of its insurance and other contractual obligations. The cash flows associated with determinate policy liabilities are not interest rate sensitive but will vary based upon the timing and
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EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA Index
Management's discussion and analysis of financial condition and results of operations amount of benefit payments. The primary risks associated with these liabilities are that the benefits will exceed those anticipated in the actuarial modeling or that the actual timing of the payment of benefits will differ from what was anticipated.

The Company utilizes reinsurance programs to control its exposure to general insurance risks. Reinsurance agreements do not relieve the Company from its direct obligations to its insured. However, an effective reinsurance program limits the Company’s exposure to potentially large losses. The failure of reinsurers to honor their obligations could result in losses to the Company. To manage this risk, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk relative to the reinsurers in order to minimize its exposure to significant losses from reinsurer insolvencies.

Credit risk

Credit risk is the risk the Company assumes if its debtors, customers, reinsurers, or other counterparties and intermediaries may fail to pay their contractual obligations when they come due and may manifest itself through the downgrading of credit ratings of counterparties. It is the Company’s general policy to acquire only investment grade assets to enable it to provide for future policy obligations and to minimize undue concentrations of assets in any single geographic area, industry, or entity. To minimize this risk, management regularly reviews the credit ratings of the entities in which the Company invests. These credit ratings are internally derived by the Company, taking into consideration ratings from several external credit rating agencies.

Operational and corporate risk

The Company manages and mitigates internal operational risk through integrated and complementary policies, procedures, processes, and practices. Human Resources hiring practices, performance evaluations and promotion, and compensation practices are designed to attract, retain and develop the skilled personnel required. A comprehensive job evaluation process is in place and training and development programs are supported. Each business area provides training designed for its specific needs and has developed internal controls for significant processes. Processes and controls are monitored and redefined by the business areas and subject to review by the Company’s internal audit staff. The Company applies a robust project management discipline to all significant initiatives.

Appropriate security measures protect premises and information. The Company has emergency procedures in place for short-term incidents and is committed to maintaining business continuity and disaster recovery plans at every business location for the recovery of critical functions in the event of a disaster, including offsite data backup and work facilities. The Company maintains various corporate insurance coverages such as property, general liability, excess liability, automobile liability, workers’ compensation, financial institution bonds, other regulatory bonds, and professional liability insurance to protect its owned property assets and to insure against certain third-party liabilities.

The Company’s businesses are subject to various regulatory requirements imposed by regulation or legislation applicable to insurance companies and companies providing financial services. These regulations are primarily intended to protect policyholders and beneficiaries. Material changes in the regulatory framework or the failure to comply with legal and regulatory requirements could have a material adverse effect on the Company. The Company monitors compliance with legal and regulatory requirements in all jurisdictions in which it conducts business and assesses trends in legal and regulatory change to keep business areas current and responsive.

In the course of its business activities, the Company may be exposed to the risk that some actions may lead to damaging its reputation and hence damage its future business prospects. These actions may include unauthorized activities of employees or others associated with the Company, inadvertent actions of the Company that become publicized and damage its reputation, regular or past business activities of the Company that become the subject of regulatory or media scrutiny or litigation and, due to a change of public perception, cause damage to the Company. To manage or mitigate this risk, the Company has ongoing controls to limit the unauthorized activities of people associated with it. The Company has adopted a Code of Business Conduct and Ethics which sets out the standards of business conduct to be followed by all of its directors, officers, and employees.

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Empower Annuity Insurance Company of America
Audited Annual Statutory Financial Statements
.

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus as of December 31, 2025 and 2024, and Related Statutory Statements of Operations, Changes in Capital and Surplus and Cash Flows, and Notes to the Financial Statements for Each of the Three Years in the Period Ended December 31, 2025, and Independent Auditor's Report

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EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Item 8. Financial Statements and Supplementary Data

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INDEPENDENT AUDITOR'S REPORT
To the Board of Directors and Stockholder of
Empower Annuity Insurance Company of America
Greenwood Village, Colorado
Opinions
We have audited the statutory-basis financial statements of Empower Annuity Insurance Company of America (the "Company") (a wholly-owned subsidiary of Empower Holdings, LLC), which comprise the statutory-basis statements of admitted assets, liabilities, and capital and surplus as of December 31, 2025 and 2024, and the related statutory-basis statements of operations, changes in capital and surplus, and cash flows for each of the three years in the period ended December 31, 2025, and the related notes to the statutory-basis financial statements (collectively referred to as the "statutory-basis financial statements").
Unmodified Opinion on Statutory-Basis of Accounting
In our opinion, the accompanying statutory-basis financial statements present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2025, in accordance with the accounting practices prescribed or permitted by the Colorado Division of Insurance described in Note 1.
Adverse Opinion on Accounting Principles Generally Accepted in the United States of America
In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America section of our report, the statutory-basis financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2025 and 2024, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2025.
Basis for Opinions
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Statutory-Basis Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

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Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America
As described in Note 1 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company using the accounting practices prescribed or permitted by the Colorado Division of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Colorado Division of Insurance. The effects on the statutory-basis financial statements of the variances between the statutory-basis of accounting described in Note 1 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material and pervasive.
Emphasis of Matter
The Company engages in various related-party transactions with affiliates under common control as discussed in Note 3 to the statutory-basis financial statements. The accompanying statutory-basis financial statements are not necessarily indicative of the conditions that would have existed or the results of operations that would prevail if the Company had been operated as an unaffiliated company. Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Statutory-Basis Financial Statements
Management is responsible for the preparation and fair presentation of the statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the Colorado Division of Insurance. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statutory-basis financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the statutory-basis financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date that the statutory-basis financial statements are issued.
Auditor's Responsibilities for the Audit of the Statutory-Basis Financial Statements
Our objectives are to obtain reasonable assurance about whether the statutory-basis financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statutory-basis financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the statutory-basis financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statutory-basis financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

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•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the statutory-basis financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
Other Information Included in the Annual Report
Management is responsible for the other information included in the annual report. The other information comprises the information included in the annual report but does not include the statutory-basis financial statements and our auditor's report thereon. Our opinion on the statutory-basis financial statements does not cover the other information, and we do not express an opinion or any form of assurance thereon.
In connection with our audits of the statutory-basis financial statements, our responsibility is to read the other information and consider whether a material inconsistency exists between the other information and the statutory-basis financial statements, or the other information otherwise appears to be materially misstated. If, based on the work performed, we conclude that an uncorrected material misstatement of the other information exists, we are required to describe it in our report.
Report on Supplemental Schedules
Our 2025 audit was conducted for the purpose of forming an opinion on the 2025 statutory-basis financial statements as a whole. The supplemental schedule of selected statutory financial data and the supplemental schedule regarding reinsurance contracts with risk limiting features as of and for the year ended December 31, 2025, are presented for purposes of additional analysis and are not a required part of the 2025 statutory-basis financial statements. These schedules are the responsibility of the Company's management and were derived from and relate directly to the underlying accounting and other records used to prepare the statutory-basis financial statements. Such schedules have been subjected to the auditing procedures applied in our audit of the 2025 statutory-basis financial statements and certain additional procedures, including comparing and reconciling such schedules directly to the underlying accounting and other records used to prepare the statutory-basis financial statements or to the statutory-basis financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such schedules are fairly stated in all material respects in relation to the 2025 statutory-basis financial statements as a whole.

/s/ Deloitte & Touche LLP
Denver, Colorado
March 31, 2026

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus Index
December 31, 2025 and 2024
(In Thousands, Except Share Amounts)

	December 31,
	2025	2024
Admitted assets:
Cash and invested assets:
Bonds	$25,555,512	$24,973,698
Preferred and common stock	1,985,113	1,936,413
Mortgage loans (net of allowances of $76,626 and $39,611)	4,612,716	5,387,154
Contract loans	3,512,259	3,536,463
Cash, cash equivalents and short-term investments	2,436,586	1,150,880
Other invested assets	3,505,451	2,988,840
Total cash and invested assets	41,607,637	39,973,448

Investment income due and accrued	360,053	354,880
Reinsurance recoverable	626,258	384,389
Funds held or deposited with reinsured companies	4,582,821	5,199,528
Current federal income taxes recoverable	38,995	—
Deferred income taxes	79,545	112,067
Due from parent, subsidiaries and affiliates	501,502	700,921
Other assets	544,784	812,006
Assets from separate accounts	22,441,493	22,594,303
Total admitted assets	$70,783,088	$70,131,542

See notes to statutory financial statements.              Continued

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus Index
December 31, 2025 and 2024
(In Thousands, Except Share Amounts)

	December 31,
	2025	2024
Liabilities, capital and surplus:
Liabilities:
Reserves for life insurance and annuities and accident and health policies	$27,318,216	$28,278,401
Liability for deposit-type contracts	11,770,019	10,245,580
Asset valuation reserve	518,351	305,795
Due to parent, subsidiaries and affiliates	46,652	182,115
Revolving credit facility with affiliate	520,000	—
Commercial paper	199,523	99,717
Current federal income taxes payable	—	47,932
Payable under securities lending agreements	419,733	134,685
Other liabilities	3,170,670	3,507,635
Liabilities from separate accounts	22,441,494	22,594,303
Total liabilities	66,404,658	65,396,163

Commitments and contingencies (see Note 14)

Capital and surplus:
Preferred stock, $1 par value, 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $1 par value; 50,000,000 shares authorized; 22,648,660 and 22,648,560 shares issued in 2025 and 2024, respectively	22,794	22,649
Surplus notes	1,579,833	2,108,664
Gross paid in and contributed surplus	6,524,610	6,497,277
Unassigned deficit	(3,748,807)	(3,893,211)
Total capital and surplus	4,378,430	4,735,379

Total liabilities, capital and surplus	$70,783,088	$70,131,542

See notes to statutory financial statements.          Concluded

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Statutory Statements of Operations Index
Years Ended December 31, 2025, 2024 and 2023
(In Thousands)

	Year Ended December 31,
	2025	2024	2023
Income:
Premium income and annuity consideration	$5,380,290	$4,475,139	$5,567,710
Net investment income	1,637,406	1,470,865	1,969,201
Amortization of interest maintenance reserve	(11,925)	(14,169)	2,113
Commission and expense allowances on reinsurance ceded	205,420	209,381	259,378
Reserve adjustment on reinsurance ceded	(303,539)	(922,697)	(1,672,963)
Other income	513,236	448,570	478,656
Total income	7,420,888	5,667,089	6,604,095

Expenses:
Death benefits	198,325	247,321	281,360
Annuity benefits	322,340	321,867	323,701
Surrender benefits	11,826,268	12,996,180	15,770,211
Decrease in aggregate reserves for life and accident and health policies and contracts	(957,615)	(2,711,402)	(5,442,498)
Other benefits	90,368	91,164	134,269
Total benefits	11,479,686	10,945,130	11,067,043

Commissions	41,708	43,909	50,225
Other insurance expenses	564,366	494,938	561,610
Net transfers from separate accounts	(5,400,686)	(6,393,583)	(6,165,670)
Interest maintenance reserve reinsurance activity	2,767	23,330	2,883
Total benefit and expenses	6,687,841	5,113,724	5,516,091

Net gain from operations before dividends to policyholders, federal income taxes and net realized capital losses	733,047	553,365	1,088,004
Dividends to policyholders	4,317	3,455	4,432
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital losses	728,730	549,910	1,083,572
Federal income tax (benefit) expense	(50,806)	683	34,274
Net gain from operations before net realized capital losses	779,536	549,227	1,049,298
Net realized capital losses, net of federal income tax benefit of $13,875, $6,507 and $6,203, respectively and transfers to interest maintenance reserve	(52,197)	(24,480)	(23,336)
Net income	$727,339	$524,747	$1,025,962

See notes to statutory financial statements.               .

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Statutory Statements of Changes in Capital and Surplus Index
Years Ended December 31, 2025, 2024 and 2023
(In Thousands)

	Year Ended December 31,
	2025	2024	2023

Capital and surplus, beginning of year	$4,735,379	$3,782,006	$3,520,578

Net income	727,339	524,747	1,025,962
Dividends to stockholders	(513,800)	(900,000)	(350,000)
Change in net unrealized capital gains (losses), net of income taxes	194,983	(548,064)	(587,858)
Correction of prior period error	(1,481)	—	35,418
Change in asset valuation reserve	(212,556)	(6,031)	(37,202)
Change in non-admitted assets	159,336	196,875	371,347
Surplus paid-in	27,333	1,854,040	46,953
Change in surplus as a result of reinsurance	(99,067)	(101,794)	(142,606)
Change in net deferred income taxes	(114,169)	(69,580)	1,468
Change in goodwill	—	—	(101,575)
Repayment of surplus notes and interest	(528,831)	—	—
Change in other capital and surplus	3,964	3,180	(479)
Net change in capital and surplus for the year	(356,949)	953,373	261,428

Capital and surplus, end of year	$4,378,430	$4,735,379	$3,782,006

See notes to statutory financial statements.               .

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Statutory Statements of Cash Flows Index
Years Ended December 31, 2025, 2024 and 2023
(In Thousands)

	Year Ended December 31,
	2025	2024	2023
Operating activities:
Premium income, net of reinsurance	$5,272,782	$4,457,445	$5,486,499
Investment income received, net of investment expenses paid	1,568,532	1,435,065	1,952,880
Other miscellaneous income received	1,000,173	1,076,320	1,232,932
Benefit and loss related payments, net of reinsurance	(12,271,062)	(14,420,907)	(17,641,156)
Net transfers from separate accounts	5,400,685	6,393,574	6,165,922
Commissions, other expenses and taxes paid	(600,909)	(540,230)	(552,974)
Dividends paid to policyholders	(4,304)	(3,652)	(5,181)
Federal income taxes (paid) received, net	(14,608)	6,411	79,445
Net cash provided by (used in) operating activities	351,289	(1,595,974)	(3,281,633)

Investing activities:
Proceeds from investments sold, matured or repaid:
Bonds	5,080,931	3,789,963	4,599,292
Stocks	47,000	88,843	153,830
Mortgage loans	910,584	705,951	539,266
Other invested assets	136,843	200,703	214,398
Miscellaneous proceeds	1,350	207,287	(73)
Cost of investments acquired or originated:
Bonds	(5,545,473)	(2,330,867)	(1,440,075)
Stocks	(49,349)	(63,636)	(88,643)
Mortgage loans	(164,144)	(292,876)	(298,613)
Other invested assets	(356,157)	(489,215)	(392,362)
Miscellaneous applications	(59,912)	(29,190)	(11,559)
Net cash provided by investing activities	1,673	1,786,963	3,275,461

Financing and miscellaneous activities:
Capital and paid in surplus	27,478	8,291	47,099
Deposit-type contracts, net of withdrawals	1,434,123	568,574	1,400,174
Dividends to stockholder	(513,800)	(900,000)	(350,000)
Repayment of surplus notes and interest	(528,831)	—	—
Funds borrowed	520,000	—	—
Other	(6,226)	(365,625)	182,377
Net cash provided by (used in) financing and miscellaneous activities	932,744	(688,760)	1,279,650

Net increase (decrease) in cash, cash equivalents and short-term investments	1,285,706	(497,771)	1,273,478
Cash, cash equivalents and short-term investments:
Beginning of year	1,150,880	1,648,651	375,173
End of year	$2,436,586	$1,150,880	$1,648,651

The statutory statements of cash flows excludes the following non-cash transactions:
	Year Ended December 31,
	2025	2024	2023
Contribution of PAFI, LLC entity	$—	$1,772,530	$—
Contribution of non-cash receivables	$—	$76,269	$—

See notes to statutory financial statements.               .

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)

1. Organization and basis of presentation

Organization

Empower Annuity Insurance Company of America, (the “Company” or “EAICA”) offers a wide range of retirement and investment products to individuals, institutional investors, businesses and other private and public organizations throughout the United States. The Company is an insurance company domiciled in the state of Colorado and is subject to regulation by the Colorado Division of Insurance (the “Division”). The Company is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to conduct business in all states in the United States ("U.S."), except New York, and in the District of Columbia, Puerto Rico, Guam and the U.S. Virgin Islands.

The Company is a direct wholly-owned subsidiary of Empower Holdings, LLC ("EHL"), which is a direct wholly-owned subsidiary of Great-West Lifeco U.S. LLC (“Lifeco U.S.”). Lifeco U.S. is an indirect wholly-owned subsidiary of Great-West Lifeco Inc. (“Lifeco”), a Canadian holding company. Lifeco is a direct, majority-owned subsidiary of Power Corporation ("Power").

Basis of presentation

The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the Colorado Division of Insurance ("The Division"). The Division requires that insurance companies domiciled in the State of Colorado prepare their statutory financial statements in accordance with the National Association of Insurance Commissioners Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviations prescribed or permitted by the State of Colorado Insurance Commissioner. The Company and its affiliates have significant interdependencies and related party transactions, as described in Note 3. The statutory financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company.

The only prescribed difference that impacts the Company allows the Company to account for certain separate account products at book value instead of fair value. The Division has not permitted the Company to adopt any accounting practices that have an impact on the Company’s statutory financial statements as compared to NAIC SAP or the Division’s prescribed accounting practices. There is no impact to either capital and surplus or net income as a result of the prescribed accounting practice.

Statutory accounting principles vary in some respects from accounting principles generally accepted in the United States of America (“GAAP”). The more significant of these differences are as follows:

•Bonds, including asset-backed securities (collectively referred to as "bonds"), are carried at statutory adjusted carrying value in accordance with the National Association of Insurance Commissioners ("NAIC") designation of the security. Carrying value is amortized cost, unless the bond is either (a) designated as a six, in which case it is the lower of amortized cost or fair value or (b) required to be carried at fair value due to the asset-backed securities ratings methodology, or (c) for perpetual bonds that do not possess an effective call option, is carried at fair value regardless of NAIC designation. Under GAAP, bonds are carried at amortized cost for securities classified as held-to-maturity and fair value for securities classified as available-for-sale and held-for-trading.
•Redeemable preferred stocks are carried at statutory carrying value in accordance with the NAIC designation of the security. Carrying value is amortized cost, unless the redeemable preferred stock is designated a four to six, in which case it is reported at the lower of amortized cost or fair value. Under GAAP, redeemable preferred stocks are carried at amortized cost for securities classified as held-to-maturity and fair value for securities classified as available-for-sale and held-for-trading.
•Short-term investments include all investments whose remaining maturities, at the time of acquisition, are three months to one year. Under GAAP, short-term investments include securities purchased with investment intent and with remaining maturities, at the time of acquisition, of one year or less.

•As prescribed by the NAIC, the asset valuation reserve (“AVR”) is computed in accordance with a prescribed formula and represents a provision for possible non-interest related fluctuations in the value of bonds, equity securities, mortgage loans,

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
real estate and other invested assets. Changes to the AVR are charged or credited directly to unassigned surplus. This type of reserve is not necessary or required under GAAP.

•As prescribed by the NAIC, the interest maintenance reserve (“IMR”) consists of net accumulated unamortized realized capital gains and losses, net of income taxes, on sales or interest related impairments of bonds and derivative investments attributable to changes in the general level of interest rates. Such gains or losses are initially deferred and then amortized into income over the remaining period to maturity, based on groupings of individual securities sold in five-year bands. An IMR asset is designated as an admitted asset for net negative (disallowed) IMR up to 10% of prior period adjusted capital and surplus and 10% of current period unadjusted capital and surplus, and is recorded as an increase to capital and surplus. An IMR asset is designated as a non-admitted asset for net negative (disallowed) IMR above this threshold and is recorded as a reduction to capital and surplus. Under GAAP, realized gains and losses are recognized in income in the period in which a security is sold.

•As prescribed by the NAIC, an other-than-temporary impairment (“OTTI”) is recorded (a) if it is probable that the Company will be unable to collect all amounts due according to the contractual terms in effect at the date of acquisition, (b) if the Company has the intent to sell the investment or (c) for non-interest related declines in value and where the Company does not have the intent and ability at the reporting date, to hold the bond until its recovery. Under GAAP, if either (a) the Company has the intent to sell a bond investment or (b) it is more likely than not the Company will be required to sell a bond investment before its anticipated recovery, a charge is recorded in net realized investment losses equal to the difference between the fair value and cost or amortized cost basis of the security. If the Company does not intend to sell the security and it is not more likely than not the Company will be required to sell the bond investment before recovery of its amortized cost basis, but the present value of the cash flows expected to be collected (discounted at the effective interest rate implicit in the bond investment prior to impairment) is less than the amortized cost basis of the bond investment (referred to as the credit loss portion), an OTTI is considered to have occurred.
Under GAAP, total OTTI is bifurcated into two components: the amount related to the credit loss, which is recognized in current period earnings through realized capital losses; and the amount attributed to other factors (referred to as the non-credit portion), which is recognized as a separate component in accumulated other comprehensive income (loss). As prescribed by the NAIC, non-interest related OTTI is only bifurcated on asset-backed securities. Factors related to interest and other components do not have a financial statement impact and are disclosed in “Unrealized losses” in the notes to the statutory financial statements.

•Derivatives that qualify for hedge accounting are carried at the same valuation method as the underlying hedged asset, while derivatives that do not qualify for hedge accounting are carried at fair value. Under GAAP, all derivatives, regardless of hedge accounting treatment, are recorded on the balance sheet in other assets or other liabilities at fair value. As prescribed by the NAIC, for those derivatives which qualify for hedge accounting, the change in the carrying value or cash flow of the derivative is recorded consistently with how the changes in the carrying value or cash flow of the hedged asset, liability, firm commitment or forecasted transaction are recorded. Under GAAP, if the derivative is designated as a cash flow hedge, the effective portions of the changes in the fair value of the derivative are recorded in accumulated other comprehensive income and are recognized in the income statements when the hedged item affects earnings. Changes in fair value resulting from foreign currency translations are recorded in either AOCI or net investment income, consistent with where they are recorded on the underlying hedged asset or liability. Changes in the fair value, including changes resulting from foreign currency translations, of derivatives not eligible for hedge accounting or where hedge accounting is not elected and the over effective portion of cash flow hedges are recognized in investment gains (losses) as a component of net income in the period of the change. Realized foreign currency transactional gains and losses on derivatives subject to hedge accounting are recorded in net investment income, whereas those on derivatives not subject to hedge accounting are recorded in investment gains (losses). As prescribed by the NAIC, upon termination of a derivative that qualifies for hedge accounting, the gain or loss is recognized in income in a manner that is consistent with the hedged item. Alternatively, if the item being hedged is subject to IMR, the gain or loss on the hedging derivative is realized and is subject to IMR upon termination. Under GAAP, gains or losses on terminated contracts that are effective hedges are recorded in earnings in net investment income or other comprehensive income. The gains or losses on terminated contracts where hedge accounting is not elected, or contracts that are not eligible for hedge accounting, are recorded in investment gains (losses).

•Acquisition costs, such as commissions and other costs incurred in connection with acquiring new business, are charged to operations as incurred, rather than deferred and amortized over the lives of the related contracts as under GAAP.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
•Deferred income taxes are recorded using the asset and liability method in which deferred tax assets and liabilities are recorded for expected future tax consequences of events that have been recognized in either the Company’s statutory financial statements or tax returns. Deferred income tax assets are subject to limitations prescribed by statutory accounting principles. The change in deferred income taxes is treated as a component of the change in unassigned deficit, whereas under GAAP deferred taxes are included in the determination of net income.

•The Company evaluates its assets in accordance with statutory guidance to determine admissibility. As prescribed by the NAIC, assets such as certain other invested assets, preferred and common stock, deferred income taxes, amounts due from affiliates, and other miscellaneous assets may be partially or fully non-admitted based on regulatory limitations and collectability considerations. In addition, certain asset classes, including reinsurance recoverables and cash and short-term investments, are generally fully admitted unless specific circumstances require non-admission. Changes in the non-admitted portion of assets are recorded directly to unassigned surplus in the period in which such determinations are made. Under GAAP, all assets are recorded and included within the financial statements, and capital and surplus is the statutory equivalent of stockholders' equity.

•For statutory accounting, investments in subsidiaries and controlled and affiliated entities (SCAs) are reported using an equity method based on the reporting entity's shares of the audited statutory equity of the SCAs financial statements (for insurance SCA entities), audited GAAP equity, or audited GAAP equity with specified adjustments depending on the type of SCA entity. The change in the carrying value between reporting periods is recorded as an unrealized gain/loss through surplus (rather than in income or equity as required under GAAP). Dividends received are recorded in net investment income. Under GAAP, entities under common control are consolidated for reporting.
•For statutory accounting, business combinations must either create a parent-subsidiary relationship (statutory purchase) or there must be an exchange of equity with one surviving entity (statutory merger). Under GAAP, an integrated set of activities and assets that are capable of being conducted and managed for the purpose of providing economic benefits to its investors can meet the definition of a business. As such, under GAAP, certain reinsurance agreements could be accounted for as a business acquisition. Statutory accounting also rejects GAAP guidance recognizing a seller's guarantee of the adequacy of liabilities for losses and loss adjustment expenses of the Company acquired in a business combination.

•For statutory purchases, the excess of the cost of acquiring an entity over the Company’s share of the book value of the acquired entity is recorded as goodwill which is admissible subject to limitations and is amortized over the period in which the Company benefits economically, not to exceed ten years. For statutory mergers, no acquisition is recognized because it is accomplished without exchanging resources. As such, the recorded assets, liabilities, and surplus of the acquired company (adjusted to conform to statutory accounting principles) will be carried forward into the combined company. Under GAAP in a business combination, the excess of the cost of acquiring an entity over the acquisition-date fair value of identifiable assets acquired and liabilities assumed is allocated between goodwill, indefinite-lived intangible assets and definite-lived intangible assets. Goodwill and indefinite-lived intangible assets are not amortized and definite-lived intangible assets are amortized over their estimated useful lives under GAAP.

•A surplus note is a subordinated debt instrument issued by an insurer that is treated as a component of capital and surplus under statutory accounting, provided it has been approved by the domiciliary regulator. Under GAAP, notes are reflected as a liability.

•Aggregate reserves for life policies and contracts are based on statutory mortality and interest requirements and without consideration of withdrawals, which differ from reserves established under GAAP that are based on assumptions using Company experience for mortality, interest, and withdrawals.

•Statutory accounting guidance does not distinguish long duration and short duration life insurance contracts, and classifies contracts that have any mortality or morbidity risk, regardless of significance, and contracts with a life contingent annuity purchase rate guarantee option as insurance contracts. Under GAAP, long duration insurance contracts without significant mortality or morbidity risks are classified as investment contracts and are accounted for using a deposit method.

•The policyholder’s share of net income on participating policies that has not been distributed to participating policyholders is included in capital and surplus in the statutory financial statements. For GAAP, these amounts are reported as a liability with a charge to net income.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
•Changes in separate account values from cash transactions are recorded as premium income and benefit expenses whereas they do not impact the statement of operations under GAAP and are presented only as increases or decreases to account balances.

•Benefit payments and the related decrease in policy reserves are recorded as expenses for all contracts subjecting the Company to any mortality risk. Under GAAP, such benefit payments for life and annuity contracts without significant mortality risks are recorded as direct reductions to the policy reserve liability.

•Premium receipts and the related increase in policy reserves are recorded as revenues and expenses, respectively, for all contracts subjecting the Company to any mortality risk. Under GAAP, such premium receipts for life and annuity contracts without significant mortality risks are recorded as direct credits to the policy reserve liability.

•Comprehensive income and its components are not presented in the statutory financial statements.

•The statutory statement of cash flows is presented based on a prescribed format for statutory reporting. For purposes of presenting statutory cash flows, cash includes cash equivalents and short-term investments. Under GAAP, the statement of cash flows is typically presented based on the indirect method and cash excludes short-term investments.

•For statutory accounting purposes, policy and contract liabilities ceded to reinsurers are reported as reductions of the related reserves. Losses generated in certain reinsurance transactions are recognized immediately in income, with gains reported as a separate component of surplus and amortized over the remaining life of the business. As prescribed by the Division, ceded reserves are limited to the amount of direct reserves. Under GAAP, ceded future policy benefits and contract owner liabilities are reported as reinsurance recoverables. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the balance sheet and are stated net of allowance for uncollectible reinsurance, which are charged to earnings. Costs of reinsurance (i.e., the net cash flows which include reinsurance premiums, ceding commissions, etc.) are deferred and amortized over the remaining life of the business.

•For statutory accounting purposes, restatements of prior periods in an Annual Statement are generally not required unless mandated by a state insurance regulator.

Use of estimates

The preparation of financial statements in conformity with statutory accounting principles requires the Company to make a variety of estimates and assumptions. These estimates and assumptions affect, among other things, the reported amounts of admitted assets and liabilities, the disclosure of contingent liabilities and the reported amounts of revenues and expenses. Significant estimates are required to account for items and matters such as, but not limited to, the valuation of investments and derivatives in the absence of quoted market values, impairment of investments and derivatives, valuation of policy benefit liabilities and the valuation of deferred tax assets. Actual results could differ from those estimates.

Reclassification

Certain prior year amounts have been reclassified for comparative purposes.

Corrections of errors
During the preparation of the 2025 statutory financial statements, the Company identified errors in the 2024 statements. As a result of finalizing an acquisition migration and related clean up, the Company determined that other invested assets and surplus were understated. In addition, errors related to reinsurance activity resulted in previously understating other liabilities and overstating premium income and other insurance expenses.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
The errors had the following impacts on the 2024 annual statutory statements of admitted assets, liabilities, capital and surplus:

Amount
Other invested assets	$(28,259)
Other liabilities	$(29,740)
Unassigned deficit	$(28,259)
Premium income and annuity considerations	$35,665
Other insurance expenses	$(5,925)

The $1.5 million net impact was recorded in Unassigned deficit in 2025 in accordance with Statement of Statutory Accounting Principles No. 3 “Accounting Changes and Corrections of Errors.” The correction of these prior year errors had no net impact to the 2025 statutory statements of operations.

2. Significant accounting policies

Investments

Investments are reported as follows:

•In accordance with the NAIC SAP, the adjusted carrying value amounts of certain assets are gross of non-admitted assets, as described further in Note 6.

•Bonds are carried at statutory adjusted carrying value in accordance with the NAIC designation of the security. Carrying value is amortized cost, unless the bond is either (a) designated as a six, in which case it is the lower of amortized cost or fair value or (b) required to be carried at fair value due to the asset-backed securities ratings methodology, or (c) for perpetual bonds that do not possess or no longer possess an effective call option, is carried at fair value regardless of NAIC designation. The Company recognizes the acquisition of its public bonds on a trade date basis and its private placement investments on a funding date basis. Bonds containing call provisions, except make-whole call provisions, are amortized to the call or maturity value/date which produces the lowest asset value. Make-whole call provisions, which allow the bond to be called at any time, are not considered in determining the timeframe for amortizing the premium or discount unless the Company has information indicating the issuer is expected to invoke the make-whole call provision. Bonds are classified and reported as issuer credit obligations (“ICOs”) or asset-backed securities (“ABS”) in accordance with the NAIC Principles-Based Bond Definition Project. Prior period references to loan-backed and structured securities reflect the terminology in effect at that time, and the terminology change does not impact classification, measurement, or reported amounts. See Note 4 for additional information.

•Premiums and discounts are recognized as a component of net investment income using the effective interest method. Realized gains and losses not subject to IMR, including those from foreign currency translations, are included in net realized capital gains (losses).

•The recognition of income on certain investments (e.g., asset-backed securities, including mortgage-backed and other collateralized securities) is dependent upon market conditions, which may result in prepayments and changes in amounts to be earned. Prepayments on all mortgage-backed and other collateralized securities are monitored monthly, and amortization of the premium and/or the accretion of the discount associated with the purchase of such securities are adjusted by such prepayments. Prepayment assumptions are based on the average of recent historical prepayments and are obtained from broker/dealer survey values or internal estimates. These assumptions are consistent with the current interest rate and economic environment. Significant changes in estimated cash flows from the original purchase assumptions are accounted for using the retrospective method.

•Mortgage loans consist primarily of domestic commercial collateralized loans and are carried at their unpaid principal balances adjusted for any unamortized premiums or discounts, allowances for credit losses, and foreign currency translations. Interest income is accrued on the unpaid principal balance for all loans, except for loans on non-accrual status. Premiums and discounts are amortized to net investment income using the effective interest method. Nonrefundable prepayment penalty and origination fees are recognized in net investment income upon receipt. See Note 4 for additional information.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
The Company actively manages its mortgage loan portfolio by completing ongoing comprehensive analysis of factors such as debt service coverage ratios, loan-to-value ratios, payment status, default or legal status, annual collateral property evaluations and general market conditions. On a quarterly basis, the Company reviews the above primary credit quality indicators in its internal risk assessment of loan impairment and credit loss. The Company's risk assessment process is subjective and includes the categorization of all loans, based on the above mentioned credit quality indicators, into one of the following categories:

•Performing - generally indicates the loan has standard market risk and is within its original underwriting guidelines.
•Non-performing - generally indicates there is a potential for loss due to the deterioration of financial/monetary default indicators or potential foreclosure. Due to the potential for loss, these loans are evaluated for impairment.

The adequacy of the Company’s allowance for credit loss is reviewed quarterly. The determination of the calculation and the adequacy of the mortgage allowance for credit loss and mortgage impairments involve judgments that incorporate qualitative and quantitative Company and industry mortgage performance data. The Company's periodic evaluation and assessment of the adequacy of the mortgage allowance for credit loss and the need for mortgage impairments is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the fair value of the underlying collateral, composition of the loan portfolio, current economic conditions, loss experience and other relevant factors. Loans included in the non-performing category and other loans with certain substandard credit quality indicators are individually reviewed to determine if a specific impairment is required. Risk is mitigated primarily through first position collateralization, guarantees, loan covenants and borrower reporting requirements. Since the Company does not originate or hold uncollateralized mortgages, loans are generally not deemed fully uncollectible. Generally, unrecoverable amounts are written off during the final stage of the foreclosure process.

Loan balances are considered past due when payment has not been received based on contractually agreed upon terms. The accrual of interest is discontinued when concerns exist regarding the realization of loan principal or interest. The Company resumes interest accrual on loans when a loan returns to current status or under new terms when loans are restructured or modified.

On a quarterly basis, any loans with terms that were modified during that period are reviewed to determine if the loan modifications constitute a troubled debt restructuring (“TDR”). In evaluating whether a loan modification constitutes a TDR, it must be determined that the modification is a significant concession and the debtor is experiencing financial difficulties.

•Real estate properties held for the production of income are valued at depreciated cost less encumbrances. Real estate is depreciated on a straight-line basis over the estimated life of the building or term of the lease for tenant improvements.

•Real estate properties occupied by the Company are carried at depreciated cost less encumbrances unless the carrying amount of the asset is deemed to be unrecoverable. The Company includes in both net investment income and other operating expenses an amount for rent relating to real estate properties occupied by the Company. Rent is derived from consideration of the repairs, expenses, taxes, interest and depreciation incurred. The reasonableness of the amount of rent recorded is verified by comparison to rent received from other like properties in the same area.
•Properties held for sale are carried at the lower of depreciated cost or fair value less encumbrances and estimated costs to sell the property.

•Limited partnership interests are included in other invested assets and are accounted for using net asset value per share ("NAV") as a practical expedient to fair value. The Company uses NAV as a practical expedient on partnership interests in investment companies where it has a minority equity interest and no significant influence over the entity’s operations.
•Residual tranches or interests, including the Company's preferred-share interests in collateralized loan obligation ("CLO") warehouse structures, are classified as other invested assets and are carried at Book/Adjusted Carrying Value (BACV). The cost recovery method is applied as a practical expedient in accordance with statutory accounting guidance. Under this method, all distributions received are treated as a reduction of BACV, and no investment income is recognized until the residual tranche has a BACV of zero.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
•Redeemable preferred stocks are carried at statutory carrying value in accordance with the NAIC designation of the security and recorded in preferred and common stock. Carrying value is amortized cost, unless the redeemable preferred stock is designated a four to six, in which case it is reported at the lower of amortized cost or fair value, as described in Note 5.
•Common stocks, other than stocks of subsidiaries and stocks of the Federal Home Loan Bank (“FHLB”), are recorded at fair value based on the most recent closing price of the common stock as quoted on its exchange, as described in Note 5. Common stocks of the FHLB are reported at cost. Related party mutual funds, which are carried at fair value, are also included in common stocks. The net unrealized gain or loss on common stocks is reported as a component of surplus.
•Investments in domestic life subsidiaries and certain other subsidiaries are carried at their statutory equity value recorded in other invested assets, with unrealized changes in value recorded directly in surplus. Investments in majority owned subsidiaries are generally carried at their statutory or US GAAP equity with dividends received being recorded in investment income.

•Contract loans are carried at their unpaid balance. Contract loans are fully collateralized by the cash surrender value of the associated insurance policy, as described in Note 5.

•Short-term investments include all investments whose remaining maturities, at the time of acquisition, are three months to one year. Cash equivalent investments include all investments whose remaining maturities, at the time of acquisition, are three months or less. Both short-term and cash equivalent investments, excluding money market mutual funds, are stated at amortized cost, which approximates fair value. Cash equivalent investments also include highly liquid money market funds that are traded in an active market and are carried at fair value.

•The Company participates in a securities lending program in which the Company lends securities that are held as part of its general account investment portfolio to third parties. The Company does not enter into these types of transactions for liquidity purposes, but rather for yield enhancement on its investment portfolio. The borrower can return and the Company can request the loaned securities be returned at any time. The Company maintains ownership of the securities at all times and is entitled to receive from the borrower any payments for interest received on such securities during the loan term. Securities lending transactions are accounted for as secured borrowings. The securities on loan are included within bonds and short-term investments in the accompanying statutory statements of admitted assets, liabilities, capital and surplus. The securities lending agent indemnifies the Company against borrower risk, meaning that the lending agent agrees contractually to replace securities not returned due to a borrower default. The Company generally requires initial cash collateral in an amount greater than or equal to 102% of the fair value of domestic securities loaned, and 105% of foreign securities loaned. Such collateral is used to replace the securities loaned in event of default by the borrower. Some cash collateral is reinvested in money market funds or short-term repurchase agreements which are also collateralized by U.S. government or agency securities. Reinvested cash collateral is reported in securities lending reinvested collateral assets, with a corresponding liability in payable for securities lending collateral. Collateral that cannot be sold or repledged is excluded from the statutory statements of admitted assets, liabilities, capital and surplus. See Note 4 for additional information.

•The Company’s OTTI accounting policy requires that a decline in the value of a bond below its cost or amortized cost basis be assessed to determine if the decline is other-than-temporary. An OTTI is recorded (a) if it is probable that the Company will be unable to collect all amounts due according to the contractual terms in effect at the date of acquisition, (b) if the Company has the intent to sell the investment or (c) for non-interest related declines in value and where the Company does not have the intent and ability at the reporting date, to hold the bond until its recovery. The Company considers a wide range of factors, as described below, regarding the bond issuer and uses its best judgment in evaluating the cause of the decline in its estimated fair value and in assessing the prospects for near-term recovery. Inherent in the Company's evaluation of the bond are assumptions and estimates about the operations and ability to generate future cash flows. While all available information is taken into account, it is difficult to predict the ultimate recoverable amount from a distressed or impaired bond.

Considerations used by the Company in the impairment evaluation process include, but are not limited to, the following:

•The extent to which estimated fair value is below cost;

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
•Whether the decline in fair value is attributable to specific adverse conditions affecting a particular instrument, its issuer, an industry or geographic area;
•The length of time for which the estimated fair value has been below cost;
•Downgrade of a bond investment by a credit rating agency;
•Deterioration of the financial condition of the issuer;
•The payment structure of the bond investment and the likelihood of the issuer being able to make payments in the future; and
•Whether dividends have been reduced or eliminated or scheduled interest payments have not been made.

For asset-backed securities, if the Company does not intend to sell the bond and has the intent and ability to hold the bond until recovery of its amortized cost basis, but the present value of the cash flows expected to be collected (discounted at the effective interest rate implicit in the bond prior to impairment) is less than the amortized cost basis of the bond (referred to as the non-interest loss portion), an OTTI is considered to have occurred. In this instance, total OTTI is bifurcated into two components: the amount related to the non-interest loss is recognized in current period earnings through realized capital gains (losses); and the amount attributed to other factors does not have any financial impact and is disclosed only in the notes to the statutory financial statements. The calculation of expected cash flows utilized during the impairment evaluation process are determined using judgment and the best information available to the Company including default rates, credit ratings, collateral characteristics and current levels of subordination.

For issuer credit obligations, if the Company does not intend to sell the bond and has the intent and ability to hold but does not expect to recover the entire cost basis, an OTTI is considered to have occurred. A charge is recorded in net realized capital gains (losses) equal to the difference between the fair value and cost or amortized cost basis of the bond. After the recognition of an OTTI, the bond is accounted for as if it had been purchased on the measurement date of the OTTI, with an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in net income. The difference between the new amortized cost basis and the expected future cash flows is accreted into net investment income. The Company continues to estimate the present value of cash flows expected to be collected over the life of the bond.

Fair value

Certain assets and liabilities are recorded at fair value on the Company’s statutory statements of admitted assets, liabilities, capital and surplus. The Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company categorizes its assets and liabilities measured at fair value into a three level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The Company’s assets and liabilities have been categorized based upon the following fair value hierarchy:

•Level 1 inputs which are utilized for general and separate account assets and liabilities, utilize observable, quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Financial assets utilizing Level 1 inputs include certain mutual funds.

•Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs, which are utilized for general and separate account assets and liabilities, include quoted prices for similar assets and liabilities in active markets and inputs, other than quoted prices, that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals. The fair values for some Level 2 securities are obtained from pricing services. The inputs used by the pricing services are reviewed at least quarterly or when the pricing vendor issues updates to its pricing methodology. For general and separate account assets and liabilities, inputs include benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, evaluated bids, offers and reference data including market research publications. Additional inputs utilized for assets and liabilities classified as Level 2 are:

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
◦Derivative instruments - trading activity, swap curves, credit spreads, currency volatility, net present value of cash flows and news sources.
◦Separate account assets and liabilities - various index data and news sources, amortized cost (which approximates fair value), trading activity, swap curves, credit spreads, recovery rates, restructuring, net present value of cash flows and quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•Level 3 inputs are unobservable and include situations where there is little, if any, market activity for the asset or liability. In general, the prices of Level 3 securities are obtained from single broker quotes and internal pricing models. If the broker’s inputs are largely unobservable, the valuation is classified as a Level 3. Broker quotes are validated through an internal analyst review process, which includes validation through known market conditions and other relevant data, as noted below. Internal models are usually cash flow based utilizing characteristics of the underlying collateral of the security such as default rate and other relevant data.

Foreign exchange rates are determined at a time that corresponds to the closing of the NYSE.
The fair value of certain investments in the separate accounts and limited partnerships are estimated using net asset value per share as a practical expedient and are excluded from the fair value hierarchy levels in Note 5. These net asset values are based on the fair value of the underlying investments, less liabilities.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Overall, transfers between levels are attributable to a change in the observability of inputs. Assets and liabilities are transferred to a lower level in the hierarchy when a significant input cannot be corroborated with market observable data. This may occur when market activity decreases and underlying inputs cannot be observed, current prices are not available, and/or when there are significant variances in quoted prices, thereby affecting transparency. Assets and liabilities are transferred to a higher level in the hierarchy when circumstances change such that a significant input can be corroborated with market observable data. This may be due to a significant increase in market activity including recent trades, a specific event, or one or more significant input(s) becoming observable.

In some instances, securities are priced using external broker quotes. In most cases, when broker quotes are used as pricing inputs, more than one broker quote is obtained. External broker quotes are reviewed internally by comparing the quotes to similar securities in the public market and/or to vendor pricing, if available. Additionally, external broker quotes are compared to market reported trade activity to ascertain whether the price is reasonable, reflective of the current market prices, and takes into account the characteristics of the Company’s securities.

Derivative financial instruments

The Company enters into derivative transactions which include the use of interest rate swaps, interest rate swaptions, interest rate floor and equity options, cross-currency swaps, foreign currency forwards, U.S. government treasury futures contracts, futures on equity indices and interest rate swap futures. The Company uses these derivative instruments to manage various risks, including interest rate and foreign currency exchange rate risk associated with its invested assets and liabilities. Derivative instruments are not used for speculative reasons. Certain of the Company’s over-the-counter (“OTC”) derivatives are cleared and settled through a central clearing counterparty while others are bilateral contracts between the Company and a counterparty.

Derivatives are reported as other invested assets or other liabilities. Although some derivatives are executed under a master netting arrangement, the Company does not offset in the statutory statements of admitted assets, liabilities, capital and surplus the carrying value of those derivative instruments and the related cash collateral or net derivative receivables and payables executed with the same counterparty under the same master netting arrangement. Derivatives that qualify for hedge accounting treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. At inception of a derivative transaction, the hedge relationship and risk management objective is documented

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
and the designation of the derivative is determined based on specific criteria of the transaction. Derivatives where hedge accounting is either not elected or that are not eligible for hedge accounting are stated at fair value with changes in fair value recognized in unassigned surplus in the period of change. Investment gains and losses generally result from the termination of derivative contracts prior to expiration and are generally recognized in net income and may be subject to IMR.
The Company uses derivative financial instruments for risk management purposes associated with certain invested assets and policy liabilities. Derivatives are used to (a) hedge the economic effect of a large increase in interest rates on the Company’s general account life insurance, group pension liabilities and certain separate account life insurance liabilities, (b) hedge the economic risks of other transactions such as future asset acquisitions or dispositions, the timing of liability pricing, currency risks on non-U.S. dollar denominated assets, and (c) convert floating rate assets or debt obligations to fixed rate assets or debt obligations for asset/liability management purposes, as described in Note 4.

The Company controls the credit risk of its derivative contracts through credit approvals, limits, monitoring procedures and in many cases, requiring collateral. The Company’s exposure is limited to the portion of the fair value of derivative instruments that exceeds the value of the collateral held and not to the notional or contractual amounts of the derivatives.

Derivatives in a net asset position may have cash or securities pledged as collateral to the Company in accordance with the collateral support agreements with the counterparty. This collateral is held in a custodial account for the benefit of the Company. Unrestricted cash collateral is included in other assets and the obligation to return it is included in other liabilities. The cash collateral is reinvested in a money market fund. Securities pledged to the Company generally consist of U.S. government or agency securities and are not recorded on the statutory statements of admitted assets, liabilities, capital and surplus. Cash flows from derivative transactions, including their realized gains/(losses), are presented on a net basis as other cash provided by (used in) within cash from financing and miscellaneous activities in the Statutory Statements of Cash Flows.

Cash collateral pledged by the Company is included in other assets.

The Company may purchase a financial instrument that contains a derivative embedded in the financial instrument. Contracts that do not in their entirety meet the definition of a derivative instrument may contain “embedded” derivative instruments implicit or explicit terms that affect some or all of the cash flows or the value of other exchanges required by the contract in a manner similar to a derivative instrument. An embedded derivative instrument shall not be separated from the host contract and accounted for separately as a derivative instrument.

Funds held or deposited with reinsured companies

Funds held by reinsurers represent amounts receivable from ceding entities as collateral or settlement security, rather than being remitted to the counterparty. Interest earned on the funds withheld receivable are included as a component of other income.

Goodwill

Goodwill, resulting from acquisitions of subsidiaries that are reported in common stock and other invested assets, is amortized to unrealized capital gains/(losses) over the period in which the Company benefits economically, not to exceed ten years. Goodwill resulting from assumption reinsurance is reported in goodwill and is amortized to other insurance expenses over the period in which the Company benefits economically, not to exceed ten years. Admissible goodwill is limited in the aggregate to 10% of the Company’s adjusted capital and surplus. The Company tests goodwill for impairment annually or more frequently if events or circumstances indicate that there may be justification for conducting an interim test. If the carrying value of goodwill exceeds its fair value, the excess is recognized as impairment and recorded as a realized loss in the period in which the impairment is identified. There were no impairments of goodwill recognized during the years ended December 31, 2025, 2024 and 2023. See Note 7 for additional information.

Reinsurance

Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contracts and are consistent with the risks assumed. Life contract premiums and benefits ceded to other companies have been reported as a reduction of the premium revenue and benefit expense. Life contract premiums and benefits assumed from other companies have been reported as an increase in premium revenue and

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
benefit expense. Invested assets and reserves ceded or assumed on deposit type contracts are accounted for using deposit accounting. The Company establishes a receivable for amounts due from reinsurers for claims paid and other amounts recoverable under the terms of the reinsurance contract. See Note 8 for additional information.

Cash value of company owned life insurance

The Company is the owner and beneficiary of life insurance policies which are included in statutory statements of admitted assets, liabilities, capital and surplus at their cash surrender values in other assets. At December 31, 2025, the investments underlying variable life insurance policies utilize various fund structures, with underlying investment characteristics of 29% equity, 32% fixed income, 8% cash and short terms, and 31% other. At December 31, 2024, the investments underlying variable life insurance policies utilize various fund structures, with underlying investment characteristics of 28% equity, 33% fixed income, 11% cash and short terms, and 27% other.

Net investment income

Interest income from bonds is recognized when earned. Interest income on contract loans is recognized in net investment income at the contract interest rate when earned. All investment income due and accrued with amounts that are deemed uncollectible or that are over 90 days past due, including mortgage loans in default (“in process of foreclosure”), is not included in investment income. Amounts over 90 days past due are non-admitted assets and are recorded as a reduction to unassigned surplus. Real estate due and accrued income is excluded from net investment income if its collection is uncertain.

Due to/from parent, subsidiaries and affiliates

Due to/from parent and affiliates represents non-interest bearing amounts which are due upon demand, and include amounts receivable from or payable to Lifeco U.S. and subsidiaries of Lifeco U.S. See Note 3 for additional information.

Net realized capital gains (losses)

Realized capital gains and losses are reported as a component of net income and are determined on a specific identification basis. Interest-related gains and losses are primarily subject to IMR, while non-interest related gains and losses are primarily subject to AVR. Realized capital gains and losses also result from the termination of derivative contracts prior to expiration and may be subject to IMR.

Policy reserves

Life insurance and annuity policy reserves with life contingencies are computed on the basis of statutory mortality and interest requirements and without consideration for withdrawals. Annuity contract reserves without life contingencies are computed on the basis of statutory interest requirements, as described in Note 9.

Policy reserves for life insurance are valued in accordance with the provision of applicable statutory regulations. Life insurance reserves are determined principally using the Commissioner’s Reserve Valuation Method ("CRVM"), using the statutory mortality and interest requirements, without consideration for withdrawals. Some policies contain a surrender value in excess of the reserve as legally computed. This excess is calculated and recorded on a policy-by-policy basis.

Premium stabilization reserves are calculated for certain policies to reflect the Company’s estimate of experience refunds and interest accumulations on these policies. The reserves are invested by the Company. The income earned on these investments is accumulated in this reserve and is used to mitigate future premium rate increases for such policies.

Policy reserves ceded to other insurance companies are recorded as a reduction of the reserve liabilities. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

Policy and contract claims include provisions for reported life, accident and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred but not reported based primarily on prior experience of the Company. As such, amounts are estimates, and the ultimate liability may differ from the amount recorded. Any changes in estimates will be reflected in the results of operations when additional information becomes known.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)

The liabilities for health claim reserves are determined using historical run-out rates, expected loss ratios and statistical analysis.
The Company provides for significant claim volatility in areas where experience has fluctuated. The liabilities represent estimates of the ultimate net cost of all reported and unreported claims which are unpaid at year-end. Those estimates are subject to considerable variability in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

Liability reserves for variable annuities with guarantees and universal life without secondary guarantees are valued in accordance with Principle-Based Reserving ("PBR") methods, outlined in NAIC Valuation Manual Sections 20 and 21. PBR utilizes stochastic models to calculate levels of reserves to cover future benefits that would occur during possible poor future economic conditions. Reserve estimates are determined using both company experience and prescribed assumptions, with the final liability reserve being the greatest of the two estimates and floored at the aggregate surrender value.

Premium, other income, and expenses

Life insurance premiums are recognized when due. Annuity considerations are recognized as revenue when received. Accident and health premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Life and accident and health insurance premiums received in advance are recorded as a liability and recognized as income when the premiums become earned. Fees from assets under management, assets under administration, shareholder servicing, mortality and expense risk charges, administration and record-keeping services and investment advisory services are recognized when earned in other income. Expenses incurred in connection with acquiring new insurance business, including acquisition costs such as sales commissions, are charged to operations as incurred.

Concentrations

No customer accounted for 10% or more of the Company’s revenues during the year ended December 31, 2025. In addition, the Company is not dependent upon a single customer or a few customers. The loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the Company or any of its business agents.

Income taxes

The Company is included in the consolidated federal income tax return of Lifeco U.S. The federal income tax expense reported in the statutory statements of operations represent income taxes provided on income that is currently taxable, excluding tax on net realized capital gains and losses. A net deferred tax asset is included in the statutory statement of admitted assets, liabilities, capital and surplus which is recorded using the asset and liability method in which deferred tax assets and liabilities are recorded for expected future tax consequences of events that have been recognized in either the Company’s statutory financial statements or tax returns. Deferred income tax assets are subject to limitations prescribed by statutory accounting principles. The change in deferred income taxes is treated as a component of the change in unassigned deficit. See Note 13 for additional information.

Employee Benefits

During 2020, the Company adopted the Society of Actuaries Mortality Improvement Scale (MP-2020) which the Company elected to continue to use for 2025.

The Company offers unfunded, non-qualified deferred compensation ("NQDC") plans to a select group of executives, management and highly compensated individuals. Participants defer a portion of their compensation and realize potential market gains, losses or interest on the amount deferred. The programs are not qualified under Section 401 of the Internal Revenue Code. The investment assets related to the NQDC plans fluctuate with the market and the related compensation liability reflects the employee’s deferred compensation balances, therefore the asset and liability generally offset each other on the statutory statements of admitted assets, liabilities, capital and surplus, resulting in an immaterial impact on surplus. Participant balances, which are included in Other liabilities in the accompanying statutory financial statements, are $57.7 million and $54.9 million at December 31, 2025 and 2024, respectively.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
Recent accounting pronouncements

Accounting standards recently adopted

In August 2023, the NAIC adopted concept INT 23-01: Net Negative (Disallowed) Interest Maintenance Reserve, which provided optional, limited-time guidance, allowing the admittance of net negative (disallowed) interest maintenance reserve (IMR) up to 10% of prior period adjusted capital and surplus and 10% of current period unadjusted capital and surplus. In August 2025, the NAIC extended this guidance through December 31, 2026, with automatic nullification on January 1, 2027, unless adjusted earlier or further extended. The August 2025 extended guidance included clarification of allowing the admittance of net negative (disallowed) IMR up to 10% of prior period adjusted capital and surplus and 10% of current period unadjusted capital and surplus, subject to qualifying requirements. Admitted net negative (disallowed) IMR, is reflected within other assets on the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

In August 2023, the NAIC adopted concept 2019-21 Bond Definition, which revised SSAP No. 26 - Bonds and SSAP No. 43 - Asset-Backed Securities (“SSAP No. 43”) for the principles-based bond definition, and updated other various SSAPs and SSAP references to reflect the revised definition. In August 2024, the NAIC modified this concept by adopting additional concepts: 1) 2019-21 - Principles-Based Bond Project & Residual Interests for debt securities that do not qualify to be reported as bonds and for residual tranches or interests/loss positions within SSAP No. 21—Other Admitted Assets and 2) 2024-21 Bond Definition – Debt Securities Issued by Funds that debt securities issued by non-SEC registered funds that reflect operating entities can qualify as issuer credit obligations. These concepts were adopted on January 1, 2025, and did not have a material effect on the Company’s financial statements or footnote disclosures. As the NAIC revised its bond reporting categories, the 2025 presentation is not directly comparable to the 2024 presentation.

In December 2023, the NAIC adopted concept 2023-17: Short-Term Investments under SSAP No. 2 - Cash, Cash Equivalents, Drafts, and Short-Term investments, which further restricted investments that are permitted for cash equivalent and short-term investment reporting. This concept was adopted January 1, 2025, and did not have a material effect on the Company’s financial statements or footnote disclosures.

In March 2024, the NAIC revised concept 2022-14 - New Market Tax Credit Project, which expanded and amended guidance within SSAP No. 93 – Low-Income Housing Tax Credit Property Investments (“SSAP No. 93”) to include all tax credit investments regardless of structure and type of state or federal tax credit program. In addition, the NAIC revised SSAP No. 94 Transferable and Non-Transferable State Tax Credits (“SSAP No. 94”) to expand and amend guidance to include both purchased state and federal tax credits. The NAIC also revised other SSAPs and SSAP references to reflect the changes made to SSAP No. 93 and SSAP No. 94. This concept was adopted January 1, 2025, and did not have a material effect on the Company’s financial statements or footnote disclosures.

In August 2024, the NAIC Statutory Accounting Principles (E) Working Group adopted, with modification, certain disclosure improvements under agenda item 2023-26, as clarified by Blanks agenda item 2025-01, which updated statutory disclosure requirements related to unused commitments and lines of credit within SSAP No. 15—Debt and Holding Company Obligations. This clarification was adopted for the year ending December 31, 2025, and did not have a material effect on the Company’s statutory financial statements or footnote disclosures.

In March 2025, the NAIC revised SSAP No. 1: Accounting Policies, Risks & Uncertainties, and Other Disclosures to promote consistent reporting of restricted assets, including those held under modified coinsurance (“Modco”) and funds withheld (“FWH”) reinsurance agreements. This guidance was adopted for the year ending December 31, 2025, and did not have a material effect on the Company’s financial statements or footnote disclosures.

Accounting standards not yet adopted

In February 2025, the NAIC revised SSAP No. 56: Separate Accounts to clarify measurement guidance for “book value” separate accounts and to establish consistent accounting for asset transfers between the general account and separate accounts. These changes are effective January 1, 2026, with early adoption permitted, and are not expected to have a material effect on the Company’s financial statements.

In August 2025, the NAIC adopted clarifying revisions under agenda item 2024-06: Risk Transfer – Combination Reinsurance Contracts to SSAP No. 61R Life, Deposit-Type and Accident and Health Reinsurance and Appendix A-791, which were subsequently affirmed in December 2025. The adopted guidance requires reinsurance agreements with interdependent features,

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
including contracts combining yearly renewable term (YRT) reinsurance and coinsurance, to be evaluated in the aggregate for risk transfer. The revisions are effective immediately for new or amended contracts and December 31, 2026 for existing contracts. The Company is still evaluating the impacts to the statutory financial statements and footnotes.

3. Related party transactions

In the normal course of business the Company enters into agreements with certain affiliates whereby it provides and/or receives record-keeping services, investment advisory services, and tax-related services, as well as corporate support services which include general and administrative services, information technology services, sales and service support and marketing services.

The Company’s separate accounts invest in shares of Empower Funds, Inc. and PanAgora Asset Management, Inc. funds, which are affiliates of the Company and shares of other non-affiliated mutual funds and government and corporate bonds. The Company’s separate accounts include mutual funds or other investment options that purchase guaranteed interest annuity contracts issued by the Company. During the years ended December 31, 2025, 2024 and 2023, these purchases totaled $455.0 million, $263.0 million and $334.8 million respectively. As the general account investment contracts are also included in the separate account balances in the accompanying statutory statements of admitted assets, liabilities, capital and surplus, the Company has included the separate account assets and liabilities of $160.7 million and $173.7 million at December 31, 2025 and 2024, respectively, which is also included in the assets and liabilities of the general account at those dates.

The Company contributed $155.6 million and $197.8 million to partnership funds during the years ended December 31, 2025 and 2024, respectively. Of these amounts, $11.0 million and $18.9 million, respectively, were contributions to partnership funds controlled by Lifeco and Power. The total amount invested in Lifeco and Power controlled partnerships as of December 31, 2025 and 2024 was $115.7 million and $109.1 million, respectively. As of December 31, 2025, the remaining commitments for Lifeco and Power controlled partnership funds through subsequent years total $33.1 million. Refer to Note 14 for additional details regarding commitments.

The following table summarizes amounts due from parent, subsidiaries and affiliates:

			December 31,
	Indebtedness	Due date	2025	2024
Empower Retirement, LLC ("ERL") (1) note receivable	Promissory note	12/31/2029	$490,000	$—
ERL(1)	On account	On demand	—	568,471
Empower Life & Annuity Insurance Company of New York ("ELAINY")(2)	On account	On demand	—	50,110
Other related party receivables	On account	On demand	11,502	82,340
Total			$501,502	$700,921
(1) An indirect wholly-owned subsidiary of the Company
(2) A wholly-owned subsidiary of the Company

On March 25, 2025, the Company executed a 4.46% fixed rate promissory note (the “Note”) in the principal amount of $570.0 million with ERL as the borrower. Prior to the issuance of the Note, the Company had made a series of cash advances to ERL to fund integration costs associated with recently acquired businesses. These advances were recorded as a receivable within the Due from parent, subsidiaries and affiliates line in the of statutory statement of admitted assets, liabilities, capital and surplus. Upon completion of the integration activities, the Company and ERL executed the Note to settle the outstanding affiliate receivable balance. Interest is calculated on a 360-day year consisting of twelve 30-day months and is payable annually in arrears on December 31, commencing on December 31, 2025. Principal payments are due annually and continue through maturity on December 31, 2029. The Note is unsecured, may be prepaid at any time without penalty, and contains no restrictive covenants. The Company believes the agreed-upon interest rate approximates a market rate at arms length. The carrying amount approximates fair value.

The following table summarizes amounts due to parent, subsidiaries and affiliates:

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)

			December 31,
	Indebtedness	Due date	2025	2024
ERL(1)	On account	On demand	$24,874	$—
Empower Annuity Insurance Company(2) ("EAIC")	On account	On demand	20,408	180,417
Other related party payables	On account	On demand	1,370	1,698
Total			$46,652	$182,115
(1) An indirect wholly-owned subsidiary of the Company
(2) A wholly-owned subsidiary of the Company

The Company has a long-term revolving credit facility agreement with Lifeco U.S. with a commitment amount up to $520 million, which allows the Company to draw advances in the form of individual loans payable. Interest on drawdowns accrues at either (a) the U.S. prime rate then in effect during the applicable interest period, or (b) the short-term Applicable Federal Rate ("AFR") for monthly compounding as published by the U.S. Department of the Treasury that is in effect for the month in which the applicable interest period begins. A commitment fee of 11 basis points per annum is paid quarterly. Upon the occurrence of an event of default, future advances may be prohibited and outstanding obligations may become due and payable. The Company was in compliance with all covenants at December 31, 2025 and 2024. In December 2025, the Company drew down $520 million under this revolving credit agreement at the short-term AFR for monthly compounding then in effect of 3.60% with an interest period maturity date of January 16, 2026. The proceeds of the advance were used for general corporate purposes. The carrying amount of the loan advance approximates fair value. As of December 31, 2024, the commitment amount was $50 million with no amounts borrowed.

The Company has a long-term revolving credit facility agreement with EAIC, which allows for the Company to borrow a maximum amount of $50 million. The borrowing agreement allows the Company to draw advances in the form of individual loans payable to EAIC. The Company may terminate the borrowing agreement upon three business days written notice and repayment of all outstanding drawn amounts. There are no amounts outstanding as of December 31, 2025 and 2024.

The Company also has a long-term revolving credit facility agreement with EAIC, which allows the Company to lend EAIC a maximum amount of $50 million. The lending agreement allows EAIC to draw advances in the form of individual loans payable to the Company. EAIC may terminate the lending agreement upon three business days written notice and repayment of all outstanding drawn amounts. There are no amounts outstanding as of December 31, 2025 and 2024.

The Company also has a long-term revolving credit facility agreement with Empower Capital Management, LLC ("ECM"), an indirect wholly-owned subsidiary of the Company, which allows the Company to lend ECM a maximum amount of $250.0 million until December 31, 2027. The lending agreement allows ECM to draw advances in the form of individual loans payable to the Company. ECM may terminate the lending agreement upon three business days written notice and repayment of all outstanding drawn amounts. In 2024, there was an outstanding principal amount due from ECM of $20.2 million, which had an interest rate of 6.086% per annum and matured on December 31, 2025. In September 2025, ECM repaid the $20.2 million principal amount to the Company, resulting in the extinguishment of the loan. As of December 31, 2025, there is no outstanding principal amount due from ECM.

Interest on future draws from the above revolving credit facility agreements with ECM and EAIC accrues based upon the type of draw requested, which can be either a U.S. Prime Rate Loan or a Secured Overnight Financing Rate Loan (“SOFR loan”). U.S. Prime Rate loans accrue interest based upon the U.S. Prime Rate in effect from time to time, plus a margin of 55 basis points (“bps”). SOFR Loans accrue interest based upon the adjusted term SOFR rate applicable to the term selected, plus a margin of 70 bps.

Included in current federal income taxes recoverable at December 31, 2025 is $49.8 million of income tax receivable from Lifeco U.S. related to the consolidated income tax return filed by Lifeco U.S. Included in prior federal income taxes owed at December 31, 2024 is $48.6 million of income tax payable to Lifeco U.S. related to the consolidated income tax return filed by Lifeco U.S.

During the year ended December 31, 2025, the Company received dividends of $340.8 million from its subsidiaries, the largest being $169.8 million from EAG. During the year ended December 31, 2024, the Company received dividends of $111.1 million from its subsidiaries, the largest being $47.0 million from ECM. During the year ended December 31, 2023, the Company received dividends of $529.4 million from its subsidiaries, the largest being $419.6 million from EAIC.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)

During the years ended December 31, 2025, 2024 and 2023, the Company paid cash dividends to EHL in the amounts of $513.8 million, $900.0 million, and $350.0 million respectively.

The Company and ELAINY have an agreement whereby the Company has committed to provide ELAINY financial support related to the maintenance of adequate regulatory surplus and liquidity.

4. Summary of Invested Assets

Bonds

Investments in bonds consist of the following:

	December 31, 2025
	Book/adjusted carrying value	Fair value greater than book/adjusted carrying value	Fair value less than book/adjusted carrying value	Fair value
Issuer credit obligations:
U.S. government obligations	$824,856	$301	$1,675	$823,482
Other U.S. government	12,944	—	910	12,034
Non-U.S. sovereign jurisdiction	191,821	1,075	10,943	181,953
Municipal bonds - general obligations	39,289	513	1,408	38,394
Municipal bonds - special revenue	354,552	5,397	10,539	349,410
Project finance bonds	251,879	423	20,327	231,975
Corporate bonds	16,919,599	47,069	1,335,341	15,631,327
Single entity backed obligations	463,942	2,314	22,581	443,675
Bonds issued by funds representing operating entities	1,327,782	5,552	64,461	1,268,873
Bank loans	230,971	321	15,072	216,220
Other issuer credit obligations	12,079	58	359	11,778
Total issuer credit obligations	20,629,714	63,023	1,483,616	19,209,121

Asset-backed securities:
Agency residential mortgage-backed securities - guaranteed	93,112	184	348	92,948
Agency commercial mortgage-backed securities - guaranteed	734	2	—	736
Agency residential mortgage-backed securities - not/partially guaranteed	545,877	4,563	27,154	523,286
Agency commercial mortgage-backed securities - not/partially guaranteed	7,868	—	291	7,577
Non-agency residential mortgage-backed securities	404,882	2,962	23,392	384,452
Non-agency commercial mortgage-backed securities	1,210,592	838	74,048	1,137,382
Non-agency – CLOs/CBOs/CDOs	1,685,778	1,665	7,637	1,679,806
Other financial asset-backed securities	588,047	4,582	15,350	577,279
Equity-backed securities	19,985	662	—	20,647
Lease-backed securities	258,370	496	13,544	245,322
Other non-financial asset-backed securities	110,553	670	4,841	106,382
Total asset-backed securities	4,925,798	16,624	166,605	4,775,817
Total issuer credit obligations and asset-backed securities	$25,555,512	$79,647	$1,650,221	$23,984,938

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)

	December 31, 2024
	Book/adjusted carrying value	Fair value greater than book/adjusted carrying value	Fair value less than book/adjusted carrying value	Fair value
U.S. government	$513,127	$139	$12,459	$500,807
All other governments	157,908	96	19,903	138,101
U.S. states, territories and possessions	225,926	4,352	4,382	225,896
Political subdivisions of states and territories	25,535	154	1,567	24,122
Special revenue and special assessments	246,389	230	19,884	226,735
Industrial and miscellaneous	18,728,280	18,130	2,071,010	16,675,400
Parent, subsidiaries and affiliates	167	—	—	167
Hybrid securities	63,514	—	9,495	54,019
Loan-backed and structured securities	5,012,852	9,200	281,262	4,740,790
Total bonds	$24,973,698	$32,301	$2,419,962	$22,586,037

The book/adjusted carrying value and estimated fair value of bonds and assets receiving bond treatment, based on estimated cash flows, are shown in the table below. Actual maturities will likely differ from these projections because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2025
	Book/adjusted
	carrying value	Fair value
Due in one year or less	$4,486,987	$4,475,367
Due after one year through five years	13,236,238	12,766,214
Due after five years through ten years	5,965,964	5,608,398
Due after ten years through twenty years	2,330,726	1,916,975
Due after twenty years	1,261,090	943,550
Total bonds	$27,281,005	$25,710,504

The following table summarizes information regarding the sales of securities:

	Years ended December 31,
	2025	2024	2023
Consideration from sales	$2,863,808	$2,292,824	$3,556,834
Gross realized gains from sales	$10,955	$5,876	$6,466
Gross realized losses from sales	$38,528	$13,002	$172,254

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
Unrealized losses on bonds and preferred stock

The following tables summarize gross unrealized investment losses (amount by which amortized cost exceeds fair value and inclusive of foreign exchange related unrealized losses recorded to surplus) by class of investment:

	December 31, 2025
	Less than twelve months		Twelve months or longer		Total
Bonds:	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss
Issuer credit obligations
U.S. government obligations	$139,880	$262	$495,821	$1,413	$635,701	$1,675
Other U.S. government	—	—	12,034	910	12,034	910
Non-U.S. sovereign jurisdiction	7,226	68	132,580	10,875	139,806	10,943
Municipal bonds - general obligations	—	—	9,326	1,408	9,326	1,408
Municipal bonds - special revenue	6,221	23	183,141	10,516	189,362	10,539
Project finance bonds	—	—	216,921	21,213	216,921	21,213
Corporate bonds	693,212	4,784	11,385,023	1,427,718	12,078,235	1,432,502
Single entity backed obligations	15,101	31	235,719	26,551	250,820	26,582
Bonds issued by funds representing operating entities	18,290	1,907	906,987	68,697	925,277	70,604
Bank loans	66,469	5,895	134,740	11,934	201,209	17,829
Other issuer credit obligations	—	—	9,681	359	9,681	359
Total issuer credit obligations	946,399	12,970	13,721,973	1,581,594	14,668,372	1,594,564

Asset-backed securities
Agency residential mortgage-backed securities - guaranteed	—	—	5,381	348	5,381	348
Agency residential mortgage-backed securities - not/partially guaranteed	92,830	566	272,569	26,588	365,399	27,154
Agency commercial mortgage-backed securities - not/partially guaranteed	—	—	7,578	291	7,578	291
Non-agency residential mortgage-backed securities	13,890	6	216,666	23,459	230,556	23,465
Non-agency commercial mortgage-backed securities	1,378	43	1,109,852	74,005	1,111,230	74,048
Non-agency CLOs/CBOs/CDOs	399,075	1,437	168,862	5,702	567,937	7,139
Other financial asset-backed securities	8,216	14	190,327	16,179	198,543	16,193
Lease-backed securities	—	—	198,245	13,544	198,245	13,544
Other non-financial asset-backed securities	—	—	53,029	4,841	53,029	4,841
Total asset-backed securities	515,389	2,066	2,222,509	164,957	2,737,898	167,023
Total issuer-credit obligations and asset-backed securities	$1,461,788	$15,036	$15,944,482	$1,746,551	$17,406,270	$1,761,587

Preferred Stock	$—	$—	$21,708	$686	$21,708	$686

Total number of securities in an unrealized loss position		151		3,016		3,167

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)

	December 31, 2024
	Less than twelve months		Twelve months or longer		Total
Bonds:	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss
U.S. government	$464,265	$11,436	$197	$5	$464,462	$11,441
All other governments	21,374	801	145,506	20,121	166,880	20,922
U.S. states, territories and possessions	56,730	594	71,840	3,789	128,570	4,383
Political subdivisions of states and territories	—	—	8,968	1,567	8,968	1,567
Special revenue and special assessments	24,843	337	179,562	19,547	204,405	19,884
Industrial and miscellaneous	890,076	32,459	14,578,464	2,387,208	15,468,540	2,419,667
Hybrid securities	28,008	8,862	26,010	2,976	54,018	11,838
Loan-backed and structured securities	140,555	1,230	2,989,678	281,908	3,130,233	283,138
Total bonds	$1,625,851	$55,719	$18,000,225	$2,717,121	$19,626,076	$2,772,840

Preferred stock	$—	$—	$47,476	$2,272	$47,476	$2,272

Total number of securities in an unrealized loss position		297		3,517		3,814

Total unrealized losses decreased by $1.0 billion, or 36%, from December 31, 2024 to December 31, 2025. The decrease in unrealized losses was across most asset classes and was primarily driven by higher valuations as a result of lower rates at December 31, 2025 compared to December 31, 2024.

Total unrealized losses greater than twelve months decreased by $972.2 million from December 31, 2024 to December 31, 2025. Corporate bonds account for 82%, or $1.4 billion of the unrealized losses greater than twelve months at December 31, 2025. The majority of these bonds continue to be designated as investment grade. The Company does not have the intent to sell these assets; therefore, an OTTI was not recognized in net income.

Asset-backed securities account for 9%, or $165.0 million, of the unrealized losses greater than twelve months at December 31, 2025. Of the $165.0 million of unrealized losses over twelve months on asset-backed securities, 94% or $154.8 million continue to be designated as investment grade. The present value of cash flows expected to be collected is not less than amortized cost and the Company does not have the intent to sell these assets; therefore, an OTTI was not recognized in net income.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
The Company had the following bond concentrations based on total invested assets:

The Company had a concentration in asset-backed securities of 12% and 13% of total invested assets at December 31, 2025 and 2024, respectively.

Effective January 1, 2025, the NAIC revised bond reporting categories and eliminated the “Industrial & Miscellaneous” classification. Securities previously reported within that category are now included within multiple bond sectors under the revised guidance. Accordingly, bond sector classifications for 2025 are not directly comparable to 2024. Total bond holdings and overall investment strategy were not impacted by this change in classification.

	Concentration by type
	December 31,
	2025	2024
Corporate bonds	41%	—%
Industrial & miscellaneous	—%	58%
	Concentration by industry
	December 31,
	2025	2024
Financial services	14%	15%

Other-than-temporary impairments

	December 31, 2025
	Carrying value prior to impairment	Credit (non-interest) related (1)	Fair value	Carrying value after impairment
Bonds:
Corporate Bonds	$73,381	$32,166	$41,215	$41,215
Mortgages:
Commercial Mortgages	21,877	8,241	13,636	13,636
Other Invested Assets:
Residual Tranches	45,365	6,729	38,636	38,636
Real Estate:
Held for the Production of Income	24,044	12,368	11,725	11,676
Total	$164,667	$59,504	$105,212	$105,163
(1) Recognized in realized capital (gains)/losses

	December 31, 2024
	Carrying value prior to impairment	Credit (non-interest) related (1)	Fair value	Carrying value after impairment
Mortgages:
Commercial Mortgages	$54,169	$18,671	$37,895	$35,498
Commercial Mortgages	21,034	14,690	6,344	6,344
Total	$75,203	$33,361	$44,239	$41,842
(1) Recognized in realized capital (gains)/losses

At December 31, 2025, the Company held collateral loans totaling $75.3 million, and none in 2024. All collateral loans were admitted assets and were secured by unaffiliated mortgage loan collateral.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
Troubled Debt Restructuring

In November 2025, a bond classified as corporate was subject to a troubled debt restructuring under which the original bond with a recorded investment of $5.9 million, after impairment, was extinguished in exchange for a new bond in the amount of $6.6 million acquired in full satisfaction of the original bond. The maturity date of the restructured bond has been extended from November 29, 2025, to September 30, 2030, and the interest rate was updated from 5.40% to 5.00%.

As a result of the troubled debt restructuring, a credit-related other-than-temporary impairment of $3.7 million was recognized and recorded within net realized capital losses, net of federal income tax benefit on the statutory statements of operations. As of December 31, 2025, there are no payment defaults related to the bond.

In April 2025, a mortgage loan classified as an office building was subject to a troubled debt restructuring under which the original mortgage loan with a recorded investment of $19.4 million, after impairment, was contributed to an LLC at a written down value of $16.1 million. As a result of the troubled debt restructuring, an other-than-temporary impairment of $3.3 million was recognized and recorded within net realized capital losses, net of federal income tax benefit on the statutory statements of operations.

In June 2024, a mortgage loan classified as an office building was subject to a troubled debt restructuring under which the original mortgage loan with a recorded investment of $35.5 million, after impairment, was extinguished in exchange for a new mortgage loan in the amount of $35.5 million acquired in full satisfaction of the original loan. The maturity date of the restructured loan has been extended from October 5, 2024 to October 5, 2028, and maintains the original interest rate of 3.77%.

As a result of the troubled debt restructuring, a credit-related impairment of $18.7 million was recognized and is recorded within net realized capital losses, net of federal income tax benefit on the statutory statements of operations. As of December 31, 2025, there are no payment defaults related to the restructured mortgage loan.

In December 2024, a mortgage loan classified as multi-family was subject to a troubled debt restructuring under which a deed-in-lieu of foreclosure was enacted resulting in the original mortgage loan with a recorded investment of $14.2 million, after impairment, was extinguished in exchange for a limited partnership interest in the amount of $14.2 million, acquired in full satisfaction of the original loan. As a result of the troubled debt restructuring, an impairment on the original mortgage loan of $14.7 million was recognized and is recorded within net realized capital losses, net of federal income tax benefit on the statutory statements of operations.

The Company accrues interest income on impaired loans to the extent it is deemed collectible (delinquent less than 90 days) and the loan continues to perform under its original or restructured contractual terms. Interest income on non-performing loans is generally recognized on a cash basis.

Mortgage loans

The tables below summarize the portfolio’s recorded investment in commercial “all other” mortgage loans, categorized by risk assessment rating and age analysis:

	December 31,
Risk assessment rating	2025	2024
Performing:
Non-Participation agreements	$3,042,087	$3,423,053
Participation agreements	1,642,133	1,984,752
Total Performing	4,684,220	5,407,805
Non-Performing:
Participation agreements	5,122	18,960
Total Non-Performing	5,122	18,960
Total recorded investment of commercial mortgage loans	$4,689,342	$5,426,765

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)

	December 31,
Age analysis	2025	2024
Current	$4,677,325	$5,400,142
30-59 days past due	6,895	—
90-179 days past due	—	11,826
180+ days past due	5,122	14,797
Total	$4,689,342	$5,426,765

The maximum lending rates for commercial mortgage loans originated during the years ended December 31, 2025 and 2024, were 5.5% and 6.3%, respectively. The minimum lending rates for commercial mortgage loans originated during the years ended December 31, 2025 and 2024, were 5.0% and 5.0%, respectively.

During 2025 and 2024, the maximum percentage of any one loan to the value of security at the time of the loan, exclusive of insured or guaranteed and purchase money mortgages, was 82.9% and 55.0%, respectively.

The following table summarizes activity in the commercial mortgage provision allowance for the years ended December 31, 2025 and 2024:

	December 31,
	2025	2024
Beginning balance	$39,611	$56,112
Additions charged to operations - specific provision	45,298	2,170
Direct write-downs charged against the allowances	(8,283)	(18,671)
Ending balance	$76,626	$39,611

The following tables present concentrations of the total commercial mortgage portfolio:

	Concentration by type
	December 31,
	2025	2024
Industrial	35%	37%
Multi-family	33%	34%
Office	18%	17%
Retail	10%	8%
Other	4%	4%
	100%	100%

	Concentration by geographic area
	December 31,
	2025	2024
Pacific	33%	31%
Other	28%	27%
South Atlantic	16%	14%
East North Central	14%	18%
Middle Atlantic	9%	10%
	100%	100%

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
Derivative financial instruments

Derivative transactions are generally entered into pursuant to International Swaps and Derivatives Association ("ISDA") Master Agreements with approved counterparties that provide for a single net payment to be made by one party to the other on a daily basis, periodic payment dates, or at the due date, expiration, or termination of the agreement.

The ISDA Master Agreements contain provisions that would allow the counterparties to require immediate settlement of all derivative instruments in a net liability position if the Company were to default on any debt obligations over a certain threshold. The aggregate fair value of derivative instruments with credit-risk-related contingent features that were in a net liability position was $43.3 million and $3.0 million as of December 31, 2025 and 2024, respectively. If the credit-risk-related contingent features were triggered on December 31, 2025, the fair value of assets that could be required to settle the derivatives in a net liability position was $43.3 million.

At December 31, 2025 and 2024, other counterparties had pledged $154.1 million and $380.3 million unrestricted cash and securities collateral to the Company to satisfy collateral netting arrangements, respectively.

Types of derivative instruments and derivative strategies

Interest rate contracts

Cash flow hedges

Interest rate swap agreements are used to convert the interest rate on certain debt securities and debt obligations from a floating rate to a fixed rate.

Not designated as hedging instruments

The Company enters into certain transactions in which derivatives are hedging an economic risk but hedge accounting is either not elected or the transactions are not eligible for hedge accounting. These derivative instruments include: OTC interest rate swaps, treasury interest rate futures, and interest rate floors. Certain of the Company’s OTC derivatives are cleared and settled through a central clearing counterparty while others are bilateral contracts between the Company and a counterparty.

The derivative instruments mentioned above are economic hedges and used to manage risk. These transactions are used to offset changes in liabilities including those in variable annuity products, hedge the economic effect of a large increase in interest rates, manage the potential variability in future interest payments due to a change in credited interest rates and the related change in cash flows due to increased surrenders, and manage interest rate risks of forecasted acquisitions of bonds and forecasted liability pricing.

Foreign currency contracts

Cross-currency swaps and foreign currency forwards are used to manage the foreign currency exchange rate risk associated with investments denominated in other than U.S. dollars. The Company uses cross-currency swaps to convert interest and principal payments on foreign denominated debt instruments into U.S. dollars. Cross-currency swaps may be designated as cash flow hedges; however, some are not eligible for hedge accounting. The Company uses foreign currency forwards to reduce the risk of foreign currency exchange rate changes on proceeds received on sales of foreign denominated debt instruments; however, hedge accounting is not elected.

Equity contracts

The Company uses futures and options on equity indices to offset changes in GLWB liabilities; however, they are not eligible for hedge accounting.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
The following tables summarize derivative financial instruments:

	December 31, 2025
	Notional amount	Net book/adjusted carrying value (1)	Fair value
Derivatives designated as cash flow hedges:
Interest rate swaps	$13,300	$—	$532
Cross-currency swaps	2,053,642	13,888	91,256
Total cash flow hedges	2,066,942	13,888	91,788

Derivatives not designated as hedges:
Interest rate swaps	39,700	673	673
Cross-currency swaps	479,020	49,983	49,983
Foreign currency forwards	161,212	(1,980)	(1,980)
Total derivatives not designated as hedges	679,932	48,676	48,676
Total cash flow hedges, and derivatives not designated as hedges	$2,746,874	$62,564	$140,464
(1) The book/adjusted carrying value excludes accrued income and expense. The book/adjusted carrying value of all derivatives in an asset position is reported within other invested assets and the book/adjusted carrying value of all derivatives in a liability position is reported within other liabilities in the statutory statements of admitted assets, liabilities, capital and surplus.

	December 31, 2024
	Notional amount	Net book/adjusted carrying value (1)	Fair value
Derivatives designated as cash flow hedges:
Interest rate swaps	$13,300	$—	$391
Cross-currency swaps	2,355,137	230,092	278,247
Total cash flow hedges	2,368,437	230,092	278,638

Derivatives not designated as hedges:
Interest rate swaps	42,215	682	682
Cross-currency swaps	534,006	91,172	91,172
Foreign currency forwards	125,705	4,392	4,392
Total derivatives not designated as hedges	701,926	96,246	96,246
Total cash flow hedges and derivatives not designated as hedges	$3,070,363	$326,338	$374,884
(1) The book/adjusted carrying value excludes accrued income and expense. The book/adjusted carrying value of all derivatives in an asset position is reported within other invested assets and the book/adjusted carrying value of all derivatives in a liability position is reported within other liabilities in the statutory statements of admitted assets, liabilities, capital and surplus.

The following table presents net unrealized capital gains (losses) on derivatives not designated as hedging instruments as reported in the statutory statements of changes in capital and surplus:

	Net unrealized capital gains (losses) on derivatives recognized in surplus

	Year Ended December 31,
	2025	2024	2023
Derivatives not designated as hedging instruments:
Interest rate swaps	$(6)	$890	$19,797
Futures on equity indices	—	35	(803)
Interest rate futures	—	—	(73)
Cross-currency swaps	(39,578)	2,568	(26,913)
Foreign currency forwards	(5,034)	5,315	(1,049)
Total	$(44,618)	$8,808	$(9,041)

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)

Securities lending

Securities with a cost or amortized cost of $713.7 million and $158.7 million, and estimated fair values of $704.3 million and $143.0 million were on loan under the program at December 31, 2025 and 2024, respectively.

The following table summarizes securities on loan by category:

	December 31,
	2025
	Book/adjusted carrying value	Fair value
U.S. Government Obligations	$592,528	$591,803
Other U.S. Government	298	271
Corporate Bonds (Unaffiliated)	120,446	111,773
Bonds Issued by Funds Representing Operating Ents (Unaffiliated)	470	433
	$713,742	$704,280

	December 31,
	2024
	Book/adjusted carrying value	Fair value
Industrial and miscellaneous	$115,864	$100,785
U.S. government	42,804	42,210
	$158,668	$142,995

The Company’s securities lending agreements are open agreements meaning the borrower can return and the Company can recall the loaned securities at any time.

The Company received cash of $419.7 million and $134.7 million, and securities of $301.7 million and $14.4 million as collateral related to the securities lending program at December 31, 2025 and 2024, respectively. None of the securities are permitted to be sold or repledged and all of the cash was reinvested. This cash was reinvested into money market funds and short-term repurchase agreements which are collateralized by U.S. government or U.S. government-sponsored enterprise securities and mature in under 30 days.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)

Restricted Assets

The following tables summarize investments pledged to others as collateral or otherwise restricted by the Company:

	December 31, 2025
	Gross (Admitted & Non-admitted) Restricted							Percentage
	Total General Account (G/A)	G/A Supporting S/A Activity	Total Separate Account (S/A) Restricted Assets	Total	Total From Prior Year	Increase/(Decrease)	Total Admitted Restricted	Gross (Admitted & Non-admitted) Restricted to Total Assets		Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$419,733	$—	$—	$419,733	$134,685	$285,048	$419,733	0.59%		0.59%
FHLB capital stock	606	—	—	606	579	27	606	—%		—%
On deposit with states	4,359	—	—	4,359	4,271	88	4,359	0.01%		0.01%
On deposit with other regulatory bodies	513	—	—	513	525	(12)	513	—%		—%
Pledged as collateral to FHLB (including assets backing funding agreements)	1,014,645	—	—	1,014,645	897,841	116,804	1,014,645	1.42%		1.43%
Pledged as collateral not captured in other categories:
Futures margin deposits	159	—		159	1,622	(1,463)	159	—%		—%
Derivative cash collateral	—	—	2,384	2,384	408	1,976	2,384	—%		—%
Other restricted assets	1,085	—	—	1,085	1,091	(6)	1,085	—%	—%	—%
Collateral assets received and on balance sheet	80,365	—	—	80,365	—	80,365	80,365	0.11%		0.11%
Assets held under modco reinsurance agreements	16,579,158	11,250,115	—	16,579,158	—	16,579,158	16,579,158	23.20%		23.42%
Total Restricted Assets	$18,100,623	$11,250,115	$2,384	$18,103,007	$1,041,022	$17,061,985	$18,103,007	25.33%		25.57%

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)

	December 31, 2024
	Gross (Admitted & Non-admitted) Restricted							Percentage
	Total General Account (G/A)	G/A Supporting S/A Activity	Total Separate Account (S/A) Restricted Assets	Total	Total From Prior Year	Increase/(Decrease)	Total Admitted Restricted	Gross (Admitted & Non-admitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending arrangements	$134,685	$—	$—	$134,685	$317,362	$(182,677)	$134,685	0.19%	0.19%
FHLB Capital Stock	579	—	—	579	551	28	579	0.00%	0.00%
On deposit with states	4,271	—	—	4,271	4,299	(28)	4,271	0.01%	0.01%
On deposit with other regulatory bodies	525	—	—	525	535	(10)	525	0.00%	0.00%
Pledged as collateral to FHLB (including assets backing funding agreements)	897,841	—	—	897,841	707,936	189,905	897,841	1.27%	1.28%
Pledged as collateral not captured in other categories:
Futures margin deposits	159	—	1,463	1,622	2,725	(1,103)	1,622	0.00%	0.00%
Derivative cash collateral	31	—	377	408	449	(41)	408	0.00%	0.00%
Other restricted assets	1,091	—	—	1,091	1,041	50	1,091	0.00%	0.00%
Total Restricted Assets	$1,039,182	$—	$1,840	$1,041,022	$1,034,898	$6,124	$1,041,022	1.47%	1.48%

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
Net investment income

The following table summarizes net investment income:

	Years Ended December 31,
	2025	2024	2023
Bonds	$869,068	$936,188	$1,010,128
Preferred and common stocks	991	2,984	5,969
Mortgage loans	192,322	202,986	204,415
Real estate	22,187	32,991	32,253
Contract loans	187,564	167,573	182,531
Cash, cash equivalents and short-term investments	82,111	57,784	49,548
Derivative instruments	35,272	36,311	41,131
Other invested assets	355,464	152,008	567,873
Miscellaneous	17,592	11,932	7,959
Gross investment income	1,762,571	1,600,757	2,101,807
Expenses	(125,165)	(129,892)	(132,606)
Net investment income	$1,637,406	$1,470,865	$1,969,201

The amount of interest incurred and charged to investment expense during the years ended December 31, 2025, 2024 and 2023 was $81.3 million, $83.2 million and $78.5 million, respectively.

The following table summarizes net realized capital losses on investments net of federal income tax and interest maintenance reserve transfer:

	Year Ended December 31,
	2025	2024	2023
Net realized capital losses, before federal income tax	$103,186	$48,959	$205,215
Less: Federal income tax benefit	(21,669)	(10,281)	(43,095)
Net realized capital losses, before IMR transfer	81,517	38,678	162,120
Net realized capital losses transferred to IMR, net
of federal income tax benefit of $7,794, $3,774 and $36,892, respectively	(29,320)	(14,198)	(138,784)
Net realized capital losses, net of federal income
tax benefit of $13,875, $6,507 and $6,203, respectively, and IMR transfer	$52,197	$24,480	$23,336

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
Net negative (disallowed) interest maintenance reserve (IMR)

In 2024, the net IMR balance was a positive liability due to prior year realized investment gains and losses. Therefore, no such net negative (disallowed) IMR tables are included for the prior year.

(1) Net negative (disallowed) IMR

Year	Total	General Account	Insulated Separate Account	Non-Insulated Separate Account
2025	$10,570	$8,805	$1,765	$—

(2) Negative (disallowed) IMR admitted

Year	Total	General Account	Insulated Separate Account	Non-Insulated Separate Account
2025	$10,570	$8,805	$1,765	$—

(3) Calculated adjusted capital and surplus

Total
2025
a. Prior period General Account capital & surplus from prior period SAP financials	$4,411,791
b. Net positive goodwill (admitted)	—
c. EDP equipment & operating system software (admitted)	—
d. Net DTAs (admitted)	83,300
e. Net negative (disallowed) IMR (admitted)	8,334
f. Adjusted capital & surplus (a-(b+c+d+e))	$4,320,157

(4) Percentage of adjusted capital and surplus

Total
2025
Percentage of total net negative (disallowed) IMR admitted in General Account or recognized in Separate Account to adjusted capital and surplus	0.2%

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
5. Fair value measurements

The following tables present information about the Company’s financial assets and liabilities carried at fair value and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value:

	Fair Value Measurements at Reporting Date
	December 31, 2025
				Net Asset Value
Assets:	(Level 1)	(Level 2)	(Level 3)	(NAV)	Total
Bonds
Asset-backed securities	$—	$2,010	$—	$—	$2,010
Common stock
Mutual funds	36	—	—	—	36
Other invested assets
Limited partnerships	—	—	—	990,182	990,182
Collateral Loans	—	—	—	55,373	55,373
Derivatives
Interest rate swaps	—	1,424	—	—	1,424
Cross-currency swaps	—	51,513	—	—	51,513
Separate account assets (1)	11,697,155	8,399,619	—	1,343,816	21,440,590
Total assets at fair value/NAV	$11,697,191	$8,454,566	$—	$2,389,371	$22,541,128

Liabilities:
Derivatives
Interest rate swaps	$—	$751	$—	$—	$751
Cross-currency swaps	—	1,530	—	—	1,530
Foreign currency forwards	—	1,980	—	—	1,980
Separate account liabilities (1)	583	46,885	—	—	47,468
Total liabilities at fair value	$583	$51,146	$—	$—	$51,729

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)

	Fair Value Measurements at Reporting Date
	December 31, 2024
				Net Asset Value
Assets:	(Level 1)	(Level 2)	(Level 3)	(NAV)	Total
Bonds
Industrial and miscellaneous	$—	$23,934	$—	$—	$23,934
Hybrid securities	—	12,940	—	—	12,940
Common stock
Mutual funds	30	—	—	—	30
Other invested assets
Limited partnerships	—	—	—	912,415	912,415
Residual tranche	—	27,858	—	—	27,858
Industrial and miscellaneous		2,964		24,581	27,545
Derivatives
Interest rate swaps	—	1,897	—	—	1,897
Cross-currency swaps	—	91,172	—	—	91,172
Foreign currency forwards	—	4,391	—	—	4,391
Separate account assets (1)	11,801,007	8,848,967	—	840,587	21,490,561
Total assets at fair value/NAV	$11,801,037	$9,014,123	$—	$1,777,583	$22,592,743

Liabilities:
Derivatives
Interest rate swaps	$—	$1,216	$—	$—	$1,216
Separate account liabilities (1)	6	825,486	—	—	825,492
Total liabilities at fair value	$6	$826,702	$—	$—	$826,708
(1) Include only separate account investments which are carried at the fair value of the underlying invested assets or liabilities owned by the separate accounts.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
The following tables summarize the fair value hierarchy for all financial instruments and invested assets:

			Fair Value Measurements at Reporting Date
			December 31, 2025
Assets:	Aggregate fair value	Admitted assets and liabilities	(Level 1)	(Level 2)	(Level 3)	Net Asset Value (NAV)	Total
Issuer credit obligations	$19,209,121	$20,629,714	$—	$19,209,059	$62	$—	$19,209,121
Asset-backed securities	4,775,817	4,925,798	—	4,775,817	—	—	4,775,817
Preferred stock	22,908	23,593	—	22,908	—	—	22,908
Common stock (1)	642	642	36	606	—	—	642
Mortgage loans	4,472,047	4,612,716	—	4,472,047	—	—	4,472,047
Real estate	186,745	35,829	—	186,745	—	—	186,745
Cash, cash equivalents and short-term investments	2,436,660	2,436,586	711,094	1,725,566	—	—	2,436,660
Contract loans	3,512,259	3,512,259	—	—	3,512,259	—	3,512,259
Other long-term invested assets	1,147,355	1,151,799	—	80,271	—	1,067,084	1,147,355
Securities lending reinvested collateral assets	419,733	419,733	—	419,733	—	—	419,733
Collateral under derivative counterparty collateral agreements	80,365	80,365	80,365	—	—	—	80,365
Receivable for securities	13,101	12,729	—	13,101	—	—	13,101
Derivative instruments	183,731	118,178	—	183,731	—	—	183,731
Separate account assets	22,379,312	22,441,493	11,760,101	9,275,395	—	1,343,816	22,379,312
Total assets	$58,839,796	$60,401,434	$12,551,596	$40,364,979	$3,512,321	$2,410,900	$58,839,796

Liabilities:
Deposit-type contracts	$10,235,186	$11,770,019	$—	$10,235,186	$—	$—	$10,235,186
Commercial paper	199,523	199,523	—	199,523	—	—	199,523
Payable under securities lending agreements	419,733	419,733	—	419,733	—	—	419,733
Collateral under derivative counterparty collateral agreements	80,365	80,365	80,365	—	—	—	80,365
Payable for securities	7,524	7,524	—	7,524	—	—	7,524
Derivative instruments	43,267	55,614	—	43,267	—	—	43,267
Separate account liabilities	47,468	47,468	582	46,886	—	—	47,468
Total liabilities:	$11,033,066	$12,580,246	$80,947	$10,952,119	$—	$—	$11,033,066
(1) Per NAIC guidelines, investments accounted for under the equity method are excluded.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)

			Fair Value Measurements at Reporting Date
			December 31, 2024
Assets:	Aggregate fair value	Admitted assets and liabilities	(Level 1)	(Level 2)	(Level 3)	Net Asset Value (NAV)	Total
Bonds	$22,586,037	$24,973,698	$—	$22,585,870	$167	$—	$22,586,037
Preferred Stock	49,976	52,248	—	49,976	—	—	49,976
Common Stock (1)	609	609	30	579	—	—	609
Mortgage loans	5,038,010	5,387,154	—	5,038,010	—	—	5,038,010
Real estate	240,405	52,363	—	—	240,405	—	240,405
Cash, cash equivalents and short-term investments	1,150,879	1,150,880	1,135,380	15,499	—	—	1,150,879
Contract loans	3,536,463	3,536,463	—	—	3,536,463	—	3,536,463
Other long-term invested assets	1,001,311	1,009,701	—	64,315	—	936,996	1,001,311
Securities lending reinvested collateral assets	134,685	134,685	—	134,685	—	—	134,685
Collateral under derivative counterparty collateral agreements	379,601	379,601	379,601	—	—	—	379,601
Receivable for securities	19,919	14,085	—	19,919	—	—	19,919
Derivative instruments	377,892	330,062	—	377,892	—	—	377,892
Separate account assets	22,505,227	22,594,303	11,928,030	9,736,610	—	840,587	22,505,227
Total assets	$57,021,014	$59,615,852	$13,443,041	$38,023,355	$3,777,035	$1,777,583	$57,021,014

Liabilities:
Deposit-type contracts	$8,909,882	$10,245,580	$—	$8,909,882	$—	$—	$8,909,882
Commercial paper	99,717	99,717	—	99,717	—	—	99,717
Payable under securities lending agreements	134,685	134,685	—	134,685	—	—	134,685
Collateral under derivative counterparty collateral agreements	379,570	379,570	379,570	—	—	—	379,570
Payable for securities	10,133	10,133	—	10,133	—	—	10,133
Derivative instruments	3,009	3,725	—	3,009	—	—	3,009
Separate account liabilities	825,492	825,492	6	825,486	—	—	825,492
Total liabilities	$10,362,488	$11,698,902	$379,576	$9,982,912	$—	$—	$10,362,488
(1) Per NAIC guidelines, investments accounted for under the equity method are excluded.

Issuer credit obligations, asset-backed securities, preferred and common stock

The fair values for issuer credit obligations, asset-backed securities, preferred and common stock are generally based upon evaluated prices from independent pricing services. Prior-year amounts previously reported under the “Bonds” classification have been recategorized in the fair value hierarchy tables to align with current-year reporting categories, but the valuation methodologies remain consistent across periods. In cases where these prices are not readily available, fair values are estimated by the Company. To determine estimated fair value for these instruments, the Company generally utilizes discounted cash flow models with market observable pricing inputs such as spreads, average life, and credit quality. Fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty.

Mortgage loans

Mortgage loan fair value estimates are generally based on discounted cash flows. A discount rate matrix is used where the discount rate valuing a specific mortgage generally corresponds to that mortgage’s remaining term and credit quality. The Company believes the discount rate used is comparable to the credit, interest rate, term, servicing costs, and risks of loans similar to the portfolio loans that the Company would make today given its internal pricing strategy.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
Real estate

The estimated fair value for real estate is based on the unadjusted appraised value which includes factors such as comparable property sales, property income analysis, and capitalization rates.

Cash, cash equivalents, short-term investments, collateral receivable and payable under securities lending agreements, receivable and payable for securities, and commercial paper

The amortized cost of cash, cash equivalents, short-term investments, collateral receivable and payable under securities lending agreements, receivable and payable for securities, and commercial paper is a reasonable estimate of fair value due to their short-term nature and the high credit quality of the issuers, counterparties and obligor. Cash equivalent investments also include money market funds that are valued using unadjusted quoted prices in active markets.

Contract loans

Contract loans are funds provided to contract holders in return for a claim on the contract. The funds provided are limited to the cash surrender value of the underlying contract. The nature of contract loans is to have a negligible default risk as the loans are fully collateralized by the value of the contract. Contract loans do not have a stated maturity and the balances and accrued interest are repaid either by the contract holder or with proceeds from the contract.

Other long-term invested assets

The fair values of other long-term invested assets are based on the specific asset type. Other invested assets that are held as bonds are primarily valued the same as bonds. The fair values for these investments are generally based upon evaluated prices from independent pricing services.

Limited partnership interests, including residual interests in rated-note structures, represent the Company’s minority ownership interests in pooled investment funds. These funds employ varying investment strategies, primarily making private equity investments across diverse industries and geographic regions. The net asset value (NAV), determined using the partnership financial statements reported capital account adjusted for other relevant information that may impact the exit value of the investments, is used as a practical expedient to estimate fair value. Investments measured at NAV as a practical expedient are not categorized within the fair value hierarchy.

Distributions from these investments are generated from investment gains, operating income generated by the underlying investments of the funds, and liquidation of the underlying assets of the funds, the timing of which is unknown. In the absence of permitted sales of its ownership interest, the Company will be redeemed out of the partnership interests through distributions. As of December 31, 2025, the Company had $453.7 million of unfunded commitments related to limited partnership interests for which NAV is used as a practical expedient to estimate fair value.

Collateral under derivative counterparty collateral agreements

Included in other assets is cash collateral received from or pledged to counterparties and included in other liabilities is the obligation to return the cash collateral to the counterparties. The carrying value of the collateral is a reasonable estimate of fair value.

Derivative instruments

The estimated fair values of OTC derivatives, primarily consisting of cross-currency swaps, foreign currency forwards, interest rate swaps, interest rate swaptions, U.S. government treasury futures contracts, Eurodollar futures contracts, futures on equity indices, and interest rate swap futures are the estimated amount the Company would receive or pay to terminate the agreements at the end of each reporting period, taking into consideration current interest rates and other relevant factors.
Separate account assets and liabilities

Separate account assets and liabilities primarily include investments in mutual funds, unregistered funds, most of which are not subject to redemption restrictions, bonds, and short-term securities. Mutual funds and unregistered funds are recorded at net

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
asset value, which approximates fair value, on a daily basis. The bond and short-term investments are valued in the same manner, and using the same pricing sources and inputs as the bond and short-term investments of the Company.
Deposit-type contracts

Fair values for liabilities under deposit-type insurance contracts are estimated using discounted liability calculations, adjusted to approximate the effect of current market interest rates for the assets supporting the liabilities.

6. Non-Admitted Assets

The following table summarizes the Company’s non-admitted assets:

	December 31, 2025			December 31, 2024
	Asset	Non-admitted asset	Admitted asset	Asset	Non-admitted asset	Admitted asset
Other invested assets	$3,914,190	$408,739	$3,505,451	$3,244,310	$442,518	$2,801,792
Preferred and common stock	1,999,738	14,625	1,985,113	1,986,003	49,590	1,936,413
Deferred income taxes	223,737	144,192	79,545	343,058	230,991	112,067
Due from parent, subsidiaries and affiliate	579,165	77,663	501,502	776,490	75,569	700,921
Other assets	561,960	17,176	544,784	835,070	23,064	812,006

The following table summarizes the Company’s aggregate statement of admitted assets, liabilities, capital and surplus values of all subsidiary, controlled and affiliated entities ("SCA"), except insurance SCA entities as follows:

	December 31, 2025			December 31, 2024
	Asset	Non-admitted asset	Admitted asset	Asset	Non-admitted asset	Admitted asset
Preferred and common stock	$17,466	$—	$17,466	$15,671	$—	$15,671
Other invested assets	2,175,970	408,740	1,767,230	1,890,429	442,518	1,447,911

7. Business Combinations and Goodwill

Goodwill is classified as a non-admitted asset under statutory accounting principles and is therefore excluded from admitted assets and statutory surplus. Any goodwill arising from acquisitions is required to be amortized and/or written off in accordance with prescribed statutory guidance, resulting in no recognition within the accompanying statutory statements of admitted assets, liabilities, capital and surplus.

On September 23, 2024, the Company completed the acquisition of all the Company Units in Plan Management, LLC, and subsequently renamed the entity to Empower Stock Plan Services, LLC (“ESPS”). This transaction was accounted for as a statutory acquisition. Goodwill of $63.3 million was recorded in other invested assets, which will be amortized over ten years. Goodwill amortization of $6.3 million and $1.6 million respectfully, was recorded for the years ended December 31, 2025 and 2024.

On April 1, 2022, the Company completed the acquisition of all of the voting equity interests in EAIC, as part of the acquisition of Prudential's full service retirement business. This transaction was accounted for as a statutory acquisition. Goodwill of $645.9 million was recorded in other invested assets, which is being amortized over ten years. At December 31, 2025 and 2024, the Company has $389.1 million and $418.7 million, respectively, of admitted goodwill related to this acquisition. Goodwill amortization of $64.6 million was recorded for each respective year ended December 31, 2025, 2024, and 2023.

On August 17, 2020, the Company completed the acquisition of all of the voting equity interests in Empower Personal Wealth ("EPW"), an industry-leading registered investment adviser and digital wealth manager. This transaction was accounted for as a statutory acquisition. Goodwill of $819.4 million was recorded in other invested assets, which is being amortized over 10 years. On April 1, 2023, Personal Capital Advisors Corporation, a subsidiary of EPW, merged with Empower Advisory Group, another wholly-owned subsidiary of the Company. In conjunction with that merger, the Company reduced goodwill by $101.6

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
million through a charge to surplus. At both December 31, 2025 and 2024, the Company has no admitted goodwill related to this acquisition. Goodwill amortization of $67.5 million, $67.5 million and $71.1 million, respectively, was recorded for the years ended December 31, 2025, 2024, and 2023.

On August 29, 2014, the Company completed the acquisition of all of the voting equity interests in the Empower Plan Services, large-market recordkeeping business. This transaction was accounted for as a statutory purchase. Goodwill of $51.1 million was recorded in other invested assets, which is being amortized over 10 years. At both December 31, 2025 and 2024, the Company has no admitted goodwill related to this acquisition. Goodwill amortization of $3.4 million and $5.1 million, respectively, was recorded for the years ended December 31, 2024 and 2023 and has been fully amortized as of December 31, 2025.

Acquired entity	Acquisition date	Cost of acquired entity	Original amount of admitted goodwill	Admitted goodwill as of December 31, 2025	Amount of goodwill amortized for the year ended December 31, 2025	Admitted goodwill as a % of SCA book/adjusted carrying value, gross of admitted goodwill
Empower Plan Services	August 29, 2014	$64,169	$51,098	$—	$—	—%
EPW	August 17, 2020	854,190	819,403	—	67,487	—%
EAIC	April 1, 2022	1,930,036	645,941	389,088	64,594	28%
ESPS	September 23, 2024	63,180	63,265	—	6,327	—%
As of December 31, 2025 and 2024, non-admitted goodwill amounted to $390.5 million and $499.3 million, respectively.

8. Reinsurance

In the normal course of its business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage and coinsurance contracts. See Note 15 for additional details regarding a subsequent event related to reinsurance.

Ceded reinsurance contracts do not relieve the Company from its obligations to policyholders. The failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies.

The Company did not have any write-offs for uncollectible reinsurance receivables during the years ended December 31, 2025, 2024 and 2023 for losses incurred, loss adjustment expenses incurred or premiums earned.

The Company does not have any uncollectible reinsurance, commutation of ceded reinsurance, or certified reinsurer downgraded of status subject to revocation.
The Company and an affiliate have engaged in a modified coinsurance (“ModCo”) reinsurance agreement since 2018. The affiliate, Canada Life International Reinsurance Corporation Limited ("CLIRC"), novated the contract to Canada Life International Reinsurance (Barbados) Corporation (“CLIRBC”) and upon transfer, on December 31, 2020, increased the ceding percentage for this block of group annuity insurance policies from 40% to 90%. The Company and CLIRBC amended this agreement on December 31, 2022, which increased the ceding percentage for this block of group annuity insurance policies from 90% to 100%, increased the expense allowance rate, and increased the risk charge rate. The Company has ceded ModCo reserves of $11.1 billion and $10.8 billion as of December 31, 2025 and 2024, respectively. The reinsurance agreement is unlimited in duration. However, the Company may recapture the ceded reinsurance policies at any time by sending notice to the reinsurer at least 90 days prior to the intended termination date.

The Company and Hannover Life Reassurance Co. of America ("Hannover") have engaged in a coinsurance with funds withheld and yearly renewable term transactions on December 31, 2022 in which the Company cedes a portion of its closed in-force block of participating whole life insurance policies and established a funds withheld payable to Hannover. The Company received a ceding commission, will receive expense allowances and is eligible for experience refunds, and will pay risk charges over time. The Company has ceded reserves of $2.8 billion and $2.9 billion as of December 31, 2025 and 2024, respectively.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
The reinsurance agreement has an automatic experience refund termination date of January 1, 2035. The Company may recapture the ceded reinsurance policies at any time prior to the experience refund termination date, subject to certain fees payable to Hannover. The ceding commission is accounted for in commission and expense allowances on reinsurance ceded within the statutory statement of operations.

9. Aggregate Reserves

Aggregate reserves are computed in accordance with the Commissioner’s Annuity Reserve Valuation Method (“CARVM”) and the CRVM, the standard statutory reserving methodologies.

The significant assumptions used to determine the liability for future insurance benefits are as follows:

Interest	-Life Insurance	2.25% to 6.00%
	-Annuity Funds	1.00% to 11.25%
	-Disability	3.00% to 6.00%

Mortality	-Life Insurance	Various valuation tables, primarily including 1941, 1958, 1980, 2001, and 2017 Commissioners Standard Ordinary ("CSO") tables, and American Experience
	-Annuity Funds	Various annuity valuation tables, primarily including 71 and 83a Individual Annuitant Mortality (“IAM”); 1994 Group Annuity Reserve (“GAR”), 71 and 83 Group Annuity Mortality (“GAM”); Annuity 2000 and 2012 Individual Annuity Reserve (“IAR”) tables
Morbidity	-Disability	1952 SOA Disability Table and 1970 Intercompany DISA Group Disability Tables

The Company waives deduction of deferred fractional premiums upon the death of the insured. When surrender values exceed aggregate reserves, excess cash value reserves are held.

Policies issued at premium corresponding to ages higher than the true ages are valued at the rated-up ages. Policies providing for payment at death during certain periods of an amount less than the full amount of insurance, being policies subject to liens, are valued as if the full amount is payable without any deduction.

An additional reserve is established for any policy issued with, or later subject to, an annual extra premium payable. The extra premium reserve is the unearned gross extra premium payable during the year if the policies are rated for reasons other than medical impairments. For medical impairments, the extra premium reserve is calculated as the excess of the reserve based on rated mortality over that based on standard mortality. All substandard annuities are valued at their true ages.

At December 31, 2025 and 2024, the Company had $3.3 billion and $3.4 billion, respectively of insurance in force for which the gross premiums are less than the net premiums according to the standard valuation set by the Division.

Tabular interest, tabular interest on funds not involving life contingencies and tabular cost have been determined from the basic data for the calculation of aggregate reserves. Tabular less actual reserves released has been determined from basic data for the calculation of aggregate reserves and the actual reserves released.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
The withdrawal characteristics of annuity reserves and deposit liabilities are as follows:

Individual Annuities

	December 31, 2025
	General Account	Separate Account with Guarantees	Separate Account Non-Guaranteed	Total	Percent of Total Gross
Subject to discretionary withdrawal:
With market value adjustment	$—	$—	$—	$—	—%
At book value less current surrender charges of 5% or more	—	—	—	—	—%
At fair value	—	74,684	3,111,688	3,186,372	98.6%
Total with adjustment or at market value	—	74,684	3,111,688	3,186,372	98.6%
At book value without adjustment (minimal or no charge adjustment)	29,447	—	—	29,447	0.9%
Not subject to discretionary withdrawal	14,906	—	—	14,906	0.5%
Total gross	44,353	74,684	3,111,688	3,230,725	100.0%
Reinsurance ceded	43,865	—	—	43,865
Total, net	$488	$74,684	$3,111,688	$3,186,860

	December 31, 2024
	General Account	Separate Account with Guarantees	Separate Account Non-Guaranteed	Total	Percent of Total Gross
Subject to discretionary withdrawal:
With market value adjustment	$—	$—	$—	$—	—%
At book value less current surrender charges of 5% or more	—	—	—	—	—%
At fair value	—	98,431	3,146,950	3,245,381	98.7%
Total with adjustment or at market value	—	98,431	3,146,950	3,245,381	98.7%
At book value without adjustment (minimal or no charge adjustment)	26,211	—	—	26,211	0.8%
Not subject to discretionary withdrawal	16,365	—	—	16,365	0.5%
Total gross	42,576	98,431	3,146,950	3,287,957	100.0%
Reinsurance ceded	42,096	—	—	42,096
Total, net	$480	$98,431	$3,146,950	$3,245,861

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
Group Annuities

	December 31, 2025
	General Account	Separate Account with Guarantees	Separate Account Non-Guaranteed	Total	Percent of Total Gross
Subject to discretionary withdrawal:
With market value adjustment	$21,423,316	$—	$—	$21,423,316	60.8%
At book value less current surrender charges of 5% or more	—	—	—	—	—%
At fair value	—	6,253,149	4,882,905	11,136,054	31.6%
Total with adjustment or at market value	21,423,316	6,253,149	4,882,905	32,559,370	92.4%
At book value without adjustment (minimal or no charge adjustment)	2,212,432	—	—	2,212,432	6.3%
Not subject to discretionary withdrawal	464,633	—	—	464,633	1.3%
Total gross	24,100,381	6,253,149	4,882,905	35,236,435	100.0%
Reinsurance ceded	979	—	—	979
Total, net	$24,099,402	$6,253,149	$4,882,905	$35,235,456

	December 31, 2024
	General Account	Separate Account with Guarantees	Separate Account Non-Guaranteed	Total	Percent of Total Gross
Subject to discretionary withdrawal:
With market value adjustment	$22,609,886	$—	$—	$22,609,886	63.1%
At book value less current surrender charges of 5% or more	—	—	—	—	—%
At fair value	—	5,824,587	5,045,715	10,870,302	30.3%
Total with adjustment or at market value	22,609,886	5,824,587	5,045,715	33,480,188	93.4%
At book value without adjustment (minimal or no charge adjustment)	1,868,928	—	—	1,868,928	5.2%
Not subject to discretionary withdrawal	501,380	—	—	501,380	1.4%
Total gross	24,980,194	5,824,587	5,045,715	35,850,496	100.0%
Reinsurance ceded	780	—	—	780
Total, net	$24,979,414	$5,824,587	$5,045,715	$35,849,716

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
Deposit-type Contracts

	December 31, 2025
	General Account	Separate Account with Guarantees	Separate Account Non-Guaranteed	Total	Percent of Total Gross
Subject to discretionary withdrawal:
With market value adjustment	$11,418,348	$—	$—	$11,418,348	97.0%
At book value less current surrender charges of 5% or more	—	—	—	—	—%
At fair value	—	—	—	—	—%
Total with adjustment or at market value	11,418,348	—	—	11,418,348	97.0%
At book value without adjustment (minimal or no charge adjustment)	313,238	—	—	313,238	2.6%
Not subject to discretionary withdrawal	43,940	—	—	43,940	0.4%
Total gross	11,775,526	—	—	11,775,526	100.0%
Reinsurance ceded	5,507	—	—	5,507
Total, net	$11,770,019	$—	$—	$11,770,019

	December 31, 2024
	General Account	Separate Account with Guarantees	Separate Account Non-Guaranteed	Total	Percent of Total Gross
Subject to discretionary withdrawal:
With market value adjustment	$10,024,608	$—	$—	$10,024,608	97.8%
At book value less current surrender charges of 5% or more	—	—	—	—	—%
At fair value	—	—	—	—	—%
Total with adjustment or at market value	10,024,608	—	—	10,024,608	97.8%
At book value without adjustment (minimal or no charge adjustment)	180,707	—	—	180,707	1.7%
Not subject to discretionary withdrawal	46,708	—	—	46,708	0.5%
Total gross	10,252,023	—	—	10,252,023	100.0%
Reinsurance ceded	6,443	—	—	6,443
Total, net	$10,245,580	$—	$—	$10,245,580

Annuity actuarial reserves, deposit-type contract funds and other liabilities without life or disability contingencies at December 31, were as follows:

	2025	2024
General Account:
Annuities	$24,099,890	$24,979,894
Deposit-type contracts	11,770,019	10,245,580
Subtotal	35,869,909	35,225,474

Separate Account:
Annuities (excluding supplementary contracts)	14,322,426	14,115,683
Total	$50,192,335	$49,341,157

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
The withdrawal characteristics of life reserves are as follows:

	December 31, 2025
	General Account			Separate Account - Guaranteed			Separate Account - Nonguaranteed
Subject to discretionary withdrawal, surrender values, or policy loans:	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve
Universal life	$5,663,707	$6,173,243	$6,202,219	$923,246	$923,246	$923,246	$—	$—	$—
Other permanent cash value life insurance	—	6,034,694	6,264,629	—	—	—	—	—	—
Variable universal life	571,138	603,832	603,889	—	—	—	7,129,400	7,129,400	7,129,400

Not subject to discretionary withdrawal or no cash values:
Term policies with cash value	N/A	N/A	71,054	N/A	N/A	N/A	N/A	N/A	N/A
Accidental death benefits	N/A	N/A	56	N/A	N/A	N/A	N/A	N/A	N/A
Disability - active lives	N/A	N/A	308	N/A	N/A	N/A	N/A	N/A	N/A
Disability - disabled lives	N/A	N/A	90,570	N/A	N/A	N/A	N/A	N/A	N/A
Miscellaneous reserves	N/A	N/A	37,585	N/A	N/A	N/A	N/A	N/A	N/A
Total, gross	6,234,845	12,811,769	13,270,310	923,246	923,246	923,246	7,129,400	7,129,400	7,129,400
Reinsurance ceded	6,234,845	9,596,413	10,068,730	923,246	923,246	923,246	7,129,400	7,129,400	7,129,400
Total, net of reinsurance ceded	$—	$3,215,356	$3,201,580	$—	$—	$—	$—	$—	$—

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)

	December 31, 2024
	General Account			Separate Account - Guaranteed			Separate Account - Nonguaranteed
Subject to discretionary withdrawal, surrender values, or policy loans:	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve
Universal life	$5,873,039	$6,348,428	$6,379,168	$955,363	$955,363	$955,363	$—	$—	$—
Other permanent cash value life insurance	—	6,200,051	6,454,335	—	—	—	—	—	—
Variable universal life	571,611	609,241	609,308	—	—	—	6,631,796	6,631,796	6,631,796

Not subject to discretionary withdrawal or no cash values:
Term policies with cash value	N/A	N/A	79,179	N/A	N/A	—	N/A	N/A	—
Accidental death benefits	N/A	N/A	57	N/A	N/A	—	N/A	N/A	—
Disability - active lives	N/A	N/A	317	N/A	N/A	—	N/A	N/A	—
Disability - disabled lives	N/A	N/A	94,967	N/A	N/A	—	N/A	N/A	—
Miscellaneous reserves	N/A	N/A	39,700	N/A	N/A	—	N/A	N/A	—
Total, gross	6,444,650	13,157,720	13,657,031	955,363	955,363	955,363	6,631,796	6,631,796	6,631,796
Reinsurance ceded	6,441,391	9,866,673	10,377,840	955,363	955,363	955,363	6,631,796	6,631,796	6,631,796
Total, net of reinsurance ceded	$3,259	$3,291,047	$3,279,191	$—	$—	$—	$—	$—	$—

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
Life actuarial reserves for the general account at December 31, 2025 were as follows:

	2025	2024
Life insurance	$3,189,991	$3,267,602
Miscellaneous reserves	11,589	11,589
Total	$3,201,580	$3,279,191

10. Commercial Paper

The Company has a commercial paper program that is partially supported by a $50.0 million credit facility agreement. The commercial paper has been given a rating of A-1+ by Standard & Poor’s Ratings Services and a rating of P-1 by Moody’s Investors Service, each being the highest rating available. The Company's issuance of commercial paper is not used to fund daily operations and does not have a significant impact on the Company's liquidity.

The following table provides information regarding the Company’s commercial paper program:

	December 31,
	2025	2024
Face value	$200,000	$100,000
Carrying value	$199,523	$99,717
Interest expense paid	$4,677	$5,345
Effective interest rate	3.85% - 4.10%	4.80%
Maturity range (days)	22	22

11. Separate Accounts

The Company maintains separate accounts to record and account for assets and liabilities for certain lines of business, products, and transactions. Assets held in separate accounts are legally segregated and are not available to satisfy claims arising from the Company's general business. The investment performance of separate account assets is primarily assumed by investors, and the related assets and liabilities are carried at amounts consistent with the underlying insurance contract provisions. The Company reported assets and liabilities from the following product lines into a separate account:

•Individual Annuity Product
•Group Annuity Product
•Variable Life Insurance Product
•Hybrid Ordinary Life Insurance Product
•Individual Indexed-Linked Annuity Product

In accordance with the domiciliary state procedures for approving items within the separate account, the separate account classification of the following items are supported by Colorado Insurance Code Section 10-7-402:

•Individual Annuity
•Group Annuity
•Variable Life Insurance Product

The following items are supported by direct approval by the Commissioner:

•Hybrid Ordinary Life Insurance Product
•Group Annuity - Custom Stable Value Asset Funds
•Variable Life Insurance Product
•Individual Indexed-Linked Annuity Product

The Company’s separate accounts invest in shares of Empower Funds, LLC, open-end management investment companies which are affiliates of the Company, and shares of other non-affiliated mutual funds and government and corporate bonds.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
In the Statement of Operations, activity between the general and separate accounts is presented as net transfers, primarily reflecting policyholder-driven transactions, including deposits, withdrawals, and benefit payments, as well as reinsurance-related movements. Amounts related to separate account operations, including premiums, benefits and policy charges, are presented on a gross basis in the Statement of Operations, while investment income and realized and unrealized gains and losses on separate account assets accrue directly to the contractholders and are not included. Accordingly, these transfers offset separate account operations and do not affect net income.

Some assets within each of the Company’s separate accounts are considered legally insulated whereas others are not legally insulated from the general account. The legal insulation of the separate accounts prevents such assets from being generally available to satisfy claims resulting from the general account.

At December 31, 2025 and 2024, the Company’s separate account assets that are legally insulated from the general account claims are $22.4 billion and $22.5 billion.

Some separate account liabilities are guaranteed by the general account. In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the general account. To compensate the general account for the risk taken, the separate account has paid risk charges of $13.8 million, $14.5 million, and $16.6 million for the years ended December 31, 2025, 2024, 2023, respectively. No separate account guarantees were paid by the general account for the years ending December 31, 2025, 2024, 2023, respectively.

Separate accounts with guarantees

The Government Guaranteed Funds are separate accounts investing in fixed income securities backed by the credit of the U.S. Government, its agencies or its instrumentalities.

The Stable Asset Funds invest in investment-grade corporate bonds in addition to the above mentioned securities.

The Company also has separate accounts comprised of assets underlying variable universal life policies issued privately to accredited investors. The accounts invest in investment grade fixed income securities.

The Individual Indexed-Linked Annuity Product provides returns based on the performance of one or more indices and invests in fixed income securities. The returns from these securities are invested in derivative instruments which mimic the returns of select indices. There is also a return of premium death benefit guarantee to policyholders.

The Government Guaranteed Funds and Stable Asset Funds have a guaranteed minimum crediting rate of at least 0%. All of the above separate accounts provide a book value guarantee. Some of them also provide a death benefit of the greater of account balance or premium paid.

Distributions to a participant are based on the participant’s account balance and are permitted for the purpose of paying a benefit to a participant. Distributions for purposes other than paying a benefit to a participant may be restricted. Participants’ distributions are based on the amount of their account balance, whereas, distributions as a result of termination of the group annuity contract are based on net assets attributable to the contract and can be made to the group through (1) transfer of the underlying securities and any remaining cash balance, or (2) transfer of the cash balance after sale of the Fund’s securities.

Most guaranteed separate account assets and related liabilities are carried at fair value. Certain separate account assets are carried at book value based on the prescribed deviation from the Division.

Non-guaranteed separate accounts

The non-guaranteed separate accounts include unit investment trusts or series accounts that invest in diversified open-end management investment companies. These separate account assets and related liabilities are carried at fair value.

The investments in shares are valued at the closing net asset value as determined by the appropriate fund/portfolio at the end of each day. The net investment experience of the separate account is credited directly to the policyholder and can be positive or negative. Some of the separate accounts provide an incidental death benefit of the greater of the policyholder's account balance

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
or premium paid and some provide an incidental annual withdrawal benefit for the life of the policyholder. Certain contracts contain provisions relating to a contingent deferred sales charge. In such contracts, charges will be made for total or partial surrender of a participant annuity account in excess of the “free amount” before the retirement date by a deduction from a participant’s account. The “free amount” is an amount equal to 10% of the participant account value at December 31 of the calendar year prior to the partial or total surrender.

The following tables provide information regarding the Company's separate accounts:

	Year Ended December 31, 2025
	Non-indexed guaranteed less than/equal to 4%	Non-guaranteed separate account	Total

Premiums, considerations or deposits	$830,791	$382,279	$1,213,070

Reserves
For accounts with assets at:
Fair value	6,502,155	14,878,258	21,380,413
Amortized cost	997,668	—	997,668
Total reserves	7,499,823	14,878,258	22,378,081

By withdrawal characteristics:
At fair value	6,502,155	14,878,258	21,380,413
At book value without fair value adjustment and with current surrender charge less than 5%	997,668	—	997,668
Total subject to discretionary withdrawals	$7,499,823	$14,878,258	$22,378,081

	Year Ended December 31, 2024
	Non-indexed guaranteed less than/equal to 4%	Non-guaranteed separate account	Total

Premiums, considerations or deposits	$262,746	$473,917	$736,663

Reserves
For accounts with assets at:
Fair value	6,065,526	14,586,013	20,651,539
Amortized cost	1,053,794	—	1,053,794
Total reserves	7,119,320	14,586,013	21,705,333

By withdrawal characteristics:
At fair value	6,065,526	14,586,013	20,651,539
At book value without fair value adjustment and with current surrender charge less than 5%	1,053,794	—	1,053,794
Total subject to discretionary withdrawals	$7,119,320	$14,586,013	$21,705,333

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
A reconciliation of the amounts transferred to and from the separate accounts is presented below:

	Year Ended December 31,
	2025	2024	2023
Transfers as reported in the statutory statements of operations of the separate account statement:
Transfers to separate accounts	$1,213,070	$736,663	$802,621
Transfers from separate accounts	(2,634,204)	(2,737,160)	(2,874,149)
Net transfers from separate accounts	(1,421,134)	(2,000,497)	(2,071,528)
Reconciling adjustments:
Net transfer of reserves to separate accounts	21,828	377,471	524,666
Miscellaneous other	4,552	7,725	6,264
CARVM allowance reinsured	(3,518)	(5,327)	(16,418)
Reinsurance	(4,002,413)	(4,772,955)	(4,608,654)
Net transfers as reported in the statutory statements of operations	$(5,400,685)	$(6,393,583)	$(6,165,670)

12. Capital and Surplus, Dividend Restrictions, and Other Matters

Surplus notes

The payment of principal and interest under all surplus notes can be made only with prior written approval of the Commissioner of Insurance of the State of Colorado. Such payments are payable only out of surplus funds of the Company and only if at the time of such payment, and after giving effect to the making thereof, the financial condition of the Company is such that its surplus would not fall below two and one-half times the authorized control level as required by the most recent risk-based capital calculations.

As of December 31, 2025, the principal and interest of the surplus notes issued to EHL were approved, and there were no unapproved amounts. The following tables provide information regarding the Company's surplus notes:

Issuance date	Face Amount	Maturity date	Annual interest rate	Annual interest amount
December 29, 2017	$12,000	December 29, 2027	3.500%	$420
May 17, 2018	$346,218	May 17, 2048	4.881%	$16,899
August 12, 2020	$527,500	August 12, 2025	1.260%	$4,080
August 26, 2021	$1,192,007	December 31, 2051	4.200%	$50,064

On August 12th, 2025, the Company made the final principal repayment of the August 12, 2020 surplus note of $527.5 million to EHL. This payment satisfied all remaining principal and accrued interest obligations under the surplus note. Following this repayment, the note was fully extinguished, and there are no remaining borrowings outstanding under this facility.

In 2018, the Company realized a $39.9 million after tax gain on an interest rate swap that hedged the surplus note issued in 2018. The after tax swap gain will be amortized into income over the 30 year life of the new surplus note. Amortization of the gain during 2025, 2024, and 2023 amounted to $1.3 million each year, respectively, bringing the total amortization from inception to December 31, 2025 to $10.3 million, leaving an unamortized balance of $29.6 million in surplus as part of the surplus note amounts.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)

Capital events:

Common shares

On January 2, 2024, Empower Services Holdings, LLC, a direct wholly-owned subsidiary of the Company, merged with Putnam Acquisition Financing Inc. ("PAFI"), a direct wholly-owned subsidiary of EHL, with PAFI, LLC surviving. All of the outstanding common shares and additional capital of PAFI, valued at $1.8 billion, were then contributed to the Company in exchange for 3,049,317 common shares.

The Company issued 145,780 additional common shares and received $45 million from EHL in December 2023.

Dividends

As an insurance company domiciled in the State of Colorado, the Company is required to maintain a minimum of $2 million of capital and surplus. In addition, the maximum amount of dividends which can be paid to stockholders by insurance companies domiciled in the State of Colorado, without prior approval of the Insurance Commissioner, is subject to restrictions relating to statutory capital and surplus and statutory net gain from operations. Dividends are paid as determined by the Board of Directors, subject to certain statutory restrictions noted above. In addition, the Company may be required to provide notice to, or obtain approval from, the Company’s domiciliary regulator in connection with each dividend declared by the Board of Directors, depending on whether such dividend is deemed an “ordinary” or “extraordinary” dividend under applicable statutes and regulations. The determination of whether a given dividend is “ordinary” or “extraordinary” is based on a rolling twelve month look-back at prior dividends paid by the Company and is therefore subject to change throughout the year. Dividends are non-cumulative. During the years ended December 31, 2025, 2024 and 2023 the Company paid dividends to EHL totaling $513.8 million, $900.0 million, and $350.0 million, respectively.

The portion of unassigned deficit represented by each of the following items is:

	December 31,
	2025	2024
Unrealized losses	$(1,378,224)	$(1,577,615)
Non-admitted assets	$(662,396)	$(821,732)
Surplus as regards reinsurance	$203,597	$302,664
Asset valuation reserve	$(518,351)	$(305,795)
RBC

Risk-based capital ("RBC") is a regulatory tool for measuring the minimum amount of capital appropriate for a life, accident and health organization to support its overall business operations in consideration of its size and risk profile. The Division requires the Company to maintain minimum capital and surplus equal to the Company action level as calculated in the RBC model. The Company exceeds the required amount.

13. Federal Income Taxes

The following table presents the components of the net admitted deferred tax asset:

	December 31, 2025			December 31, 2024			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Gross deferred tax assets	$298,698	$22,525	$321,223	$398,383	$20,806	$419,189	$(99,685)	$1,719	$(97,966)
Valuation allowance adjustment	—	(22,525)	(22,525)	—	(20,806)	(20,806)	—	(1,719)	(1,719)
Adjusted gross deferred tax asset	298,698	—	298,698	398,383	—	398,383	(99,685)	—	(99,685)
Deferred tax assets non-admitted	(144,191)	—	(144,191)	(230,991)	—	(230,991)	86,800	—	86,800
Net admitted deferred tax asset	154,507	—	154,507	167,392	—	167,392	(12,885)	—	(12,885)
Gross deferred tax liabilities	(28,656)	(46,306)	(74,962)	(31,725)	(23,600)	(55,325)	3,069	(22,706)	(19,637)
Net admitted deferred tax asset	$125,851	$(46,306)	$79,545	$135,667	$(23,600)	$112,067	$(9,816)	$(22,706)	$(32,522)

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
The Company admits deferred tax assets pursuant to paragraphs 11.a, 11.b.i, 11.b.ii, and 11.c, in SSAP No. 101. The following table presents the amount of deferred tax asset admitted under each component of SSAP No. 101:

	December 31, 2025			December 31, 2024			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
(a) Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
(b) Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from (a) above) after application of the threshold limitation (lesser of (i) and (ii) below)	79,545	—	79,545	112,067	—	112,067	(32,522)	—	(32,522)
(i) Adjusted gross deferred tax assets expected to be realized following the balance sheet date	79,545	—	79,545	112,067	—	112,067	(32,522)	—	(32,522)
(ii) Adjusted gross deferred tax assets expected allowed per limitation threshold	—	—	644,833	—	—	693,497	—	—	(48,664)
(c) Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from (a) and (b) above) offset by gross deferred tax liabilities	74,962	—	74,962	55,325	—	55,325	19,637	—	19,637
Total deferred tax assets admitted as a result of the application of SSAP No. 101	$154,507	$—	$154,507	$167,392	$—	$167,392	$(12,885)	$—	$(12,885)

The following table presents the threshold limitations utilized in the admissibility of deferred tax assets under paragraph 11.b of SSAP No. 101:

	2025	2024
Ratio percentage used to determine recovery period and threshold limitation amount	911.98%	963.77%
Amount of adjusted capital and surplus used to determine recovery period and threshold limitation	$4,298,885	$4,623,312

The following table presents the impact of tax planning strategies:

	December 31, 2025		December 31, 2024		Change
	Ordinary	Capital	Ordinary	Capital	Ordinary	Capital
Adjusted gross deferred tax asset	$298,698	$—	$398,383	$—	$(99,685)	$—
% of adjusted gross deferred tax asset by character attributable to tax planning strategies	—%	—%	—%	—%	—%	—%
Net admitted adjusted gross deferred tax assets	$154,507	$—	$167,392	$—	$(12,885)	$—
% of net admitted adjusted gross deferred tax asset by character attributable to tax planning strategies	—%	—%	—%	—%	—%	—%

The Company’s tax planning strategies do not include the use of reinsurance.

There are no temporary differences for which deferred tax liabilities are not recognized.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
The components of current income taxes incurred include the following:

	Year Ended December 31,
	2025	2024	Change
Current income tax	$(33,568)	$681	$(34,249)
Federal income tax on net capital gains	(21,669)	(10,281)	(11,388)
Other	(17,238)	—	(17,238)
Total	$(72,475)	$(9,600)	$(62,875)

	Year Ended December 31,
	2024	2023	Change
Current income tax	$681	$36,238	$(35,557)
Federal income tax on net capital gains	(10,281)	(43,095)	32,814
Total	$(9,600)	$(6,857)	$(2,743)

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
The tax effects of temporary differences, which give rise to the deferred income tax assets and liabilities are as follows:

	December 31,
Deferred income tax assets:	2025	2024	Change
Ordinary:
Reserves	$9,509	$11,481	$(1,972)
Investments	—	—	—
Deferred acquisition costs	22,423	5,913	16,510
Fixed assets	3,638	3,372	266
Compensation and benefit accrual	24,842	24,027	815
Receivables - non-admitted	17,251	16,847	404
Tax credit carryforward	—	38,049	(38,049)
Intangible	185,446	207,794	(22,348)
Net operating loss ("NOL")	16,613	72,213	(55,600)
Other	18,976	18,687	289
Total ordinary gross deferred tax assets	298,698	398,383	(99,685)
Valuation allowance adjustment	—	—	—
Total adjusted ordinary gross deferred tax assets	298,698	398,383	(99,685)
Non-admitted ordinary deferred tax assets	(144,191)	(230,991)	86,800
Admitted ordinary deferred tax assets	154,507	167,392	(12,885)
Capital:
Investments	14,776	—	14,776
Net capital loss carryforward	7,749	20,806	(13,057)
Total capital gross deferred tax assets	22,525	20,806	1,719
Valuation allowance adjustment	(22,525)	(20,806)	(1,719)
Total adjusted gross capital deferred tax assets	—	—	—
Non-admitted capital deferred tax assets	—	—	—
Admitted capital deferred tax assets	—	—	—
Total admitted deferred tax assets	154,507	167,392	(12,885)

Deferred income tax liabilities:
Ordinary:
Investments	(26,581)	(27,084)	503
Premium receivable	(116)	(106)	(10)
Policyholder reserves	—	(2,106)	2,106
Experience refunds	—	—	—
Other	(1,959)	(2,429)	470
Total ordinary deferred tax liabilities	(28,656)	(31,725)	3,069

Capital
Investments	(46,306)	(23,600)	(22,706)
Total capital deferred tax liabilities	(46,306)	(23,600)	(22,706)

Total deferred tax liabilities	(74,962)	(55,325)	(19,637)

Net admitted deferred income tax asset	$79,545	$112,067	$(32,522)

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
The change in deferred income taxes reported in surplus before consideration of non-admitted assets is comprised of the following components:

	December 31,
	2025	2024	Change
Total deferred income tax assets	$298,698	$398,383	$(99,685)
Total deferred income tax liabilities	(74,962)	(55,325)	(19,637)
Net deferred income tax asset	$223,736	$343,058	(119,322)
Tax effect of unrealized capital gains			5,309
Tax-effect of change in minimum pension liability			(157)
Other surplus			—
Change in net deferred income tax			$(114,170)

	December 31,
	2024	2023	Change
Total deferred income tax assets	$398,383	$468,179	$(69,796)
Total deferred income tax liabilities	(55,325)	(42,587)	(12,738)
Net deferred income tax asset	$343,058	$425,592	(82,534)
Tax effect of unrealized capital losses			11,858
Tax-effect of change in minimum pension liability			86
Other surplus			—
Change in net deferred income tax			$(70,590)

The provision for federal income taxes and change in deferred income taxes differ from that which would be obtained by applying the statutory federal income tax rate of 21% to income before income taxes. The significant items causing this difference are as follows:

	December 31,
	2025	2024	2023
Income tax expense at statutory rate	$153,033	$115,481	$227,550
Earnings from subsidiaries	(62,256)	(23,337)	(111,166)
Tax exempt investment income	(4,168)	(4,881)	(2,072)
Ceding commission net of transaction expenses	(20,804)	(21,469)	(30,716)
Change in statutory valuation allowance adjustment	1,719	5,902	14,904
Dividend received deduction	(4,269)	(4,445)	(4,140)
Tax adjustment for interest maintenance reserve	3,100	7,875	630
Prior year adjustment	(10,599)	(765)	3,264
Tax effect on non-admitted assets	797	1,870	1,722
Tax credits	(3,262)	(8,275)	(840)
Income tax on realized capital gain (loss)	(21,669)	(10,281)	(43,095)
NOL	—	—	(72,213)
Other	10,073	3,315	1,959
Total	$41,695	$60,990	$(14,213)

	2025	2024	2023
Federal income taxes incurred	$(72,475)	$(9,600)	$(6,857)
Change in net deferred income taxes	114,170	70,590	(7,356)
Total income taxes	$41,695	$60,990	$(14,213)

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
As of December 31, 2025, there is $79.1 million of net operating loss carryforwards available for tax purposes. The following table breaks down available net operating loss carryforward by year:

Tax Year	Expiration	Loss
2020	N/A	39.5 million
2021	N/A	—
2022	N/A	39.7 million

During the years ended December 31, 2025 and 2024, the Company recognized $36.9 million and $99.1 million of capital loss carryforward respectively. The capital loss carryforward as of December 31, 2025 will start to expire in 2028.

The Company has no deposits admitted under Section 6603 of the Internal Revenue Code.

The Company’s federal income tax return is consolidated with the following entities (the “U.S. Consolidated Group”):

Great-West Lifeco U.S. LLC
Empower Financial Services, Inc.
Empower Holdings, LLC
Great-West Life & Annuity Insurance Company of South Carolina
Empower Life & Annuity Insurance Company of New York
Personal Capital Service Corporation
PanAgora Holdings, Inc.
PanAgora Asset Management, Inc.
TBG Insurance Services Corporation
Empower Stock Plan Services, LLC
Empower Services Holding US, LLC

The Company, Great-West Life & Annuity Insurance Company of South Carolina and Empower Life & Annuity Insurance Company of New York ("EAICA Subgroup") are life insurance companies who form a life subgroup under the consolidated return regulations. These regulations determine whether taxable income or losses of this subgroup may offset or be offset with the taxable income or losses of other non-life entities.

The EAICA Subgroup accounts for income taxes on the modified separate return method on its separate company, statutory financial statements. Under this method, current and deferred tax expense or benefit is determined on a standalone basis; however the Company also considers taxable income or losses from other members of the EAICA Subgroup when determining its deferred tax assets and liabilities, and in evaluating the realizability of its deferred tax assets.

The method of settling income tax payables and receivables (“Tax Sharing Agreement”) among the US consolidated group is subject to a written agreement approved by the Board of Directors, whereby settlement is made on a separate return basis (i.e., the amount that would be due to or from a jurisdiction had an actual separate return been filed) except for the current utilization of any net operating losses and other tax attributes by members of the US Consolidated Group, which can lead to receiving a payment when none would be received from the jurisdiction had a real separate tax return been required. The EAICA Subgroup has a policy of settling intercompany balances as soon as practical after the filing of the federal consolidated return or receipt of the income tax refund from the Internal Revenue Service (“I.R.S.”).

The Company determines income tax contingencies in accordance with statement of Statutory Accounting Principles No. 5R, Liabilities, Contingencies and Impairments of Assets (“SSAP No. 5R”) as modified by SSAP No. 101. As of December 31, 2025 the amount of tax contingencies computed in accordance with SSAP No. 5R is $0. The Company does not expect a significant increase in tax contingencies within the 12 month period following the balance sheet date.

The Company recognizes accrued interest and penalties related to tax contingencies in current income tax expense. During the years ended December 31, 2025 and 2024, the Company did not recognize a benefit or expense from interest and penalties related to the uncertain tax positions.

The Company files income tax returns in the U.S. federal jurisdiction and various states. With few exceptions, the Company is no longer subject to U.S. federal income tax examinations by tax authorities for years 2018 and prior. The Company does not expect significant increases or decreases to unrecognized tax benefits relating to federal, state or local audits.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)

The valuation allowance adjustment to gross deferred tax assets as of December 31, 2025 and 2024 was $22,525 and $20,806 respectively. The valuation allowance adjustment relates to Management's uncertainty as to the Company's ability to use the Capital Loss carryforwards and receive contractual cash flows on certain dept instruments, therefore, a valuation allowance has been recognized.

The reporting entity is an applicable reporting entity with respect to the Corporate Alternative Minimum Tax (“CAMT”). The reporting entity may be charged with a portion of the CAMT incurred by the consolidated group or credited with a portion of the consolidated group’s CAMT credit utilization. The reporting entity has made an accounting policy election to disregard CAMT when evaluating the need for a valuation allowance. There have been no material modifications to the methodology used to project future regular tax liability as a result of the CAMT.

The Company does not have any foreign operations as of the periods ended December 31, 2025 and December 31, 2024 and therefore is not subject to the tax on global intangible low-taxed income.

On July 4, 2025, the One Big Beautiful Bill Act (the “Act”) was signed into law. The Act included numerous tax-related provisions. Based on management’s analysis of the Act, the tax related provisions do not materially impact the Company's overall income tax position.

14. Commitments and contingencies

Future contractual obligations
The following table summarizes the Company’s estimated future contractual obligations:

	Payment due by period
	2026	2027	2028	2029	2030	Thereafter	Total
Surplus notes - principal (1)	$—	$12,000	$—	$—	$—	$1,538,225	$1,550,225
Surplus notes - interest (2)	67,383	67,383	66,963	66,963	66,963	1,347,081	1,682,736
Investment purchase obligations (3)	567,210	—	—	—	—	5,000	572,210
Other liabilities (4)	40,240	—	—	—	—	—	40,240
Total	$674,833	$79,383	$66,963	$66,963	$66,963	$2,890,306	$3,845,411

(1) Surplus notes principal - Represents contractual maturities of principal due to the Company’s parent, EHL, under the terms of three long-term surplus notes. The amounts shown in this table differ from the amounts included in the Company’s statement of admitted assets, liabilities, capital and surplus because of the $29.6 million of unamortized debt modification gain as discussed in Note 12.

(2) Surplus notes interest - All surplus notes bear interest at a fixed rate through maturity. The interest payments shown in this table are calculated based upon the contractual rates in effect on December 31, 2025.

(3) Investment purchase obligations - The Company makes commitments to fund partnership interests, mortgage loans, and other investments in the normal course of its business. As the timing of the fulfillment of the commitment to fund partnership interests cannot be predicted, such obligations are presented in the less than one year category. The timing of the funding of mortgage loans is based on the expiration date of the commitment. The amounts of these unfunded commitments at were as follows:

December 31, 2025
Due in less than one year	$567,210
Due after five years	5,000
Total	$572,210

Included in the total unfunded commitments were $453.7 million of limited partnership interests, of which $33.1 million related to related-party transactions.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
(4) Other liabilities - Other liabilities include those other liabilities which represent contractual obligations not included elsewhere in the table above. If the timing of the payment of any other liabilities was sufficiently uncertain, the amounts were included in the less than one year category. Other liabilities presented in the table above include expected benefit payments for the Company's supplemental executive retirement plan through 2025.

The Company has a long-term revolving credit facility agreement in the amount of $50.0 million with U.S. Bank for general corporate purposes effective November 1, 2023, and expires on November 1, 2028. Interest accrues at a rate dependent on various conditions and terms of borrowings. The agreement requires, among other things, the Company to maintain a minimum adjusted net worth, of $2.7 billion, as defined in the credit facility agreement (compiled on the unconsolidated statutory accounting basis prescribed by the NAIC), at any time. The Company was in compliance with all covenants at December 31, 2025 and 2024. At December 31, 2025 and 2024, there were no outstanding amounts related to the current and prior credit facilities.

In October 2020, the Company became a member of the FHLB of Topeka. FHLB provides access to billions of low-cost funding dollars to banks, credit unions, insurance companies and community development financial institutions in the United States. At December 31, 2025, the Company has determined the estimated maximum borrowing capacity as approximately $1.0 billion. The Company calculated this amount based on the total collateral available to be pledged as of the period-end date, subject to certain restrictions on the maximum amount of indebtedness per our external debt agreements and limitations imposed by Lifeco, collectively across the Company and its subsidiaries. The Company had total collateral pledged of $1.0 billion and $897.8 million as of December 31, 2025 and December 31, 2024, respectively. There were no amounts borrowed at December 31, 2025 and December 31, 2024.

Contingencies

In June 2019, the Company sold, via indemnity reinsurance, substantially all of its individual life insurance and annuity business to Protective Life Insurance Company (Protective Life). In connection with that transaction, the Company provided standard indemnities to the buyer. In 2022, Protective Life made claims under those indemnities and during the second quarter of 2023, the Company recorded a $42.5 million provision. On December 31, 2025, the parties entered into a settlement agreement resolving specified matters related to the claims. The Company has evaluated the settlement agreement and does not believe that additional reasonably possible loss beyond amounts previously accrued would be material to the statutory financial statements.

Commitments

The Company and ELAINY have an agreement whereby the Company has committed to provide financial support to ELAINY related to the maintenance of adequate regulatory surplus and liquidity. The Company is obligated to invest in shares of ELAINY in order for ELAINY to maintain the capital and surplus at the greater of 1) $6 million, 2) 200% of ELAINY RBC minimum capital requirements if ELAINY total assets are less than $3 billion or 3) 175% of ELAINY RBC minimum capital requirements if ELAINY total assets are $3 billion or more. There is no limitation on the maximum potential future payments under the guarantee. The Company has no liability at December 31, 2025 and 2024 for obligations under the guarantee.

Litigation

From time to time, the Company is subject to lawsuits, arbitrations, and administrative claims. Any such claims that are decided against the Company could harm the Company’s business. The Company is also subject to periodic regulatory audits and inspections which could result in fines or other disciplinary actions. The Company accrues a charge when management determines that it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. When a loss is probable and reasonably estimable, the Company records an accrual based on the reasonably estimable loss or range of loss. The Company regularly evaluates current information available to it to determine whether an accrual should be established or adjusted. The ultimate outcome of legal proceedings involves judgments, estimates, and inherent uncertainties and cannot be predicted with certainty. Unfavorable outcomes in such matters may result in a material impact on the Company's financial position, results of operations, or cash flows.

The Company and certain of its subsidiaries are defendants in legal actions, including class actions, relating to the costs and features of their retirement and fund products and the conduct of their businesses. Management believes the claims are without merit and will continue to vigorously defend these actions. The Company is also involved in other various legal proceedings

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Notes to Statutory Financial Statements Index
(In Thousands, Except Share Amounts)
that arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the likelihood of loss from the resolution of these proceedings is remote and/or the estimated loss is not expected to have a material effect on the Company’s financial position, results of its operations, or cash flows.

15. Reconciliation between Annual Statement and Audited Financial Statements

The following table summarizes the reconciling items between the annual statement filed with the department and the audited statutory financial statements as of December 31, 2025.

	Audited Statutory Financial Statements	Annual Statement	Difference
Statutory Statement of Admitted Assets, Liabilities, Capital and Surplus:
Reserves for life insurance and annuities and accident and health policies	$27,318,216	$27,375,843	$(57,627)
Current federal income taxes recoverable	$38,995	$51,097	$(12,102)
Unassigned (deficit) surplus	$(3,748,807)	$(3,794,332)	$45,525

Statutory Statement of Operations:
Premium income and annuity considerations	$5,380,290	$5,446,875	$(66,585)
Reserve adjustment on reinsurance ceded	$(303,539)	$(370,124)	$66,585
Death benefits	$198,325	$255,952	$(57,627)
Federal income tax (benefit) expense	$(50,806)	$(62,908)	$12,102

Statutory Statement of Cash Flows:
Operating activities:
Premium income, net of reinsurance	$5,272,782	$5,339,367	$(66,585)
Benefits and loss related payments, net of reinsurance	$(12,271,062)	$(12,337,647)	$66,585

16. Subsequent Events

Management has evaluated subsequent events for potential recognition or disclosure in the Company’s statutory financial statements through March 31, 2026, the date on which they were issued, and has identified the following items:

The Company rolled over its outstanding $520 million borrowing under the long-term revolving credit agreement with Lifeco U.S., which had an original maturity date of January 16, 2026. The borrowing was extended to February 16, 2026 at an AFR of 3.57%, March 18, 2026 at an AFR of 3.50%, and April 17, 2026 at an AFR of 3.53%. On March 31, 2026, the Company took an additional incremental draw of $152 million on the loan facility, increasing the total outstanding borrowing from $520 million to $672 million. The new draw will carry similar terms to the existing borrowing, with an AFR of 3.53% and a maturity date of April 17, 2026.

On February 4, 2026, the Board of Directors approved a cash dividend of $172.5 million payable to EHL. No liability was recorded in the Company’s statutory financial statements as of December 31, 2025. The dividend was filed with the Colorado Division of Insurance ("DOI") on February 24, 2026, in accordance with statutory requirements applicable to extraordinary dividends, and paid on March 31, 2026.

On February 27, 2026, the Company and an affiliate, EAIC, pursuant to the October 1, 2025 Assumption Reinsurance Agreement, completed the process whereby the Company retroceded previously reinsured policies and corresponding assets of $1.6 billion to EAIC and immediately effected the novation and assumption of the contracts that were reinsured from the Prudential Insurance Company of America (“PICA”) (the original direct issuer). The company recognized this transaction in the first quarter of 2026. The transaction did not include a ceding commission because it was a non-economic transfer between a parent company and its subsidiary, with no impact on net income.

Index

SUPPLEMENTAL SCHEDULES

(See Independent Auditors’ Report)

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Supplemental Schedule of Selected Statutory Financial Data Index
As of and for the Year Ended December 31, 2025

Investment income earned:
U.S. Government bonds	$21,502
Other bonds (unaffiliated)	847,566
Preferred stocks (unaffiliated)	962
Common stocks (unaffiliated)	29
Mortgage loans	192,322
Real estate	22,187
Contract loans	187,564
Cash, cash equivalents and short-term investments	82,111
Derivative instruments	35,272
Other invested assets	355,464
Aggregate write-ins for investment income	17,592
Gross investment income	$1,762,571

Real estate owned - Book value less encumbrances:	$35,829

Mortgage loans - Book value:
Commercial mortgages	$4,612,716

Mortgage loans by standing - Book value:
Good standing	$4,571,585
Good standing with restructured terms	37,372
Foreclosure in process	3,759

Other long-term invested assets - Statement value:	$2,223,778

Collateral loans	$75,344

Bonds and stocks of parents, subsidiaries and affiliates - Book value:
Bonds	$—
Common stocks	$1,975,503

Bonds and short-term investments by maturity and NAIC designation:
Bonds by maturity - Statement value:
Due within one year or less	$4,486,987
Over 1 year through 5 years	13,236,238
Over 5 years through 10 years	5,965,964
Over 10 years through 20 years	2,330,726
Over 20 years	1,261,090
Total by maturity	$27,281,005

(Continued)

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Supplemental Schedule of Selected Statutory Financial Data Index
As of and for the Year Ended December 31, 2025

Bonds and short-term investments by NAIC designation - Statement value:
NAIC 1	$15,545,929
NAIC 2	11,002,782
NAIC 3	631,919
NAIC 4	31,722
NAIC 5	68,653
Total by NAIC designation	$27,281,005

Total bonds publicly traded	$16,432,278
Total bonds privately placed	$10,848,727

Preferred stocks - Statement value	$23,593
Common stocks - Market value	$1,976,145
Short-term investments - Book value	$204,000
Collar, swap and forward agreements open - Statement value	$62,564
Futures contracts open - Current value	$159

Cash on deposit	$79,696

Life insurance in-force:
Ordinary	$4,972
Group life	$—

Life insurance policies with disability provisions in-force:
Ordinary	$6
Group life	$11

Supplementary contracts in-force:
Ordinary - not involving life contingencies:
Amount on deposit	$—
Income payable	$—
Ordinary - involving life contingencies:
Income payable	$—
Group - not involving life contingencies:
Amount on deposit	$—
Income payable	$—
Group - involving life contingencies:
Amount on deposit	$523
Income payable	$102

Annuities:
Ordinary:
Immediate - amount of income payable	$359
Deferred - fully paid account balance	$126
Deferred - not fully paid - account balance	$—
(Continued)

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Supplemental Schedule of Selected Statutory Financial Data Index
As of and for the Year Ended December 31, 2025

Group:
Certificates - amount of income payable	$61,623
Certificates - fully paid account balance	$16
Certificates - not fully paid account balance	$46,378,442

Accident and health insurance - equivalent premiums in-force:
Group	$—

Deposit funds and dividend accumulations
Deposit funds - account balance	$11,719,587
Deposit accumulations - account balance	$11,999

Claim payments:
Group accident and health:

2025	$218
2024	$1,876
2023	$—
2022	$—
2021	$4,009
Prior	$38,479

(Concluded)

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
Supplemental Schedule Regarding Reinsurance Contracts with Risk-Limiting Features Index
As of and for the Year Ended December 31, 2025
Supplemental Schedule of the Annual Audit Report
Supplemental Schedule Regarding Reinsurance Contracts with Risk-Limiting Features

Reinsurance contracts subject to Appendix A-791—Life and Health Reinsurance Agreements of the NAIC Accounting Practices and Procedures Manual:

The Company has not entered into, renewed or amended reinsurance contracts on or after January 1, 1996, which include risk-limiting features, as described in SSAP No. 61R—Life, Deposit-Type and Accident and Health Reinsurance (SSAP No. 61R). Deposit accounting, as described in SSAP No. 61R was not applied for reinsurance contracts, which include risk-limiting features since the Company does not have applicable contracts.

Reinsurance contracts NOT subject to Appendix A-791—Life and Health Reinsurance Agreements of the NAIC Accounting Practices and Procedures Manual:

The Company has not applied reinsurance accounting, as described in in SSAP No. 61R, to reinsurance contracts entered into, renewed or amended on or after January 1, 1996, which include risk-limiting features, as described in SSAP No. 61R since the Company does not have applicable contracts. As such, the reinsurance reserve credit, as described in SSAP No. 61R, was not reduced.

Payments to reinsurers (excluding reinsurance contracts with a federal or state facility):

The Company has not entered into, renewed or amended reinsurance contracts on or after January 1, 1996, which contain provisions that allow (1) the reporting of losses or settlements with the reinsurer to occur less frequently than quarterly or (2) payments due from the reinsurer to not be made in cash within ninety days of the settlement date unless there is no activity during the period.

The Company has not entered into, renewed or amended reinsurance contracts on or after January 1, 1996, which contain a payment schedule, accumulating retentions from multiple years or any features inherently designed to delay timing of the reimbursement to the ceding company.

Reinsurance contracts NOT subject to Appendix A-791—Life and Health Reinsurance Agreements of the NAIC Accounting Practices and Procedures Manual and NOT yearly-renewable term that meet the risk transfer requirements under SSAP No. 61R:

The Company has not reflected reinsurance reserve credit for any reinsurance contracts entered into, renewed or amended on or after January 1, 1996 for the following:

a.Assumption reinsurance
b.Non-proportional reinsurance that does not result in significant surplus relief

The Company does not prepare financial information under generally accepted accounting principles ("GAAP"). As such, the Company has not ceded any risk during the periods ended December 31, 2025 and 2024 under any reinsurance contracts entered into, renewed or amended on or after January 1, 1996, that applies reinsurance accounting, as described under SSAP No. 61R for statutory accounting principles (SAP) and applies deposit accounting under GAAP. See Note 15 for additional information regarding subsequent reinsurance events.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates):

Securities and Exchange Commission Registration Fees	$0	*
Printing and engraving	$10,000
Accounting fees and expenses	$10,000
Legal fees and expenses	$20,000
Miscellaneous	$10,000
Total expenses (approximate)	$50,000
* Registration fees were previously paid for File No. 333-169563.
ITEM 14. INDEMNIFICATION
Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Provisions exist under the Colorado Business Corporation Act and the Bylaws of Empower Annuity Insurance Company of America whereby Empower Annuity Insurance Company of America may indemnify a director, officer or controlling person of Empower Annuity Insurance Company of America against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:
Colorado Business Corporation Act
Article 109 – INDEMNIFICATION
Section 7-109-101. Definitions.
As used in this article 109:
(1)“Corporation” includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.
(2)“Director” means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or in any other capacity with, another person or an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a deceased director.
(3)“Expenses” includes counsel fees.
(4)“Liability” means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.
(5)“Official capacity” means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. “Official capacity” does not include service for any other domestic or foreign corporation or other person or employee benefit plan.
(6)“Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(7)“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.
Section 7-109-102. Authority to indemnify directors.
(1)Except as provided in subsection (4) of this section, a corporation may indemnify an individual made a party to a proceeding, because the individual is or was a director, against liability incurred in the proceeding if:
(a)The individual's conduct was in good faith; and
(b)The individual reasonably believed:
(I)In the case of conduct in an official capacity with the corporation, that the conduct was in the corporation's best interests; and
(II)In all other cases, that the conduct was at least not opposed to the corporation's best interests; and
(c)In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.
(2)A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director’s conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.
(3)The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the director did not meet the relevant standard of conduct described in this section.
(4)A corporation may not indemnify a director under this section:
(a)In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (1) of this section; or
(b)In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.
(5)Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.
Section 7-109-103. Mandatory Indemnification of Directors.
Unless limited by its articles of incorporation, a corporation shall indemnify an individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because the individual is or was a director, against reasonable expenses incurred by the individual in connection with the proceeding.
Section 7-109-104. Advance of Expenses to Directors.
(1)A corporation may, before final disposition of a proceeding, pay for or reimburse the reasonable expenses incurred by an individual who is a party to a proceeding because that person is a director if:
(a)The director delivers to the corporation a written affirmation of the director's good faith belief that;
(I)The director has met the relevant standard of conduct described in section 7-109-102; or
(II)The proceeding involves conduct for which liability has been eliminated under a provision in the articles of incorporation as authorized by section 7-102-102(2)(d); and
(b)The director delivers to the corporation a written undertaking, executed personally or on the director's behalf, to repay any funds advanced if the director is not entitled to mandatory indemnification under section 7-109-103 and it is ultimately determined under section 7-109-105 or 7-109-106 that the director has not met the relevant standard of conduct described in section 7-109-102.
(2)The undertaking required by subsection (1)(b) of this section is an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.
(3)Authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

Section 7-109-105. Court-Ordered Indemnification of Directors.
(1)Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification or an advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice the court considers necessary, the court may order indemnification or an advance of expenses in the following manner:
(a)If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.
(b)If it determines that the director is entitled to indemnification or an advance of expenses under section 7-109-109(1), the court shall order indemnification or an advance of expenses, as applicable, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification or advance of expenses.
(c)If it determines that the director is fairly and reasonably entitled to indemnification or an advance of expenses in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102(1), failed to comply with section 7-109-104, or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification or advance of expenses as the court deems proper; except that the indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.
Section 7-109-106. Determination and Authorization of Indemnification of Directors.
(1)A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received.
(2)The determinations required by subsection (1) of this section must be made:
(a)If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority vote of a committee of the board of directors appointed by such a vote, which committee consists of two or more disinterested directors;
(b)By independent legal counsel selected in the manner specified in subsection (2)(a) of this section or, if there are fewer than two disinterested directors, by independent legal counsel selected by a majority vote of the full board of directors; or
(c)By the shareholders, but shares owned by or voted under the control of a director who at the time is not a disinterested director may not be voted on the determination.
(3)Authorization of indemnification and an advance of expenses must be made in the same manner as the determination that indemnification or an advance of expenses is permissible; except that, if the determination that indemnification or an advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and an advance of expenses must be made by the body that selected the counsel.
Section 7-109-107. Indemnification of Officers, Employees, Fiduciaries, and Agents.
(1)An officer is entitled to mandatory indemnification or an advance of expenses under section 7-109-103, and is entitled to apply for court-ordered indemnification or an advance of expenses under section 7-109-105, in each case to the same extent as a director.
(2)A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director.
(3)A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to such further extent as may be provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or shareholders, or contract. This subsection (3) applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer.

Section 7-109-108. Insurance.
A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, or trustee of, or in any other capacity with, another person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the law of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.
Section 7-109-109. Variation by corporate action.
(1)A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification in accordance with section 7-109-102 or advance funds to pay for or reimburse expenses in accordance with section 7-109-104. Such an obligatory provision;
(a)Satisfies the requirements for authorization, but not determination, referred to in section 7-109-106.
(b)That obligates the corporation to provide indemnification to the fullest extent permitted by law obligates the corporation to advance funds to pay for or reimburse expenses in accordance with section 7-109-104 to the fullest extent permitted by law, unless the provision specifically provides otherwise.
(2)A right of indemnification or to advances of expenses created by this article 109 or under subsection (1) of this section and in effect at the time of an act or omission must not be eliminated or impaired with respect to the act or omission by an amendment of the articles of incorporation or bylaws or a resolution of the board of directors or shareholders, adopted after the occurrence of the act or omission, unless, in the case of a right created under subsection (1) of this section, the provision creating the right and in effect at the time of the act or omission explicitly authorizes the elimination or impairment after the act or omission has occurred.
(3)A provision specified in subsection (1) of this section does not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. A provision for indemnification or an advance of expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders of a predecessor of the corporation in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, is governed by section 7-90-204(1).
(4)Subject to subsection (2) of this section, a corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or an advance of expenses created by or pursuant to this article 109.
(5)Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.
Section 7-109-110. Notice to Shareholders of Indemnification of Director.
If a corporation indemnifies or advances expenses to a director under this article 109 in connection with a proceeding by or in the right of the corporation, the corporation shall give notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, the corporation shall give the notice to the shareholders at or before the time the first shareholder signs a document consenting to the action.
Section 7-109-111. Exclusivity
A corporation may provide indemnification or an advance of expenses to a director or an officer only as permitted by this article 109.
Bylaws of Empower Annuity Insurance Company of America
Article IV. Indemnification
SECTION 1. In this Article, the following terms shall have the following meanings:

(a)“expenses” means reasonable expenses incurred in a proceeding, including expenses of investigation and preparation, expenses in connection with an appearance as a witness, and fees and disbursement of counsel, accountants or other experts;
(b)“liability” means an obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty or fine;
(c)“party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding;
(d)“proceeding” means any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.
SECTION 2. Subject to applicable law, if any person who is or was a director, officer or employee of the corporation is made a party to a proceeding because the person is or was a director, officer or employee of the corporation, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if, with respect to the matter(s) giving rise to the proceeding:
(a)the person conducted himself or herself in good faith; and
(b)the person reasonably believed that his or her conduct was in the corporation’s best interests; and
(c)in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and
(d)if the person is or was an employee of the corporation, the person acted in the ordinary course of the person’s employment with the corporation.
SECTION 3. Subject to applicable law, if any person who is or was serving as a director, officer, trustee or employee of another company or entity at the request of the corporation is made a party to a proceeding because the person is or was serving as a director, officer, trustee or employee of the other company or entity, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if:
(a)the person is or was appointed to serve at the request of the corporation as a director, officer, trustee or employee of the other company or entity in accordance with Indemnification Procedures approved by the Board of Directors of the corporation; and
(b)with respect to the matter(s) giving rise to the proceeding:
(i)the person conducted himself or herself in good faith; and
(ii)the person reasonably believed that his or her conduct was at least not opposed to the corporation’s best interests (in the case of a trustee of one of the corporation’s staff benefits plans, this means that the person’s conduct was for a purpose the person reasonably believed to be in the interests of the plan participants); and
(iii)in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and
(iv)if the person is or was an employee of the other company or entity, the person acted in the ordinary course of the person’s employment with the other company or entity.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
Not applicable.
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits
1	Form of Underwriting Agreement is incorporated by reference to Registrant’s Pre-Effective Amendment No. 1 filed on April 21, 2011. (File No. 333-169563).
2	Not applicable.
3.1	Amended and Restated Articles of the Registrant are incorporated by reference to Registrant’s Form 10-K for the year ended December 31, 2006 filed on April 2, 2007. (File No. 333-01173).
3.2	Amended and Restated By-laws of the Registrant as of effective July 29, 2020, are incorporated by reference to Post-Effective Amendment No. 1 filed on April 19, 2024. (File No. 333-271172).
3.3	Amended and Restated By-laws of the Registrant effective August 1, 2022 are filed herewith.

4.1	Form of Contract is incorporated herein by reference to the initial filing on Form S-1 filed on September 24, 2010. (File No. 333-169563).
4.2	Form of Application is incorporated herein by reference to the initial filing on Form S-1 filed on September 24, 2010. (File No. 333-169563).
4.3	Form of Amendment Rider is incorporated by reference to Registrant’s Pre-Effective Amendment No. 1 filed on April 21, 2011. (File No. 333-169563).
5	Opinion of Elaina Ditillo, Counsel for Empower Annuity Insurance Company of America is filed herewith.
6	Not applicable.
7	Not applicable.
8	See Opinion of Empower Annuity Insurance Company of America included in Exhibit 5. Filed herewith.
9	Not applicable.
10.1	Reinsurance Agreement, dated December 27, 2023, by and between Empower Annuity Insurance Company of America and Nationwide Life Insurance Company. Filed herewith.
10.2	Amendment No. 1 to Reinsurance Agreement, dated May 16, 2025, by and between Empower Annuity Insurance Company of America and Nationwide Life Insurance Company. Filed herewith.
11	Not applicable.
12	Not applicable.
13	Not applicable.
14	Not applicable.
15	Not applicable.
16	Not applicable.
17	Not applicable.
18	Not applicable.
19	Not applicable.
20	Not applicable.
21	Subsidiaries of the Registrant is filed herewith.
22	Not applicable.
23.1	Consent of Elaina Ditillo, Counsel for Empower Annuity Insurance Company of America is filed herewith.
23.2	Consent of Eversheds Sutherland (US) LLP is filed herewith.
23.3	Consent of Deloitte & Touche LLP is filed herewith.
24	Powers of Attorney for the officers and directors listed in the Signatures section of the registration statement filing. Filed herewith.
25	Not applicable.
26	Not applicable.
27	Not applicable.
107	Calculation of Filing Fee Table is filed herewith.
(b) Financial Statement Schedules
None
ITEM 17 UNDERTAKINGS
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)In so far as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, and State of Colorado on this 22 nd  day of April, 2026.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA (Registrant)
By:	/s/ Jonathan Kreider
Jonathan Kreider Executive Vice President & Head of Empower Investments

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ R. Jeffrey Orr	Chairman of the Board	April 22, 2026
R. Jeffrey Orr*
/s/ Edmund F. Murphy III	Director, President and Chief Executive Officer	April 22, 2026
Edmund F. Murphy III*
/s/ Robin Bienfait	Director	April 22, 2026
Robin Bienfait*
/s/ Marcel R. Coutu	Director	April 22, 2026
Marcel R. Coutu*
/s/ André R. Desmarais	Director	April 22, 2026
André R. Desmarais*
/s/ Paul G. Desmarais III	Director	April 22, 2026
Paul G. Desmarais III*
/s/ Philippe Desmarais	Director	April 22, 2026
Philippe Desmarais*
/s/ Gary A. Doer	Director	April 22, 2026
Gary A. Doer*
/s/ Gregory J. Fleming	Director	April 22, 2026
Gregory J. Fleming*
/s/ Claude Généreux	Director	April 22, 2026
Claude Généreux*
/s/ David Harney	Director	April 22, 2026
David Harney*

/s/ Jason P. Lawrence	Director	April 22, 2026
Jason P. Lawrence*
/s/ Alain Louvel	Director	April 22, 2026
Alain Louvel*
/s/ Paula B. Madoff	Director	April 22, 2026
Paula B. Madoff*
/s/ James P. O'Sullivan	Director	April 22, 2026
James P. O'Sullivan*
/s/ Robert L. Reynolds	Director	April 22, 2026
Robert L. Reynolds*
/s/ T. Timothy Ryan, Jr.	Director	April 22, 2026
T. Timothy Ryan, Jr.*
/s/ Jerome J. Selitto	Director	April 22, 2026
Jerome J. Selitto*
/s/ Dhvani Shah	Director	April 22, 2026
Dhvani Shah*
/s/ Brian E. Walsh	Director	April 22, 2026
Brian E. Walsh*
/s/ Christine Moritz	Executive Vice President & Chief Financial Officer	April 22, 2026
Christine Moritz*
/s/ Kara Roe	Controller	April 22, 2026
Kara Roe*
/s/ Elaina Ditillo	*Attorney-in-fact pursuant to Power of Attorney	April 22, 2026
Elaina Ditillo